                                                                     Exhibit 2.1

--------------------------------------------------------------------------------



                          AGREEMENT AND PLAN OF MERGER


                                    BETWEEN


                      EQUITY RESIDENTIAL PROPERTIES TRUST

                                      AND


                      WELLSFORD RESIDENTIAL PROPERTY TRUST


                          Dated as of January 16, 1997



--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

ARTICLE                                                                     PAGE
-------                                                                     ----
1    THE MERGER.............................................................   2
     1.1   The Merger.......................................................   2
     1.2   Newco Transactions...............................................   2
     1.3   Closing..........................................................   3
     1.4   Effective Time...................................................   3
     1.5   Amendments and Restatements of Wellsford's Declaration of Trust..   3
     1.6   Amendment and Restatement of Wellsford's Bylaws..................   3
     1.7   Trustees.........................................................   3
     1.8   Effect on Shares of Beneficial Interest and Options..............   3
     1.9   Exchange Ratio...................................................   4
     1.10  Completion of Contribution Agreement.............................   4
     1.11  Reversal of Direction of Merger..................................   5
     1.12  Change in Number of Spin-Off Shares..............................   5

2    REPRESENTATIONS AND WARRANTIES OF Wellsford............................   6
     2.1   Organization, Standing and Power of Wellsford....................   6
     2.2   Wellsford Subsidiaries...........................................   6
     2.3   Capital Structure................................................   7
     2.4   Authority; Noncontravention; Consents............................   9
     2.5   SEC Documents; Financial Statements; Undisclosed Liabilities.....  10
     2.6   Absence of Certain Changes or Events.............................  11
     2.7   Litigation.......................................................  11
     2.8   Properties.......................................................  12
     2.9   Environmental Matters............................................  14
     2.10  Related Party Transactions.......................................  14
     2.11  Absence of Changes in Benefit Plans; ERISA Compliance............  14
     2.12  Employee Policies................................................  15
     2.13  Taxes............................................................  15
     2.14  No Payments to Employees, Officers, Trustees or Directors........  16
     2.15  Brokers; Schedule of Fees and Expenses...........................  16
     2.16  Compliance with Laws.............................................  17
     2.17  Contracts; Debt Instruments......................................  17
     2.18  Opinion of Financial Advisor.....................................  18
     2.19  State Takeover Statutes..........................................  18
     2.20  Registration Statement...........................................  18
     2.21  Development Properties...........................................  18
     2.22  EQR Shares of Beneficial Interest................................  18
     2.23  Investment Company Act of 1940...................................  18

ARTICLE                                                                     PAGE
-------                                                                     ----
     2.24  Intentionally Omitted............................................  18
     2.25  Definition of Knowledge of Wellsford.............................  18

3    REPRESENTATIONS AND WARRANTIES OF EQR..................................  19
     3.1   Organization, Standing and Power of EQR..........................  19
     3.2   Capital Structure................................................  19
     3.3   Organization, Standing and Power of ERP
           Operating Partnership............................................  20
     3.4   Capital Structure of ERP Operating Partnership...................  21
     3.5   Authority; Noncontravention; Consents............................  21
     3.6   SEC Documents; Financial Statements; Undisclosed Liabilities.....  22
     3.7   Absence of Certain Changes or Events.............................  23
     3.8   Litigation.......................................................  23
     3.9   Properties.......................................................  24
     3.10  Environmental Matters............................................  25
     3.11  Taxes............................................................  25
     3.12  Brokers; Schedule of Fees and Expenses...........................  26
     3.13  Compliance with Laws.............................................  26
     3.14  Contracts; Debt Instruments......................................  26
     3.15  Opinion of Financial Advisor.....................................  26
     3.16  State Takeover Statutes..........................................  26
     3.17  Registration Statement...........................................  27
     3.18  Wellsford Shares of Beneficial Interest..........................  27
     3.19  Intentionally Omitted............................................  27
     3.20  Investment Company Act of 1940...................................  27
     3.21  Definition of Knowledge of EQR...................................  27

4    COVENANTS..............................................................  27
     4.1   Acquisition Proposals............................................  27
     4.2   Conduct of Wellsford's Business Pending Merger...................  28
     4.3   Conduct of EQR's Business Pending Merger.........................  33
     4.4   Covenant of EQR..................................................  34
     4.5   Other Actions....................................................  34
     4.6   Filing of Certain Reports........................................  34

5    ADDITIONAL COVENANTS...................................................  34
     5.1   Preparation of the Registration Statement and the Proxy Statement;
           Wellsford Shareholders Meeting and EQR Shareholders Meeting......  34
     5.2   Access to Information: Confidentiality...........................  36
     5.3   Best Efforts; Notification.......................................  36
     5.4   Costs of Transaction.............................................  37
     5.5   Tax Treatment....................................................  37

ARTICLE                                                                     PAGE
-------                                                                     ----
     5.6   Public Announcements.............................................  37
     5.7   Listing..........................................................  37
     5.8   Letters of Accountants...........................................  38
     5.9   Transfer and Gains Taxes.........................................  38
     5.10  Benefit Plans and Other Employee Arrangements....................  38
     5.11  Indemnification..................................................  40
     5.12  Contribution Agreement...........................................  41
     5.13  Declaration of Dividends and Distributions.......................  41
     5.14  Consulting Agreements............................................  41
     5.15  Transfer of Management Company Shares............................  42
     5.16  Transfer of Wellsford Assets After Effective Time................  42
     5.17  Notices..........................................................  42
     5.18  Resignations.....................................................  42
     5.19  Third Party Management Agreements................................  42
     5.20  Repayment of Certain Indebtedness................................  43
     5.21  10B-17 Notice..................................................... 43
     5.22  Denver Lease...................................................... 43
     5.23  New York Lease.................................................... 43
     5.24  Amendment to Articles of WPHC..................................... 44
     5.25  Completion of Articles of Merger.................................. 44

6    CONDITIONS.............................................................  44
     6.1   Conditions to Each Party's Obligation to Effect the Merger.......  44
     6.2   Conditions to Obligations of EQR.................................  45
     6.3   Conditions to Obligations of Wellsford...........................  48

7    TERMINATION, AMENDMENT AND WAIVER......................................  50
     7.1   Termination......................................................  50
     7.2   Certain Fees and Expenses........................................  51
     7.3   Effect of Termination............................................  52
     7.4   Amendment........................................................  53
     7.5   Extension; Waiver................................................  53

8    GENERAL PROVISIONS.....................................................  53
     8.1   Nonsurvival of Representations and Warranties....................  53
     8.2   Notices..........................................................  53
     8.3   Interpretation...................................................  54
     8.4   Counterparts.....................................................  54
     8.5   Entire Agreement; No Third-Party Beneficiaries...................  55
     8.6   Governing Law....................................................  55
     8.7   Assignment.......................................................  55
     8.8   Enforcement......................................................  55
     8.9   Severability.....................................................  55
     8.10  Non-Recourse.....................................................  56

                                    EXHIBITS
                                    --------

Exhibit "A"  -    Articles of Merger
Exhibit "B"  -    Contribution Agreement
Exhibit "C"  -    Newco Stock Purchase Agreement
Exhibit "D"  -    Palomino Agreement
Exhibit "E"  -    Palomino Credit Enhancement Agreement
Exhibit "F"  -    Sonterra Right of First Offer Agreement
Exhibit "G"  -    Adjustment to Exchange Ratio
Exhibit "H"  -    Transaction Costs Agreement
Exhibit "I"  -    Retention Program Letter
Exhibit "J"  -    Key Executives
Exhibit "K"  -    Form of Consulting Agreement
Exhibit "L"  -    Form of Letter for EQR Tax Opinion
Exhibit "M"  -    Opinion of Counsel to Wellsford
Exhibit "N"  -    Form of Letter for Wellsford Tax Opinion
Exhibit "O"  -    Opinion of Counsel to EQR

                             INDEX OF DEFINED TERMS
                             ----------------------

DEFINED TERM                                        SECTION
------------                                        -------

Acquisition Proposal                                4.1(a)
Affiliate                                           2.10
Agreement                                           Preamble
Articles of Merger                                  Recital C
Average Closing Price                               1.9
Base Amount                                         7.2
Break-Up Expenses                                   7.2
Break-Up Fee                                        7.2
Break-Up Fee Tax Opinion                            7.2
Change in Control Share Grants                      2.3(b)
Closing                                             1.3
Closing Date                                        1.3
Code                                                Recital E
Commitment                                          4.2(q)
Confidentiality Agreement                           5.2
Contribution Agreement                              Recital D
Denver Lease                                        5.22
Department                                          1.4
Effective Time                                      1.4
employee benefit plan                               2.11(b)
Encumbrances                                        2.8(a)
EQR                                                 Preamble
EQR Common Shares                                   1.9
EQR Disclosure Letter                               Article 3
EQR Employee Share Plans                            3.2(a)
EQR Financial Statement Date                        3.7
EQR Material Adverse Change                         3.7
EQR Material Adverse Effect                         3.1
EQR Options                                         3.2(a)
EQR Preferred Shares                                3.2(a)
EQR Properties                                      3.9
EQR SEC Documents                                   3.6
EQR Series A Preferred Shares                       3.2(a)
EQR Series B Preferred Shares                       3.2(a)
EQR Series C Preferred Shares                       3.2(a)
EQR Shareholder Approvals                           3.5(a)
EQR Shareholders Meeting                            5.1(b)
EQR Subsidiaries                                    3.1



DEFINED TERM                                                  SECTION
-------------                                                 -------

EQR Units                                                     3.2(c)
ERISA                                                         2.11(b)
ERP Operating Partnership                                     1.2
ERP Operating Partnership Agreement                           3.2(a)
Exchange Act                                                  2.4(b)
Exchange Ratio                                                1.9
GAAP                                                          2.5
Governmental Entity                                           2.4(b)
Hazardous Materials                                           2.9
include, includes or including                                8.3
Indebtedness                                                  2.7(b)
Indemnified Parties                                           5.11(a)
IRS                                                           1.11
Laws                                                          2.4(b)
Liens                                                         2.2(b)
Management Corp.                                              5.15
Merger                                                        Recital B
New York Stock Exchange Composite Transactions                1.9
Newco                                                         Recital D
Newco Stock Purchase Agreement                                1.2(b)
NYSE                                                          2.4(b)
1940 Act                                                      2.23
Palomino Agreement                                            1.2(c)
Palomino Credit Enhancement Agreement                         1.2(d)
Palomino Development Agreements                               4.2(i)
Payor                                                         7.2
Person                                                        2.2(a)
Property Restrictions                                         2.8(a)
Proxy Statement                                               2.4(b)
Qualifying Income                                             7.2
Recipient                                                     7.2
Registration Statement                                        5.1(a)
REIT                                                          2.13(b)
REIT Requirements                                             7.2
Restricted Share Grants                                       2.3(b)
Retention Program                                             5.10(c)
Revolver Rate                                                 4.2
Retention Program Letter                                      5.10(c)
Schedule 5.10 Employees                                       5.10(c)
SEC                                                           2.4(b)
Securities Act                                                2.4(b)


DEFINED TERM                                                SECTION
-------------                                               -------

Share Loan and Acquisition Agreements                       2.3(b)
Shareholder Approvals                                       3.5(a)
Sonterra Right of First Offer Agreement                     1.2(e)
Spin-Off                                                    1.2
Springing Shares                                            2.3(b)
Subsidiary                                                  2.2(a)
Superior Acquisition Proposal                               4.1
Surviving Trust                                             1.1
Takeover Statute                                            2.19
Taxes                                                       2.13(a)
Third Party Management Agreements                           2.17(d)
Title 8                                                     1.1
to the Knowledge of EQR                                     3.21
to the Knowledge of Wellsford                               2.25
Transaction Costs Agreement                                 5.4
Transfer and Gains Taxes                                    5.9
Wellsford                                                   Preamble
Wellsford Benefit Plans                                     2.11(a)
Wellsford Common Shares                                     1.2(f)
Wellsford Disclosure Letter                                 Article 2
Wellsford Financial Statement Date                          2.6
Wellsford Material Adverse Change                           2.6
Wellsford Material Adverse Effect                           2.1
Wellsford Options                                           2.3(b)
Wellsford Properties                                        2.8(a)
Wellsford SEC Documents                                     2.5
Wellsford Series A Preferred Shares                         2.3(a)
Wellsford Series B Preferred Shares                         2.3(a)
Wellsford Shareholder Approvals                             2.4(a)
Wellsford Shareholder Meeting                               5.1(c)
Wellsford Subsidiaries                                      2.2
WPHC                                                        1.10
WPHC Non-Voting Shares                                      5.24
WPHC Voting Shares                                          5.24

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------


     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of January 16, 1997 by and between EQUITY RESIDENTIAL PROPERTIES TRUST, a Maryland real estate investment trust ("EQR"), and WELLSFORD RESIDENTIAL PROPERTY TRUST, a Maryland real estate investment trust ("Wellsford").

                                R E C I T A L S:
                                ---------------

     A. The Boards of Trustees of EQR and Wellsford deem it advisable and in the best interests of their respective shareholders, subject to the conditions and other provisions contained herein, that EQR acquire the assets and business of Wellsford and operate the business under the name "Equity Residential Properties Trust."

     B. The acquisition of the assets and business of Wellsford shall be effected by the merger of EQR and Wellsford (the "Merger").

     C. Upon the terms and conditions set forth herein, EQR and Wellsford shall execute Articles of Merger in substantially the form attached hereto as Exhibit "A" (the "Articles of Merger") and shall file such articles in accordance with Maryland law to effectuate the Merger.

     D. Immediately prior to the Merger, it is contemplated that Wellsford shall contribute certain of its assets to Wellsford Real Properties, Inc., a Maryland corporation ("Newco"), and that Newco shall assume certain obligations of Wellsford, all as provided in the Contribution and Distribution Agreement in substantially the form attached hereto as Exhibit "B" (the "Contribution Agreement").

     E. Immediately prior to the Merger, it is contemplated that Wellsford shall distribute to its common shareholders all the outstanding shares of Newco owned by it in a distribution subject to income tax under the Internal Revenue Code of 1986, as amended (the "Code").

     F. For federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code.

     G. EQR and Wellsford have each received a fairness opinion relating to the transactions contemplated hereby as more fully described herein.

     H. EQR and Wellsford desire to make certain representations, warranties and agreements in connection with the Merger.

     NOW, THEREFORE, in consideration of the premises, and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE 1
                                   ---------

                                   THE MERGER
                                   ----------

     1.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement, and in accordance with Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended ("Title 8"), EQR shall be merged with and into Wellsford, with Wellsford as the surviving real estate investment trust (the "Surviving Trust").

     1.2 NEWCO TRANSACTIONS. Wellsford, on January 8, 1997, formed Newco. Immediately prior to the time of effectiveness of the Merger:

          (a) Wellsford shall, and shall cause Newco to, execute and deliver the Contribution Agreement and consummate the transactions contemplated thereby;

          (b) EQR will cause ERP Operating Limited Partnership, an Illinois limited partnership of which EQR is the sole general partner (the "ERP Operating Partnership"), to execute and deliver, and Wellsford shall cause Newco to execute and deliver, the Common Stock and Preferred Stock Purchase Agreement in substantially the form annexed hereto as Exhibit "C" (the "Newco Stock Purchase Agreement");

          (c) EQR will cause ERP Operating Partnership to execute and deliver, and Wellsford shall cause Newco to execute and deliver, the Agreement Regarding Palomino Park in substantially the form annexed hereto as Exhibit "D" (the "Palomino Agreement");

          (d) EQR will cause ERP Operating Partnership to execute and deliver, and Wellsford shall cause Newco to execute and deliver, the Credit Enhancement Agreement in substantially the form annexed hereto as Exhibit "E" (the "Palomino Credit Enhancement Agreement");

          (e) EQR will cause ERP Operating Partnership to execute and deliver, and Wellsford shall cause Newco to execute and deliver, the Sonterra Right of First Offer Agreement in substantially the form annexed hereto as Exhibit "F" (the "Sonterra Right of First Offer Agreement"); and

          (f) Wellsford will distribute to its common shareholders, as a distribution taxable under Code Section 301, all the outstanding shares of Newco owned by Wellsford as further described in the Contribution Agreement, so that each holder of common shares of beneficial interest of Wellsford, $0.01 par value per share ("Wellsford Common Shares"), receives one common share of Newco for each Wellsford Common Share held by such holder

(such transactions being referred to collectively as the "Spin-Off"). Immediately after the Effective Time (as defined below), the transactions contemplated by the Newco Stock Purchase Agreement, the Palomino Agreement and the Palomino Credit Enhancement Agreement which are to occur on the Closing Date (as defined below) shall be consummated.

     1.3 CLOSING. The closing of the Merger ("Closing") will take place at 10:00 a.m. on the date to be specified by the parties, which (subject to satisfaction or waiver of the conditions set forth in Article 6) shall be no later than the third business day after satisfaction or waiver of the conditions set forth in Section 6.1(a) (the "Closing Date"), at the offices of Rudnick & Wolfe, 203 North LaSalle Street, Chicago, Illinois 60601, unless another date or place is agreed to in writing by the parties.

     1.4 EFFECTIVE TIME. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article 6, the parties shall execute and file the Articles of Merger, executed in accordance with Title 8, with the State Department of Assessments and Taxation of Maryland (the "Department"), and shall make all other filings and recordings required under Title 8. The Merger shall become effective ("Effective Time") at such time as the Department accepts the Articles of Merger for record, or at such time as EQR and Wellsford shall agree should be specified in the Articles of Merger (not to exceed thirty (30) days after the Articles of Merger are accepted for record by the Department). Unless otherwise agreed, the parties shall cause the Effective Time to occur on the Closing Date.

     1.5 AMENDMENTS AND RESTATEMENTS OF WELLSFORD'S DECLARATION OF TRUST. The Amended and Restated Declaration of Trust, as amended, of Wellsford shall be amended and restated at the Effective Time as provided in the Articles of Merger.

     1.6 AMENDMENT AND RESTATEMENT OF WELLSFORD'S BYLAWS. From and after the Effective Time, the Bylaws of the Surviving Trust shall be the Bylaws of EQR as in effect immediately prior to the Merger, until further amended or restated in accordance therewith and Title 8.

     1.7 TRUSTEES. The trustees of the Surviving Trust shall be the persons named in the Articles of Merger, each of whom shall serve for the term specified in the Articles of Merger.

     1.8 EFFECT ON SHARES OF BENEFICIAL INTEREST AND OPTIONS. The effect of the Merger on the shares of beneficial interest, options to purchase shares of beneficial interest and restricted share awards of each of EQR and Wellsford shall be as provided in the Articles of Merger.

     1.9 EXCHANGE RATIO. The exchange ratio to be set forth in the Articles of Merger ("Exchange Ratio") shall be 0.625 of a common share of beneficial interest of the Surviving Trust, $0.01 par value per share, for each Wellsford Common Share outstanding immediately prior to the Effective Time. In the event that the Average Closing Price (as defined below) is less than $40.00 per share, the Exchange Ratio shall be the rate per share specified in Exhibit "G" hereto. For the purposes of this Agreement, "Average Closing Price" shall mean the average of the daily closing prices of a common share of beneficial interest of EQR, $0.01 par value per share ("EQR Common Share"), reported as "New York Stock Exchange Composite Transactions" by The Wall Street Journal (Midwest Edition) during the consecutive twenty (20) trading day period ending at the end of the fifth (5th) trading day prior to the date which the proxy statements required by
Section 5.1 hereof are dated.

     1.10 COMPLETION OF CONTRIBUTION AGREEMENT. At the time the Contribution Agreement is executed, the parties shall complete the blank presently in the Contribution Agreement for the amount of Contribution Funds (as defined in the Contribution Agreement). The amount of the Contribution Funds shall be $13,355,600, adjusted as follows:

          (a) such amount shall be decreased by:

              (i) 80% of any cash (excluding loans) invested by Wellsford or any of its Subsidiaries in Wellsford Park Highlands Corp., a Colorado corporation ("WPHC"), and its Subsidiaries after September 30, 1996 and prior to the Spin-Off;

              (ii) 100% of any accrued interest on the Promissory Note dated June 28, 1996 made by Specified Properties VIII, L.P., a Texas limited partnership, to Wellsford remaining unpaid as of the Closing Date; and

              (iii) $2.50 for each share of Newco distributed to the
                    shareholders of Wellsford in the Spin-Off less than 17,104,359 shares; and

          (b) such amount shall be increased by:

              (i) 80% of the accrued interest on the Bonds (as defined in the Credit Enhancement Agreement) which remains unpaid as of the Closing Date;

              (ii) $2.50 for each share of Newco distributed to the shareholders of Wellsford in the Spin-Off in excess of 17,104,359 shares; and

          (iii) the amount, if any, provided for in Section 1(b) of the Transaction Costs Agreement (as defined in Section 5.4).

     1.11 REVERSAL OF DIRECTION OF MERGER. In order to allow counsel to opine that the Merger, for federal income tax purposes, will qualify as a tax-free reorganization within the meaning of the Code, the parties have agreed that EQR shall be merged into Wellsford and that Wellsford shall be the Surviving Trust. The parties will jointly file a request for a private letter ruling with the Internal Revenue Service ("IRS"), as soon as practicable after the date hereof, to obtain a private letter ruling from the IRS to the effect that a merger of Wellsford into EQR with EQR being the Surviving Trust will not adversely affect the tax-free nature of the reorganization. If such a private letter ruling is received or in the event the IRS publishes a revenue ruling or other published announcement (including the promulgation of a Treasury regulation) to the effect that, and counsel for the parties are reasonably willing to opine that, a merger of Wellsford into EQR with EQR being the Surviving Trust will not adversely affect the tax-free nature of the reorganization, the parties will amend this Agreement, the Articles of Merger and all other agreements as may be necessary or desirable solely for the purposes of providing for the merger of Wellsford into EQR with EQR being the Surviving Trust; provided, however, that such amendments shall not modify the substantive provisions or economic terms of this Agreement and the transactions contemplated hereby; and further provided that both the Merger and the merger of Wellsford into EQR with EQR being the Surviving Trust are submitted to and approved by the shareholders of EQR and Wellsford in the manner required by applicable law. Any such amendment may be made before or after the approval of the Merger by the respective shareholders of EQR and Wellsford. The costs and expenses of seeking and obtaining any private letter ruling as contemplated by this Section 1.11 shall be borne by EQR.

     Any conditions to the Merger set forth in Article 6 that would be satisfied but for the reversal of direction of the Merger shall be deemed satisfied.

     1.12  CHANGE IN NUMBER OF SPIN-OFF SHARES.  If for any reason
Wellsford shall determine to distribute in the Spin-Off less than one common share of Newco for each outstanding Wellsford Common Share, the parties will amend this Agreement and all other agreements contemplated hereby solely for the purpose of appropriately adjusting all numbers and dollar amounts which were based on one common share of Newco being distributed in the Spin-Off for each outstanding Wellsford Common Share.

                                 ARTICLE 2
                                 ---------

                  REPRESENTATIONS AND WARRANTIES OF WELLSFORD
                  -------------------------------------------

     Except as set forth in the letter of even date herewith signed by the Chairman of the Board or President of Wellsford in his capacity as such and delivered to EQR prior to the execution hereof (the "Wellsford Disclosure Letter"), Wellsford represents and warrants to EQR as follows:

     2.1 ORGANIZATION, STANDING AND POWER OF WELLSFORD. Wellsford is a real estate investment trust duly organized and validly existing under the laws of Maryland and has the requisite power and authority to carry on its business as now being conducted. Wellsford is duly qualified or licensed to do business as a foreign trust and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the business, properties, assets, financial condition or results of operations of Wellsford and the Wellsford Subsidiaries (as defined below), taken as a whole (a "Wellsford Material Adverse Effect"). Wellsford has delivered to EQR complete and correct copies of its Amended and Restated Declaration of Trust (including all Articles Supplementary thereto) and Amended and Restated Bylaws, in each case, as amended to the date of this Agreement.

     2.2  WELLSFORD SUBSIDIARIES.

          (a) Schedule 2.2 to the Wellsford Disclosure Letter sets forth (i) each Subsidiary of Wellsford (the "Wellsford Subsidiaries"), (ii) the ownership interest therein of Wellsford, (iii) if not wholly-owned by Wellsford, the identity and ownership interest of other owners of such Wellsford Subsidiary, and (iv) each apartment community owned by such Subsidiary. As used in this Agreement, "Subsidiary" of any Person means any corporation, partnership, limited liability company, joint venture or other legal entity of which such Person (either directly or through or together with another Subsidiary of such Person) owns any of the capital stock or other equity interests of such corporation, partnership, limited liability company, joint venture or other legal entity. As used herein, "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

          (b) Except as set forth in Schedule 2.2 to the Wellsford Disclosure Letter, (i) all the outstanding shares of capital stock of each Wellsford Subsidiary that is a corporation have been validly issued and are (A) fully paid and nonassessable, (B) owned by Wellsford or by another Wellsford Subsidiary, and (C) owned free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), and (ii) all equity interests in each Wellsford Subsidiary that is a partnership, joint venture, limited liability company or trust which are owned by Wellsford, by another Wellsford Subsidiary or by Wellsford and another Wellsford Subsidiary are owned free and clear of all Liens. Each Wellsford Subsidiary that is a corporation is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted, and each Wellsford Subsidiary that is a partnership, limited liability company or trust is duly organized and validly existing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as now being conducted. Each Wellsford Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Wellsford Material Adverse Effect. Copies of the Articles of Incorporation, Bylaws, organization documents and partnership, joint venture and operating agreements of each Wellsford Subsidiary, as amended to the date of this Agreement, have been previously delivered or made available to EQR.

     2.3  CAPITAL STRUCTURE.

          (a) The authorized shares of beneficial interest of Wellsford consist of 100,000,000 shares of beneficial interest, of which 4,600,000 are Series A Cumulative Convertible Preferred Shares of Beneficial Interest, $.01 par value per share ("Wellsford Series A Preferred Shares"), and 2,300,000 are Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, $.01 par value per share ("Wellsford Series B Preferred Shares"). On January 14, 1997, (i) 17,111,937 Wellsford Common Shares, 3,999,800 Wellsford Series A Preferred Shares and 2,300,000 Wellsford Series B Preferred Shares were issued and outstanding, (ii) 1,000,000 Wellsford Common Shares have been reserved for the Dividend Reinvestment and Share Purchase Plan of Wellsford, (iii) 979,325 Wellsford Common Shares were issuable upon exercise of outstanding options to purchase Wellsford Common Shares, (iv) 582,900 Wellsford Common Shares were reserved for issuance upon the exercise of options which may be granted under the 1992 Share Option Plan, (v) 750,000 Wellsford Common Shares were reserved for issuance under the Long-Term Management Incentive Plan of Wellsford, and
(vi) a sufficient number of Wellsford Common Shares were reserved for issuance to permit the conversion of the then outstanding Wellsford Series A Preferred Shares.

          (b) Set forth in Schedule 2.3 of the Wellsford Disclosure Letter is a true and complete list of the following: (i) each qualified or nonqualified option to purchase Wellsford Common Shares granted under the 1992 Share Option Plan, Long-Term Management Incentive Plan, or any other formal or informal arrangement ("Wellsford Options"); (ii) each grant of Wellsford Common Shares to employees which are subject to any risk of forfeiture ("Restricted Share Grants"); (iii) any obligation of Wellsford to issue Wellsford Common Shares as a result of the transactions contemplated hereby ("Change in Control Share Grants"); and (iv) each loan made by Wellsford with respect to the purchase of Wellsford Common Shares which will be forgiven as a result of the transactions contemplated by this Agreement (the "Share Loan and

Acquisition Agreements"). The Restricted Share Grants are included in the number of outstanding Wellsford Common Shares set forth in Section 2.3(a). For each Wellsford Option held by the executive officers of Wellsford, Schedule 2.3 of the Wellsford Disclosure Letter sets forth the name of the grantee, the date of the grant, status of the option as qualified or nonqualified under Section 422 of the Code, the number of Wellsford Common Shares subject to such option, the number of shares subject to options that are currently exercisable, the exercise price per share, those options granting reload options, and the number of such shares subject to share appreciation rights. For each option to purchase Wellsford Common Shares held by employees of Wellsford or any of the Wellsford Subsidiaries who are not executive officers of Wellsford, Schedule 2.3 to the Wellsford Disclosure Letter sets forth the name of the grantee, the date of the grant, the number of Wellsford Common Shares subject to such option and the exercise price per share. For each Restricted Share Grant, Schedule 2.3 of the Wellsford Disclosure Letter sets forth the name of the grantee, the date of the grant and the number of Wellsford Common Shares granted. For each Change in Control Share Grant, Schedule 2.3 to the Wellsford Disclosure Letter sets forth the aggregate number of Wellsford Common Shares to be issued immediately prior to the Spin-Off and the Merger. For each Share Loan and Acquisition Agreement,
Schedule 2.3 of the Wellsford Disclosure Letter sets forth the name of the borrower, the date of the loan, the aggregate principal amount of the loan, the number of shares originally pledged as security for each loan the number of shares that have been released from such pledge and the outstanding loan balance as of the date of the Wellsford Disclosure Letter. On the date of this Agreement, except as set forth in this Section 2.3 or Schedule 2.3 of the Wellsford Disclosure Letter, no shares of beneficial interest or other voting securities of Wellsford were issued, reserved for issuance, or outstanding.

          (c) All outstanding shares of beneficial interest of Wellsford are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights, except that the shareholders may be subject to further assessment with respect to certain claims for tort, contract, taxes, statutory liability and otherwise in some jurisdictions to the extent such claims are not satisfied by Wellsford. There are no bonds, debentures, notes or other indebtedness of Wellsford having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Wellsford may vote.

          (d) Except as set forth in this Section 2.3 or in Schedule 2.3 of the Wellsford Disclosure Letter, as of the date of this Agreement there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Wellsford or any Wellsford Subsidiary is a party or by which such entity is bound, obligating Wellsford or any Wellsford Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of beneficial interest, voting securities or other ownership interests of Wellsford or any Wellsford Subsidiary or obligating Wellsford or any Wellsford Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking (other than to Wellsford or a Wellsford Subsidiary).

     2.4  AUTHORITY; NONCONTRAVENTION; CONSENTS.

          (a) Wellsford has the requisite power and authority to enter into this Agreement and, subject to the requisite shareholder approval of the Merger (the "Wellsford Shareholder Approvals"), to consummate the transactions contemplated by this Agreement to which Wellsford is a party. The execution and delivery of this Agreement by Wellsford and the consummation by Wellsford of the transactions contemplated by this Agreement to which Wellsford is a party have been duly authorized by all necessary action on the part of Wellsford, subject to the Wellsford Shareholder Approvals. This Agreement has been duly executed and delivered by Wellsford and constitutes a valid and binding obligation of Wellsford, enforceable against Wellsford in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

          (b) Except as set forth in Schedule 2.4 to the Wellsford Disclosure Letter, the execution and delivery of this Agreement by Wellsford do not, and the consummation of the transactions contemplated by this Agreement to which Wellsford is a party and compliance by Wellsford with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Wellsford or any Wellsford Subsidiary under,
(i) the Amended and Restated Declaration of Trust or the Amended and Restated Bylaws of Wellsford or the comparable charter or organizational documents or partnership or similar agreement (as the case may be) of any Wellsford Subsidiary, each as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to Wellsford or any Wellsford Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation (collectively, "Laws") applicable to Wellsford or any Wellsford Subsidiary, or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights, loss or Liens that individually or in the aggregate would not (x) have a Wellsford Material Adverse Effect or (y) prevent the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to Wellsford or any Wellsford Subsidiary in connection with the execution and delivery of this Agreement by Wellsford or the consummation by Wellsford of the transactions contemplated by this Agreement, except for (i) the filing with the Securities and Exchange Commission (the "SEC") of (x) a joint proxy statement relating to the approval by Wellsford's shareholders and EQR's shareholders of the transactions contemplated by this Agreement (as amended or supplemented from time to time, the "Proxy Statement"), (y) registration statements on appropriate forms under the Securities Act of 1933, as amended

(the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (z) such reports under Section 13(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) the filing of listing applications with the New York Stock Exchange Inc. ("NYSE") with respect to the shares of beneficial interest of the Surviving Trust to be issued in the Merger, (iii) the filing of the Articles of Merger with the Department and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth in Schedule 2.4 to the Wellsford Disclosure Letter, (B) as may be required under (y) federal, state or local environmental laws, or (z) the "blue sky" laws of various states, to the extent applicable, or (C) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent Wellsford from performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, a Wellsford Material Adverse Effect.

          (c) For purposes of determining compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, Wellsford confirms that the conduct of its business consists solely of investing in, owning and operating real estate for the benefit of its shareholders.

     2.5 SEC DOCUMENTS; FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES. Wellsford has filed all required reports, schedules, forms, statements and other documents with the SEC since November 27, 1992 through the date hereof (the "Wellsford SEC Documents"). Schedule 2.5 of the Wellsford Disclosure Letter contains a complete list of all Wellsford SEC Documents filed by Wellsford with the SEC since January 1, 1996 and on or prior to the date of this Agreement.
All of the Wellsford SEC Documents (other than preliminary material), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and, in each case, the rules and regulations promulgated thereunder applicable to such Wellsford SEC Documents. None of the Wellsford SEC Documents at the time of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later Wellsford SEC Documents filed and publicly available prior to the date of this Agreement. The consolidated financial statements of Wellsford included in the Wellsford SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by the applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP and the applicable rules and regulations of the SEC, the consolidated financial position of Wellsford and the Wellsford Subsidiaries, taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Wellsford has no Subsidiaries which are not consolidated for accounting purposes. Except for liabilities and obligations set forth in the Wellsford SEC Documents or in
Schedule 2.5 to the Wellsford Disclosure Letter, neither Wellsford nor any of the Wellsford Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of Wellsford or in the notes thereto and which, individually or in the aggregate, would have a Wellsford Material Adverse Effect. Management Corp. (as defined in Section 5.15) has assets of less than $1,000. On the date of this Agreement, Newco has no material assets.

     2.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Wellsford SEC Documents or the Wellsford Disclosure Letter, since the date of the most recent audited financial statements included in Wellsford SEC Documents (the "Wellsford Financial Statement Date") Wellsford and the Wellsford Subsidiaries have conducted their business only in the ordinary course (taking into account prior practices, including the acquisition of properties and issuance of securities) and there has not been (a) any material adverse change in the business, financial condition or results of operations of Wellsford and the Wellsford Subsidiaries taken as a whole (a "Wellsford Material Adverse Change"), nor has there been any occurrence or circumstance that with the passage of time would reasonably be expected to result in a Wellsford Material Adverse Change, (b) except for regular quarterly distributions (in the case of Wellsford) not in excess of $0.485 per Wellsford Common Share, $0.4375 per Wellsford Series A Preferred Share, and $0.603125 per Wellsford Series B Preferred Share, in each case with customary record and payment dates, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Wellsford's shares of beneficial interest, (c) any split, combination or reclassification of any of Wellsford's shares of beneficial interest or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, shares of its beneficial interest or any issuance of an ownership interest in, any Wellsford Subsidiary except as contemplated by this Agreement, (d) any damage, destruction or loss, whether or not covered by insurance, that has or would have a Wellsford Material Adverse Effect or (e) any change in accounting methods, principles or practices by Wellsford or any Wellsford Subsidiary materially affecting its assets, liabilities or business, except insofar as may have been disclosed in Wellsford SEC Documents or required by a change in GAAP or (f) any amendment of any employment, consulting, severance, retention or any other agreement between Wellsford and any officer or trustee of Wellsford. There are no distributions in arrears which have been scheduled for payment or unpaid distributions with respect to the Wellsford Series A Preferred Shares and Wellsford Series B Preferred Shares.

     2.7  LITIGATION.  Except as disclosed in the Wellsford SEC Documents or in
Schedule 2.7 to the Wellsford Disclosure Letter, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of Wellsford and the Wellsford Subsidiaries (a) which are covered by adequate insurance or (b) for which all material costs and liabilities arising therefrom are reimbursable pursuant to common area maintenance or similar agreements, there is no suit, action or proceeding pending or, to the Knowledge of Wellsford, threatened in writing against or affecting Wellsford or any Wellsford Subsidiary that, individually or in the aggregate, could reasonably be expected to (i) have a Wellsford Material Adverse Effect or (ii) prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Wellsford or any Wellsford Subsidiary having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect. Notwithstanding the foregoing, Schedule 2.7 to the Wellsford Disclosure Letter sets forth each and every uninsured claim, equal employment opportunity claim and claim relating to sexual harassment and/or discrimination pending or, to the Knowledge of Wellsford, threatened as of the date hereof, in each case with a brief summary of such claim or threatened claim.

     2.8  PROPERTIES.

          (a) Except as provided in Schedule 2.8 of the Wellsford Disclosure Letter, Wellsford or the Wellsford Subsidiary set forth on Schedule 2.2 of the Wellsford Disclosure Letter owns fee simple title to each of the real properties identified in Schedule 2.8 of the Wellsford Disclosure Letter (the "Wellsford Properties"), which are all of the real estate properties owned by them, in each case (except as provided below) free and clear of liens, mortgages or deeds of trust, claims against title, charges which are liens, security interests or other encumbrances on title ("Encumbrances"). Except as set forth in Schedule
2.2 or Schedule 2.8 of the Wellsford Disclosure Letter, no other Person has any ownership interest in any of the Wellsford Properties, and any such ownership interest so scheduled does not materially detract from the value of, or materially interfere with the present use of, any of the Wellsford Properties subject thereto or affected thereby. The Wellsford Properties are not subject to any rights of way, written agreements, laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, "Property Restrictions"), except for (i) Encumbrances and Property Restrictions set forth in the Wellsford Disclosure Letter, (ii) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations, provided they does not materially adversely affect the current use of any Wellsford Property, (iii) Encumbrances and Property Restrictions disclosed on existing title reports or existing surveys (in either case copies of which title reports and surveys have been delivered or made available to EQR and listed in the Wellsford Disclosure Letter), which Encumbrances and Property Restrictions, in any event, do not materially detract from the value of, or materially interfere with the present use of, any of the Wellsford Properties subject thereto or affected thereby, and (iv) mechanics', carriers', workmen's, repairmen's liens and other Encumbrances, Property Restrictions and other limitations of any kind, if any, which, individually or in the aggregate, do not materially detract from the value of or materially interfere with the present use of any of the Wellsford Properties subject thereto or affected thereby, and do not otherwise materially impair business operations conducted by Wellsford and the Wellsford Subsidiaries. Except as provided in Schedule 2.8 of the Wellsford Disclosure Letter, no portion of any of the Wellsford Properties is located in a flood zone area "V".

          (b) Except as provided in Schedule 2.8 of the Wellsford Disclosure Letter, valid policies of title insurance have been issued insuring Wellsford's or the applicable Wellsford Subsidiaries' fee simple title to the Wellsford Properties in amounts at least equal to the purchase price thereof paid by Wellsford therefor, subject only to the matters disclosed above and on the Wellsford Disclosure Letter, and such policies are, at the date hereof, in full force and effect and no claim has been made against any such policy.

          (c) Except as provided in Schedule 2.8 of the Wellsford Disclosure Letter, Wellsford has no Knowledge (as defined in Section 2.25) (i) that, any certificate, permit or license from any governmental authority having jurisdiction over any of the Wellsford Properties or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Wellsford Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Wellsford Properties has not been obtained and is not in full force and effect, or of any pending threat of modification or cancellation of any of same; (ii) of any written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement materially and adversely affecting any of the Wellsford Properties issued by any governmental authority; (iii) of any material structural defects relating to any Wellsford Property which costs more than $100,000 to repair; (iv) of any Wellsford Property whose building systems are not in working order in any material respect and costs more than $100,000 to repair; (v) of any physical damage to any Wellsford Property in excess of $100,000 for which there is no insurance in effect covering the cost of the restoration; (vi) of any current renovation or uninsured restoration to any Wellsford Property the cost of which exceeds $100,000; or (vii) of items referred to in Section 2.8(c)(iii)-(vi) which aggregate for Wellsford and its Subsidiaries more than $5,000,000.

          (d) Neither Wellsford nor any of the Wellsford Subsidiaries has received any written notice to the effect that (i) any condemnation or rezoning proceedings are pending or threatened with respect to any of the Wellsford Properties or (ii) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Wellsford Properties or by the continued maintenance, operation or use of the parking areas. All work to be performed, payments to be made and actions to be taken by Wellsford or the Wellsford Subsidiaries prior to the date hereof pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or other similar action relating to any Wellsford Properties (e.g., Local Improvement District, Road Improvement District, Environmental Mitigation) has been performed, paid or taken, as the case may be, and Wellsford has no Knowledge of any planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements.

          (e) Except as set forth in Schedule 2.8 of the Wellsford Disclosure Letter, all of the Wellsford Properties are managed by Wellsford or a wholly-owned Wellsford Subsidiary.

          2.9 ENVIRONMENTAL MATTERS. None of Wellsford, any of the Wellsford Subsidiaries or, to Wellsford's Knowledge, any other Person has caused or permitted (a) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, "Hazardous Materials") on any of the Wellsford Properties, or (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from the Wellsford Properties as a result of any construction on or operation and use of such properties, which presence or occurrence would, individually or in the aggregate, have a Wellsford Material Adverse Effect; and in connection with the construction on or operation and use of the Wellsford Properties, Wellsford and the Wellsford Subsidiaries have not failed to comply in any material respect with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials, except to the extent such failure to comply, individually or in the aggregate, would not have a Wellsford Material Adverse Effect.

          2.10 RELATED PARTY TRANSACTIONS. Set forth in Schedule 2.10 of the Wellsford Disclosure Letter is a list of all arrangements, agreements and contracts entered into by Wellsford or any of the Wellsford Subsidiaries with
(a) any consultant, (b) any person who is an officer, trustee, director or Affiliate (as defined below) of Wellsford or any of the Wellsford Subsidiaries, any relative of any of the foregoing or any entity of which any of the foregoing is an Affiliate or (c) any person who acquired Wellsford Common Shares in a private placement, except those of a type available to Wellsford employees generally. Such documents, copies of all of which have previously been delivered or made available to EQR, are listed in Schedule 2.10 of the Wellsford Disclosure Letter. As used in this Agreement, the term "Affiliate" shall have the same meaning as such term is defined in Rule 405 promulgated under the Securities Act.

     2.11  ABSENCE OF CHANGES IN BENEFIT PLANS; ERISA COMPLIANCE.

          (a) Except as disclosed in the Wellsford SEC Documents or in Schedule
2.11 to the Wellsford Disclosure Letter and except as contemplated by this Agreement, since the date of the most recent audited financial statements included in the Wellsford SEC Documents, there has not been any adoption or amendment in any respect by Wellsford or any Wellsford Subsidiary of any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other employee benefit plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of Wellsford, any Wellsford Subsidiary, or any person Affiliated with Wellsford under Section 414 (b), (c), (m) or (o) of the Code (collectively, "Wellsford Benefit Plans").

          (b) Except as described in the Wellsford SEC Documents or in Schedule
2.11 to the Wellsford Disclosure Letter, (i) all Wellsford Benefit Plans of Wellsford and the Wellsford Subsidiaries, including any such plan that is an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), are in compliance in all material respects with all applicable requirements of law, including but not limited to ERISA and the Code, and (ii) neither Wellsford nor any Wellsford Subsidiary has any material liabilities or obligations with respect to any such Wellsford Benefit Plan, whether accrued, contingent or otherwise. Except as set forth in Schedule 2.11 to the Wellsford Disclosure Letter, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Wellsford Benefit Plan, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee, trustee or director. The only severance agreements or severance policies applicable to employees of Wellsford or any of the Wellsford Subsidiaries are the agreements and policies specifically referred to in
Schedule 2.11 to the Wellsford Disclosure Letter and the severance program referred to in Section 5.10(c).

     2.12  EMPLOYEE POLICIES.  Schedule 2.12 of the Wellsford Disclosure
Letter lists the employee handbooks of Wellsford and each of the Wellsford Subsidiaries currently in effect. A copy of each such employee handbook has previously been made available to EQR. Except as set forth in Schedule 2.12 of the Wellsford Disclosure Letter, such handbooks fairly and accurately summarize all material employee policies, vacation policies and payroll practices of Wellsford and the Wellsford Subsidiaries.

     2.13  TAXES.

          (a) Each of Wellsford and the Wellsford Subsidiaries has filed all tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so) and has paid (or Wellsford has paid on its behalf) all Taxes (as defined below) shown on such returns and reports as required to be paid by it except (i) as set forth in Schedule 2.13 of the Wellsford Disclosure Letter, or (ii) real estate taxes that are being contested in good faith by appropriate proceedings and for which Wellsford or the applicable Wellsford Subsidiary shall have set aside on its books adequate reserves. The most recent audited financial statements contained in the Wellsford SEC Documents reflect an adequate reserve for all material Taxes payable by Wellsford and the Wellsford Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. Since the Wellsford Financial Statement Date, Wellsford has incurred no liability for taxes under Sections 857(b), 860(c) or 4981 of the Code, including without limitation any tax arising from a prohibited transaction described in Section 857(b)(6) of the Code, and neither Wellsford nor any Wellsford Subsidiary has incurred any liability for taxes other than in the ordinary course of business. No event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentence will be imposed upon

Wellsford. To the Knowledge of Wellsford, no deficiencies for any Taxes have been proposed, asserted or assessed against Wellsford or any of the Wellsford Subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending. As used in this Agreement, "Taxes" shall include all federal, state, local and foreign income, property, sales, franchise, employment, excise and other taxes, tariffs or governmental charges of any nature whatsoever, together with penalties, interest or additions to Tax with respect thereto.

          (b) Wellsford (i) for all taxable years commencing with 1993 through the most recent December 31, has been subject to taxation as a real estate investment trust (a "REIT") within the meaning of Section 856 of the Code and has satisfied all requirements to qualify as a REIT for such years, (ii) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for the taxable year ending December 31, 1997, and (iii) has not taken or omitted to take any action which would reasonably be expected to (A) result in any rents paid by the tenants of the Properties to be excluded from the definition of "rents from real property" under Section 856(d)(2)(C) of the Code, or (B) otherwise result in a challenge to its status as a REIT, and to Wellsford's Knowledge, no such challenge is pending or threatened. Each Wellsford Subsidiary which is a partnership, joint venture or limited liability company (i) has been since its formation and continues to be treated for federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation, and (ii) has not since its formation owned any assets (including, without limitation, securities) that would cause Wellsford to violate Section 856(b)(5) of the Code. Each Wellsford Subsidiary which is a corporation has been since its formation a qualified REIT subsidiary under
Section 856(i) of the Code.

     2.14 NO PAYMENTS TO EMPLOYEES, OFFICERS, TRUSTEES OR DIRECTORS. Set forth in Exhibit "J" to this Agreement (and the Exhibits referenced therein) and
Schedule 2.3 of the Wellsford Disclosure Letter is a true and complete list of all cash and non-cash payments which will become payable to each employee, officer, trustee or director of Wellsford or any Wellsford Subsidiary as a result of the Spin-Off and Merger. Except as described in Exhibit "J" to this Agreement (and the Exhibits referenced therein) and in Schedule 2.3 to the Wellsford Disclosure Letter, or as otherwise provided for in this Agreement, there is no employment or severance contract, or other agreement requiring payments, cancellation of indebtedness or other obligation to be made on a change of control or otherwise as a result of the consummation of any of the transactions contemplated by this Agreement, with respect to any employee, officer, trustee or director of Wellsford or any Wellsford Subsidiary.

     2.15 BROKERS; SCHEDULE OF FEES AND EXPENSES. No broker, investment banker, financial advisor or other person, other than Merrill Lynch & Co. and William Cockrum, the fees and expenses of which have previously been disclosed to EQR, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Wellsford or any Wellsford Subsidiary.

     2.16 COMPLIANCE WITH LAWS. Except as disclosed in the Wellsford SEC Documents, neither Wellsford nor any of the Wellsford Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business, properties or operations, except to the extent that such violation or failure would not have a Wellsford Material Adverse Effect.

     2.17  CONTRACTS; DEBT INSTRUMENTS.

          (a) Neither Wellsford nor any Wellsford Subsidiary has received a written notice that Wellsford or any Wellsford Subsidiary is in violation of or in default under (nor to the Knowledge of Wellsford does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except as set forth in Schedule 2.17 to the Wellsford Disclosure Letter, nor to the Knowledge of Wellsford does such a violation or default exist, except to the extent that such violation or default, individually or in the aggregate, would not have a Wellsford Material Adverse Effect.

          (b) Except for any of the following expressly identified in Wellsford SEC Documents, Schedule 2.17 to the Wellsford Disclosure Letter sets forth a list of each loan or credit agreement, note, bond, mortgage, indenture and any other agreement and instrument pursuant to which any indebtedness of Wellsford or any of Wellsford Subsidiaries, other than indebtedness payable to Wellsford or a Wellsford Subsidiary, in an aggregate principal amount in excess of $250,000 per item is outstanding or may be incurred. For purposes of this
Section 2.17, "Indebtedness" shall mean, with respect to any Person, without duplication, (A) all indebtedness of such person for borrowed money, whether secured or unsecured, (B) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (C) all capitalized lease obligations of such person, (D) all obligations of such person under interest rate cap, swap, collar or similar transaction or currency hedging transactions (valued at the termination value thereof) and (E) all guarantees of such person of any such indebtedness of any other person.

          (c) To the extent not set forth in response to the requirements of Paragraph 2.17(b), Schedule 2.17 to the Wellsford Disclosure Letter sets forth each interest rate cap, interest rate collar, interest rate swap, currency hedging transaction, and any other agreement relating to a similar transaction to which Wellsford or any Wellsford Subsidiary is a party or an obligor with respect thereto.

          (d) Neither Wellsford nor any of the Wellsford Subsidiaries is a party to any agreement relating to the management of any of the Wellsford Properties by any Person other than a wholly-owned Wellsford Subsidiary, except the agreements described in Schedule 2.17 to the Wellsford Disclosure Letter (the "Third Party Management Agreements"). True and complete copies of the Third Party Management Agreements have previously been furnished to EQR.

     2.18 OPINION OF FINANCIAL ADVISOR. Wellsford has received the opinion of Merrill Lynch & Co., dated January 16, 1997, satisfactory to Wellsford, a signed copy of which has been provided to EQR, to the effect that the proposed consideration to be received by the holders of common shares of beneficial interest of Wellsford pursuant to the Merger and Spin-Off is fair to such holders from a financial point of view.

     2.19 STATE TAKEOVER STATUTES. Wellsford has taken all action necessary to exempt the transactions contemplated by this Agreement between EQR and Wellsford and its Affiliates from the operation of any "fair price," "moratorium," "control share acquisition" or any other anti-takeover statute or similar statute enacted under the state or federal laws of the United States or similar statute or regulation (a "Takeover Statute").

     2.20 REGISTRATION STATEMENT. The information relating to Wellsford and the Wellsford Subsidiaries included in the Registration Statement (as defined in Section 5.1) will not, as of the effective date of the Registration Statement, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     2.21 DEVELOPMENT PROPERTIES. Schedule 2.21 of the Wellsford Disclosure Letter lists all agreements entered into by Wellsford or any of the Wellsford Subsidiaries relating to the development or construction of, or additions or expansions to, any real properties which are currently in effect and under which Wellsford or any of the Wellsford Subsidiaries currently has, or expects to incur, an obligation in excess of $250,000. True and correct copies of such agreements have previously been delivered or made available to EQR.

     2.22 EQR SHARES OF BENEFICIAL INTEREST. Neither Wellsford nor any of Wellsford Subsidiaries owns any shares of beneficial interest of EQR or other securities convertible into shares of beneficial interest of EQR.

     2.23 INVESTMENT COMPANY ACT OF 1940. Neither Wellsford nor any of Wellsford Subsidiaries is, or at the Effective Time will be, required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

     2.24  INTENTIONALLY OMITTED.

     2.25 DEFINITION OF KNOWLEDGE OF WELLSFORD. As used in this Agreement, the phrase "to the Knowledge of Wellsford" (or words of similar import) means the knowledge of those individuals identified in Schedule 2.25 of the Wellsford Disclosure Letter.

                                   ARTICLE 3
                                   ---------

                     REPRESENTATIONS AND WARRANTIES OF EQR
                     -------------------------------------

     Except as set forth in the letter of even date herewith signed by the President of EQR and delivered to Wellsford prior to the execution hereof (the "EQR Disclosure Letter"), EQR represents and warrants to Wellsford as follows:

     3.1 ORGANIZATION, STANDING AND POWER OF EQR. EQR is a real estate investment trust duly organized and validly existing under the laws of Maryland and has the requisite power and authority to carry on its business as now being conducted. EQR is duly qualified or licensed to do business as a foreign trust and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the business, properties, assets, financial condition or results of operations of EQR and the Subsidiaries of EQR ("EQR Subsidiaries"), taken as a whole ("EQR Material Adverse Effect"). EQR has delivered to Wellsford complete and correct copies of its Amended and Restated Declaration of Trust and Amended and Restated Bylaws as amended or supplemented to the date of this Agreement.

     3.2  CAPITAL STRUCTURE.

          (a) The authorized shares of beneficial interest of EQR consist of 100,000,000 EQR Common Shares, and 10,000,000 preferred shares of beneficial interest ("EQR Preferred Shares"), of which 6,120,000 EQR Preferred Shares have been designated as 9-3/8% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share (the "EQR Series A Preferred Shares"), 500,000 EQR Preferred Shares have been designated as 9-1/8% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share, that are represented by 5,000,000 depository shares (the "EQR Series B Preferred Shares"), and 460,000 EQR Preferred Shares have been designated as 9-1/8% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share, that are represented by 4,600,000 depository shares (the "EQR Series C Preferred Shares"). As of January 14, 1997, (a) 51,155,813 EQR Common Shares, 6,120,000 EQR Series A Preferred Shares, 500,000 EQR Series B Preferred Shares (represented by 5,000,000 depositary shares) and 460,000 EQR Series C Preferred Shares (represented by 4,600,000 depositary shares) were outstanding, (b) 960,542 EQR Common Shares were available for issuance under EQR's 1996 Non-Qualified Employee Share Purchase Plan (the "EQR Employee Share Plans"), (c) 2,328,715 EQR Common Shares were issuable upon exercise of outstanding share options (the "EQR Options") to purchase EQR Common Shares, and 975,353 EQR Common Shares were available for grant, under EQR's Second Amended and Restated 1993 Share Option and Share Award Plan (the "Employee Share Award and Option Plan"), (d) 21,541 EQR Common Shares are restricted and subject to forfeiture, and (e) 7,857,933 EQR Common Shares were reserved for issuance upon exchange of EQR Units (as defined below) for EQR Common Shares pursuant to the Fourth Amended and Restated Agreement of Limited Partnership (the "ERP Operating Partnership Agreement") of the ERP Operating Partnership.
On January 14, 1997, except as set forth in this Section 3.2, no shares of beneficial interest or other voting securities of EQR were issued, reserved for issuance or outstanding.

          (b) All outstanding shares of beneficial interest of EQR are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights, except that the shareholders may be subject to further assessment with respect to certain claims for tort, contract, taxes, statutory liability and otherwise in some jurisdictions to the extent such claims are not satisfied by EQR. There are no bonds, debentures, notes or other indebtedness of EQR having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of EQR may vote.

          (c) Except (i) for the EQR Options, (ii) for the units ("EQR Units") of partnership interest held by partners in the ERP Operating Partnership (which, subject to certain restrictions, may be exchanged by the holders thereof for either EQR Common Shares on a one-for-one basis or, at EQR's option, cash), as are disclosed in Schedule 3.2 to the EQR Disclosure Letter or (iii) as set forth in Schedule 3.2 to the EQR Disclosure Letter, as of the date of this Agreement there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which EQR or any EQR Subsidiary is a party or by which such entity is bound, obligating EQR or any EQR Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of beneficial interest, voting securities or other ownership interests of EQR or of any EQR Subsidiary or obligating EQR or any EQR Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking (other than to EQR or an EQR Subsidiary). Except as set forth on Schedule 3.2 to the EQR Disclosure Letter or as required under the ERP Operating Partnership Agreement, there are no outstanding contractual obligations of EQR or any EQR Subsidiary to repurchase, redeem or otherwise acquire any shares of beneficial interest of EQR or any capital stock, voting securities, or other ownership interests in any EQR Subsidiary or make any material investment (in the form of a loan, capital contribution or otherwise) in any person (other than an EQR Subsidiary).

          (d) EQR owns all of its partnership interests in ERP Operating Partnership free and clear of all Liens.

     3.3 ORGANIZATION, STANDING AND POWER OF ERP OPERATING PARTNERSHIP. ERP Operating Partnership is a limited partnership duly organized and validly existing under the laws of Illinois and has the requisite power and authority to carry on its business as now being conducted. ERP Operating Partnership is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have an EQR Material Adverse Effect. EQR has delivered to Wellsford complete and correct copies of its Fourth Amended and Restated Agreement of Limited Partnership as amended or supplemented to the date of this Agreement.

     3.4 CAPITAL STRUCTURE OF ERP OPERATING PARTNERSHIP. As of January 14, 1997, the number of outstanding units of partnership interest in ERP Operating Partnership consists of (a) 51,155,813 units of general partnership interest,
(b) 7,857,933 units of limited partnership interest, (c) 6,120,000 9-3/8% Series A Cumulative Redeemable Preference Units, (d) 500,000 9-1/8% Series B Cumulative Redeemable Preference Units, and (e) 460,000 9-1/8% Series C Cumulative Redeemable Preference Units. Except for the units of limited partnership interest, all of the units of partnership interest in ERP Operating Partnership are owned by EQR free and clear of all Liens.

     3.5  AUTHORITY; NONCONTRAVENTION; CONSENTS.

          (a) EQR has the requisite power and authority to enter into this Agreement, and subject to the requisite shareholder approval of the Merger (the "EQR Shareholder Approvals" and, together with the Wellsford Shareholder Approvals, the "Shareholder Approvals") to consummate the transactions contemplated by this Agreement to which EQR is a party. The execution and delivery of this Agreement by EQR and the consummation by EQR of the transactions contemplated by this Agreement to which EQR is a party have been duly authorized by all necessary action on the part of EQR, subject to the EQR Shareholder Approvals. This Agreement has been duly executed and delivered by EQR and constitutes a valid and binding obligation of EQR, enforceable against EQR in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

          (b) Except as set forth in Schedule 3.5 to the EQR Disclosure Letter, the execution and delivery of this Agreement by EQR do not, and the consummation of the transactions contemplated by this Agreement to which EQR is a party and compliance by EQR with the provisions of this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of EQR or any EQR Subsidiary under, (i) the Amended and Restated Declaration of Trust or Amended and Restated Bylaws of EQR or the comparable charter or organizational documents or partnership or similar agreement (as the case may be) of any other EQR Subsidiary, each as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to EQR or any EQR Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Laws applicable to EQR or any EQR

Subsidiary or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights, loss or Liens that individually or in the aggregate would not (x) have an EQR Material Adverse Effect or (y) prevent the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to EQR or any EQR Subsidiary in connection with the execution and delivery of this Agreement or the consummation by EQR of any of the transactions contemplated by this Agreement, except for (i) the filing with the SEC of (x) the Proxy Statement and (y) such reports under Section 13 (a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) the filing of the Articles of Merger with the Department, (iii) such filings as may be required in connection with the payment of any transfer and gains taxes and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth in Schedule 3.5 to the EQR Disclosure Letter or (B) as may be required under (x) federal, state or local environmental laws or (y) the securities laws of the State of Maryland or (C) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent EQR from performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, an EQR Material Adverse Effect.

          (c) For purposes of determining compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, EQR confirms that the conduct of its business consists solely of investing in, owning and operating real estate for the benefit of its shareholders.

     3.6 SEC DOCUMENTS; FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES. EQR and ERP Operating Partnership have filed all required reports, schedules, forms, statements and other documents with the SEC since August 18, 1993 through the date hereof (the "EQR SEC Documents"). Schedule 3.6 of the EQR Disclosure Letter contains a complete list of all EQR SEC Documents filed by EQR under the Exchange Act since January 1, 1996 and on or prior to the date of this Agreement. All of the EQR SEC Documents (other than preliminary material), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and, in each case, the rules and regulations promulgated thereunder applicable to such EQR SEC Documents. None of the EQR SEC Documents at the time of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later EQR SEC Documents filed and publicly available prior to the date of this Agreement. The consolidated financial statements of EQR and the EQR Subsidiaries included in the EQR SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP and the applicable rules and regulations of the SEC, the consolidated financial position of EQR and the EQR Subsidiaries, taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except for liabilities and obligations set forth in the EQR SEC Documents or in Schedule
3.6 to the EQR Disclosure Letter, neither EQR nor any EQR Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of EQR or in the notes thereto and which, individually or in the aggregate, would have an EQR Material Adverse Effect.

     3.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the EQR SEC Documents or in Section 3.7 to the EQR Disclosure Letter, since the date of the most recent audited financial statements included in the EQR SEC Documents (the "EQR Financial Statement Date"), EQR and the EQR Subsidiaries have conducted their business only in the ordinary course (taking into account prior practices, including the acquisition of properties and issuance of securities) and there has not been (a) any material adverse change in the business, financial condition or results of operations of EQR and the EQR Subsidiaries taken as a whole (a "EQR Material Adverse Change"), nor has there been any occurrence or circumstance that with the passage of time would reasonably be expected to result in an EQR Material Adverse Change, (b) except for regular quarterly distributions (in the case of EQR) not in excess of $.625 per EQR Common Share, $.5859 per EQR Series A Preferred Share, $5.703 per EQR Series B Preferred Share and $5.703 per EQR Series C Preferred Share, in each case subject to rounding adjustments as necessary and with customary record and payment dates, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of EQR's shares of beneficial interest, (c) any split, combination or reclassification of any of EQR's shares of beneficial interest, (d) any damage, destruction or loss, whether or not covered by insurance, that has or would have an EQR Material Adverse Effect, or (e) any change made prior to the date of this Agreement in accounting methods, principles or practices by EQR or any EQR Subsidiary materially affecting its assets, liabilities or business, except insofar as may have been disclosed in the EQR SEC Documents or required by a change in GAAP. EQR is not in default in the payment of distributions on the EQR Series A Preferred Shares, EQR Series B Preferred Shares or EQR Series C Preferred Shares.

     3.8  LITIGATION.  Except as disclosed in the EQR SEC Documents or in
Schedule 3.8 to the EQR Disclosure Letter, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of EQR and the EQR Subsidiaries (a) which are covered by adequate insurance, or (b) for which all material costs and liabilities arising therefrom are reimbursable pursuant to common area maintenance or similar agreements, there is no suit, action or proceeding pending or, to the Knowledge of EQR, threatened in writing against or affecting EQR or any EQR Subsidiary that, individually or in the aggregate, could reasonably be expected to (i) have an EQR Material Adverse Effect, or (ii) prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against EQR or any EQR Subsidiary having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

     3.9  PROPERTIES.

          (a) EQR or one of the EQR Subsidiaries owns fee simple title to each of the real properties listed in the EQR SEC Filings as owned by it (the "EQR Properties"), except where the failure to own such title would not have an EQR Material Adverse Effect.

          (b) The EQR Properties are not subject to any Encumbrances or Property Restrictions which could cause an EQR Material Adverse Affect.

          (c) Valid policies of title insurance have been issued insuring EQR's or the applicable EQR Subsidiaries' fee simple title to the EQR Properties in amounts at least equal to the purchase price thereof paid by EQR or the applicable EQR Subsidiaries therefor, except where the failure to obtain such title insurance would not have an EQR Material Adverse Effect.

          (d) EQR has no Knowledge (i) that it has failed to obtain a certificate, permit or license from any governmental authority having jurisdiction over any of the EQR Properties where such failure would have an EQR Material Adverse Effect, or of any pending threat of modification or cancellation of any of the same which would have an EQR Material Adverse Effect,
(ii) of any written notice of any violation of any federal, state or municipal law, ordinance, order, rule, regulation or requirement affecting any of the EQR Properties issued by any governmental authorities which would have an EQR Material Adverse Effect, or (iii) of any structural defects relating to EQR Properties, EQR Properties whose building systems are not in working order, physical damage to any EQR Property for which there is no insurance in effect covering the cost of restoration, any current renovation or uninsured restoration, except such structural defects, building systems not in working order, physical damage, renovation and restoration which, in the aggregate, would not have an EQR Material Adverse Effect.

          (e) Neither EQR nor any of the EQR Subsidiaries has received any written notice to the effect that (i) any condemnation or rezoning proceedings are pending or threatened with respect to any of the EQR Properties, or (ii) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the EQR Properties or by the continued maintenance, operation or use of the parking areas, other than such notices which, in the aggregate, would not have an EQR Material Adverse Effect.

          (f) All work to be performed, payments to be made and actions to be taken by EQR or the EQR Subsidiaries prior to the date hereof pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or similar action relating to any EQR Properties (e.g., Local Improvement District, Road

Improvement District, Environmental Mitigation), has been performed, paid or taken, as the case may be, except where the failure to do so would, in the aggregate, not have an EQR Material Adverse Effect, and EQR has no Knowledge of any planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements which would have an EQR Material Adverse Effect.

     3.10 ENVIRONMENTAL MATTERS. None of EQR, any of the EQR Subsidiaries or, to EQR's Knowledge, any other Person has caused or permitted (a) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, "Hazardous Materials") on any of the EQR Properties, or (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from the EQR Properties as a result of any construction on or operation and use of such properties, which presence or occurrence would, individually or in the aggregate, have an EQR Material Adverse Effect; and in connection with the construction on or operation and use of the EQR Properties, EQR and the EQR Subsidiaries have not failed to comply in any material respect with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials, except to the extent such failure to comply, individually or in the aggregate, would not have an EQR Material Adverse Effect.

     3.11  TAXES.

          (a) Each of EQR and the EQR Subsidiaries has filed all tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so) and has paid (or EQR has paid on its behalf) all Taxes shown on such returns and reports as required to be paid by it except where the failure to file such tax returns or reports and failure to pay such Taxes would not have an EQR Material Adverse Effect. The most recent audited financial statements contained in the EQR SEC Documents reflect an adequate reserve for all material Taxes payable by EQR and the EQR Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. Since the EQR Financial Statement Date, EQR has incurred no liability for taxes under Sections 857(b), 860(c) or 4981 of the Code, including without limitation any tax arising from a prohibited transaction described in Section 857(b)(6) of the Code, and neither EQR nor any EQR Subsidiary has incurred any liability for taxes other than in the ordinary course of business. No event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentence will be imposed upon EQR. To the Knowledge of EQR, no deficiencies for any Taxes have been proposed, asserted or assessed against EQR or any of the EQR Subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending.

          (b) EQR (i) for all taxable years commencing with 1993 through the most recent December 31, has been subject to taxation as a REIT within the meaning of Section 856 of the Code and has satisfied all requirements to qualify as a REIT for such years, (ii) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for the tax year ending December 31, 1997, and (iii) has not taken or omitted to take any action which would reasonably be expected to (A) result in any rents paid by tenants to the EQR Properties to be excluded from the definition of "rents from real property" under Section 856(d)(2) of the Code, or
(B) otherwise result in a challenge to its status as a REIT, and to EQR's Knowledge, no such challenge is pending or threatened. Each EQR Subsidiary which is a partnership, joint venture or limited liability company has been treated since its formation and continues to be treated for federal income tax purposes as a partnership and not as a corporation or as an association taxable as a corporation.

     3.12 BROKERS; SCHEDULE OF FEES AND EXPENSES. No broker, investment banker, financial advisor or other person, other than J.P. Morgan Securities, Inc., the fees and expenses of which have previously been disclosed to Wellsford and will be paid by EQR, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of EQR or any EQR Subsidiary.

     3.13 COMPLIANCE WITH LAWS. Except as disclosed in the EQR SEC Documents, neither EQR nor any of the EQR Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business, properties or operations, except to the extent that such violation or failure would not have an EQR Material Adverse Effect.

     3.14 CONTRACTS; DEBT INSTRUMENTS. Neither EQR nor any EQR Subsidiary has received a written notice that EQR or any EQR Subsidiary is in violation of or in default under (nor to the Knowledge of EQR does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, nor to the Knowledge of EQR does such a violation or default exist, except to the extent such violation or default, individually or in the aggregate, would not have an EQR Material Adverse Effect, except as set forth in Schedule 3.14 to the EQR Disclosure Letter.

     3.15 OPINION OF FINANCIAL ADVISOR. EQR has received the opinion of J. P. Morgan Securities, Inc., dated January 15, 1997, satisfactory to EQR, a signed copy of which has been provided to Wellsford, to the effect that the consideration to be paid by EQR in connection with the Merger is fair, from a financial point of view, to EQR.

     3.16 STATE TAKEOVER STATUTES. EQR has taken all action necessary to exempt transactions between EQR and Wellsford and its Affiliates from the operation of Takeover Statutes.

     3.17 REGISTRATION STATEMENT. The information with respect to EQR and the EQR Subsidiaries included in the Registration Statement will not, as of the effective date of the Registration Statement, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.18 WELLSFORD SHARES OF BENEFICIAL INTEREST. Neither EQR nor any of the EQR Subsidiaries owns any shares of beneficial interest of Wellsford or other securities convertible into shares of beneficial interest of Wellsford.

     3.19  INTENTIONALLY OMITTED.

     3.20 INVESTMENT COMPANY ACT OF 1940. Neither EQR nor any of the EQR Subsidiaries is, or at the Effective Time will be, required to be registered under the 1940 Act.

     3.21 DEFINITION OF KNOWLEDGE OF EQR. As used in this Agreement, the phrase "to the Knowledge of EQR" (or words of similar import) means the knowledge of those individuals identified in Schedule 3.21 of the EQR Disclosure Letter.


                                   ARTICLE 4
                                   ---------

                                   COVENANTS
                                   ---------

     4.1 ACQUISITION PROPOSALS. Except as set forth in the Wellsford Disclosure Letter, prior to the Effective Time, Wellsford agrees that:

          (a) neither it nor any of the Wellsford Subsidiaries shall initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to a merger, acquisition, tender offer, exchange offer, consolidation, sale of assets or similar transaction involving all or any significant portion of the assets or any equity securities of, Wellsford or any of the Wellsford Subsidiaries, other than the transactions contemplated by this Agreement (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal;

          (b) it will use its best efforts not to permit any of its officers, trustees, employees, agents or financial advisors to engage in any of the activities described in Section 4.1(a);

          (c) it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and will take the necessary steps to inform the individuals or entities referred to in Section 4.1(b) of the obligations undertaken in this Section 4.1; and

          (d) it will notify EQR immediately if Wellsford receives any such inquiries or proposals, or any requests for such information, or if any such negotiations or discussions are sought to be initiated or continued with it;

provided, however, that nothing contained in this Section 4.1 shall prohibit the Board of Trustees of Wellsford from (i) furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited Acquisition Proposal, if, and only to the extent that (A) the Board of Trustees of Wellsford determines in good faith that such action is required for the Board of Trustees to comply with its duties to shareholders imposed by law, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, Wellsford provides written notice to EQR to the effect that it is furnishing information to, or entering into discussions with, such person or entity, and (C) subject to any confidentiality agreement with such person or entity (which Wellsford determined in good faith was required to be executed in order for the Board of Trustees to comply with its duties to shareholders imposed by law), Wellsford keeps EQR informed of the status (not the terms) of any such discussions or negotiations; and (ii) to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal. Nothing in this Section 4.1 shall (x) permit Wellsford to terminate this Agreement (except as specifically provided in Article 7 hereof), (y) permit Wellsford to enter into an agreement with respect to an Acquisition Proposal during the term of this Agreement (it being agreed that during the term of this Agreement, Wellsford shall not enter into an agreement with any Person that provides for, or in any way facilitates, an Acquisition Proposal (other than a confidentiality agreement in customary form executed as provided above)) or (z) affect any other obligation of Wellsford under this Agreement; provided, however, that the Board of Trustees of Wellsford may approve and recommend a Superior Acquisition Proposal and, in connection therewith, withdraw or modify its approval or recommendation of this Agreement and the Merger. As used herein, "Superior Acquisition Proposal" means a bona fide Acquisition Proposal made by a third party which a majority of the members of the Board of Trustees of Wellsford determines in good faith to be more favorable to Wellsford's shareholders from a financial point of view than the Merger and which the Board of Trustees of Wellsford determines is reasonably capable of being consummated.

     4.2 CONDUCT OF WELLSFORD'S BUSINESS PENDING MERGER. Prior to the Effective Time, except as (i) contemplated by this Agreement, (ii) necessary to accomplish the Spin-Off, (iii) disclosed in the Wellsford Disclosure Letter or Exhibit "J" or (iv) consented to in writing by EQR, Wellsford shall, and shall cause each of the Wellsford Subsidiaries to:

          (a) conduct its business only in the usual, regular and ordinary course and in substantially the same manner as heretofore;

          (b) use its reasonable efforts to preserve intact its business organizations and goodwill and keep available the services of its officers and employees;

          (c) confer on a regular basis with one or more representatives of EQR to report operational matters of materiality and, subject to Section 4.1, any proposals to engage in material transactions;

          (d) promptly notify EQR of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of its businesses or in the operation of its properties, or of any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated);

          (e) promptly deliver to EQR true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

          (f) maintain its books and records in accordance with GAAP consistently applied and not change in any material manner any of its methods, principles or practices of accounting in effect at the Financial Statement Date, except as may be required by the SEC, applicable law or GAAP;

          (g) duly and timely file all reports, tax returns and other documents required to be filed with federal, state, local and other authorities, subject to extensions permitted by law, provided Wellsford notifies EQR that it is availing itself of such extensions and provided such extensions do not adversely affect Wellsford's status as a qualified REIT under the Code;

          (h) not make or rescind any express or deemed election relative to Taxes (unless required by law or necessary to preserve Wellsford's status as a REIT or the status of any Wellsford Subsidiary as a partnership for federal income tax purposes or as a qualified REIT subsidiary under Section 856(i) of the Code, as the case may be);

          (i) not acquire, enter into any option to acquire, or exercise an option or contract to acquire, additional real property, incur additional indebtedness except for working capital under its revolving line(s) of credit, encumber assets or commence construction of, or enter into any agreement or commitment to develop or construct, other real estate projects, except in the ordinary course of the multi-family apartment business, which shall include all activities necessary to proceed with the acquisition, ownership and construction of Phases I, II and III of the multi-family residential project in Douglas County, Colorado referred to as "Palomino Park" in accordance with the agreements in existence on the date of this Agreement and previously furnished to EQR (the "Palomino Development Agreements");

          (j) not amend its Amended and Restated Declaration of Trust, Articles or Certificate of Incorporation, Bylaws, code of regulations or partnership agreement or comparable charter or organizational document or the articles of incorporation, by-laws, partnership agreement, joint venture agreement or comparable charter or organization document of any Wellsford Subsidiary without EQR's prior written consent, which shall not be unreasonably withheld or delayed;

          (k) make no change in the number of shares of beneficial interest or capital stock, membership interests or units of limited partnership interest issued and outstanding, other than pursuant to (i) the exercise of options disclosed in Schedule 2.3 to the Wellsford Disclosure Letter and the issuance of shares and options described in Exhibit "J" to this Agreement, (ii) the conversion of Wellsford Series A Preferred Shares pursuant to the terms of the Articles Supplementary for the Wellsford Series A Preferred Shares, (iii) options to purchase Wellsford Common Shares which are issued, and (iv) the Dividend Reinvestment and Share Purchase Plan of Wellsford;

          (l) grant no options or other right or commitment relating to its shares of beneficial interest or capital stock, membership interests or units of limited partnership interest or any security convertible into its shares of beneficial interest or capital stock, membership interests or units of limited partnership interest, or any security the value of which is measured by shares of beneficial interest, or any security subordinated to the claim of its general creditors;

          (m) except as provided in Section 5.13 hereof and in connection with the use of shares of beneficial interest of Wellsford to pay the exercise price or tax withholding in connection with equity-based employee benefit plans by the participants therein, not (i) authorize, declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its beneficial interest or capital stock, or (ii) directly or indirectly redeem, purchase or otherwise acquire any shares of beneficial interest, shares of capital stock, membership interests or units of partnership interest or any option, warrant or right to acquire, or security convertible into, shares of beneficial interest, shares of capital stock, membership interests, or units of partnership interest;

          (n) not sell, lease, mortgage, subject to Lien or otherwise dispose of any material part of its assets, individually or in the aggregate, except in the ordinary course of business;

          (o) not make any loans, advances or capital contributions to, or investments in, any other Person, other than (i) loans, advances and capital contributions to Wellsford Subsidiaries in existence on the date hereof (other than Newco and Subsidiaries of

     Newco), and (ii) loans to Newco and Subsidiaries of Newco bearing interest at a rate per annum equal to the rate of interest payable under the Second Amended and Restated Revolving Credit Agreement dated June 30, 1995 between Wellsford and First National Bank of Boston, as agent for itself and other banks ("Revolver Rate"), which loans to Newco and its Subsidiaries shall become due and payable in full on the Closing Date; provided the proceeds of such loans are not applied to activities which are not permitted under this Section 4.2;

          (p) not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) furnished to EQR or incurred in the ordinary course of business consistent with past practice;

          (q) not enter into any commitment, contractual obligation, capital expenditure or transaction (each, a "Commitment") which may result in total payments or liability by or to it in excess of $1,000,000 or aggregate Commitments in excess of $5,000,000;

          (r) not guarantee the indebtedness of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, other than guarantees of indebtedness of Newco and Subsidiaries of Newco; provided, that on the Closing Date, the Surviving Trust is unconditionally and irrevocably released from any obligations with respect to such guarantees or the indebtedness so guaranteed is paid in full without the payment of any consideration by the Surviving Trust and its Subsidiaries;

          (s) not enter into any Commitment with any officer, trustee, consultant or Affiliate of Wellsford or any of the Wellsford Subsidiaries;

          (t) not increase any compensation or enter into or amend any employment agreement with any of its officers, directors or employees earning more than $50,000 per annum, other than waivers by employees of benefits under such agreements;

          (u) not adopt any new employee benefit plan or amend any existing plans or rights, except for changes which are required by law and changes which are not more favorable to participants than provisions presently in effect;

          (v) not settle any shareholder derivative or class action claims arising out of or in connection with any of the transactions contemplated by this Agreement;

          (w) not change the ownership of any of its Subsidiaries except pursuant to the Contribution Agreement on the Closing Date; and

          (x) not accept a promissory note in payment of the exercise price payable under any option to purchase Wellsford Common Shares.

For purposes of this Section 4.2 only, any contract, transaction or other event shall be deemed to be material if it would result or is expected to result in a net impact on Wellsford's consolidated income statement in excess of $1,000,000, or on Wellsford's consolidated balance sheet in excess of $1,000,000.

     Notwithstanding anything to the contrary herein contained, prior to the Effective Time, Newco and its Subsidiaries shall not be bound by the restrictions which would otherwise be applicable under Sections 4.2(a), (b),
(c), (d), (i), (j), (k), (l), (m)(ii), (n), (o), (p), (q), (r), (s), (t), (u),
or (w); provided, however, that in no event may Newco:

               (i) issue any of its shares to any Person other than Wellsford prior to the Spin-Off for less than fair value;

              (ii) take any action or fail to take any action which would reasonably be expected to result in the termination of or a challenge to Wellsford's status as a REIT within the meaning of Section 856 of the Code, or result in a Wellsford Material Adverse Effect;

             (iii) enter into any contract which creates or imposes any obligation on, or otherwise purports to bind, Wellsford or any of the other Wellsford Subsidiaries;

              (iv) take any action or omit to take any action which causes a default under any loan agreement to which Wellsford is a party;

               (v) amend its Articles of Incorporation or By-laws in any manner which is inconsistent with the provisions of the Newco Stock Purchase Agreement.

     Notwithstanding anything to the contrary herein contained, prior to the Effective Time, WPHC and its Subsidiaries may:

     (A) amend the existing operating agreements of the Subsidiaries of WPHC in a manner which is not adverse to the interests of WPHC in such Subsidiaries;

     (B) purchase the interest of Al Feld in the Subsidiaries of WPHC in accordance with the agreements granting such right in effect on the date of this Agreement and previously furnished to EQR; and

     (C) fulfill their respective obligations under the Palomino Development Agreements.

     4.3 CONDUCT OF EQR'S BUSINESS PENDING MERGER. Prior to the Effective Time, except as (i) contemplated by this Agreement, or (ii) consented to in writing by Wellsford, EQR shall, and shall cause each of the EQR Subsidiaries to:

          (a) use its reasonable efforts to preserve intact its business organizations and goodwill and keep available the services of its officers and employees;

          (b) confer on a regular basis with one or more representatives of Wellsford to report operational matters of materiality which would have an EQR Material Adverse Effect;

          (c) promptly notify Wellsford of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of its businesses or in the operation of its properties, or of any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated);

          (d) promptly deliver to Wellsford true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

          (e) maintain its books and records in accordance with GAAP consistently applied; and

          (f) duly and timely file all reports, tax returns and other documents required to be filed with federal, state, local and other authorities.

For purposes of this Section 4.3 only, an emergency, change, complaint, investigation or hearing shall be deemed material if it would reasonably be expected to have an EQR Material Adverse Effect.

     In addition, during the period beginning the day after the fifth (5th) trading day prior to the date which the proxy statements required by Section 5.1 hereof are dated and ending on (but including) the Closing Date, EQR will not
(a) issue any EQR Common Shares or other securities convertible into EQR Common Shares in any single transaction or series of transactions having an aggregate issuance price in excess of $250,000,000, or (b) announce any merger with or acquisition of all or substantially all the assets of another entity which has net assets in excess of $250,000,000.

     4.4 COVENANT OF EQR. If EQR enters into negotiations with another Person who has a class of equity securities registered under the Exchange Act regarding the acquisition of such Person (whether effected through a merger, consolidation, share exchange, tender offer or other form), then at least three
(3) business days prior to executing any definitive agreement with such Person with respect to such acquisition or making a tender offer for the shares or other ownership interests of such Person, EQR shall notify Wellsford of such transaction and consult with Wellsford with respect thereto, it being understood, however, that Wellsford shall have no approval rights with respect thereto.

     4.5 OTHER ACTIONS. Each of Wellsford on the one hand and EQR on the other hand shall not, and shall use commercially reasonable efforts to cause their Subsidiaries not to take, any action that would result in (i) any of the representations and warranties of such party (without giving effect to any "knowledge" qualification) set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties (without giving effect to any "knowledge" qualification) that are not so qualified becoming untrue in any material respect or (iii) except as contemplated by Section 4.1, any of the conditions to the Merger set forth in
Article 6 not being satisfied.

     4.6 FILING OF CERTAIN REPORTS. The Surviving Trust shall file the reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as any Affiliate of Wellsford or EQR may reasonably request, all to the extent required from time to time to enable such Affiliate to sell shares of beneficial interest of the Surviving Trust received by such Affiliate in the Merger without registration under the Securities Act pursuant to (i) Rule 145(d)(1) under the Securities Act, as such Rule may be amended from to time, or (ii) any successor rule or regulation hereafter adopted by the SEC.


                                   ARTICLE 5
                                   ---------

                              ADDITIONAL COVENANTS
                              --------------------

     5.1 PREPARATION OF THE REGISTRATION STATEMENT AND THE PROXY STATEMENT; WELLSFORD SHAREHOLDERS MEETING AND EQR SHAREHOLDERS MEETING.

          (a) As soon as practicable following the date of this Agreement, Wellsford and EQR shall prepare and file with the SEC a preliminary Proxy Statement in form and substance satisfactory to each of EQR and Wellsford and such registration statements under the Securities Act and Exchange Act as may be required (collectively, the "Registration Statement"). To the extent practicable, the parties shall utilize one document for transmittal to their respective shareholders to meet applicable legal requirements. Each of Wellsford and EQR shall use its reasonable best efforts to (i) respond to any comments of the SEC and (ii) have the Registration

Statement declared effective under the Securities Act and the rules and regulations promulgated thereunder as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Merger. Each of Wellsford and EQR will use its reasonable best efforts to cause the Proxy Statement to be mailed to Wellsford's shareholders and EQR's shareholders, respectively, as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Each party agrees to date its Proxy Statement as of the same date, which shall be the approximate date of mailing to the shareholders of the respective parties. Each party will notify the other promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Registration Statement or the Proxy Statement or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives and the SEC, with respect to the Registration Statement or the Proxy Statement. The Registration Statement and the Proxy Statement shall comply in all material respects with all applicable requirements of law. Prior to mailing the Proxy Statement to their respective shareholders, EQR and Wellsford shall have received the letters from their respective accountants provided for by Section 5.8. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Registration Statement or the Proxy Statement, EQR or Wellsford, as the case may be, shall promptly inform the other of such occurrences and cooperate in filing with the SEC and/or mailing to the shareholders of EQR and the shareholders of Wellsford such amendment or supplement to the Proxy Statement. Wellsford or EQR, whichever shall become the Surviving Trust, also shall take any action required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of shares of beneficial interest of the Surviving Trust pursuant to the Merger, and the other party shall furnish all information concerning such party and the holders of the shares of beneficial interest of such party and rights to acquire shares of beneficial interest as may be reasonably requested in connection with any such action.

          (b) EQR will, as soon as practicable following the date of this Agreement (but in no event sooner than 20 business days following the date the Proxy Statement is mailed to the shareholders of Wellsford), duly call, give notice of, convene and hold a meeting of its shareholders (the "EQR Shareholders Meeting") for the purpose of obtaining the EQR Shareholder Approvals. EQR will, through its Board of Trustees, recommend to its shareholders approval of this Agreement, the Merger, and the transactions contemplated by this Agreement.

          (c) Wellsford will, as soon as practicable following the date of this Agreement (but in no event sooner than 20 business days following the date the Proxy Statement is mailed to the shareholders of Wellsford), duly call, give notice of, convene and hold a meeting of its shareholders (the "Wellsford Shareholders Meeting") for the purpose of obtaining Wellsford Shareholder Approvals. Wellsford will, through its Board of Trustees, recommend to its shareholders approval of this Agreement, the Merger and the transactions contemplated by this Agreement; provided, that prior to the Wellsford Shareholders Meeting, such recommendation may be withdrawn, modified or amended to the extent that, as a result of the commencement or receipt of a proposal constituting a Superior Acquisition Proposal, the Board of Trustees of

Wellsford determines in good faith that such withdrawal, modification or amendment is appropriate.

          (d) EQR and Wellsford shall use their best efforts to hold their respective shareholder meetings on the same day, which day, subject to the provisions of Sections 5.1(b) and 5.1(c), shall be a day not later than 45 days after the date the Proxy Statement is mailed.

          (e) If on the date for the EQR Shareholders Meeting and Wellsford Shareholders Meeting established pursuant to Section 5.1(d) of this Agreement, either EQR or Wellsford has not received a sufficient number of proxies to approve the Merger (but less than 1/3rd of the outstanding common shares of beneficial interest of such party have voted against the Merger), then both parties shall adjourn their respective shareholders meetings until the first to occur of (i) the date ten (10) days after the originally scheduled date of the shareholders meetings or (ii) the date on which the requisite number of proxies approving the Merger has been obtained or proxies have been received representing more than one-third of its outstanding common shares of beneficial interest which voted against the Merger.

     5.2 ACCESS TO INFORMATION: CONFIDENTIALITY. Subject to the requirements of confidentiality agreements with third parties, each of Wellsford and EQR shall, and shall cause each of its Subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of Wellsford and EQR shall, and shall cause each of its Subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Each of Wellsford and EQR, shall cause its Subsidiaries to, and shall use commercially reasonable efforts to cause its officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to, hold any nonpublic information in confidence to the extent required by, and in accordance with, and will comply with the provisions of the letter agreement dated as of October 9, 1996 between Wellsford and EQR (the "Confidentiality Agreement").

     5.3  BEST EFFORTS; NOTIFICATION.

          (a) Subject to the terms and conditions herein provided, Wellsford and EQR shall: (i) use all reasonable best efforts to cooperate with one another in
(A) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions and any third parties in connection with the execution and delivery of this Agreement, and the consummation of the transactions contemplated by such agreements and (B) timely making all such filings and timely seeking all such consents, approvals, permits and authorizations; (ii) use all reasonable best efforts to obtain in writing any consents required from third parties to effectuate the Merger, such consents to be in form reasonably satisfactory to Wellsford and EQR; and (iii) use all reasonable best efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and trustees of Wellsford and EQR shall take all such necessary action.

          (b) Wellsford shall give prompt notice to EQR, and EQR shall give prompt notice to Wellsford, (i) if any representation or warranty made by it contained in this Agreement that is qualified as to materiality becomes untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becomes untrue or inaccurate in any material respect or (ii) of the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     5.4 COSTS OF TRANSACTION. On the Closing Date, Wellsford and EQR shall execute, and Wellsford shall cause Newco to execute, the Transaction and Termination Costs Agreement in substantially in the form attached as Exhibit "H" hereto (the "Transaction Costs Agreement").

     5.5 TAX TREATMENT. Each of EQR and Wellsford shall use its reasonable best efforts to cause the Merger to qualify as a reorganization under the provisions of Sections 368(a) of the Code and to obtain the opinions of counsel referred to in Sections 6.2(e) and 6.3(f).

     5.6 PUBLIC ANNOUNCEMENTS. EQR and Wellsford will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other written public statements with respect to the transactions contemplated by this Agreement, including the Merger and the Spin-Off, and shall not issue any such press release or make any such written public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement will be in the form agreed to by the parties hereto prior to the execution of this Agreement.

     5.7 LISTING. Prior to the Effective Time, EQR or Wellsford (whichever shall be the Surviving Trust), shall use its best efforts to have the NYSE approve for listing, upon official notice of issuance, the shares of beneficial interest to be issued in the Merger.

     5.8  LETTERS OF ACCOUNTANTS.

          (a) Wellsford shall use its reasonable best efforts to cause to be delivered to EQR the "comfort" letter of Ernst & Young, Wellsford's independent public accountants, dated and delivered the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to EQR, in form and substance reasonably satisfactory to EQR and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

          (b) EQR shall use its reasonable best efforts to cause to be delivered to Wellsford the "comfort" letter of Ernst & Young, EQR's independent public accountants, dated the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to Wellsford, in form and substance reasonably satisfactory to Wellsford and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

     5.9 TRANSFER AND GAINS TAXES. EQR and Wellsford shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the transactions contemplated by this Agreement (together with any related interests, penalties or additions to tax, "Transfer and Gains Taxes"). From and after the Effective Time, the Surviving Trust shall, or shall cause ERP Operating Partnership, as appropriate, to pay or cause to be paid, without deduction or withholding from any amounts payable to the holders of beneficial interests in the Surviving Trust, all Transfer and Gains Taxes.

     5.10  BENEFIT PLANS AND OTHER EMPLOYEE ARRANGEMENTS.

          (a) BENEFIT PLANS. After the Effective Time, all employees of Wellsford who are employed by the Surviving Trust shall, at the option of the Surviving Trust, either continue to be eligible to participate in an "employee benefit plan", as defined in Section 3(3) of ERISA, of Wellsford which is, at the option of the Surviving Trust, continued by the Surviving Trust, or alternatively shall be eligible to participate in the same manner as other similarly situated employees of the Surviving Trust who were formerly employees of EQR in any "employee benefit plan," as defined in Section 3(3) of ERISA, sponsored or maintained by the Surviving Trust after the Effective Time. With respect to each such employee benefit plan, service with EQR or any EQR Subsidiary or with Wellsford or any Wellsford Subsidiary (as applicable) shall be included for purposes of determining eligibility to participate, vesting (if applicable) and entitlement to benefits. With respect to medical benefits provided by the Surviving Trust on and after the Closing Date, coverage that would otherwise be denied due to a preexisting illness shall be provided to those employees who were covered by a plan sponsored by EQR, Wellsford or any of their Subsidiaries before the Closing Date, but only to the extent that such illness was covered under such a plan before the Closing Date.

          (b) SHARE INCENTIVE PLANS. The share incentive plans of Wellsford and EQR, respectively, shall be terminated or continued, as specifically set forth in the Articles of Merger.

          (c) RETENTION PROGRAM. As of the Effective Time, the Surviving Trust shall adopt a severance and retention program (the "Retention Program") with respect to those employees of Wellsford and the Wellsford Subsidiaries set forth in Schedule 5.10 to the Wellsford Disclosure Letter (the "Schedule 5.10 Employees") by issuing to such Schedule 5.10 Employees a letter substantially in the form attached hereto as Exhibit "I" (the "Retention Program Letter"); provided, however, that in no event may the aggregate obligations of Wellsford and the Surviving Trust under the Retention Program exceed $544,575. The Surviving Trust shall maintain the Retention Program in accordance with the terms thereof. In no event shall Wellsford adopt or agree to any other severance or retention program in addition to the Retention Program, except as otherwise specifically set forth in this Agreement. Neither the Retention Program nor any other term of this Agreement shall require the Surviving Trust to continue the employment of any employee of Wellsford after the Effective Time. The Surviving Trust shall pay the amount set forth in Schedule 5.10 to the Wellsford Disclosure Letter to each Schedule 5.10 Employee whose employment is involuntarily terminated by the Surviving Trust without cause prior to such employee's receipt of the Retention Program Letter.

          (d) AGREEMENT OF OPTIONEES. Prior to the Closing, Wellsford shall use its best efforts to obtain the written agreement of each employee (other than the Executives of Wellsford as set forth in Exhibit "J" to this Agreement) holding an option to purchase Wellsford Common Shares described in Schedule 2.3 to the Wellsford Disclosure Letter and of David Kelley to the cancellation of such option at the Effective Time for cash in an amount equal to the difference between $27.50 and the applicable exercise price set forth in such option, multiplied by the number of Wellsford Common Shares subject to such option.

          (e) RELEASE OF SURVIVING TRUST.  At the Closing, each of (i) Jeffrey
H. Lynford, (ii) Edward Lowenthal, and (iii) each of the other Key Executives set forth in Exhibit "J" who have agreed to the conversion of their options to purchase Wellsford Common Shares into options to purchase common shares of Newco, shall release the Surviving Trust from any obligations of Wellsford to him under options to purchase Wellsford Common Shares which are exchanged for or converted into options to purchase common shares of Newco.

          (f) WITHHOLDING. Wellsford shall require each employee who exercises an option to purchase Wellsford Common Shares or who receives Wellsford Common Shares pursuant to any existing commitment to pay to Wellsford in cash or Wellsford Common Shares an amount sufficient to satisfy in full Wellsford's obligation to withhold Taxes incurred by reason of such exercise or issuance.

          (g) EXECUTIVES. The compensation, benefits, payments, accelerations, share options and share appreciation rights of the "Executives" and the trustees of Wellsford, as set forth in Exhibit "J" to this Agreement, shall be satisfied at the Effective Time in accordance with the terms set forth in Exhibit "J" and
Schedule 5.10(g) to the Wellsford Disclosure Letter. For purposes of valuing all existing options to be converted into options to purchase common shares of Newco, Wellsford has utilized the Merrill Lynch trading desk formula pricing model and take into account the number of options held, the exercise price and duration thereof, the volatility of the market price of the shares involved, and other required factors.

          (h) COMMITTEE ACTION. Wellsford shall cause the appropriate committee to take the appropriate action under Wellsford's 1992 Share Option Plan and under its Long-Term Management Incentive Plan to cause each option to purchase Wellsford Common Shares which remains unexercised as of the Effective Time to be amended to adjust the number of shares for which such option is thereafter exercisable and the exercise price by the Exchange Ratio, as provided for in the Articles of Merger.

     5.11  INDEMNIFICATION.

          (a) From and after the Effective Time, the Surviving Trust shall provide exculpation and indemnification for each person who is now or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or trustee of Wellsford or any Wellsford Subsidiary (the "Indemnified Parties") which is the same as the exculpation and indemnification provided to the Indemnified Parties by Wellsford and the Wellsford Subsidiaries immediately prior to the Effective Time in its Amended and Restated Declaration of Trust and Bylaws, as in effect on the date hereof; provided, that such exculpation and indemnification covers actions on or prior to the Effective Time, including, without limitation, all transactions contemplated by this Agreement. In no event shall the Surviving Trust be obligated to provide directors' and officers' liability insurance. If the Surviving Trust has directors and officers' insurance, such insurance shall apply to all directors and officers of the Surviving Trust serving as such during the period such coverage is in effect.

          (b) The Surviving Trust shall continue in force and effect after the Effective Time each Indemnification Agreement between EQR and any Person which was in force and effect immediately prior to the Effective Time.

          (c) The provisions of this Section 5.11 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her personal representatives and shall be binding on all successors and assigns of EQR and Wellsford.

          (d) In the event that the Surviving Trust or any of its respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this Section 5.11, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each trustee and officer covered hereby.

     5.12 CONTRIBUTION AGREEMENT. Wellsford shall cause Newco to execute the Contribution Agreement and any other agreement related to the transactions contemplated hereby to which Newco is a party provided that Wellsford has obtained all material consents required to be obtained by Wellsford and the Wellsford Subsidiaries from third parties in order to perform their respective obligations under the Contribution Agreement and the other agreements contemplated hereby to which Newco is a party. Wellsford shall diligently seek and use its best efforts to obtain such consents prior to the Closing Date. Wellsford shall keep EQR currently apprised of its progress in obtaining such consents. Wellsford shall inform EQR promptly if it appears unlikely that any given consent will be obtained. Wellsford shall cooperate with EQR in taking any action to either obtain such consents or to put Wellsford and the Wellsford Subsidiaries in a position so that such consents are no longer required; provided such action does not cost Wellsford a material amount or materially adversely affect Wellsford and the Wellsford Subsidiaries.

     5.13 DECLARATION OF DIVIDENDS AND DISTRIBUTIONS. From and after the date of this Agreement, Wellsford shall not make any dividend or distribution to its shareholders without the prior written consent of EQR; provided, however, the written consent of EQR shall not be required for the distribution of Newco shares pursuant to the Spin-Off and for the authorization and payment of quarterly distributions with respect to the Wellsford Common Shares of up to $0.485 per share, the Wellsford Series A Preferred Shares of up to $0.4375 per share and the Wellsford Series B Preferred Shares of up to $0.603125 per share; provided, however, the record date for each distribution with respect to the Wellsford Common Shares shall be the same date as the record date for the quarterly distribution for the Common Shares of EQR as provided to Wellsford by notice not less than twenty (20) business days prior to the record date for any quarterly EQR distribution; provided, however, in the event EQR has not notified Wellsford of the record date for a quarterly distribution with respect to the EQR Common Shares for any quarter prior to the last twenty (20) business days of such quarter, Wellsford may authorize a distribution on the Wellsford Common Shares, subject to the terms and conditions of this Section 5.13. Notwithstanding the foregoing, if EQR is to be the Surviving Trust, Wellsford may make distributions to its shareholders in excess of the foregoing amounts without the consent of EQR but only to the extent such distributions are required to comply with the minimum distribution requirements set forth in
Section 857(b) of the Code.

     5.14 CONSULTING AGREEMENTS. ERP Operating Partnership shall enter into a consulting agreement with each of Jeffrey H. Lynford and Edward Lowenthal which shall become effective as of the Effective Time and shall be in substantially the forms attached hereto as Exhibit "K".

     5.15 TRANSFER OF MANAGEMENT COMPANY SHARES. At the Closing, Wellsford shall cause the owners (other than Wellsford or a wholly-owned subsidiary of Wellsford) to transfer to such person or persons as EQR shall designate by written notice delivered to Wellsford prior to the Closing, all of the shares of Wellsford Holly Management Inc. ("Management Corp.") owned by them, constituting all the outstanding shares of the Management Corp. which are not owned by Wellsford or a wholly-owned subsidiary of Wellsford for an aggregate consideration of $1.00, unless Management Corp. was dissolved prior to the Closing Date.

     5.16 TRANSFER OF WELLSFORD ASSETS AFTER EFFECTIVE TIME. Wellsford acknowledges that immediately after the Effective Time, the real properties owned by Wellsford and the Wellsford Subsidiaries and the equity interests in certain of the Wellsford Subsidiaries shall be transferred to ERP Operating Partnership, subject to all liabilities of Wellsford and the Wellsford Subsidiaries, as a capital contribution in exchange for a number of units and preferred units of ERP Operating Partnership equal to the number of common shares of beneficial interest and preferred shares of beneficial interest of the Surviving Trust issued in the Merger to the owners of the shares of beneficial interest of Wellsford in the Merger; provided, however, that Wellsford makes no representation or warranty regarding EQR's ability to accomplish the foregoing, the costs that would be incurred in connection therewith or any consents or approvals that may be required therefor.

     5.17  NOTICES.

          (a) Within the time period provided for in the Amended and Restated Declaration of Trust of the Surviving Trust, the Surviving Trust shall notify the holders of Wellsford Series A Preferred Shares (which have been converted into Series D Preferred Shares of the Surviving Trust) of the conversion rate applicable to such shares after giving effect to the Merger.

          (b) Each party shall provide such notice to its shareholders of the Merger as is required under Maryland law.

     5.18 RESIGNATIONS. On the Closing Date, Wellsford shall cause the trustees, directors and officers of Wellsford and each of the Wellsford Subsidiaries (excluding Newco and its Subsidiaries) to submit their resignations from such positions, effective as of the Effective Time.

     5.19 THIRD PARTY MANAGEMENT AGREEMENTS. Wellsford shall not amend the existing Third Party Management Agreement which provides that such agreement may be cancelled by Wellsford on thirty days' notice or less without any charge, penalty or other cost for such cancellation. Wellsford shall not renew the other existing Third Party Management Agreement which expires in April, 1997 except on terms which permit its cancellation by Wellsford on thirty days' notice or less without any charge, penalty or other cost for such cancellation, and shall not thereafter amend such terms.

     5.20 REPAYMENT OF CERTAIN INDEBTEDNESS. Wellsford covenants that on the Closing Date it shall cause Newco and its Subsidiaries to repay all loans made to any of them by Wellsford or the other Wellsford Subsidiaries and to procure on the Closing Date the unconditional and irrevocable release of Wellsford and such other Wellsford Subsidiaries from any guaranties of the obligations of Newco and its Subsidiaries (whether effected directly or indirectly through the repayment of the indebtedness so guaranteed), other than the guaranties contemplated under the Credit Enhancement Agreement and the Palomino Agreement. Wellsford covenants that it shall cause Newco to apply the Contribution Funds (as defined in the Contribution Agreement) and shall cause Newco to request purchases of shares of Newco under the Newco Stock Purchase Agreement to the extent that Newco does not repay such indebtedness from other sources and obtain such releases by other means.

     5.21 10B-17 NOTICE. Wellsford shall give any notice required under Rule 10b-17 promulgated under the Exchange Act of the record date for determining the holders of Wellsford Common Shares entitled to receive the distribution of the shares of Newco owned by Wellsford. The parties shall co-operate in establishing the date for the Closing Date in order to facilitate compliance with said Rule.

     5.22 DENVER LEASE. Prior to the Closing Date, Wellsford may sublease the office space in Denver, Colorado currently leased by Wellsford (the "Denver Space") to a subtenant with EQR's prior consent, which consent shall not be withheld if such prospective tenant is financially capable of making the rental payments under the sublease. If the Denver Space has not been subleased by Wellsford by the Closing Date, the Surviving Trust shall use reasonable commercial efforts to sublease the Denver Space; provided that the Surviving Trust shall not be required to sublease such space to any Person which is not financially capable of making the payments required under the sublease. Newco may refer potential tenants to the Surviving Trust and may sublease the Denver Space itself. If the Denver Space is not subleased by the Closing Date, but is thereafter subleased by the Surviving Trust, the Surviving Trust shall pay to Newco the present value (determined using an interest rate of 8%) of all base rent payable under such sublease (net of third party brokers' commissions) promptly after such sublease is executed by the parties.

     5.23 NEW YORK LEASE. If prior to the Effective Time Wellsford is unable to obtain the consent of the landlord under the lease of the office space in New York, New York currently leased by Wellsford (the "New York Lease") to either
(a) the assignment of the New York Lease to Newco and the release of the Surviving Trust from all liability under the New York Lease, or (ii) the sublease to Newco of the space leased under the New York Lease, then the Surviving Trust will reasonably co-operate with Newco to provide Newco with the benefits of the New York Lease, including becoming a 50% joint venture partner with Newco in an entity formed to sublease such space.

     5.24 AMENDMENT TO ARTICLES OF WPHC. Prior to the Closing Date, Wellsford shall cause: (a) the Articles of Incorporation of WPHC to be amended so as to provide (i) for two classes of common shares which shall be identical in all respects except that (A) one class shall be voting (the "WPHC Voting Shares") and one class shall be non-voting (the "WPHC Non-Voting Shares"), and (B) each WPHC Non-Voting Share shall be convertible at any time into one WPHC Voting Share, and (ii) that no dividend may be declared or paid on the outstanding shares of either class of common shares of WPHC unless the same dividend is declared on both classes of common shares of WPHC, except that any stock dividend payable solely in common shares of WPHC shall be paid in WPHC Voting Shares, as to such dividends on WPHC Voting Shares, or WPHC Non-Voting Shares, as to dividends on WPHC Non-Voting Shares, and (b) the shares of WPHC owned by Wellsford to be converted or exchanged for 80 WPHC Voting Shares, which shall be contributed to Newco pursuant to the Contribution Agreement, and 20 WPHC Non-Voting Shares, which shall continue to be owned by the Surviving Trust after the Effective Time.

     5.25 COMPLETION OF ARTICLES OF MERGER. If the Closing Date occurs on or after the annual meeting of the shareholders of EQR for 1997, Exhibit "B" to the Articles of Merger shall be completed prior to the execution thereof by the parties in such a manner so that each of Jeffrey H. Lynford and Edward Lowenthal shall be designated as trustees whose terms expire at the annual meeting of the shareholders of the Surviving Trust held in 2000. If the Closing Date occurs before the annual meeting of the shareholders of EQR for 1997, (a) Exhibit "B" to the Articles of Merger shall be completed prior to the execution thereof by the parties in such a manner so that each of Jeffrey H. Lynford and Edward Lowenthal shall be designated as trustees whose terms expire at the annual meeting of the shareholders of the Surviving Trust held in 1998, and (b) Jerry
H. Lynford and Edward Lowenthal shall be designated as management's designees in the Surviving Trust's proxy material for its annual meeting of shareholders held in 1998 to serve as trustees of the Surviving Trust with terms expiring at the annual meeting of shareholders of the Surviving Trust held in 2000. The terms of the remaining trustees of the Surviving Trust shall be completed in Exhibit "B" in the manner designated by EQR.


                                   ARTICLE 6
                                   ---------

                                   CONDITIONS
                                   ----------

     6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) SHAREHOLDER APPROVALS. This Agreement, the Merger and the transactions contemplated by this Agreement shall have been approved and adopted by the Shareholder Approvals.

          (b) LISTING OF SHARES. The NYSE shall have approved for listing the shares of beneficial interest of the Surviving Trust to be issued in the Merger, subject in each case to official notice of issuance.

          (c) REGISTRATION STATEMENT. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings by the SEC seeking a stop order.

          (d) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated hereby shall be in effect.

          (e) BLUE SKY LAWS. The Surviving Trust shall have received all state securities or "blue sky" permits and other authorizations necessary to issue shares of beneficial interest to the shareholders of EQR and Wellsford.

          (f) OPINION OF MARYLAND COUNSEL. EQR and Wellsford shall have received the opinion of Ballard Spahr Andrews & Ingersoll to the effect that this Agreement and the Articles of Merger are enforceable under Maryland law, that all requisite approval of the Merger by the shareholders of EQR and Wellsford has been obtained, and as to such other matters as are customary in a transaction such as the Merger.

     6.2 CONDITIONS TO OBLIGATIONS OF EQR. The obligations of EQR to effect the Merger and to consummate the other transactions contemplated to occur on the Closing Date are further subject to the following conditions, any one or more of which may be waived by EQR:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Wellsford set forth in this Agreement shall be true and correct as of the Closing Date (other than changes thereto which occurred solely by reason of the Spin-Off), as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and EQR shall have received a certificate (which certificate may be qualified by Knowledge to the same extent as the representations and warranties of Wellsford contained herein are so qualified) signed on behalf of Wellsford by the chief executive officer or the chief financial officer of Wellsford, in such capacity, to such effect; provided, however, that no representation or warranty shall be deemed to have been breached as a result of any act of Newco and its Subsidiaries taken or omitted to be taken after the date of this Agreement, if such act or omission was taken or omitted to be taken without causing Newco to breach Section 4.2 of this Agreement. For the purposes of Section 6.2(a), the representations and warranties of Wellsford shall be deemed true and correct unless the breach of such representations and warranties, in the aggregate, could reasonably be expected to have a Wellsford Material Adverse Effect.

          (b) PERFORMANCE OF OBLIGATIONS OF WELLSFORD. Wellsford shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and EQR shall have received a certificate signed on behalf of Wellsford by the chief executive officer or the chief financial officer of Wellsford, in such capacity, to such effect. For purposes of this Agreement, the inability of Newco to (i) repay all of the loans and advances made to it by Wellsford or any of the other Wellsford Subsidiaries, after giving effect to all cash to be received by Newco on the Closing Date (including any amounts to be received under the Newco Stock Purchase Agreement), shall be deemed to be a material default, and (ii) the inability of Newco to obtain the unconditional and irrevocable release from any obligations of Newco and its Subsidiaries issued after the date of this Agreement (whether directly through a release or indirectly through the payment of the indebtedness so guaranteed) shall be deemed to be a material default. Notwithstanding the foregoing, if Newco is unable to repay such indebtedness to Wellsford on the Closing Date, after giving effect to all cash to be received by Newco on the Closing Date (including any amounts to be received under the Newco Stock Purchase Agreement), EQR may, at its option, and in lieu of terminating this Agreement, require Newco to execute and deliver to the Surviving Trust a promissory note in the amount of such indebtedness which Newco is unable to pay, payable in twelve (12) equal consecutive monthly installments on the last day of each month, commencing with the month next following the month in which the Merger occurs, together with interest thereon at a rate equal to the Revolver Rate plus 2%, payable with each installment of principal.

          (c) MATERIAL ADVERSE CHANGE. Since the date of this Agreement, there shall have been no Wellsford Material Adverse Change and EQR shall have received a certificate of the chief executive officer or chief financial officer of Wellsford, in such capacity, certifying to such effect.

          (d) OPINIONS RELATING TO REIT AND PARTNERSHIP STATUS. EQR shall have received an opinion of counsel to Wellsford, reasonably satisfactory to EQR, that, commencing with its taxable year ended December 31, 1993, Wellsford was organized and has operated in conformity with the requirements for qualification as a REIT under the Code (with customary exceptions, assumptions and qualifications and based upon customary representations).

          (e) OTHER TAX OPINION. EQR shall have received an opinion dated the Closing Date from counsel to EQR, based upon certificates and letters, which letters and certificates are substantially in the form set forth in Exhibit "L" hereto and dated the

     Closing Date, to the effect that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Code.

          (f) COMFORT LETTER. EQR shall have received the letter from the accountants for Wellsford required by Section 5.8 hereof.

          (g) OPINION OF COUNSEL. EQR shall have received an opinion from Robinson Silverman Pearce Aronsohn & Berman LLP or other counsel to Wellsford reasonably satisfactory to EQR dated the Closing Date in form and substance reasonably satisfactory to EQR addressing the matters set forth in Exhibit "M" hereto.

          (h) CONSENTS. All consents and waivers (including, without limitation, waivers of rights of first refusal) from third parties necessary in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not result, individually or in the aggregate, in an EQR Material Adverse Effect or a Wellsford Material Adverse Effect.

          (i) CONSULTING AGREEMENTS. Jeffrey H. Lynford and Edward Lowenthal shall have executed and delivered their respective Consulting Agreements.

          (j) SHARES OF MANAGEMENT CORP. Unless Management Corp. was dissolved before the Closing Date, the voting shares of Management Corp. shall have been transferred to EQR's designees in accordance with Section 5.15.

          (k) RELEASES. The Key Executives shall have executed the releases described in Section 5.10(e).

          (l) WPHC ARTICLES. The Articles of Incorporation of WPHC shall have been amended as provided in Section 5.24 and immediately prior to the Spin-off, Wellsford's ownership interest in WPHC shall consist solely of 80 WPHC Voting Shares and 20 WPHC Non-Voting Shares.

          (m) CONTRIBUTION AGREEMENT. Wellsford and Newco shall have entered into the Contribution Agreement and each of the transactions contemplated thereby shall have been completed to the extent required to be completed thereunder as of such time.

          (n) NEWCO STOCK PURCHASE AGREEMENT. Newco shall have executed and delivered the Newco Stock Purchase Agreement.

          (o) PALOMINO CREDIT ENHANCEMENT AGREEMENT. Newco shall have executed and delivered the Palomino Credit Enhancement Agreement.

          (p) PALOMINO AGREEMENT. Newco shall have executed and delivered the Palomino Agreement.

          (q) SONTERRA RIGHT OF FIRST OFFER. Newco shall have executed and delivered the Sonterra Right of First Offer Agreement.

          (r) TRANSACTION COSTS AGREEMENT. Each of Wellsford and Newco shall have executed and delivered the Transaction Costs Agreement.

     6.3 CONDITIONS TO OBLIGATIONS OF WELLSFORD. The obligation of Wellsford to effect the Merger and to consummate the other transactions contemplated to occur on the Closing Date is further subject to the following conditions, any one or more of which may be waived by Wellsford:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of EQR set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and Wellsford shall have received a certificate (which certificate may be qualified by Knowledge to the same extent as the representations and warranties of EQR contained herein are so qualified) signed on behalf of EQR by the chief executive officer and the chief financial officer of such party to such effect. For the purposes of this Section 6.3(a), the representations and warranties of EQR shall be deemed true and correct unless the breach of such representations and warranties, in the aggregate, could reasonably be expected to have an EQR Material Adverse Effect.

          (b) PERFORMANCE OF OBLIGATIONS OF EQR. EQR shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Wellsford shall have received a certificate of EQR signed on behalf of EQR by the chief executive officer or the chief financial officer of EQR, in such capacity, to such effect.

          (c) MATERIAL ADVERSE CHANGE. Since the date of this Agreement, there shall have been no EQR Material Adverse Change and Wellsford shall have received a certificate of the chief executive officer or chief financial officer of EQR, in such capacity, certifying to such effect.

          (d) COMFORT LETTER. Wellsford shall have received the letter from the accountants for EQR required by Section 5.8 hereof.

          (e) OPINION RELATING TO REIT STATUS AND PARTNERSHIP STATUS. Wellsford shall have received an opinion of counsel to EQR, reasonably satisfactory to Wellsford, that, commencing with its taxable year ended December 31, 1993, (A) EQR was organized and has operated in conformity with the requirements for qualification as a REIT under the Code and (B) ERP Operating Partnership has been during and since 1993 and continues to be, treated of federal income tax purposes as a partnership, and not as a corporation or association taxable as a corporation (with customary exceptions, assumptions and qualifications and based upon customary representations).

          (f) OTHER TAX OPINION. Wellsford shall have received an opinion dated the Closing Date from counsel to Wellsford, based upon certificates and letters, which letters and certificates are substantially in the form set forth in Exhibit "N" hereto and dated the Closing Date, to the effect that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Code.

          (g) OPINION OF COUNSEL. Wellsford shall have received an opinion from Rudnick & Wolfe or other counsel to EQR reasonably satisfactory to Wellsford dated the Closing Date in form and substance reasonably satisfactory to Wellsford addressing the matters set forth in Exhibit "O" hereto dated the Closing Date.

          (h) CONSENTS. All consents and waivers (including, without limitation, waivers or rights of first refusal) from third parties necessary in connection with the consummation of the transactions contemplated hereby shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not result, individually or in the aggregate, in an EQR Material Adverse Effect or a Wellsford Material Adverse Effect.

          (i) CONSULTING AGREEMENT. ERP Operating Partnership shall have executed the Consulting Agreements with each of Jeffrey H. Lynford and Edward Lowenthal.

          (j) NEWCO STOCK PURCHASE AGREEMENT. ERP Operating Partnership shall have executed and delivered the Newco Stock Purchase Agreement.

          (k) PALOMINO CREDIT ENHANCEMENT AGREEMENT. ERP Operating Partnership shall have executed and delivered the Palomino Credit Enhancement Agreement.

          (l) PALOMINO AGREEMENT. ERP Operating Partnership shall have executed and delivered the Palomino Agreement.

          (m) SONTERRA RIGHT OF FIRST OFFER. ERP Operating Partnership shall have executed and delivered the Sonterra Right of First Offer Agreement.

          (n) TRANSACTION COSTS AGREEMENT. EQR shall have executed and delivered the Transaction Costs Agreement.

                                   ARTICLE 7
                                   ---------

                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------

     7.1 TERMINATION. This Agreement may be terminated at any time prior to the filing of the Articles of Merger with the Department, whether before or after either of the Shareholder Approvals are obtained:

          (a) by mutual written consent duly authorized by the respective Boards of Trustees of EQR and Wellsford;

          (b) by EQR, upon a breach of any representation, warranty, covenant, obligation or agreement on the part of Wellsford set forth in this Agreement, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b), as the case may be, would be incapable of being satisfied by August 1, 1997 (or as otherwise extended);

          (c) by Wellsford, upon a breach of any representation, warranty, covenant obligation or agreement on the part of EQR set forth in this Agreement, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b), as the case may be, would be incapable of being satisfied by August 1, 1997 (or as otherwise extended);

          (d) by either EQR or Wellsford, if any judgment, injunction, order, decree or action by any Governmental Entity of competent authority preventing the consummation of the Merger shall have become final and nonappealable;

          (e) by either EQR or Wellsford, if the Merger shall not have been consummated before August 1, 1997; provided, in the case of termination pursuant to this Section 7.1(e), the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure referred to in this Section;

          (f) by either EQR or Wellsford if, upon a vote at a duly held Wellsford Shareholders Meeting or any adjournment thereof, Wellsford Shareholder Approvals shall not have been obtained as contemplated by
     Section 5.1;

          (g) by either EQR or Wellsford if, upon a vote at a duly held EQR Shareholders Meeting or any adjournment thereof, the EQR Shareholder Approvals shall not have been obtained as contemplated by Section 5.1;

          (h) by Wellsford, if prior to the Wellsford Shareholders Meeting, the Board of Trustees of Wellsford shall have withdrawn or modified its approval or recommendation of the Merger or this Agreement in connection with, or approved or recommended, a Superior Acquisition Proposal;

          (i) by EQR if (i) prior to the Wellsford Shareholders Meeting, the Board of Trustees of Wellsford shall have withdrawn or modified in any manner adverse to EQR its approval or recommendation of the Merger or this Agreement in connection with, or approved or recommended, any Superior Acquisition Proposal, or (ii) Wellsford shall have entered into a definitive agreement with respect to any Acquisition Proposal; and

          (j) by Wellsford or EQR if the Average Closing Price is less than $37.00 per share; provided, however, any notice of termination given pursuant to this Section 7.1(j) shall be given within three (3) business days after the date that such right of termination accrues.

     7.2 CERTAIN FEES AND EXPENSES. If this Agreement shall be terminated (i) pursuant to Section 7.1(h) or 7.1(i), then Wellsford will pay EQR (provided Wellsford was not entitled to terminate this Agreement pursuant to Section 7.1(c) at the time of such termination) a fee equal to the Break-Up Fee (as defined below), (ii) pursuant to Section 7.1(b) or 7.1(f), then Wellsford will pay EQR (provided Wellsford was not entitled to terminate this Agreement pursuant to Section 7.1(c) at the time of such termination) an amount equal to the Break-Up Expenses (as defined below). If this Agreement shall be terminated pursuant to Section 7.1(c) or 7.1(g), then EQR will pay Wellsford (provided EQR was not entitled to terminate this Agreement pursuant to Section 7.1(b) at the time of such termination), an amount equal to the Break-Up Expenses. If the Merger is not consummated (other than due to the termination of this Agreement pursuant to Section 7.1(a), 7.1(g) or 7.1(j) or EQR's failure to perform its obligations under this Agreement in such a manner so as to entitle Wellsford to terminate this Agreement pursuant to Section 7.1(c)) and at the time of the termination of this Agreement an Acquisition Proposal has been received by Wellsford, and either prior to the termination of this Agreement or within twelve (12) months thereafter Wellsford or any Wellsford Subsidiary enters into any written Acquisition Proposal which is subsequently consummated (whether or not such Acquisition Proposal is the same Acquisition Proposal which had been received at the time of the termination of this Agreement), then Wellsford shall pay the Break-Up Fee to EQR. The payment of the Break Up Fee shall be compensation and liquidated damages for the loss suffered by EQR as a result of the failure of the Merger to be consummated and to avoid the difficulty of determining damages under the circumstances and neither party shall have any other liability to the other after the payment of the Break-Up Fee. The Break-Up Fee shall be paid by Wellsford to EQR, or the Break-Up Expenses shall be paid by Wellsford to EQR or EQR to Wellsford (as applicable), in immediately available funds within fifteen (15) days after the date the event giving rise to the obligation to make such payment occurred. As used in this Agreement, "Break-Up Fee" shall be an amount equal to the lesser of (i) $14,000,000 plus Break-Up Expenses (the "Base Amount") and (ii) the sum of (A) the maximum amount that can be paid to EQR without causing it to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code ("Qualifying Income"), as determined by independent accountants to EQR, and (B) in the event EQR receives a letter from outside counsel (the "Break-Up Fee Tax Opinion") indicating that EQR has received a ruling from the IRS holding that EQR's receipt of the Base Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (the "REIT Requirements") or that the receipt by EQR of the remaining balance of the Base Amount following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, the Base Amount less the amount payable under clause (A) above. Wellsford's obligation to pay any unpaid portion of the Break-Up Fee shall terminate three years from the date of this Agreement. In the event that EQR is not able to receive the full Base Amount, Wellsford shall place the unpaid amount in escrow and shall not release any portion thereof to EQR unless and until Wellsford receives any one or combination of the following: (i) a letter from EQR's independent accountants indicating the maximum amount that can be paid at that time to EQR without causing EQR to fail to meet the REIT Requirements or (ii) a Break-Up Fee Tax Opinion, in which event Wellsford shall pay to EQR the lesser of the unpaid Base Amount or the maximum amount stated in the letter referred to in (i) above. The "Break-Up Expenses" payable to EQR or Wellsford, as the case may be (the "Recipient"), shall be an amount equal to the lesser of (i) $2,500,000, (ii) the Recipient's out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, all attorneys', accountants' and investment bankers' fees and expenses) and (iii) the sum of (A) the maximum amount that can be paid to the Recipient without causing it to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income, as determined by independent accountants to the Recipient, and (B) in the event the Recipient receives a Break Up Fee Tax Opinion indicating that the Recipient has received a ruling from the IRS holding that the Recipient's receipt of the Expense Fee would either constitute Qualifying Income or would be excluded from gross income within the meaning of the REIT Requirements or that receipt by the Recipient of the remaining balance of the Expense Fee following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, the Expense Fee less the amount payable under clause (A) above. The obligation of EQR or Wellsford, as applicable ("Payor"), to pay any unpaid portion of the Break Up Expenses shall terminate three years from the date of this Agreement. In the event that the Recipient is not able to receive the full Expense Fee, the Payor shall place the unpaid amount in escrow and shall not release any portion thereof to the Recipient unless and until the Payor receives any one or combination of the following: (i) a letter from the Recipient's independent accountants indicating the maximum amount that can be paid at that time to the Recipient without causing the Recipient to fail to meet the REIT Requirements or (ii) a Break-Up Fee Tax Opinion, in which event the Payor shall pay to the Recipient the lesser of the unpaid Expense Fee or the maximum amount stated in the letter referred to in (i) above.

     7.3 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Wellsford or EQR as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of EQR, or Wellsford, other than the last sentence of Section 5.2, Section 7.2, this Section 7.3 and Article 8; provided that (a) if this Agreement is terminated by EQR pursuant to Section 7.1(b), Wellsford shall not be entitled to any of the benefits of Section 7.2, or (b) if this Agreement is terminated by Wellsford pursuant to Section 7.1(c), EQR shall not be entitled to any of the benefits of Section 7.2.

     7.4 AMENDMENT. This Agreement may be amended by the parties in writing by action of their respective Boards of Trustees at any time before or after any Shareholder Approvals are obtained and prior to the filing of the Articles of Merger with the Department; provided, however, that, after the Shareholder Approvals are obtained, no such amendment, modification or supplement shall be made which by law requires the further approval of shareholders without obtaining such further approval.

     7.5 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.4, waive compliance with any of the agreements or conditions of the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.


                                   ARTICLE 8
                                   ---------

                               GENERAL PROVISIONS
                               ------------------

     8.1 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement confirming the representations and warranties in this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     8.2 NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

          (a)  if to EQR, to:          Equity Residential Properties Trust
                                       Two North Riverside Plaza, Suite 400
                                       Chicago, Illinois  60606
                                       Attention: President
                                       Fax No. (312) 207-5243

               with a copy to:         Equity Residential Properties Trust
                                       Two North Riverside Plaza, Suite 400
                                       Chicago, Illinois  60606
                                       Attention: Bruce C. Strohm, Esq.
                                       Fax No. (312) 454-0039

                                       Rudnick & Wolfe
                                       203 N. LaSalle St., Suite 1800
                                       Chicago, Illinois  60601
                                       Attention: Errol R. Halperin, Esq.
                                       Fax No. (312) 236-7516

          (b)  if to Wellsford, to:    Wellsford Residential Property Trust
                                       610 Fifth Avenue, 7th Floor
                                       New York, New York  10020
                                       Attention: President
                                       Fax No. (212) 333-2323

               with a copy to:         Robinson Silverman Pearce Aronsohn &
                                       Berman LLP
                                       1290 Avenue of the Americas
                                       New York, New York  10104-0053
                                       Attention: Alan S. Pearce, Esq.
                                       Fax No. (212) 541-1411

All notices shall be deemed given only when actually received.

     8.3 INTERPRETATION. When a reference is made in this -Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     8.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

     8.5 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement, the Wellsford Disclosure Letter, the EQR Disclosure Letter, the Confidentiality Agreement and the other agreements entered into in connection with the Transactions (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and (b) except as provided in
Section 5.10 (with respect to the Schedule 5.10 Employees who do not receive Retention Program Letters) and Section 5.11 ("Third Party Provisions"), are not intended to confer upon any person other than the parties hereto any rights or remedies. The Third Party Provisions may be enforced by the beneficiaries thereof or on behalf of the beneficiaries thereof by the trustees of Wellsford who had been trustees of Wellsford prior to the Effective Time.

     8.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

     8.7 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     8.8 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.
It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Illinois or New York or in any Illinois or New York State court located in Illinois or New York, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any federal court located in the State of Illinois or New York or any Illinois or New York State court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

     8.9 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     8.10  NON-RECOURSE.

          (a) This Agreement and all documents, agreements, understandings and arrangements relating hereto have been entered into or executed on behalf of Wellsford by the undersigned in his capacity as a trustee or officer of Wellsford, which has been formed as a Maryland real estate investment trust pursuant to an Amended and Restated Declaration of Trust of Wellsford dated as of November 2, 1992, as amended and restated, and not individually, and neither the trustees, officers nor shareholders of Wellsford shall be personally bound or have any personal liability hereunder. EQR shall look solely to the assets of Wellsford for satisfaction of any liability of Wellsford with respect to this Agreement and any other agreements to which it is a party. EQR will not seek recourse or commence any action against any of the shareholders of Wellsford or any of their personal assets, and will not commence any action for money judgments against any of the trustees or officers of Wellsford or seek recourse against any of their personal assets, for the performance or payment of any obligation of Wellsford hereunder or thereunder.

          (b) This Agreement and all documents, agreements, understandings and arrangements relating hereto have been entered into or executed on behalf of EQR by the undersigned in his capacity as a trustee or officer of EQR, which has been formed as a Maryland real estate investment trust pursuant to an Amended and Restated Declaration of Trust of EQR dated as of August 10, 1993, as amended and restated, and not individually, and neither the trustees, officers nor shareholders of EQR shall be personally bound or have any personal liability hereunder. Wellsford shall look solely to the assets of EQR for satisfaction of any liability of EQR with respect to this Agreement and any other agreements to which it is a party. Wellsford will not seek recourse or commence any action against any of the shareholders of EQR or any of their personal assets, and will not commence any action for money judgments against any of the trustees or officers of EQR or seek recourse against any of their personal assets, for the performance or payment of any obligation of EQR hereunder or thereunder.

     IN WITNESS WHEREOF, EQR and Wellsford have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.


                                 EQUITY RESIDENTIAL PROPERTIES
                                 TRUST


                                 By:/s/ Douglas J. Crocker II
                                    ------------------------------------------
                                    Name:  Douglas J. Crocker II
                                         -------------------------------------
                                    Title: Chief Executive Officer & President
                                          ------------------------------------

                                 WELLSFORD RESIDENTIAL PROPERTY
                                 TRUST


                                 By:/s/ Edward Lowenthal
                                    ------------------------------------------
                                    Name:  Edward Lowenthal
                                         -------------------------------------
                                    Title: President
                                          ------------------------------------

                                                                       EXHIBIT A
                                                                       ---------
                               ARTICLES OF MERGER
                               ------------------



     THESE ARTICLES OF MERGER dated as of __________________, 1997 by and between Wellsford Residential Property Trust, a Maryland Real Estate Investment Trust ("Wellsford"), and Equity Residential Properties Trust, a Maryland Real Estate Investment Trust ("Equity"), is as follows:

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, the trustees and shareholders of Wellsford and Equity have approved these Articles of Merger (the "Articles") under which Equity shall be merged with and into Wellsford (the "Merger"), and have authorized the execution hereof; and

     WHEREAS, the parties hereto have previously entered into an Agreement and Plan of Merger dated as of January __, 1997 (the "Merger Agreement"), which contemplates the Merger.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

     1. The Merger. Subject to the acceptance for record of these Articles by the Maryland Department of Assessments and Taxation (the "Department"), Equity shall be merged with and into Wellsford in accordance with Section 8.501.1 of the Corporations and Associations Article of the Annotated Code of Maryland (the "Maryland Code"), and the separate corporate existence of Equity shall thereupon cease. The Merger shall be effective at the time the Department accepts these Articles for Record [or a different time established herein, not to exceed 30 days after the Articles are accepted for Record] (the "Effective Time") (The date on which the Effective Time occurs is herein referred to as the "Effective Date"). When used in these Articles, the term "Surviving Trust" shall mean Wellsford as the trust surviving in the Merger as of the Effective Time and thereafter. As of the Effective Time, the name of the Surviving Trust shall be Equity. The Merger shall have the effects specified in Section 8.501.1(n) of the Maryland Code. If at any time the Surviving Trust shall consider or be advised that any further assignments, conveyances or assurances in law are necessary or desirable to vest, perfect or confirm in the Surviving Trust the title to any property or rights of Equity or Wellsford or otherwise to carry out the provisions hereof, the persons who are the proper officers and trustees of Equity or Wellsford immediately prior to the Effective Time (or their successors in office) shall execute and deliver any and all proper deeds, assignments and assurances in law, and do all things necessary or proper, to vest, perfect or confirm title to such property or rights in the Surviving Trust and otherwise to carry out the provisions hereof. The Surviving Trust shall be governed by the laws of the State of Maryland. The parties hereto shall take all actions necessary in accordance with applicable law and their respective Amended and Restated Declarations of Trust ("Declarations") and Bylaws to cause the Merger to be consummated at the earliest lawful and practicable date.

     2. Approval of Merger. The terms and conditions of the Merger set forth in these Articles were advised, authorized and approved by the trustees and shareholders of both Wellsford and Equity in the manner and by the vote required by their respective Declarations and Section 8-501.1 of the Maryland Code. Such advisement, authorization, and approval consisted of the Boards of Trustees of Wellsford and Equity both passing a resolution declaring the Merger advisable on substantially the same terms and conditions as set forth herein. Thereafter, these Articles were approved by the shareholders of Wellsford and Equity by the affirmative vote of at least two thirds of all the votes entitled to be cast on the matter, pursuant to Section 8-501.1(f) of the Maryland Code.

     3. Offices and Resident Agents. Neither Wellsford nor Equity presently have offices located within the State of Maryland. The name and address of the Resident Agent of Wellsford is James J. Hanks, Jr., c/o Ballard Spahr Andrews & Ingersoll, 300 East Lombard Street, Baltimore, Maryland, 21202. The name and address of the Resident Agent of Equity is The Prentice-Hall Corporation System, Maryland, 11 East Chase Street, Baltimore, Maryland 21202.

     4. Ownership of Land Interests. Equity owns interests in land in the following counties located within the State of Maryland: [list counties]

     5. Declaration of Trust. Effective as of the Effective Time, the Declaration of the Surviving Trust shall be amended and restated as set forth in Exhibit "A" to these Articles, until duly amended in accordance with its terms and applicable law. The name and address of the Surviving Trust's Resident Agent is as set forth in Section 1.2 of Exhibit "A".

     6. Trustees. As of the Effective Time, the trustees of the Surviving Trust and their terms of office shall be as set forth on Exhibit "B" attached hereto. If any of the individuals named in Exhibit "B" are unable to serve as a trustee of the Surviving Trust at the Effective Time, his successor will be nominated and elected in accordance with the Bylaws of the Surviving Trust.

     7.  Capital.

         (a) Wellsford's Declaration authorizes the issuance of 100,000,000 shares of beneficial interest, which consists of common shares and such other types or classes as the trustees may create and authorize from time to time. Common shares of beneficial interest in Wellsford ("Wellsford Common") have a par value of $.01 per share. Wellsford has established the following classes of preferred shares: (i) 4,600,000 shares of Series A Convertible Preferred Shares of Beneficial Interest, par value $.01 per share ("Wellsford

     Series A"); and (ii) 2,300,000 shares of Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share ("Wellsford Series B").

          (b) Equity's Declaration authorizes the issuance of 110,000,000 shares, of which 100,000,000 are common shares ("Equity Common") and 10,000,000 are preferred shares which the trustees may issue from time to time in one or more series. Shares of Equity Common have a par value of $.01 per share. Equity has established the following series of preferred shares: (i) 6,900,000 shares of 9-3/8% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share ("Equity Series A"); (ii) 575,000 shares of 9-1/8% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share ("Equity Series B"); and (iii) 460,000 shares of 9-1/8% Series C Cumulative Redeemable Preferred Shares, par value $.01 per share ("Equity Series C").

          (c) Effective at the Effective Time, the Declaration of the Surviving Trust will be amended and restated to, among other things, increase the number of authorized shares of beneficial interest to 200,000,000, of which 150,000,000 shall be common shares ("Survivor Common") and 50,000,000 shall be preferred shares. Shares of Equity Common will have a par value of $.01 per share. The Declaration of the Surviving Trust will establish the following classes of preferred shares: (i) 6,900,000 shares of Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share ("Survivor Series A"); (ii) 575,000 shares of Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share ("Survivor Series B"); (iii) 460,000 shares of Series C Cumulative Redeemable Preferred Shares, par value $.01 per share ("Survivor Series C"); (iv) 4,600,000 shares of Series D Convertible Preferred Shares of Beneficial Interest, par value $.01 per share ("Survivor Series D"); and
     (v) 2,300,000 shares of Series E Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share ("Survivor Series E").

     8. Conversion. The manner of converting the shares of Wellsford and Equity shall be as follows:

          (a) At the Effective Time, each share of Equity Common outstanding immediately prior to the Effective Time shall without any action on the part of the holder thereof, be converted in the Merger into one legally and validly issued, fully paid and nonassessable common share of Survivor Common.

          (b) Subject to the provisions of Section 8(j) hereof, at the Effective Time, each share of Wellsford Common outstanding immediately prior to the Effective Time shall, without any action on the part of the holder thereof, be converted into 0.625 of a share of Survivor Common.

          (c) At the Effective Time, each share of Equity Series A shall, without any action on the part of the holder thereof, continue as a preferred share of the Surviving Trust with its same rights, preferences, privileges and voting powers, and be converted in the Merger into one share of Survivor Series A.

          (d) At the Effective Time, each share of Equity Series B shall, without any action on the part of the holder thereof, continue as a preferred share of the Surviving Trust with its same rights, preferences, privileges and voting powers, and be converted in the Merger into one share of Survivor Series B.

          (e) At the Effective Time, each share of Equity Series C shall, without any action on the part of the holder thereof, continue as a preferred share of the Surviving Trust with its same rights, preferences, privileges and voting powers, and be converted in the Merger into one share of Survivor Series C.

          (f) At the Effective Time, each share of Wellsford Series A shall, without any action on the part of the holder thereof, continue as a preferred share of the Surviving Trust with its same preferences, rights and powers, and be converted in the Merger into one share of Survivor Series D.

          (g) At the Effective Time, each share of Wellsford Series B shall, without any action on the part of the holder thereof, continue as a preferred share of the Surviving Trust with its same preferences, rights and powers, and be converted in the Merger into one share of Survivor Series E.

          (h) At the Effective Time, each certificate representing outstanding shares of Equity Common, Equity Series A, Equity Series B and Equity Series C will, without any action on the part of the holder thereof, thereafter represent an equal number of shares of Survivor Common, Survivor Series A, Survivor Series B or Survivor Series C, as the case may be.

          (i) At the Effective Time, each share of Wellsford Common shall cease to be outstanding and shall be cancelled and retired, and each holder of a certificate representing such shares of Wellsford Common shall thereafter cease to have any rights with respect to such shares, except the right to receive, without interest, the Survivor Common as calculated pursuant to
     Section 8(b) above and cash in lieu of fractional shares of the Survivor Common in accordance with Section 8(j), upon the surrender of such Wellsford certificate. At the Effective Time each certificate representing outstanding shares of Wellsford Series A and Wellsford Series B will cease to have any rights with respect to such shares, except the right to receive a certificate of the Surviving Trust representing an equal number of Survivor Series D or Survivor Series E, as the case may be.

          (j) Notwithstanding any other provision hereof, no fractional shares of Survivor Common shall be issued in connection with the Merger. Instead, each holder of outstanding Wellsford Common having a fractional interest arising upon the conversion or exchange of such shares in connection with the Merger shall, at the time of surrender of its Wellsford certificate, be paid an amount in cash equal to the Closing Price (as hereinafter defined) times the fraction of Survivor Common to which such holder would otherwise be entitled. No such holder shall be entitled to dividends, voting rights or any other shareholder rights in respect of any fractional share. For purposes of this Section 8(j), "Closing Price" shall mean the unweighted average closing price of a share of Equity Common (as reported in the New York Stock Exchange, Inc. Composite Tape) for the five (5) Trading Days immediately preceding the Effective Date, and "Trading Day" shall mean any day on which Wellsford Common is traded on the New York Stock Exchange and reported on its Composite Tape.

          (k) Each share of Wellsford Common issued and held in Wellsford's treasury at the Effective Time, if any, shall by virtue of the Merger cease to be outstanding and shall be cancelled and retired and shall cease to exist without payment of any consideration therefor.

          (l) Each share of Equity Common issued and held in Equity's treasury at the Effective Time, if any, shall by virtue of the Merger cease to be outstanding and shall be cancelled and retired and shall cease to exist without payment of any consideration therefor.

          (m) At the Effective Time, each outstanding stock option to acquire shares of Wellsford Common shall be converted and exchanged, without any action on the part of the holder thereof, into (i) an option to acquire, upon payment of the exercise price (which shall equal the exercise price per share for the option immediately prior to the Merger, divided by the Exchange Ratio (as defined in the Merger Agreement) multiplied by the number of shares to which the option relates), the number of shares of Survivor Common the option holder would have received pursuant to the Merger if the holder had exercised his or her option immediately prior thereto, rounded to the next lowest whole number and (ii) cash in lieu of the portion of any option that would have related to any fractional shares of Survivor Common absent the rounding required by the previous clause; provided, however, that in respect of any stock option which is an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), the conversion hereinabove provided for shall comply with the requirements of Section 424(a) of the Code, including the requirement that such converted options shall not give to the holder thereof any benefits additional to those which such holder had prior to such conversion under the option as originally granted. The amount payable in lieu of the portion of any option that would have related to each fractional share pursuant to this

     Section 8(m) shall be payable on the Effective Date, and shall be calculated by applying the formula set forth in Section 8(j) hereof to that fraction of Survivor Common which the holder would otherwise have been entitled and reducing such calculated amount by an amount equal to the exercise price per share for the options as adjusted in clause (i) above times the fraction of unit of Survivor Common to which such holder would otherwise have been entitled.

          (n) As of the date hereof, Equity has in effect the "1993 Stock Option Plan" and the "1993 Director Stock Option Plan" (collectively, the "Equity Plans"). Each of the Equity Plans shall continue in existence in full force and effect in accordance with their terms following the Effective Time as stock option plans of the Surviving Trust and all options issued under the Equity plans outstanding as of the Effective Time shall continue in full force and effect in accordance with their terms as options to purchase shares of the Surviving Trust.

     9.   Exchange of Certificates.
          ------------------------

          (a) As of the Effective Time, Equity shall deposit, or shall cause to be deposited, with an exchange agent selected by Equity (the "Exchange Agent"), for the benefit of the holders of certificates (the "Wellsford Certificates") representing Wellsford Common, Wellsford Series A or Wellsford Series B (collectively, the "Wellsford Shares") for exchange in accordance with this Section 9, certificates (the "Survivor Certificates") representing Survivor Common, Survivor Series D and Survivor Series E (collectively, the "Survivor Shares") to be issued pursuant to this Section 9.

          (b) Promptly after the Effective Time, the Surviving Trust shall cause the Exchange Agent to mail to each holder of record of Wellsford Shares a letter of transmittal which shall specify (i) that delivery shall be effected, and risk of loss and title to Wellsford Certificates shall pass, only upon delivery of such Wellsford Certificates to the Exchange Agent, and shall be in such form and have such other provisions as the Surviving Trust may reasonably specify, and (ii) instructions for use in effecting the surrender of such Wellsford Certificates in exchange for Survivor Certificates and cash in lieu of fractional shares. Upon surrender of a Wellsford Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Wellsford Certificate shall be entitled to receive in exchange therefor (x) a Survivor Certificate representing the number of whole shares of Survivor Shares and (y) a check representing the amount of cash in lieu of fractional shares of Survivor Common, if any, and unpaid dividends and distributions, if any, which such holder has the right to receive pursuant to the provisions of Section 9(c) in respect of the Wellsford Certificate surrendered, after giving effect to any required withholding tax, and the Wellsford Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash in lieu of fractional shares of Survivor Common and unpaid dividends and distributions, if any, payable to holders of Wellsford Certificates. In the event of a transfer of ownership of Wellsford Shares which is not registered in the transfer records of Wellsford, a Survivor Certificate representing the proper number of Survivor Shares, together with a check for the cash to be paid in lieu of any fractional shares of Survivor Common, if any, and unpaid dividends and distributions, if any, which such holder has the right to receive pursuant to the provisions of Section 9(c) in respect of the Wellsford Certificate so surrendered, after giving effect to any required withholding tax, may be issued to such a transferee if the Wellsford Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. All Wellsford Certificates so surrendered will be cancelled forthwith. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Wellsford Shares for any Survivor Shares or dividends thereon, or cash in lieu of any fractional Survivor Common, delivered to a public official pursuant to applicable escheat law.

          (c) Notwithstanding any other provisions of these Articles of Merger, no dividends or other distributions on Survivor Shares shall be paid with respect to any Wellsford Shares represented by a Wellsford Certificate until such Wellsford Certificate is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such Wellsford Certificate, there shall be paid to the holder of the Survivor Certificate issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Survivor Shares and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Survivor Shares, less the amount of any withholding taxes which may be required thereon.

          (d) At and after the Effective Time, there shall be no transfers on the stock transfer books of Wellsford of the Wellsford Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Wellsford Certificates are presented to the Surviving Trust, they shall be cancelled and exchanged for certificates for Survivor Shares and cash in lieu of fractional Survivor Common, if any, and unpaid dividends and distributions deliverable in respect thereof pursuant to these Articles of Merger in accordance with the procedures set forth in this Section 9. Wellsford Certificates surrendered for exchange by any person constituting an "affiliate" of Wellsford for purposes of Rule 145(c) under the Securities Act of 1933, as amended (the "Securities Act"), shall not be exchanged until the Surviving Trust has received a written agreement from such person as provided in Section 5.4 of the Merger Agreement.

          (e) Any portion of the Survivor Certificates made available to the Exchange Agent pursuant to Section 9(a) which remains unclaimed by the holders of Wellsford Shares for one hundred twenty (120) days after the Effective Time shall be delivered to the Surviving Trust, upon demand of the Surviving Trust, and any former shareholders of Wellsford who have not theretofore complied with this Section 9 shall look only to the Surviving Trust for payment of their shares of Survivor Shares, cash in lieu of fractional shares and unpaid dividends and distributions on the Survivor Shares deliverable in respect of each share of Wellsford Shares such stockholder holds as determined pursuant to these Articles, in each case, without any interest thereon.

          (f) None of Wellsford, Equity, the Exchange Agent or any other person shall be liable to any former holder of Wellsford Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (g) In the event any Wellsford Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by the Surviving Trust, the posting by such person of a bond in such reasonable amount as the Surviving Trust may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent or the Surviving Trust will issue in exchange for such lost, stolen or destroyed Wellsford Certificate the Survivor Shares and cash in lieu of fractional Survivor Common, and unpaid dividends and distributions on Survivor Shares as provided in Section 9(c), deliverable in respect thereof pursuant to these Articles.

     10. Conditions. The obligations of the parties hereto to effect the Merger as herein provided shall be subject to satisfaction, unless duly waived, of the conditions set forth in the Merger Agreement.

     11. Amendment. The parties hereto may amend, modify or supplement these Articles in whole or in part and in such manner as may be agreed upon by them in writing at any time before or after the adoption of these Articles by the shareholders contemplated hereby; provided, however, that after any such shareholder approval, any such amendment will be subject to further approval of such shareholders if such further approval is required under the Declaration of Trust or Bylaws of Equity, or the Declaration of Trust or Bylaws of Wellsford, as the case may be, or under applicable law.

     12. Waiver. Any term or provision of these Articles (other than any matter which cannot under applicable law be waived) may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits thereof. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by any party of a condition or of the breach of these Articles, whether by conduct or otherwise, in any one or more instances shall be deemed to be construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, covenant, representation or warranty of these Articles.

     13. Notice. Any notice or other communication required or permitted under these Articles shall be given, and shall be effective, in accordance with the provisions of the Merger Agreement.

     14. Governing Law. These Articles shall be governed by and construed in accordance with the laws of the State of Maryland.

     15. Counterparts. These Articles may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one agreement.

     IN WITNESS WHEREOF, these Articles of Merger have been signed on this _________ day of __________________, 199__ by a majority of the entire Board of Trustees of each of Wellsford and Equity, and each of the undersigned trustees acknowledges these Articles of Merger to be the trust act of the entity on whose behalf he has signed, and as to all matters or facts required to be verified under oath, each of the undersigned trustees acknowledges that to the best of his knowledge, information, and belief, the matters and facts are true in all material respects and such statement is made under the penalties for perjury.

Equity                                               Wellsford


--------------------                                 --------------------
Samuel Zell                                          Jeffery H. Lynford


--------------------                                 --------------------
Douglas Crocker II                                   Edward Lowenthal


--------------------                                 --------------------
Sheli Z. Rosenberg                                   Daniel M. Kelly


--------------------                                 --------------------
Gerald A. Spector                                    Rodney F. DuBois


--------------------                                 --------------------
James D. Harper, Jr.                                 Mark S. Germain


--------------------                                 --------------------
Errol R. Halperin                                    Frank J. Hoenemeyer


--------------------                                 --------------------
Barry S. Sternlicht                                  Frank J. Sixt


--------------------                                 --------------------
John Alexander                                       Larry W. Wells


--------------------
                                       10

B. Joseph White


---------------------
Henry H. Goldberg

                                   EXHIBIT A
                                   ---------

                              AMENDED AND RESTATED
                              DECLARATION OF TRUST
                              --------------------

                                   EXHIBIT A
                                   ---------

                      EQUITY RESIDENTIAL PROPERTIES TRUST
                      -----------------------------------


                   AMENDED AND RESTATED DECLARATION OF TRUST


                             Dated ______ __, 1997



     This AMENDED AND RESTATED DECLARATION OF TRUST is made as of the date set forth above by the undersigned Trustees.


                                   ARTICLE I

                         THE TRUST; CERTAIN DEFINITIONS

     SECTION 1.1. Name. The name of the trust (hereinafter called the "Trust") is:

                      Equity Residential Properties Trust

     SECTION 1.2 Resident Agent. The name and address of the resident agent of the Trust in the State of Maryland are The Prentice-Hall Corporation System, Maryland, 11 East Chase Street, Baltimore, Maryland 21202. The Trust may have such offices or places of business within or without the State of Maryland as the Trustees may from time to time determine.

     SECTION 1.3 Nature of Trust. The Trust is a real estate investment trust within the meaning of Title 8 (as hereinafter defined).

     SECTION 1.4 Powers. The Trust shall have all of the powers granted to real estate investment trusts generally by Title 8 and shall have any other and further powers as are not inconsistent with Title 8 or any other applicable law.

     SECTION 1.5 Definitions. As used in this Declaration of Trust, the following terms shall have the following meanings unless the context otherwise requires:

     "Affiliate" or "Affiliated" means, as to any corporation, partnership, trust or other association (other than the Trust), any Person (i) that holds beneficially, directly or indirectly, 5% or more of the outstanding stock or equity interests thereof or (ii) who is an officer, director, partner or trustee thereof or of any Person which controls, is controlled by, or is under common control with, such corporation, partnership, trust or other association or (iii) which controls, is controlled by, or is under common control with, such corporation, partnership, trust or other association.

     "Board of Trustees" means the Board of Trustees of the Trust.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Declaration" or "Declaration of Trust" means this Declaration of Trust, including any amendments or supplements hereto.

     "Person" means an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or any government and agency or political subdivision thereof.

     "REIT Provisions of the Code" means Section 856 through 860 of the Code and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

     "Securities" means Shares (as hereinafter defined), any stock, shares or other evidences of equity, beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.

     "Securities of the Trust" means any Securities issued by the Trust.

     "Shareholders" means holders of record of outstanding Shares.

     "Shares" means transferable shares of beneficial interest of the Trust of any class or series.

     "Title 8" means Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended, or any successor statute.

     "Trustee" means, individually, an individual, and "Trustees" means, collectively, the individuals, in each case as named in Section 2.2 of this Declaration so long as they continue in office and any and all other individuals who have been duly elected and qualify as trustees of the Trust hereunder.

     "Trust Property" means any and all property, real, personal or otherwise, tangible or intangible, which is transferred or conveyed to the Trust or the Trustees (including all rents, income, profits and gains therefrom), which is owned or held by, or for the account of, the Trust or the Trustees.


                                  ARTICLE II

                                   TRUSTEES

     SECTION 2.1 Number. The number of Trustees initially shall be two, which number may thereafter be increased or decreased by the Trustees then in office from time to time; however, the total number of Trustees shall be not less than two and not more than 15. No reduction in the number of Trustees shall cause the removal of any Trustee from office prior to the expiration of his term.

     SECTION 2.2 Initial Board; Term. The names and addresses of the Trustees who shall serve until the first annual meeting of Shareholders and until their successors are duly elected and qualify are:

            Name                                Address
            ----                                -------

     Samuel Zell                  c/o Equity Group Investments, Inc.
                                  Two North Riverside Plaza, Suite 600
                                  Chicago, Illinois 60606

     Douglas Crocker II           c/o Equity Group Investments, Inc.
                                  Two North Riverside Plaza, Suite 600
                                  Chicago, Illinois 60606

     Sheli Z. Rosenberg           c/o Equity Group Investments, Inc.
                                  Two North Riverside Plaza, Suite 600
                                  Chicago, Illinois 60606

     Gerald A. Spector            c/o Equity Group Investments, Inc.
                                  Two North Riverside Plaza, Suite 600

                                  Chicago, Illinois 60606

     James D. Harper, Jr.         c/o JDH Realty Co.
                                  104 Crandon Boulevard, Suite 324
                                  Key Biscayne, Florida 33149

     Errol R. Halperin            c/o Rudnick & Wolfe
                                  203 North LaSalle Street, Suite 1800
                                  Chicago, Illinois 60601

     Barry S. Sternlicht          c/o Starwood Capital Group, L.P.
                                  Three Pickwick Place, Suite 250
                                  Greenwich, Connecticut 06830

     John W. Alexander            c/o Mallard Creek Capital Partners
                                  227 North Tryon Street, Suite 201
                                  Charlotte, North Carolina 28202

     B. Joseph White              Dean
                                  School of Business Administration
                                  University of Michigan
                                  701 Tappen
                                  Ann Arbor, Michigan 48109

     Henry H. Goldberg            4733 Bethesda Avenue, Suite 400
                                  Bethesda, Maryland 20814

     Jeffrey H. Lynford           [address]

     Edward Lowenthal             [address]

     At the first annual meeting of Shareholders, the Trustees shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to hold office initially for a term expiring at the annual meeting of Shareholders to be held in 1994, another class to hold office initially for a term expiring at the annual meeting of Shareholders to be held in 1995 and another class to hold office initially for a term expiring at the annual meeting of Shareholders to be held in 1996, with the members of each class to hold office until their successors are duly elected and qualify. At each annual meeting of the Shareholders, the successors to the class of Trustees whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of Shareholders held in the third year following the year of their election and the other Trustees shall continue in office.

     SECTION 2.3 Resignation, Removal or Death. Any Trustee may resign by written notice to the remaining Trustees, effective upon execution and delivery to the Trust of such written notice or upon any future date specified in the notice. A Trustee may be removed, only with Cause (as hereinafter defined), at a meeting of the Shareholders called for that purpose, by the affirmative vote of the holders of not less than two-thirds of the Shares then outstanding and entitled to vote in the election of Trustees. As used herein, "Cause" shall mean
(a) material theft, fraud or embezzlement or active and deliberate dishonesty by a Trustee; (b) habitual neglect of duty by a Trustee having a material and adverse significance to the Trust; or (c) the conviction of a Trustee of a felony or of any crime involving moral turpitude. Upon the resignation or removal of any Trustee, or his otherwise ceasing to be a Trustee, he shall automatically cease to have any right, title or interest in and to the Trust Property and shall execute and deliver such documents as the remaining Trustees require for the conveyance of any Trust Property held in his name, and shall account to the remaining Trustees as they require for all property which he holds as Trustee. Upon the incapacity or death of any Trustee, his legal representative shall perform those acts.

     SECTION 2.4 Legal Title. Legal title to all Trust Property shall be vested in the Trust, but it may cause legal title to any Trust Property to be held by or in the name of any or all of the Trustees or any other Person as nominee. Any right, title or interest of the Trustees in and to the Trust Property shall automatically vest in successor and additional Trustees upon their qualification and acceptance of election or appointment as Trustees, and they shall thereupon have all the rights and obligations of Trustees, whether or not conveyancing documents have been executed and delivered pursuant to Section
2.3 or otherwise. Written evidence of the qualification and acceptance of election or appointment of successor and additional Trustees may be filed with the records of the Trust and in such other offices, agencies or places as the Trust or Trustees may deem necessary or desirable.


                                  ARTICLE III

                              POWERS OF TRUSTEES

     Subject to the express limitations herein or in the Bylaws, (1) the business and affairs of the Trust shall be managed under the direction of the Board of Trustees and (2) the Trustees shall have full, exclusive and absolute power, control and authority over the Trust Property and over the business of the Trust as if they, in their own right, were the sole owners thereof. The Trustees may take any actions as in their sole judgment and discretion are necessary or desirable to conduct the business of the Trust. This Declaration of Trust shall be construed with a presumption in favor of the grant of power and authority to the Trustees. Any construction of this Declaration or determination made in good faith by the Trustees concerning their powers and authority hereunder shall be conclusive. The powers of the Trustees shall in no way be limited or restricted by reference to or inference from the terms of this or any other provision of this Declaration or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Trustees under the general laws of the State of Maryland as now or hereafter in force.


                                 ARTICLE IV

                               INVESTMENT POLICY

     The fundamental investment policy of the Trust is to make investments in such a manner as to comply with the REIT Provisions of the Code and with the requirements of Title 8 with respect to the composition of the Trust's investments and the derivation of its income. Subject to Section 6.7, the Trustees shall use their best efforts to carry out this fundamental investment policy and to conduct the affairs of the Trust in such a manner as to continue to qualify the Trust for the tax treatment provided in the REIT Provisions of the Code; provided, however, that no Trustee, officer, employee or agent of the Trust shall be liable for any act or omission resulting in the loss of tax benefits under the Code, except to the extent provided in Section 11.2. The Trustees may change from time to time, by resolution or in the Bylaws of the Trust, such investment policies as they determine to be in the best interest of the Trust, including prohibitions or restrictions upon certain types of investments.


                                   ARTICLE V

                                    SHARES

     SECTION 5.1 Authorized Shares. The total number of Shares which the Trust has authority to issue is 300,000,000 shares, of which 200,000,000 are common shares, $0.01 par value per share (individually a "Common Share" or collectively "Common Shares"), and 100,000,000 are preferred shares, $0.01 par value per share ("Preferred Shares").

     SECTION 5.2 Common Shares. Subject to the provisions of Article VII regarding Excess Shares (as such term is defined therein), each Common Share shall entitle the holder thereof to one vote. Holders of Common Shares shall not be entitled to cumulative voting.

     SECTION 5.3 Preferred Shares. Five series of Preferred Shares have been authorized pursuant to this Declaration, with their designations, numbers, terms, preferences, conversion and other rights set out in Article XIII. Additional Preferred Shares may be issued, from time to time, in one or more additional series as authorized by the Board of Trustees. Prior to issuance of any such additional series, the Board of Trustees by resolution shall designate that series of Preferred Shares to distinguish it from all other series and classes of Preferred Shares, shall specify the number of Preferred Shares to be included in the series and, subject to the provisions of Article VII regarding Excess Shares, shall set the terms, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption.

     SECTION 5.4 Classification or Reclassification of Unissued Shares. Subject to the express terms of any series of Preferred Shares or any class of Common Shares outstanding at the time and notwithstanding any other provision of the Declaration of Trust, the Board of Trustees may increase or decrease the number of, alter the designation of or classify or reclassify any unissued Shares by setting or changing, in any one or more respects, from time to time before issuing the Shares, and, subject to the provisions of Article VII regarding Excess Shares, the terms, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any series or class of Shares.

     SECTION 5.5 Declaration of Trust and Bylaws. All persons who shall acquire Shares shall acquire the same subject to the provisions of this Declaration of Trust and the Bylaws of the Trust.


                                  ARTICLE VI

                       PROVISIONS FOR DEFINING, LIMITING
                     AND REGULATING CERTAIN POWERS OF THE
                  TRUST AND OF THE SHAREHOLDERS AND TRUSTEES

     SECTION 6.1 Authorization by Board of Share Issuance. The Board of Trustees may authorize the issuance from time to time of Shares of any class, whether now or hereafter authorized, or securities convertible into Shares of any class, whether now or hereafter authorized, for such consideration as the Board of Trustees may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in this Declaration of Trust or in the Bylaws of the Trust or in the general laws of the State of Maryland.

     SECTION 6.2 Preemptive and Appraisal Rights. Except as may be provided by the Board of Trustees in authorizing the issuance of Preferred Shares pursuant to Section 5.3, no holder of Shares shall, as such holder, (a) have any preemptive right to purchase or subscribe for any additional Shares or any other security of the Trust which the Trust may issue or sell or (b), except as expressly required by Title 8, have any right to require the Trust to pay him the fair value of his Shares in an appraisal or similar proceeding.

     SECTION 6.3 Advisor Agreements. Subject to such approval of the Shareholders and other conditions, if any, as may be required by any applicable statute, rule or regulation, the Board of Trustees may authorize the execution and performance by the Trust of one or more agreements with any person, corporation, association, company, trust, partnership (limited or general) or other organization whereby, subject to the supervision and control of the Board of Trustees, any such other person, corporation, association, company, trust, partnership (limited or general) or other organization (the "Advisor") shall render or make available to the Trust managerial, investment, advisory and/or related services, office space and other services and facilities (including, if deemed advisable by the Board of Trustees, the management or supervision of the investments of the Trust) upon such terms and conditions as may be provided in such agreement or agreements (including, if deemed fair and equitable by the Board of Trustees, the compensation payable thereunder by the Trust).

     SECTION 6.4  Related Party Transactions.
                  ---------------------------

     (a) Without limiting any other procedures available by law or otherwise to the Trust, the Board of Trustees may authorize any agreement of the character described in Section 6.3 or other transaction with any person, corporation, association, company, trust, partnership (limited or general) or other organization, although one or more of the Trustees or officers of the Trust may be a party to any such agreement or an officer, director, stockholder or member of such other party, and no such agreement or transaction shall be invalidated or rendered void or voidable solely by reason of the existence of any such relationship if the existence is disclosed or known to the Board of Trustees, and the contract or transaction is approved by the Board of Trustees (including the affirmative vote of a majority of the disinterested Trustees even if they constitute less than a quorum of the Board). Any Trustee who is also a director, officer, stockholder or member of such other entity may be counted in determining the existence of a quorum at any meeting of the Board of Trustees considering such matter.

     (b) Subsequent to the Closing Date of the Initial Public Offering (as such term is defined in Article VII), the affirmative vote of a majority of the disinterested Trustees (even if they constitute less than a quorum of the Board) shall be required to approve the purchase by the Company or its subsidiaries of any properties under the direct or indirect control of Samuel Zell or Starwood Capital Partners, L.P., a Delaware limited partnership, or in which he or it has a direct or indirect substantial economic interest on the Closing Date of the Initial Public Offering. Those properties being transferred to the Operating Partnership (as such term is defined in Article VII) as of the Closing Date of the Initial Public Offering shall not be subject to this subparagraph (b).

     SECTION 6.5 Determinations by Board. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Trustees consistent with this Declaration of Trust and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the Trust and every holder of Shares: (a) the amount of the net income of the Trust for any period and the amount of assets at any time legally available for the payment of dividends, redemption of Shares or the payment of other distributions with respect to Shares; (b) the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; (c) the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); (d) the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Trust; and (e) any matters relating to the acquisition, holding and disposition of any assets by the Trust.

     SECTION 6.6 Reserved Powers of Board. The enumeration and definition of powers of the Board of Trustees included in this Article VI shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other provision of the Declaration of Trust, or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board of Trustees under the general laws of the State of Maryland as now or hereafter in force.

     SECTION 6.7 REIT Qualification. The Board of Trustees shall use its reasonable best efforts to cause the Trust and the Shareholders to qualify for federal income tax treatment in accordance with the REIT Provisions of the Code. In furtherance of the foregoing, the Board of Trustees shall use its reasonable best efforts to take such actions as are necessary, and may take such actions as in its sole judgment and discretion are desirable, to preserve the status of the Trust as a REIT, including amending the provisions of this Declaration of Trust as provided in Article IX; provided, however, that if the Board of Trustees determines that it is no longer in the best interests of the Trust for it to continue to qualify as a REIT, the Board of Trustees may revoke or otherwise terminate the Trust's REIT election.


                                 ARTICLE VII

                           RESTRICTION ON TRANSFER,
                  ACQUISITION AND REDEMPTION OF EQUITY SHARES

     SECTION 7.1 Definitions. For the purposes of this Article VII, the following terms shall have the following meanings:

     "Beneficial Ownership" shall mean ownership of Equity Shares by a Person who would be treated as an owner of such Equity Shares under Section 542(a)(2) of the Code either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns," "Beneficially Own" and "Beneficially Owned" shall have the correlative meanings.

     "Beneficiary" shall mean the beneficiary (as determined pursuant to Section 7.19) of the Special Trust created pursuant to Section 7.15. The term "Beneficiaries" shall have the correlative meaning.

     "Closing Date of the Initial Public Offering" shall mean the time and date of payment for and delivery of Common Shares issued pursuant to the Initial Public Offering.

     "Equity Shares" shall mean either Common Shares or Preferred Shares.

     "Excess Shares" shall have the meaning ascribed to it in Section 7.3.

     "Existing Holder" shall mean (a) any Person who is or would be, upon the exchange of OP Units, the Beneficial Owner of Common Shares and/or Preferred Shares in excess of the Ownership Limit both upon and immediately after the Closing Date of the Initial Public Offering, so long as, but only so long as, such Person Beneficially Owns or would, upon the exchange of OP Units, Beneficially Own Common Shares and/or Preferred Shares in excess of the Ownership Limit and (b) any Person to whom an Existing Holder Transfers, subject to the limitations provided in this Article VII, Beneficial Ownership of Common Shares and/or Preferred Shares causing such transferee to Beneficially Own Common Shares and/or Preferred Shares in excess of the Ownership Limit.

     "Existing Holder Limit" (a) for any Existing Holder who is an Existing Holder by virtue of clause (a) of the definition thereof, shall mean, initially, the percentage of the outstanding Equity Shares Beneficially Owned, or which would be Beneficially Owned upon the exchange of OP Units, by such Existing Holder upon and immediately after the Closing Date of the Initial Public Offering and, after any adjustment pursuant to Section 7.9, shall mean such percentage of the outstanding Equity Shares as so adjusted; and (b) for any Existing Holder who becomes an Existing Holder by virtue of clause (b) of the definition thereof, shall mean, initially, the percentage of the outstanding Equity Shares Beneficially Owned by such Existing Holder at the time that such Existing Holder becomes an Existing Holder, but in no event shall such percentage be greater than the Existing Holder Limit for the Existing Holder who Transfers Beneficial Ownership of Common Shares and/or Preferred Shares to such transferee Existing Holder or, in the case of more than one transferor, in no event shall such percentage be greater than the smallest Existing Holder Limit of any transferring Existing Holder, and, after any adjustment pursuant to
Section 7.9, shall mean such percentage of the outstanding Equity Shares as so adjusted. From the Closing Date of the Initial Public Offering and prior to the Restriction Termination Date, the

Secretary of the Trust shall maintain and, upon request, make available to each Existing Holder a schedule which sets forth the then current Existing Holder Limit for each Existing Holder.

     "Initial Public Offering" means the sale of Common Shares pursuant to the Trust's first effective registration statement for such Common Shares filed under the Securities Act of 1933, as amended.

     "Market Price" shall mean the last reported sales price reported on the New York Stock Exchange, Inc. (the "Exchange") of Common Shares or Preferred Shares, as the case may be, on the trading day immediately preceding the relevant date, or if not then traded on the Exchange, the last reported sales price of Common Shares or Preferred Shares, as the case may be, on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which Common Shares or Preferred Shares, as the case may be, may be traded, or if not then traded over any exchange or quotation system, then the market price of Common Shares or Preferred Shares, as the case may be, on the relevant date as determined in good faith by the Board of Trustees.

     "Operating Partnership" shall mean ERP Operating Limited Partnership, an Illinois limited partnership.

     "OP Units" shall mean units of limited partnership of the Operating Partnership.

     "Ownership Limit" shall initially mean that number of Shares which equals the lesser of (a) 5.0% of the number of outstanding Equity Shares and (b) 5.0% of the value of outstanding Equity Shares, and after any adjustment as set forth in Section 7.10, shall mean such greater percentage of the outstanding Equity Shares as so adjusted. The number and value of outstanding Equity Shares shall be determined by the Board of Trustees in good faith, which determination shall be conclusive for all purposes hereof.

     "Person" shall mean a Person as defined in Article I but solely for purposes of this Article VII shall not include an underwriter that participated in a public offering of the Common Shares and/or Preferred Shares for a period of 25 days following the purchase by such underwriter of the Common Shares and/or Preferred Shares.

     "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer which results in Excess Shares, the purported beneficial transferee for whom the Purported Record Transferee would have acquired Equity Shares, if such Transfer had been valid under Section 7.2.

     "Purported Record Transferee" shall mean, with respect to any purported Transfer which results in Excess Shares, the record holder of the Equity Shares, if such Transfer had been valid under Section 7.2.

     "Restriction Termination Date" shall mean the first day after the Closing Date of the Initial Public Offering on which the Board of Trustees determines that it is no longer in the best interests of the Trust to attempt to, or to continue to, qualify as a REIT.

     "Special Trust" shall mean the special trust created pursuant to Section 7.15.

     "Special Trustee" shall mean the Trust as trustee for the Special Trust, and any successor trustee appointed by the Trust.

     "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of Equity Shares (including (a) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Equity Shares or (b) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Equity Shares but excluding the exchange of OP Units for Equity Shares), whether voluntary or involuntary, whether of record or beneficially and whether by operation of law or otherwise. The terms "Transfers" and "Transferred" shall have the correlative meanings.


     SECTION 7.2  Ownership Limitation.
                  ---------------------

     (a) Except as provided in Section 7.12, from and after the Closing Date of the Initial Public Offering and prior to the Restriction Termination Date, no Person (other than an Existing Holder) shall Beneficially Own Common Shares and/or Preferred Shares in excess of the Ownership Limit and no Existing Holder shall Beneficially Own Common Shares and/or Preferred Shares in excess of the Existing Holder Limit for such Existing Holder.

     (b) Except as provided in Section 7.12, from and after the Closing Date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer that, if effective, would result in any Person (other than an Existing Holder) Beneficially Owning Common Shares and/or Preferred Shares in excess of the Ownership Limit shall be void ab initio as to the Transfer of such Common Shares and/or Preferred Shares which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such Common Shares and/or Preferred Shares.

     (c) Except as provided in Sections 7.9 and 7.12, from and after the Closing Date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer that, if effective, would result in any Existing Holder Beneficially Owning Common Shares and/or Preferred Shares in excess of the applicable Existing Holder Limit shall be void ab initio as to the Transfer of such Common Shares and/or Preferred Shares which would be otherwise Beneficially Owned by such Existing Holder in excess of the applicable Existing Holder Limit; and such Existing Holder shall acquire no rights in such Common Shares and/or Preferred Shares.

     (d) Except as provided in Section 7.12, from and after the Closing Date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer that, if effective, would result in Common Shares and/or Preferred Shares being owned by less than 100 Shareholders (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of such Common Shares and/or Preferred Shares which would be otherwise owned by the transferee; and the intended transferee shall acquire no rights in such Common Shares and/or Preferred Shares.

     (e) From and after the Closing Date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer that, if effective, would result in the Trust being "closely held" within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of the Common Shares and/or Preferred Shares which would cause the Trust to be "closely held" within the meaning of Section 856(h) of the Code; and the intended transferee shall acquire no rights in such Common Shares and/or Preferred Shares.


     SECTION 7.3  Excess Shares.
                  --------------

     (a) If, notwithstanding the other provisions contained in this Article VII but subject to the provisions of Section 7.22, at any time from and after the Closing Date of the Initial Public Offering and prior to the Restriction Termination Date, there is a purported Transfer or change in the capital structure of the Trust (except for a change resulting from the exchange of OP Units for Equity Shares) such that any Person would Beneficially Own Common Shares and/or Preferred Shares in excess of the applicable Ownership Limit or Existing Holder Limit, then, except as otherwise provided in Sections 7.9 and 7.12, such Common Shares and/or Preferred Shares in excess of such Ownership Limit or Existing Holder Limit (rounded up to the nearest whole share) shall constitute "Excess Shares" and be treated as provided in this Article VII. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer or change in capital structure (except for a change resulting from the exchange of OP Units for Equity Shares).

     (b) If, notwithstanding the other provisions contained in this Article VII but subject to the provisions of Section 7.22, at any time from and after the Closing Date of the Initial Public Offering and prior to the Restriction Termination Date, there is a purported Transfer or change in the capital structure of the Trust (except for a change resulting from the exchange of OP Units for Equity Shares) which, if effective, would cause the Trust to become "closely held" within the meaning of Section 856(h) of the Code, then the Common Shares and/or Preferred Shares being Transferred which would cause the Trust to be "closely held" within the meaning of Section 856(h) of the Code (rounded up to the nearest whole share) shall constitute Excess Shares and be treated as provided in this Article VII. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer or change in capital structure (except for a change resulting from the exchange of OP Units for Equity Shares).

     SECTION 7.4 Prevention of Transfer. If the Board of Trustees or its designee shall at any time determine in good faith that a Transfer has taken place in violation of Section 7.2 or that a Person intends to acquire or has attempted to acquire beneficial ownership (determined without reference to any rules of attribution) or Beneficial Ownership of any Shares in violation of
Section 7.2, the Board of Trustees or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers or attempted Transfers in violation of subparagraphs
Section 7.2 (b), (c), (d) and (e) shall automatically result in the designation and treatment described in Section 7.3, irrespective of any action (or non-action) by the Board of Trustees.

     SECTION 7.5 Notice to Trust. Any Person who acquires or attempts to acquire Shares in violation of Section 7.2, or any Person who is a transferee such that Excess Shares result under Section 7.3, shall immediately give written notice or, in the event of a proposed or attempted Transfer, give at least 15 days prior written notice to the Trust of such event and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Trust's status as a REIT.

     SECTION 7.6 Information for Trust. From and after the Closing Date of the Initial Public Offering and prior to the Restriction Termination Date:

     (a) Every Beneficial Owner of more than 5.0% (or such other percentage, between 1/2 of 1% and 5%, as provided in the income tax regulations promulgated under the Code) of the number or value of outstanding Equity Shares shall, within 30 days after January 1 of each year, give written notice to the Trust stating the name and address of such Beneficial Owner, the number of Shares Beneficially Owned, and a description of how such Shares are held. Each such Beneficial Owner shall provide to the Trust such additional information as the Trust may reasonably request in order to determine the effect, if any, of such Beneficial Ownership on the Trust's status as a REIT.

     (b) Each Person who is a Beneficial Owner of Common Shares and/or Preferred Shares and each Person (including the Shareholder of record) who is holding Common Shares and/or Preferred Shares for a Beneficial Owner shall provide to the Trust such information as the Trust may reasonably request in order to determine the Trust's status as a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

     SECTION 7.7 Other Action by Board. Nothing contained in this Article VII shall limit the authority of the Board of Trustees to take such other action as it deems necessary or advisable to protect the Trust and the interests of the Shareholders by preservation of the Trust's status as a REIT.

     SECTION 7.8 Ambiguities. In the case of an ambiguity in the application of any of the provisions of this Article VII, including any definition contained in Section 7.1, the Board of Trustees shall have the power to determine the application of the provisions of this Article VII with respect to any situation based on the facts known to it.

     SECTION 7.9 Modification of Existing Holder Limits. The Existing Holder Limits may be modified as follows:

     (a) Subject to the limitations provided in Section 7.11, the Board of Trustees may grant stock options which result in Beneficial Ownership of Common Shares and/or Preferred Shares by an Existing Holder pursuant to a stock option plan approved by the Board of Trustees and/or the Shareholders. Any such grant shall increase the Existing Holder Limit for the affected Existing Holder to the maximum extent possible under Section 7.11 to permit the Beneficial Ownership of the Common Shares and/or Preferred Shares issuable upon the exercise of such stock option.

     (b) Subject to the limitations provided in Section 7.11, an Existing Holder may elect to participate in a dividend reinvestment plan approved by the Board of Trustees which results in Beneficial Ownership of Common Shares and/or Preferred Shares by such participating Existing Holder and any comparable reinvestment plan of the Operating Partnership wherein those Existing Holders holding OP Units are entitled to purchase additional OP Units. Any such participation shall increase the Existing Holder Limit for the affected Existing Holder to the maximum extent possible under Section 7.11 to permit Beneficial Ownership of the Common Shares and/or Preferred Shares acquired or which can be acquired as a result of such participation.

     (c) The Board of Trustees will reduce the Existing Holder Limit for any Existing Holder after any Transfer permitted in this Article VII by such Existing Holder by the percentage of the total outstanding Equity Shares so Transferred or after the lapse (without exercise) of a stock option described in
Section 7.9(a) by the percentage of the total outstanding Equity Shares that the stock option, if exercised, would have represented, but in either case no Existing Holder Limit shall be reduced to a percentage which is less than the Ownership Limit.

     SECTION 7.10 Increase in Ownership Limit. Subject to the limitations provided in Section 7.11, the Board of Trustees may from time to time increase the Ownership Limit.

     SECTION 7.11  Limitations on Changes in Existing Holder and Ownership
Limits.

     (a) Neither the Ownership Limit nor any Existing Holder Limit may be increased (nor may any additional Existing Holder Limit be created) if, after giving effect to such increase (or creation), five Beneficial Owners of Common Shares (including all of the then Existing Holders) could Beneficially Own, in the aggregate, more than 50.0% in number or value (determined as provided in the definition of "Ownership Limit" in Section 7.1) of the outstanding Equity Shares.

     (b) Prior to the modification of any Existing Holder Limit or Ownership Limit pursuant to Sections 7.9 or 7.10, the Board of Trustees may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Trust's status as a REIT.

     (c) No Existing Holder Limit shall be reduced to a percentage which is less than the Ownership Limit.

     SECTION 7.12 Exemptions by Board. The Board of Trustees, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence satisfactory to the Board of Trustees and upon at least 15 days written notice from a Transferee prior to the proposed Transfer which, if consummated, would result in the intended Transferee owning Shares in excess of the Ownership Limit or Existing Holder Limit, as the case may be, and upon such other conditions as the Board of Trustees may direct, may exempt a Person from the Ownership Limit or the Existing Holder Limit, as the case may be.

     SECTION 7.13 Legend. Each certificate for Common Shares and for Preferred Shares shall bear substantially the following legend:

          The securities represented by this certificate are subject to restrictions on transfer for the purpose of the Trust's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the Declaration of Trust of the Trust, no Person (unless such Person is an Existing Holder) may Directly or Beneficially Own Common Shares and/or Preferred Shares in excess of that number of Shares which equals the lesser of 5.0% (or such greater percentage as may be determined by the Board of Trustees of the Trust) of (a) the number of outstanding Equity Shares of the Trust and (b) the value of outstanding Equity Shares of the Trust. Any Person who attempts or proposes to Beneficially Own Common Shares and/or Preferred Shares in excess of the above limitations must notify the Trust in writing at least 15 days prior to such proposed or attempted Transfer. All italicized terms in this legend have the meanings defined in the Declaration of Trust of the Trust, a copy of which, including the restrictions on transfer, will be sent without charge to each Shareholder who so requests. If the restrictions on transfer are violated, the securities represented hereby will be designated and treated as Excess Shares which will be held in a Special Trust by the Trust.

     SECTION 7.14 Severability. If any provision of this Article VII or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

     SECTION 7.15 Special Trust for Excess Shares. Upon any purported Transfer that results in Excess Shares pursuant to Section 7.3, such Excess Shares shall be deemed to have been transferred to the Trust, as Special Trustee of a Special Trust for the benefit of such Beneficiary or Beneficiaries to whom an interest in such Excess Shares may later be transferred pursuant to Section 7.19. Excess Shares so held in trust shall be issued and outstanding Shares. The Purported Record Transferee shall have no rights in such Excess Shares except the right to designate a transferee of such Excess Shares upon the terms specified in Section
7.19. The Purported Beneficial Transferee shall have no rights in such Excess Shares except as provided in Section 7.19.

     SECTION 7.16 No Dividends for Excess Shares. Excess Shares shall not be entitled to any dividends or other distribution. Any dividend or other distribution paid prior to the discovery by the Trust that the Common Shares and/or Preferred Shares have been Transferred so as to be deemed Excess Shares shall be repaid to the Trust upon demand.

     SECTION 7.17 Liquidation Distributions for Excess Shares. Subject to the preferential rights of the Preferred Shares, if any, as may be determined by the Board of Trustees, in the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any other distribution of all or substantially all of the assets of, the Trust, each holder of Excess Shares shall be entitled to receive, in the case of Excess Shares constituting Preferred Shares, ratably with each other holder of Preferred Shares and Excess Shares constituting Preferred Shares and, in the case of Excess Shares constituting Common Shares, ratably with each other holder of Common Shares and Excess Shares constituting Common Shares, that portion of the assets of the Trust available for distribution to the Shareholders as the number of Excess Shares held by such holder bears to the total number of (a) Preferred Shares and Excess Shares then outstanding in the case of Excess Shares constituting Preferred Shares and (b) Common Shares and Excess Shares then outstanding in the case of Excess Shares constituting Common Shares. The Trust, as holder of the Excess Shares in trust, or if the Trust shall have been dissolved, any trustee appointed by the Trust prior to its dissolution, shall distribute ratably to the Beneficiaries of the Trust, when determined, any such assets received in respect of the Excess Shares in any liquidation, dissolution or winding up of, or any distribution of the assets of the Trust.

     SECTION 7.18 No Voting Rights for Excess Shares. The holders of Excess Shares shall not be entitled to vote on any matter.

     SECTION 7.19 Non-Transferability of Excess Shares. Excess Shares shall not be transferable. Subject to Section 7.20, the Purported Record Transferee may freely designate a Beneficiary of an interest in the Special Trust (representing the number of Excess Shares held in the Special Trust attributable to a transaction that resulted in the Excess Shares) if (a) Excess Shares held in the Special Trust would not be Excess Shares in the hands of such Beneficiary and (b) the Purported Beneficial Transferee does not receive a price for designating such Beneficiary that reflects a price per Excess Share that exceeds
(i) the price per Share such Purported Beneficial Transferee paid for the Common Shares and/or Preferred Shares, as the case may be, in the purported Transfer that resulted in the Excess Shares, or (ii) if the Purported Beneficial Transferee did not give value for such Excess Shares (through a gift, devise or other transaction), a price per Share equal to the Market Price for the Excess Shares on the date of the purported Transfer that resulted in the Excess Shares. Upon such transfer of an interest in the Special Trust, the corresponding Excess Shares in the Special Trust shall be automatically exchanged for an equal number of Common Shares and/or Preferred Shares, as applicable, and such Common Shares and/or Preferred Shares, as applicable, shall be transferred of record to the transferee of the interest in the Trust if such Common Shares and/or Preferred Shares, as applicable, would not be Excess Shares in the hands of such transferee. Prior to any transfer of any interest in the Special Trust, the Purported Record Transferee must give advance notice to the Trust of the intended transfer and the Trust must have waived in writing its purchase rights under Section 7.20.

     Notwithstanding the foregoing, if a Purported Beneficial Transferee receives a price for designating a Beneficiary of an interest in the Special Trust that exceeds the amounts allowable under this Section 7.19, such Purported Beneficial Transferee shall pay, or cause such Beneficiary to pay, such excess to the Trust.

     SECTION 7.20 Call by Trust on Excess Shares. Excess Shares shall be deemed to have been offered for sale to the Trust, or its designee, at a price per Share equal to the lesser of (a) the price per Share in the transaction that created such Excess Shares (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (b) the Market Price of Common Shares or Preferred Shares to which such Excess Shares relate on the date the Trust, or its designee, accepts such offer. The Trust shall have the right to accept such offer for a period of 90 days after the later of (a) the date of the transaction that resulted in such Excess Shares and (b) the date the Board of Trustees determines in good faith that a transaction resulting in Excess Shares has occurred, if the Trust does not receive a notice of such Transfer pursuant to Section 7.5, but in no event later than a permitted Transfer pursuant to and in compliance with the terms of Section 7.19.

     SECTION 7.21  Trust as Agent.  If any of the foregoing provisions of this
Article VII are determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the Purported Record Transferee may be deemed, at the option of the Trust, to have acted as an agent of the Trust in acquiring such Excess Shares and to hold such Excess Shares on behalf of the Trust and subject to its direction.

     SECTION 7.22 New York Stock Exchange Transactions. Notwithstanding any other provision of this Article VII, nothing in this Declaration of Trust shall impair the settlement of transactions entered into on the facilities of the New York Stock Exchange, Inc.

     SECTION 7.23  Special Rules for Series A Preferred Shares.

     A.   Certain Definitions.

     For purposes of this section 7.23 the following terms shall have the following meanings:

          "Closing Date of the Series A Preferred Shares Offering" shall mean the time and date of payment for and delivery of Series A Preferred Shares issued pursuant to the Trust's effective registration statement for such Series A Preferred Shares filed under the Securities Act of 1933, as amended.

          "Special Triggering Event" shall mean either (i) the redemption or purchase by the Trust of all or a portion of the outstanding shares of beneficial interest in the Trust, or (ii) a change in the value of the Series A Preferred Shares relative to any other class of beneficial interest in the Trust.

     B. Special Triggering Event. If during the period commencing on the Closing Date of the Series A Preferred Shares Offering and prior to the Restriction Termination Date, a Special Triggering Event (if effective) or other event or occurrence (if effective) would result in any violation of section 7.2(a) of the Trust's Declaration of Trust (or would result in the Trust being "closely held" within the meaning of Section 856(h) of the Code or would otherwise cause the Trust to fail to qualify as a REIT), then (i) the number of Series A Preferred Shares (rounded up to the nearest whole share) that would (but for this section 7.23 cause any Person to Beneficially Own either Series A Preferred Shares, or to Beneficially own Series A Preferred Shares and any other shares of beneficial interest in the Trust, in violation of section 7.2(a) (or would result in the Trust being "closely held" or otherwise fail to qualify as a REIT) shall constitute "Excess Shares" and shall be treated as provided in Article VII. Such designation and treatment shall be effective as of the close of business on the Business Day prior to the date of the Special Triggering Event or other event or occurrence.

     C. Ambiguity. In the case of an ambiguity in the application of any of the provisions of this section 7.23, including any definition contained in paragraph A, the Board of Trustees shall have the power to determine the application of this section 7.23 with respect to any situation based on the facts known to it (subject, however, to the provisions of section 7.2(a)).

     SECTION 7.24   Special Rules for Series B Preferred Shares.

     A.   Certain Definitions.

     For purposes of this section 7.24 the following terms shall have the following meanings:

          "Closing Date of the Series B Preferred Shares Offering" shall mean the time and date of payment for and delivery of Series B Preferred Shares issued pursuant to the Trust's effective registration statement for such Series B Preferred Shares filed under the Securities Act of 1933, as amended.

          "Special Triggering Event" shall mean either (i) the redemption or purchase by the Trust of all or a portion of the outstanding shares of beneficial interest in the Trust, or (ii) a change in the value of the Series B Preferred Shares relative to any other class of beneficial interest in the Trust.

     B. Special Triggering Event. If during the period commencing on the Closing Date of the Series B Preferred Shares Offering and prior to the Restriction Termination Date, a Special Triggering Event (if effective) or other event or occurrence (if effective) would result in any violation of section 7.2(a) of the Trust's Declaration of Trust (or would result in the Trust being "closely held" within the meaning of Section 856(h) of the Code or would otherwise cause the Trust to fail to qualify as a REIT), then (i) the number of Series B Preferred Shares (rounded up to the nearest whole share) that would (but for this section 7.24 cause any Person to Beneficially Own either Series B Preferred Shares, or to Beneficially own Series B Preferred Shares and any other shares of beneficial interest in the Trust, in violation of section 7.2(a) (or would result in the Trust being "closely held" or otherwise fail to qualify as a REIT) shall constitute "Excess Shares" and shall be treated as provided in Article VII. Such designation and treatment shall be effective as of the close of business on the Business Day prior to the date of the Special Triggering Event or other event or occurrence.

     C. Ambiguity. In the case of an ambiguity in the application of any of the provisions of this section 7.24, including any definition contained in paragraph A, the Board of Trustees shall have the power to determine the application of this section 7.24 with respect to any situation based on the facts known to it (subject, however, to the provisions of section 7.2(a)).

     SECTION 7.25   Special Rules for Series C Preferred Shares

     A.   Certain Definitions.

          For purposes of this section 7.25 the following terms shall have the following meanings:

          "Closing Date of the Series C Preferred Shares Offering" shall mean the time and date of payment for and delivery of Series C Preferred Shares issued pursuant to the Trust's effective registration statement for such Series C Preferred Shares filed under the Securities Act of 1933, as amended.

          "Special Triggering Event" shall mean either (i) the redemption or purchase by the Trust of all or a portion of the outstanding shares of beneficial interest in the Trust, or (ii) a change in the value of the Series C Preferred Shares relative to any other class of beneficial interest in the Trust.

     B. Special Triggering Event. If during the period commencing on the Closing Date of the Series C Preferred Shares Offering and prior to the Restriction Termination Date, a Special Triggering Event (if effective) or other event or occurrence (if effective) would result in any violation of section 7.2(a) of the Trust's Declaration of Trust (or would result in the Trust being "closely held" within the meaning of Section 856(h) of the Code or would otherwise cause the Trust to fail to qualify as a REIT), then (i) the number of Series C Preferred Shares (rounded up to the nearest whole share) that would (but for this section 7.25) cause any Person to Beneficially Own either Series C Preferred Shares, or to Beneficially own Series C Preferred Shares and any other shares of beneficial interest in the Trust, in violation of section 7.2(a) (or would result in the Trust being "closely held" or otherwise fail to qualify as a
REIT) shall constitute "Excess Shares" and shall be treated as provided in
Article VII. Such designation and treatment shall be effective as of the close of business on the Business Day prior to the date of the Special Triggering Event or other event or occurrence.

     C. Ambiguity. In the case of an ambiguity in the application of any of the provisions of this section 7.25, including any definition contained in paragraph A, the Board of Trustees shall have the power to determine the application of this section 7.25 with respect to any situation based on the facts known to it (subject, however, to the provisions of Section 7.2(a)).

                                  ARTICLE VIII

                                  SHAREHOLDERS

     SECTION 8.1. Meetings of Shareholders. There shall be an annual meeting of the Shareholders, to be held at such time and place as shall be determined by or in the manner prescribed in Article II of the Bylaws, at which Trustees shall be elected and any other proper business may be conducted. Except as otherwise provided in this Declaration of Trust, special meetings of Shareholders may be called in the manner provided in Article II of the Bylaws. If there are no Trustees, the President or any other officer of the Trust shall promptly call a special meeting of the Shareholders entitled to vote for the election of successor Trustees. Any meeting may be adjourned and reconvened as the Trustees determine or as provided in Article II of the Bylaws.

     SECTION 8.2. Voting Rights of Shareholders. Subject to the provisions of any class or series of Shares then outstanding, the Shareholders shall be entitled to vote only on the following matters: (a) the election or removal of Trustees; (b) the amendment of this Declaration of Trust; (c) the voluntary dissolution or termination of the Trust; and (d) the merger or consolidation of the Trust or the sale or other disposition of all or substantially all of the Trust Property. Except with respect to the foregoing matters, no action taken by the Shareholders at any meeting shall in any way bind the Trustees.


                                   ARTICLE IX

                                   AMENDMENT

     SECTION 9.1 By Shareholders. Except as provided in Section 9.2 hereof, this Declaration of Trust may be amended only by the affirmative vote of the holders of not less than two-thirds of all the Shares then outstanding and entitled to vote on the matter.

     SECTION 9.2 By Trustees. The Trustees, by a two-thirds vote, may amend provisions of this Declaration of Trust from time to time to enable the Trust to qualify as a real estate investment trust under the Code or under Title 8.

     SECTION 9.3 No Other Amendment. This Declaration of Trust may not be amended except as provided in this Article IX.


                                   ARTICLE X

                               DURATION OF TRUST

     The Trust shall continue perpetually unless terminated pursuant to any applicable provision of Title 8. The Trust may be voluntarily dissolved or its existence terminated only by the affirmative vote of the holders of not less than two-thirds of all the Shares then outstanding and entitled to vote on the matter. The Trust may sell or otherwise dispose of all or substantially all of the Trust Property only by the affirmative vote of the holders of not less than two-thirds of all the Shares then outstanding and entitled to vote on the matter.


                                   ARTICLE XI

                 LIABILITY OF SHAREHOLDERS, TRUSTEES, OFFICERS,
                              EMPLOYEES AND AGENTS
                  AND TRANSACTIONS BETWEEN THEM AND THE TRUST

     SECTION 11.1 Limitation of Shareholder Liability. No Shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Trust by reason of his being a Shareholder, nor shall any Shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Trust Property or the affairs of the Trust.

     SECTION 11.2 Limitation of Trustee and Officer Liability. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of trustees and officers of a real estate investment trust, no Trustee or officer of the Trust shall be liable to the Trust or to any Shareholder for money damages. Neither the amendment nor repeal of this Section, nor the adoption or amendment of any other provision of this Declaration of Trust inconsistent with this Section, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any Maryland statute limiting the liability of trustees and officers of a Maryland real estate investment trust for money damages in a suit by or on behalf of the Trust or by any Shareholder, no Trustee or officer of the Trust shall be liable to the Trust or to any Shareholder for money damages except to the extent that (a) the Trustee or officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received or (b) a judgment or other final adjudication adverse to the Trustee or officer is entered in a proceeding based on a finding in the proceeding that the Trustee's or officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

     SECTION 11.3 Express Exculpatory Clauses in Instruments. Neither the Shareholders nor the Trustees, officers, employees or agents of the Trust shall be liable under any written instrument creating an obligation of the Trust, and all Persons shall look solely to the Trust Property for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any Shareholder, Trustee, officer, employee or agent liable thereunder to any third party, nor shall the Trustees or any officer, employee or agent of the Trust be liable to anyone for such omission.

     SECTION 11.4 Indemnification and Advance for Expenses. The Trust shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former Shareholder, Trustee or officer of the Trust or (b) any individual who, while a Shareholder, Trustee or officer of the Trust and at the express request of the Trust, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, Shareholder, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, from and against all claims and liabilities to which such person may become subject by reason of his being or having been a Shareholder, Trustee or officer. The Trust shall have the power, with the approval of its Board of Trustees, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Trust in any of the capacities described in (a) or (b) above and to any employee or agent of the Trust or a predecessor of the Trust.

     SECTION 11.5 Transactions Between the Trust and its Trustees, Officers, Employees and Agents. Subject to any express restriction in this Declaration of Trust, including (but not limited to) Section 6.4, or any restriction adopted by the Trustees in the Bylaws or by resolution, the Trust may enter into any contract or transaction of any kind (including, without limitation, for the purchase or sale of property or for any type of services, including those in connection with the underwriting or the offer or sale of Securities of the Trust) with any Person, including any Trustee, officer, employee or agent of the Trust or any Person Affiliated with a Trustee, officer, employee or agent of the Trust, whether or not any of them has a financial interest in such transaction.


                                  ARTICLE XII

                                 MISCELLANEOUS

     SECTION 12.1 Governing Law. This Declaration of Trust is executed by the Trustees and delivered in the State of Maryland with reference to the laws thereof, and the rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed according to the laws of the State of Maryland without regard to conflicts of laws provisions thereof.

     SECTION 12.2 Reliance by Third Parties. Any certificate shall be final and conclusive as to any Person dealing with the Trust if executed by an individual who, according to the records of the Trust or of any recording office in which this Declaration of Trust may be recorded, appears to be the Secretary or an Assistant Secretary of the Trust or a Trustee, and if certifying to: (a) the number or identify of Trustees, officers of the Trust or Shareholders; (b) the due authorization of the execution of any document; (c) any action or vote taken, and the existence of a quorum at a meeting of Trustees or Shareholders;
(d) a copy of this Declaration or of the Bylaws as a true and complete copy as then in force; (e) an amendment to this Declaration; (f) the termination of the Trust; or (g) the existence of any fact or facts which relate to the affairs of the Trust. No purchaser, lender, transfer agent or other Person shall be bound to make any inquiry concerning the validity of any transaction purporting to be made on behalf of the Trust by the Trustees or by any officer, employee or agent of the Trust.

     SECTION 12.3  Provisions in Conflict with Law or Regulations.

     (a) The provisions of this Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any one or more of such provisions (the "Conflicting Provisions") are in conflict with the REIT Provisions of the Code, Title 8 or any other applicable federal or state law, the Conflicting Provisions shall be deemed never to have constituted a part of this Declaration of Trust, even without any amendment of this Declaration pursuant to Article IX; provided, however, that such determination by the Trustees shall not affect or impair any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination. No Trustee shall be liable for making or failing to make such a determination.

     (b) If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

     SECTION 12.4 Construction. In this Declaration of Trust, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts of this Declaration are inserted for convenience and shall not affect the meaning, construction or effect of this Declaration. In defining or interpreting the powers and duties of the Trust and its Trustees and officers, reference may be made, to the extent appropriate and not inconsistent with the Code or Title 8, to Titles 1 through 3 of the Corporations and Associations Article of the Annotated Code of Maryland. In furtherance and not in limitation of the foregoing, in accordance with the provisions of Title 3, Subtitles 6 and 7, of the Corporations and Associations Article of the Annotated Code of Maryland, the Trust shall be included within the definition of "corporation" for purposes of such provisions.

     SECTION 12.5 Recordation. This Declaration of Trust and any amendment or supplement hereto shall be filed for record with the State Department of Assessments and Taxation of Maryland and may also be filed or recorded in such other places as the Trustees deem appropriate, but failure to file for record this Declaration or any amendment or supplement hereto in any office other than in the State of Maryland shall not affect or impair the validity or effectiveness of this Declaration or any amendment hereto. A restated Declaration shall, upon filing, be conclusive evidence of all amendments or supplements contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments or supplements thereto.



                                  ARTICLE XIII

                        DESIGNATION OF PREFERRED SHARES

     SECTION 13.1 Series A Preferred Shares. Pursuant to Section 5.3 of this Declaration, a series of preferred shares of beneficial interest designated
9 3/8% Series A Cumulative Redeemable Preferred Shares of Beneficial
Interest ($0.01 Par Value Per Share) (Liquidation Preference $25.00 Per Share) (the "Series A Preferred Shares") is hereby established on the following terms:

(a)  Certain Definitions.

          Unless the context otherwise requires, the terms defined in this
     Section 13.1(a) shall have, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

          "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

          "Common Shares" shall mean the common shares of beneficial interest, $.01 par value per share, of the Trust.

          "Dividend Period" shall have the meaning set forth in Section 13.1(b)(3).

          "Junior Shares" shall have the meaning set forth in Section
     13.1(b)(2).

     "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and also includes a group as that term is used for purposes of
Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter which participates in a public offering of the Series B Preferred Shares provided that the ownership of Series B Preferred Shares by such underwriter would not result in the Trust being "closely held" within the meaning of Section 856(h) of the Code, or would otherwise result in the Trust failing to qualify as a REIT.

     "Preferred Shares" shall mean shares of beneficial interest that are either Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares or Excess Preferred Shares.

     "Quarterly Dividend Date" shall have the meaning set forth in Section 13.1(b)(3).

     "Record Date" shall have the meaning set forth in Section 13.1(b)(3).

     "REIT" shall mean a Real Estate Investment Trust under Section 856 of the Code.

     "Series A Redemption Date" shall have the meaning set forth in Section 13.1(b)(5).

     "Series A Redemption Price" shall have the meaning st forth in Section 13.1(b)(5).

(b)  Series A Preferred Shares

     (1) Number. The number of shares of the Series A Preferred Shares shall be 6,900,000.

     (2) Relative Seniority. In respect of rights to receive dividends and to participate in distributions or payments in the event of any Liquidation, dissolution or winding up of the Trust, the Series A Preferred Shares shall rank senior to the Common Shares and any other class or series of shares of beneficial interest of the Trust ranking, as to dividends and upon Liquidation, junior to the Series A Preferred Shares (collectively, "Junior Shares").

     (3) Dividends. The holders of the then outstanding Series A Preferred Shares shall be entitled to receive, when and as declared by the Board of Trustees out of any funds legally available therefor, cumulative dividends at the rate of $2.34375 per share per year, payable in equal amounts of $.5859375 per share quarterly in cash on the fifteenth day, or the next succeeding Business Day, of January, April, July and October in each year, beginning July 17, 1995 (each such day being hereinafter called a "Quarterly Dividend Date" and each period ending on a Quarterly Dividend Date being hereinafter called a "Dividend Period"), to shareholders of record at the close of business on such date as shall be fixed by the Board of Trustees at the time of declaration of the dividend (the "Record Date"), which shall be not less than 10 nor more than 30 days preceding the Quarterly Dividend Date. The amount of any dividend payable for the initial Dividend Period and for any other Dividend Period shorter than a full Dividend Period shall be prorated and computed on the basis of a 360-day year of twelve 30-day months. Dividends on each share of Series A Preferred Shares shall accrue and be cumulative from and including the date of original issue thereof, whether or not (i) dividends on such shares are earned or declared or (ii) on any Quarterly Dividend Date there shall be funds legally available for the payment of dividends. Dividends paid on the Series A Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a per share basis among all such shares at the time outstanding.

     The amount of any dividends accrued on any Series A Preferred Shares at any Quarterly Dividend Date shall be the amount of any unpaid dividends accumulated thereon, to and including such Quarterly Dividend Date, whether or not earned or declared, and the amount of dividends accrued on any shares of Series A Preferred Shares at any date other than a Quarterly Dividend Date shall be equal to the sum of the amount of any unpaid dividends accumulated thereon, to and including the last preceding Quarterly Dividend Date, whether or not earned or declared, plus an amount calculated on the basis of the annual dividend rate of $2.34375 for the period after such last preceding Quarterly Dividend Date to and including the date as of which the calculation is made based on a 360-day year of twelve 30-day months.

     Except as provided in these Articles, the Series A Preferred Shares shall not be entitled to participate in the earnings or assets of the Trust .

     (4)  Liquidation Rights.

          (A) Upon the voluntary or involuntary dissolution, liquidation or winding up of the Trust, the holders of the Series A Preferred Shares then outstanding shall be entitled to receive and to be paid out of the assets of the Trust available for distribution to its shareholders, before any payment or distribution shall be made on any Junior Shares, the amount of $25.00 per share, plus accrued and unpaid dividends thereon.

               (B) After the payment to the holders of the Series A Preferred Shares of the full preferential amounts provided for in this paragraph
          (b), the holders of the Series A Preferred Shares as such shall have no right or claim to any of the remaining assets of the Trust.

               (C) If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Trust, the amounts payable with respect to the preference value of the Series A Preferred Shares and any other shares of beneficial interest of the Trust ranking as to any such distribution on a parity with the Series A Preferred Shares are not paid in full, the holders of the Series A Preferred Shares and of such other shares will share ratably in any such distribution of assets of the Trust in proportion to the full respective preference amounts to which they are entitled.

               (D) Neither the sale of all or substantially all the property or business of the Trust, nor the merger or consolidation of the Trust into or with any other entity or the merger or consolidation of any other entity into or with the Trust, shall be deemed to be a dissolution, Liquidation or winding up, voluntary or involuntary, for the purposes of this paragraph (b).

          (5)  Redemption.

               (A) Optional Redemption. On and after June 1, 2000, the Trust may, at its option, redeem at any time all or, from time to time, part of the Series A Preferred Shares at a price per share (the "Series A Redemption Price"), payable in cash, of $25.00, together with all accrued and unpaid dividends to and including the date fixed for redemption (the "Series A Redemption Date").

               (B)  Procedures for Redemption.

               (i) Notice of any redemption will be mailed by the Trust, postage prepaid, not less than 30 nor more than 60 days prior to the Series A Redemption Date, addressed to the holders of record of the Series A Preferred Shares to be redeemed at their addresses as they appear on the share transfer records of the Trust. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series A Preferred Shares except as to the holder to whom the Trust has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series A Preferred Shares may be listed or admitted to trading, such notice shall state: (a) the Series A Redemption Date; (b) the Series A Redemption Price; (c) the number of Series A Preferred Shares to be redeemed; (d) the place or places where certificates for such shares are to be surrendered for payment of the Series A Redemption Price; (e) that dividends on the shares to be redeemed will cease to accumulate on the Series A Redemption Date; and (f) the date on which conversion rights shall expire, the conversion price and the place or places where certificates for such shares are to be surrendered for conversion.

               (ii) If notice has been mailed in accordance with subparagraph
          (5)(B)(i) above and provided that on or before the Series A Redemption Date specified in such notice all funds necessary for such redemption shall have been irrevocably set aside by the Trust, separate and apart from its other funds in trust for the pro rata benefit of the holders of the Series A Preferred Shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Series A Redemption Date, dividends on the Series A Preferred Shares so called for redemption shall cease to accumulate, and said shares shall no longer be deemed to be outstanding and shall not have the status of Series A Preferred Shares and all rights of the holders thereof as shareholders of the Trust (except the right to receive the Series A Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any Series A Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and the notice shall so state), such Series A Preferred Shares shall be redeemed by the Trust at the Series A Redemption Price. In case fewer than all the Series A Preferred Shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed Series A Preferred Shares without cost to the holder thereof.

               (iii) Any funds deposited with a bank or trust company for the purpose of redeeming Series A Preferred Shares shall be irrevocable except that:

                    (a) the Trust shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

                    (b) any balance of monies so deposited by the Trust and
               unclaimed by the holders of the Series A Preferred Shares entitled thereto at the expiration of two years from the applicable Series A Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Trust, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Trust shall look only to the Trust for payment without interest or other earnings.

               (iv) No Series A Preferred Shares may be redeemed except with funds legally available for the payment of the Series A Redemption Price.

               (v) Unless full accumulated dividends on all Series A Preferred Shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, no Series A Preferred Shares shall be redeemed (unless all outstanding Series A Preferred Shares are simultaneously redeemed) or purchased or otherwise acquired directly or indirectly (except by conversion into or exchange for capital shares of the Trust ranking junior to the Series A Preferred Shares as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the redemption of Series A Preferred Shares pursuant to Article VII of the Declaration of Trust or the purchase or acquisition of Series A Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Shares.

               (vi) If the Series A Redemption Date is after a Record Date and before the related Quarterly Dividend Date, the dividend payable on such Quarterly Dividend Date shall be paid to the holder in whose name the Series A Preferred Shares to be redeemed are registered at the close of business on such Record Date notwithstanding the redemption thereof between such Record Date and the related Quarterly Dividend Date or the Trust's default in the payment of the dividend due.

               (vii) In case of redemption of less than all Series A Preferred Shares at the time outstanding, the Series A Preferred Shares to be redeemed shall be selected pro rata from the holders of record of such shares in proportion to the number of Series A Preferred Shares held by such holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by the Trust.

          (6) Voting Rights. Except as required by law, the holders of the Series A Preferred Shares shall not be entitled to vote at any meeting of the shareholders for election of trustees or for any other purpose or otherwise to participate in any action taken by the Trust or the shareholders thereof, or to receive notice of any meeting of shareholders.

               (A) Whenever dividends on any Series A Preferred Shares shall be in arrears for six or more quarterly periods, the holders of such Series A Preferred Shares (voting separately as a class with all other series of Preferred Shares upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional Trustees of the Trust at a special meeting called by the holders of record of at least ten percent (10%) of any series of Preferred Shares so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting until all dividends accumulated on such Series A Preferred Shares for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such case, the entire Board of Trustees of the Trust will be increased by two Trustees.

          (B) So long as any Series A Preferred Shares remain outstanding, the Trust will not, without the affirmative vote or consent of the holders of at least two-thirds of the Series A Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of shares of beneficial interest ranking prior to the Series A Preferred Shares with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of beneficial interest of the Trust into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Trust's Declaration of Trust, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Shares or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Series A Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Trust may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series A Preferred Shares and provided further that (x) any increase in the amount of the authorized Preferred Shares or the creation of issuance of any other Series A Preferred Shares, or (y) any increase in the amount of authorized Series A Preferred Shares or any other Preferred Shares, in each case ranking on a parity with or junior to the Series A Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

          The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series A Preferred Shares shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

     (7) Conversion. The Series A Preferred Shares are not convertible into or exchangeable for any other property or securities of the Trust.

     (8)  Exclusion of Other Rights.

     Except as may otherwise be required by law, the Series A Preferred Shares shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Declaration of Trust. The Series A Preferred Shares shall have no preemptive or subscription rights.

     (9)  Headings of Subdivisions.

     The headings of the various subdivisions within this Section 13.2 are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     (10) Severability of Provisions.

     If any voting powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Shares and qualifications, limitations and restrictions thereof set forth in this Section 13.1 is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred Shares and qualifications, limitations and restrictions thereof set forth in this Section
13.1 which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Shares and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special right of Series A Preferred Shares and qualifications, limitations and restrictions there of unless so expressed herein.


     SECTION 13.2 Series B Preferred Shares. Pursuant 5.3 of this Declaration, a series of preferred shares of beneficial interest designated 9 1/8%
Series B Cumulative Redeemable Preferred Shares of Beneficial Interest ($0.01 Par Value Per Share) (Liquidation Preference $250.00 Per Share) (collectively, the "Series B Preferred Shares") is hereby established on the following terms:

     (a)  Certain Definitions.

     Unless the context otherwise requires, the terms defined in this Section 13.2(a) shall have the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

     "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

     "Common Shares" shall mean the common shares of beneficial interest, $.01 par value per share, of the Trust.

     "Dividend Period" shall have the meaning set forth in Section 13(b)(3).

     "Junior Shares" shall have the meaning set forth in Section 13(b)(2).

     "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and also includes a group as that term is used for purposes of
Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter which participates in a public offering of the Series A Preferred Shares provided that the ownership of Series A Preferred Shares by such underwriter would not result in the Trust being "closely held" within the meaning of Section 856(h) of the Code, or would otherwise result in the Trust failing to qualify as a REIT.

     "Preferred Shares" shall mean preferred shares of beneficial interest, $.01 par value per share, including Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, and Series E Preferred Shares.

     "Quarterly Dividend Date" shall have the meaning set forth in Section 13(b)(3) below.

     "Record Date" shall have the meaning set forth in Section 13(b)(3) below.

     "REIT" shall mean a Real Estate Investment Trust under Section 856 of the Code.

     "Series B Redemption Date" shall have the meaning set forth in Section 13(b)(5) below.

     "Series B Redemption Price" shall have the meaning set forth in Section 13(b)(5) below.

(b)  Series B Preferred Shares

     (1) Number. The maximum number of shares of the Series B Preferred Shares shall be 575,000.

     (2) Relative Seniority. In respect of rights to receive dividends and to participate in distributions or payments in the event of any Liquidation, dissolution or winding up of the Trust, the Series B Preferred Shares shall rank pari passu with any other preferred shares of beneficial interest of the Trust, including the Series A Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, and Series E Preferred Shares. The Series B Preferred Shares will rank senior to the Common Shares and any other class or series of shares of beneficial interest of the Trust ranking, as to dividends and upon Liquidation, junior to the Preferred Shares (collectively, "Junior Shares").

     (3) Dividends. The holders of the then outstanding Series B Preferred Shares shall be entitled to receive, when and as declared by the Board of Trustees out of any funds legally available therefor, cumulative dividends at the rate of $22.8125 per share per year, payable in equal amounts of $5.703125 per share quarterly in cash on the fifteenth day, or if not a Business Day, the next succeeding Business Day, of January, April, July and October in each year, beginning January 15, 1996 (each such day being hereinafter called a "Quarterly Dividend Date" and each period ending on a Quarterly Dividend Date being hereinafter called a "Dividend Period"), to shareholders of record at the close of business on such date as shall be fixed by the Board of Trustees at the time of declaration of the dividend (the "Record Date"), which shall be not less than 10 nor more than 30 days preceding the Quarterly Dividend Date. The amount of any dividend payable for the initial Dividend Period and for any other Dividend Period shorter than a full Dividend Period shall be prorated and computed on the basis of a 360-day year of twelve 30-day months. Dividends on each share of Series B Preferred Shares shall accrue and be cumulative from and including the date of original issue thereof, whether or not (i) dividends on such shares are earned or declared or (ii) on any Quarterly Dividend Date there shall be funds legally available for the payment of dividends. Dividends paid on the Series B Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a per share basis among all such shares at the time outstanding.

     The amount of any dividends accrued on any Series B Preferred Shares at any Quarterly Dividend Date shall be the amount of any unpaid dividends accumulated thereon, to and including such Quarterly Dividend Date, whether or not earned or declared, and the amount of dividends accrued on any shares of Series B Preferred Shares at any date other than a Quarterly Dividend Date shall be equal to the sum of the amount of any unpaid dividends accumulated thereon, to and including the last preceding Quarterly Dividend Date, whether or not earned or declared, plus an amount calculated on the basis of the annual dividend rate of $22.8125 for the period after such last preceding Quarterly Dividend Date to and including the date as of which the calculation is made based on a 360-day year of twelve 30-day months.

     Except as provided in these Articles, the Series B Preferred Shares shall not be entitled to participate in the earnings or assets of the Trust.

     (4)  Liquidation Rights.

          (A) Upon the voluntary or involuntary dissolution, liquidation or winding up of the Trust, the holders of the Series B Preferred Shares then outstanding shall be entitled to receive and to be paid out of the assets of the Trust available for distribution to its shareholders, before any payment or distribution shall be made on any Junior Shares, the amount of $250.00 per Series B Preferred Share, plus accrued and unpaid dividends thereon.

          (B) After the payment to the holders of the Series B Preferred Shares of the full preferential amounts provided for in this paragraph (b), the holders of the Series B Preferred Shares as such shall have no right or claim to any of the remaining assets of the Trust.

          (C) If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Trust, the amounts payable with respect to the preference value of the Series B Preferred Shares and any other shares of beneficial interest of the Trust ranking as to any such distribution on a parity with the Series B Preferred Shares are not paid in full, the holders of the Series B Preferred Shares and of such other shares will share ratably in any such distribution of assets of the Trust in proportion to the full respective preference amounts to which they are entitled.

          (D) Neither the sale of all or substantially all the property or business of the Trust, nor the merger or consolidation of the Trust into or with any other entity or the merger or consolidation of any other entity into or with the Trust, shall be deemed to be a dissolution, Liquidation or winding up, voluntary or involuntary, for the purposes of this paragraph
     (b).

     (5)  Redemption.

          (A) Optional Redemption. On and after October 15, 2005, the Trust may, at its option, redeem at any time all or, from time to time, part of the Series B Preferred Shares at a price per share (the "Series B Redemption Price"), payable in cash, of $250.00 per Series B Preferred Share, together with all accrued and unpaid dividends to and including the date fixed for redemption (the "Series B Redemption Date").

          (B)  Procedures for Redemption.

          (i) Notice of any redemption will be mailed by the Trust, postage prepaid, not less than 30 nor more than 60 days prior to the Series B Redemption Date, addressed to the holders of record of the Series B Preferred Shares to be redeemed at their addresses as they appear on the share transfer records of the Trust. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series B Preferred Shares except as to the holder to whom the Trust has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series B Preferred Shares may be listed or admitted to trading, such notice shall state: (a) the Series B Redemption Date; (b) the Series B Redemption Price; (c) the number of Series B Preferred Shares to be redeemed; (d) the place or places where certificates for such shares are to be surrendered for payment of the Series B Redemption Price; (e) that dividends on the shares to be redeemed will cease to accumulate on the Series B Redemption Date; and (f) the date on which conversion rights shall expire, the conversion price and the place or places where certificates for such shares are to be surrendered for conversion.

          (ii) If notice has been mailed in accordance with Section 13.2(b)(5)(B)(i) above and provided that on or before the Series B Redemption Date specified in such notice all funds necessary for such redemption shall have been irrevocably set aside by the Trust, separate and apart from its other funds in trust for the pro rata benefit of the holders of the Series B Preferred Shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Series B Redemption Date, dividends on the Series B Preferred Shares so called for redemption shall cease to accumulate, and said shares shall no longer be deemed to be outstanding and shall not have the status of Series B Preferred Shares and all rights of the holders thereof as shareholders of the Trust (except the right to receive the Series B Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any Series B Preferred Shares so redeemed

     (properly endorsed or assigned for transfer, if the Trust shall so require and the notice shall so state), such Series B Preferred Shares shall be redeemed by the Trust at the Series B Redemption Price. In case fewer than all the Series B Preferred Shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed Series B Preferred Shares without cost to the holder thereof.

          (iii) Any funds deposited with a bank or trust company for the purpose of redeeming Series B Preferred Shares shall be irrevocable except that:

               (a) the Trust shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

               (b) any balance of monies so deposited by the Trust and unclaimed by the holders of the Series B Preferred Shares entitled thereto at the expiration of two years from the applicable Series B Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Trust, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Trust shall look only to the Trust for payment without interest or other earnings.

          (iv) No Series B Preferred Shares may be redeemed except with funds legally available for the payment of the Series B Redemption Price.

          (v) Unless full accumulated dividends on all Series B Preferred Shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, no Series B Preferred Shares shall be redeemed (unless all outstanding Series B Preferred Shares are simultaneously redeemed) or purchased or otherwise acquired directly or indirectly (except by conversion into or exchange for capital shares of the Trust ranking junior to the Series B Preferred Shares as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the redemption of Series B Preferred Shares pursuant to Article VII of the Declaration of Trust or the purchase or acquisition of Series B Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Preferred Shares.

          (vi) If the Series B Redemption Date is after a Record Date and before the related Quarterly Dividend Date, the dividend payable on such Quarterly Dividend Date shall be paid to the holder in whose name the Series B Preferred Shares to be redeemed are registered at the close of business on such Record Date notwithstanding the redemption thereof between such Record Date and the related Quarterly Dividend Date or the Trust's default in the payment of the dividend due.

          (vii) In case of redemption of less than all Series B Preferred Shares at the time outstanding, the Series B Preferred Shares to be redeemed shall be selected pro rata from the holders of record of such shares in proportion to the number of Series B Preferred Shares held by such holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by the Trust.

     (6) Voting Rights. Except as required by law, the holders of the Series B Preferred Shares shall not be entitled to vote at any meeting of the shareholders for election of trustees or for any other purpose or otherwise to participate in any action taken by the Trust or the shareholders thereof, or to receive notice of any meeting of shareholders.

          (A) In any matter in which the Series B Preferred Shares are entitled to vote (as expressly provided herein or as may be required by law), including any action by written consent, each Series B Preferred Share shall be entitled to 10 votes, each of which 10 votes may be directed separately by the holder thereof (or by any proxy or proxies of such holder). With respect to each Series B Preferred Share, the holder thereof may designate up to 10 proxies, with each such proxy having the right to vote a whole number of votes (totaling 10 votes per Series B Preferred Share).

          (B) Whenever dividends on any Series B Preferred Shares shall be in arrears for six or more quarterly periods, the holders of the Depositary Shares representing such Series B Preferred Shares (voting separately as a class with all other series of Preferred Shares upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional Trustees of the Trust at a special meeting called by the holders of record of at least ten percent (10%) of any series of Preferred Shares so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting until all dividends accumulated on such Series B Preferred Shares for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such case, the entire Board of Trustees of the Trust will be increased by two Trustees.

          (C) So long as any Series B Preferred Shares remain outstanding, the Trust will not, without the affirmative vote or consent of the holders of at least two-thirds of the Series B Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of shares of beneficial interest ranking prior to the Series B Preferred Shares with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of beneficial interest of the Trust into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Trust's Declaration of Trust, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Shares or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Series B Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Trust may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series B Preferred Shares and provided further that (x) any increase in the amount of the authorized Preferred Shares or the creation of issuance of any other Series B Preferred Shares, or (y) any increase in the amount of authorized the Series B Preferred Shares or any other Preferred Shares, in each case ranking on a parity with or junior to the Series B Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

          The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series B Preferred Shares shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

     (7) Conversion. The Series B Preferred Shares are not convertible into or exchangeable for any other property or securities of the Trust, except into Excess Shares in connection with maintaining the ability of the Trust to qualify as a REIT.

     8.   Exclusion of Other Rights.

     Except as may otherwise be required by law, the Series B Preferred Shares shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Section 13.2. The Series B Preferred Shares shall have no preemptive or subscription rights.

     9.   Headings of Subdivisions.

     The headings of the various subdivisions within this Section 13.2 are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.


     10.  Severability of Provisions.

     If any voting powers, preferences and relative, participating, optional and other special rights of the Series B Preferred Shares and qualifications, limitations and restrictions thereof set forth in this Section 13.2 is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series B Preferred Shares and qualifications, limitations and restrictions thereof set forth in this Section
13.2 which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional or other special rights of Series B Preferred Shares and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special right of Series B Preferred Shares and qualifications, limitations and restrictions there of unless so expressed herein.

     SECTION 13.3 Series C Preferred Shares. Pursuant to Section 5.3 of this Declaration, a series of preferred shares of beneficial interest designated
9 1/8% Series C Cumulative Redeemable Preferred Shares of Beneficial
Interest ($0.01 Par Value Per Share) (Liquidation Preference $250.00 Per Share) (the "Series C Preferred Shares") is hereby established on the following terms:

     (b)  Certain Definitions.

          Unless the context otherwise requires, the terms defined in this
Section 13.3 shall have the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

          "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

          "Common Shares" shall mean the common shares of beneficial interest, $.01 par value per share, of the Trust.

          "Distribution Period" shall have the meaning set forth in Section 13.3(b)(3).

          "Junior Shares" shall have the meaning set forth in Section
13.3(b)(2).

          "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and also includes a group as that term is used for purposes of
Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter which participates in a public offering of the Series C Preferred Shares provided that the ownership of Series C Preferred Shares by such Underwriter would not result in the Trust being "closely held" within the meaning of Section 856(h) of the Code, or would otherwise result in the Trust failing to qualify as a REIT.

          "Preferred Shares" shall mean preferred shares of beneficial interest, $.01 par value per share, including Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, and Series E Preferred Shares.

          "Quarterly Distribution Date" shall have the meaning set forth in
Section 13.3(b)(3) below.

          "Record Date" shall have the meaning set forth in Section 13.3(b)(3) below.

          "REIT" shall mean a Real Estate Investment Trust under Section 856 of the Code.

          "Series C Redemption Date" shall have the meaning set forth in Section 13.3(b)(5) below.

          "Series C Redemption Price" shall have the meaning set forth in
Section 13.3(b)(5) below.

     (c)  Series C Preferred Shares

          (1) Number. The maximum number of shares of the Series C Preferred Shares shall be 460,000.

          (2) Relative Seniority. In respect of rights to receive distributions and to participate in distributions or payments in the event of any Liquidation, dissolution or winding up of the Trust, the Series C Preferred Shares shall rank pari passu with any other preferred shares of beneficial interest of the Trust, including the Series A Preferred Shares, Series B Preferred Shares, Series D Preferred Shares, and Series E Preferred Shares. The Series C Preferred Shares will rank senior to the Common Shares and any other class or series of shares of beneficial interest of the Trust ranking, as to distributions and upon Liquidation, junior (collectively, the "Junior Shares") to the Preferred Shares.

          (3) Distributions. The holders of the then outstanding Series C Preferred Shares shall be entitled to receive, when and as declared by the Board of Trustees out of any funds legally available therefor, cumulative distributions at the rate of $22.8125 per share per year, payable in equal amounts of $5.703125 per share quarterly in cash on the fifteenth day, or if not a Business Day, the next succeeding Business Day, of January, April, July and October in each year, beginning October 15, 1996 (each such day being hereinafter called a "Quarterly Distribution Date" and each period ending on a Quarterly Distribution Date being hereinafter called a "Distribution Period"), to shareholders of record at the close of business on such date as shall be fixed by the Board of Trustees at the time of declaration of the distribution (the "Record Date"), which shall not be less than 10 nor more than 30 days preceding the Quarterly Distribution Date. The amount of any distribution payable for the initial Distribution Period and for any other Distribution Period shorter than a full Distribution Period shall be prorated and computed on the basis of a 360-day year of twelve 30-day months. Distributions on each share of Series C Preferred Shares shall accrue and be cumulative from and including the date of original issue thereof, whether or not (i) distributions on such shares are earned or declared or (ii) on any Quarterly Distribution Date there shall be funds legally available for the payment of distributions. Distributions paid on the Series C Preferred Shares in an amount less than the total amount of such distributions at the time accrued and payable on such shares shall be allocated pro rata on a per share basis among all such shares at the time outstanding.

          The amount of any distributions accrued on any Series C Preferred Shares at any quarterly Distribution Date shall be the amount of any unpaid distributions accumulated thereon, to and including such Quarterly Distribution Date, whether or not earned or declared, and the amount of distributions accrued on any shares of Series C Preferred Shares at any date other than a Quarterly Distribution Date shall be equal to the sum of the amount of any unpaid distributions accumulated thereon, to and including the last preceding Quarterly Distribution Date, whether or not earned or declared, plus an amount calculated on the basis of the annual distribution rate of $22.8125 for the period after such last preceding Quarterly Distribution Date to and including the date as of which the calculation is made based on a 360-day year of twelve 30-day months.

          Except as provided in these Articles, the Series C Preferred Shares shall not be entitled to participate in the earnings or assets of the Trust.

          (4)  Liquidation Rights.

          (A) Upon the voluntary or involuntary dissolution, liquidation or winding up of the Trust, the holders of the Series C Preferred Shares then outstanding shall be entitled to receive and to be paid out of the assets of the Trust available for distribution to its shareholders, before any payment or distribution shall be made on any Junior Shares, the amount of $250.00 per Series C Preferred Share, plus accrued and unpaid distributions thereon.

          (B) After the payment to the holders of the Series C Preferred Shares of the full preferential amounts provided for in this paragraph
               (b), the holders of the Series C Preferred Shares as such shall have no right or claim to any of the remaining assets of the Trust.

          (C) If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Trust, the amounts payable with respect to the preference value of the Series C Preferred Shares and any other shares of beneficial interest of the Trust ranking as to any such distribution on a parity with the Series C Preferred Shares are not paid in full, the holders of the Series C Preferred Shares and of such other shares will share ratably in any such distribution of assets of the Trust in proportion to the full respective preference amounts to which they are entitled.

          (D) Neither the sale of all or substantially all the property or business of the Trust, nor the merger or consolidation of the Trust into or with any other entity or the merger or consolidation of any other entity into or with the Trust, shall be deemed to be a dissolution, Liquidation or winding up, voluntary or involuntary, for the purposes of this paragraph (b).

     (5)  Redemption.

          (A) Optional Redemption. On and after September 9, 2006, the Trust may, at its option, redeem at any time all or, from time to time, part of the Series C Preferred Shares at a price per share (the "Series C Redemption Price"), payable in cash, of $250.00 per Series C Preferred Share, together with all accrued and unpaid distributions to and including the date fixed for redemption (the "Series C Redemption Date").

          (B)  Procedures for Redemption.

                    (i) Notice of any redemption will be mailed by the Trust, postage prepaid, not less than 30 nor more than 60 days prior to the Series C Redemption Date, addressed to the holders of record of the Series C Preferred Shares to be redeemed at their addresses as they appear on the share transfer records of the Trust. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series C Preferred Shares except as to the holder to whom the Trust has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series C Preferred Shares may be listed or admitted to trading, such notice shall state: (a) the Series C Redemption Date; (b) the Series C Redemption Price; (c) the number of Series C Preferred Shares to be redeemed; (d) the place or places where certificates for such shares are to be surrendered for payment of the Series C Redemption Price; and (e) that distributions on the shares to be redeemed will cease to accumulate on the Series C Redemption Date.

                    (ii) If notice has been mailed in accordance with Section 13.3(b)(5)(B)(i) above and provided that on or before the Series C Redemption Date specified in such notice all funds necessary for such redemption shall have been irrevocably set aside by the Trust, separate and apart from its other funds in trust for the pro rata benefit of the holders of the Series C Preferred Shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Series C Redemption Date, distributions on the Series C Preferred Shares so called for redemption shall cease to accumulate, and said shares shall no longer be deemed to be outstanding and shall not have the status of Series C Preferred Shares and all rights of the holders thereof as shareholders of the Trust (except the right to receive the Series C Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any Series C Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and the notice shall so state), such Series C Preferred Shares shall be redeemed by the Trust at the Series C Redemption Price. In case fewer than all the Series C Preferred Shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed Series C Preferred Shares without cost to the holder thereof.

                    (iii) Any funds deposited with a bank or trust company for the purpose of redeeming Series C Preferred Shares shall be irrevocable except that:

                         (a) the Trust shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

                         (b) any balance of monies so deposited by the Trust and unclaimed by the holders of the Series C Preferred Shares entitled thereto at the expiration of two years from the applicable Series C Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Trust, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Trust shall look only to the Trust for payment without interest or other earnings.

                    (iv) No Series C Preferred Shares may be redeemed except with funds legally available for the payment of the Series C Redemption Price.

                    (v) Unless full accumulated distributions on all Series C Preferred Shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Distribution Periods and the then current Distribution Period, no Series C Preferred Shares shall be redeemed (unless all outstanding Series C Preferred Shares are simultaneously redeemed) or purchased or otherwise acquired directly or indirectly (except by conversion into or exchange for capital shares of the Trust ranking junior to the Series C Preferred Shares as to distributions and upon liquidation); provided, however, that the foregoing shall not prevent the redemption of Series C Preferred Shares pursuant to Article VII of the Declaration of Trust or the purchase or acquisition of Series C Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series C Preferred Shares.

                    (vi) If the Series C Redemption Date is after a Record Date and before the related Quarterly Distribution Date, the distribution payable on such Quarterly Distribution Date shall be paid to the holder in whose name the Series C Preferred Shares to be redeemed are registered at the close of business on such Record Date notwithstanding the redemption thereof between such Record Date and the related Quarterly Distribution Date or the Trust's default in the payment of the distribution due.

                    (vii) In case of redemption of less than all Series C Preferred Shares at the time outstanding, the Series C Preferred Shares to be redeemed shall be selected pro rata from the holders of record of such shares in proportion to the number of Series C Preferred Shares held by such holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by the Trust.

          (6) Voting Rights. Except as required by law, the holders of the Series C Preferred Shares shall not be entitled to vote at any meeting of the shareholders for election of trustees or for any other purposes or otherwise to participate in any action taken by the Trust or the shareholders thereof, or to receive notice of any meeting of shareholders.

               (A) In any matter in which the Series C Preferred Shares are entitled to vote (as expressly provided herein or as may be required by law), including any action by written consent, each Series C Preferred Share shall be entitled to 10 votes, each of which 10 votes may be directed separately by the holder thereof (or by any proxy or proxies of such holder). With respect to each Series C Preferred Share, the holder thereof may designate up to 10 proxies, with each such proxy having the right to vote a whole number of votes (totaling 10 votes per Series C Preferred Share).

               (B) Whenever distributions on any Series C Preferred Shares shall be in arrears for six or more quarterly periods, the holders of the Depositary Shares representing such Series C Preferred Shares, voting separately as a class with all other series of Preferred Shares upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional

                    Trustees of the Trust at a special meeting called by the holders of record of at least ten percent (10%) of any series of Preferred Shares so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting until all distributions accumulated on such Series C Preferred Shares for the past distribution periods and the then current distribution period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such case, the entire Board of Trustees of the Trust will be increased by two Trustees.

               (C) So long as any Series C Preferred Shares remain outstanding, the Trust will not, without the affirmative vote or consent of the holders of at least two-thirds of the Series C Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of shares of beneficial interest ranking prior to the Series C Preferred Shares with respect to the payment of distributions or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of beneficial interest of the Trust into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Trust's Declaration of Trust whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of the Series C Preferred Shares or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Series C Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Trust may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series C Preferred Shares and provided further that (x) any increase in the amount of the authorized Preferred Shares or the creation or issuance of any other Series C Preferred Shares, or (y) any increase in the amount of authorized Series C Preferred Shares or any other Preferred Shares, in each case ranking on a parity with or junior to the Series C

                    Preferred Shares with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

     The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series C Preferred Shares shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

          (7) Conversion. The Series C Preferred Shares are not convertible into or exchangeable for any other property or securities of the Trust, except into Excess Shares in connection with maintaining the ability of the Trust to qualify as a REIT.

          (8)  Exclusion of Other Rights.

     Except as may otherwise be required by law, the Series C Preferred Shares shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Section 13.3. The Series C Preferred Shares shall have no preemptive or subscription rights.

          (9)  Headings of Subdivisions.

     The headings of the various subdivisions within this Section 13.3 are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

          (10) Severability of Provisions.

     If any voting powers, preferences and relative, participating, optional and other special rights of the Series C Preferred Shares and qualifications, limitations and restrictions thereof set forth in this Section 13.3 is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series C Preferred Shares and qualifications, limitations and restrictions thereof set forth in this Section
13.3 which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional or other special rights of Series C Preferred Shares and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special right of Series C Preferred Shares and qualifications, limitations and restrictions thereof unless so expressed herein.

     SECTION 13.4. Series D Preferred Shares. Pursuant to Section 5.3 of this Declaration, a series of preferred shares of beneficial interest designated the "Series D Cumulative Convertible Preferred Shares of Beneficial Interest" (the "Series D Convertible Preferred Shares") is hereby established on the following terms:

          1. Designation and Amount. The shares of the series of preferred shares established hereunder shall be designated as Series D Convertible Preferred Shares and the authorized number of shares constituting such series shall be 4,600,000. The par value of the Series D Convertible Preferred Shares shall be $.01 per share.

          2.   Distributions.

          (a) The holders of shares of the Series D Convertible Preferred Shares will be entitled to receive, when, as and if authorized by the Board of Trustees out of assets of the Trust legally available therefor (and subject to the limitation described in the last sentence of this paragraph), cumulative cash distributions on the shares of the Series D Convertible Preferred Shares at the annual rate of $1.75 per share, payable quarterly on January 1, April 1, July 1 and October 1 of each year, commencing on January 1, 1994 (which initial partial distribution shall be from the date of issuance of the Series D Convertible Preferred Shares). Such distributions shall be cumulative from the date of original issue of the Series D Convertible Preferred Shares. If permissible under applicable law and provided the distributions will qualify for the dividends paid deduction (within the meaning of Sections 561 and 562 of the Internal Revenue Code of 1986 or any successor provisions thereto), such distributions shall be paid as follows: first, from income of the Trust other than net capital gains, and the balance, if any, from net capital gains of the Trust. If the Board of Trustees determines, in its sole discretion, that distributions to be paid in accordance with the preceding sentence would not qualify for such dividends paid deduction, then such distributions shall be paid in a manner determined by the Board of Trustees. Each distribution shall be paid to the holders of record of the Series D Convertible Preferred Shares as they appear on the share register of the Trust on such record date, not more than 90 days preceding the distribution payment date thereof, as shall be fixed by the Board of Trustees or a duly authorized committee thereof. If a holder converts Series D Convertible Preferred Shares after the close of business on the record date for a distribution and before the opening of business on the payment date for such distribution, then, pursuant to Section 13.4(7) hereof, the holder will be required to pay to the Trust at the time of such conversion the amount of such distribution (unless the shares were converted after the issuance of a notice of redemption with respect to such shares, in which event the holder of such shares shall be entitled to the distribution payable thereon on such distribution payment date without making such payment).

          (b) If any Convertible Preferred Shares are outstanding, no full distributions shall be declared or paid or set apart for payment on any other preferred shares of beneficial interest of the Trust ranking as to distributions on a parity with or junior to the Series D

Convertible Preferred Shares for any period unless full cumulative distributions have been declared and paid or declared and a sum sufficient for the payment thereof has been set apart for such payment on the Series D Convertible Preferred Shares for all past distribution periods and the then current distribution period. If distributions are not paid in full, or not declared in full and a sum sufficient for such full payment is not set apart for the payment thereof, upon the Series D Convertible Preferred Shares and any other preferred shares ranking on a parity as to distributions with the Series D Convertible Preferred Shares, all distributions declared upon Series D Convertible Preferred Shares and upon any other preferred shares ranking on a parity as to distributions shall be paid or declared pro rata so that in all cases the amount of distributions paid or declared per share on the Series D Convertible Preferred Shares and such other preferred shares shall bear to each other the same ratio that accumulated distributions per share, including distributions accrued or in arrears, if any, on the Series D Convertible Preferred Shares and such other preferred shares bear to each other. Except as provided in the preceding sentence, unless full cumulative distributions on the Series D Convertible Preferred Shares have been paid or declared and a sum sufficient for such full payment set apart for payment for all past distribution periods and the then current distribution period, no distributions (other than distributions in shares of Common Shares (as hereinafter defined) or in any other shares of beneficial interest of the Trust ranking junior to the Series D Convertible Preferred Shares as to distribution rights and the liquidation preference) shall be declared or paid or set apart for payment or other distribution upon the Trust's common shares of beneficial interest, par value $.01 per share (the "Common Shares"), or, except as provided above, on any other shares of beneficial interest of the Trust ranking junior to or on a parity with the Series D Convertible Preferred Shares as to distribution rights or the liquidation preference, nor shall any Common Shares or any other shares of beneficial interest of the Trust ranking junior to or on a parity with the Series D Convertible Preferred Shares as to distribution rights or the liquidation preference be redeemed, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund for the redemption of any such shares) by the Trust or any subsidiary of the Trust (except by conversion into or exchange for shares of beneficial interest of the Trust ranking junior to the Series D Convertible Preferred Shares as to distribution rights and the liquidation preference). Holders of the Series D Convertible Preferred Shares shall not be entitled to any distributions, whether payable in cash, property or shares of beneficial interest, in excess of full accrued and cumulative distributions as herein provided. No interest or sum of money in lieu of interest shall be payable in respect of any distribution payment or payments on the Series D Convertible Preferred Shares that may be in arrears.

          The terms "accrued distributions," "distributions accrued" and "distributions in arrears," whenever used herein with reference to shares of preferred shares of beneficial interest, shall be deemed to mean an amount which shall be equal to distributions thereon at the annual distribution rates per share for the respective series thereof from the date or dates on which such distributions commence to accrue to the end of the then current quarterly distribution period for such preferred shares (or, in the case of redemption, to the date of redemption), less the amount of all distributions paid, or declared in full and set aside for the payment thereof, upon such shares of preferred shares.

          (c) Distributions payable on the Series D Convertible Preferred Shares for any period less than a full quarterly distribution period shall be computed on the basis of a 360-day year of twelve 30-day months. Quarterly distributions payable on the Series D Convertible Preferred Shares shall be computed by dividing the annual distribution rate by four.

          3. Trustees' Right to Refuse to Transfer Series D Convertible Preferred Shares; Limitation on Holdings.

               (a) The terms and provisions of this Section 13.4(3) shall apply in addition to, and not in limitation of, the terms and provisions of Article 7 of the Declaration of Trust.

               (b) Each Person (as defined in Section 1.5 of the Declaration of Trust) who owns directly or indirectly more than five percent in number or value of the total Series D Convertible Preferred Shares outstanding shall, within 30 days after January 1 of each year, give written notice to the Trust stating the Person's name and address, the number of Series D Convertible Preferred Shares directly or indirectly owned by such Person, and a description of the capacity in which such Series D Convertible Preferred Shares are held. For purposes of this Section 13.4, the number and value of the total Series D Convertible Preferred Shares outstanding shall be determined by the Board of Trustees in good faith, which determination shall be conclusive for all purposes hereunder. In addition, each direct or indirect holder of Series D Convertible Preferred Shares, irrespective of such shareholder's percentage ownership of outstanding Series D Convertible Preferred Shares, shall upon demand disclose to the Trust in writing such information with respect to the direct or indirect ownership of Series D Convertible Preferred Shares as the Board of Trustees deems necessary from time to time to enable the Board of Trustees to determine whether the Trust complies with the REIT Provisions of the Code (as defined in Section 1.5 of the Declaration of Trust), to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

               (c) If, in the opinion of the Board of Trustees, which shall be binding upon any prospective acquiror of Series D Convertible Preferred Shares, any proposed transfer or issuance would jeopardize the status of the Trust as a real estate investment trust under the REIT Provisions of the Code, the Board of Trustees shall have the right, but not the duty, to refuse to permit such transfer or issuance or refuse to give effect to such transfer or issuance and to take any action to void any such issuance or cause any such transfer not to occur.

               (d) As a condition to any transfer and/or registration of transfer on the books of the Trust of any Series D Convertible Preferred Shares which could result in direct or indirect ownership (as hereinafter defined) of Series D Convertible Preferred Shares exceeding 20% of the lesser of the number or the value of the total Series D Convertible Preferred Shares outstanding (the "Excess Preferred Shares") by a Person other than a Preferred Excepted Person (as defined in
Section 3(e) below), such prospective transferee shall give written notice to the Trust of the proposed transfer and shall furnish such opinions of counsel, affidavits, undertakings, agreements and information as may be required by the Board of Trustees no later than the 15th day prior to any transfer which, if consummated, would result in such ownership.

               (e) Any transfer of Series D Convertible Preferred Shares that would (i) create a direct or indirect owner of Excess Preferred Shares other than a Preferred Excepted Person; or (ii) result in the Trust being "closely held" within the meaning of Section 856(h) of the Code, shall be void ab initio and the prospective acquiror shall not be entitled to any rights afforded to owners of Series D Convertible Preferred Shares hereunder and shall be deemed never to have had an interest therein. Any issuance of Series D Convertible Preferred Shares that would (i) create a direct or indirect owner of Excess Preferred Shares other than a Preferred Excepted Person; or (ii) result in the Trust being "closely held" within the meaning of Section 856(h) of the Code, shall be void ab initio and the prospective acquiror shall not be entitled to any rights afforded to owners of Series D Convertible Preferred Shares hereunder and shall be deemed never to have had an interest therein.

          "Preferred Excepted Person" shall mean any Person approved by the Board of Trustees, at their option and in their sole discretion, provided, however, that such approval shall not be granted to any Person whose ownership of in excess of 20% of the lesser of the number or the value of the total Series D Convertible Preferred Shares outstanding would result, directly, indirectly or as a result of attribution of ownership, in termination of the status of the Trust as a real estate investment trust under the REIT Provisions of the Code.

               (f) The Trust, by notice to the holder thereof, may purchase any or all Series D Convertible Preferred Shares that are proposed to be transferred pursuant to a transfer which, in the opinion of the Board of Trustees, which shall be binding upon any proposed transferor or transferee of Series D Convertible Preferred Shares, would result in any Person acquiring Excess Preferred Shares, or would otherwise jeopardize the status of the Trust as a real estate investment trust under the REIT Provisions of the Code. The Trust shall have the power, by lot or other means deemed equitable by the Board of Trustees in their sole discretion, to purchase such Excess Preferred Shares from the prospective transferor. The purchase price for any Excess Preferred Shares shall be equal to the fair market value of the Series D Convertible Preferred Shares on the last trading day immediately preceding the day on which notice of such proposed transfer is sent, as reflected in the closing sale price for the Series D Convertible Preferred Shares, if then listed on a national securities exchange, or such price for the Series D Convertible Preferred Shares on the principal exchange if then listed on more than one national securities exchange, or if the Series D Convertible Preferred Shares are not then listed on a national securities exchange, the latest bid quotation for the Series D Convertible Preferred Shares if then traded over-the-counter, or, if no such closing sales prices or quotations are available, then the purchase price shall be equal to the fair market value of such Series D Convertible Preferred Shares as determined by the Board of Trustees in good faith. Prompt payment of the purchase price shall be made in cash by the Trust in such manner as may be determined by the Board of Trustees. From and after the date fixed for purchase by the Board of Trustees, and so long as payment of the purchase price for the Series D Convertible Preferred Shares to be so redeemed shall have been made or duly provided for, the holder of any Excess Preferred Shares so called for purchase shall cease to be entitled to dividends, distributions, voting rights and other benefits with respect to such Series D Convertible Preferred Shares, excepting only the right to payment of the purchase price fixed as aforesaid. Any dividend or distribution paid to a proposed transferee of Excess Preferred Shares prior to the discovery by the Trust that the Series D Convertible Preferred Shares have been transferred in violation of this Section 3 shall be repaid to the Trust upon demand.

               (g) Notwithstanding any other provision in this Declaration of Trust or the Trust's Bylaws, Sections 13.4(3)(e), (f), (g) and (h) may not be amended or repealed without the affirmative vote of the holders of not less than two-thirds of the Series D Convertible Preferred Shares then outstanding and entitled to vote. If Section 13.4(3)(e), (f), (g) or (h) is determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the acquiror of Series D Convertible Preferred Shares in violation of such Sections shall be deemed, at the option of the Trust, to have acted as agent on behalf of the Trust in acquiring such Series D Convertible Preferred Shares on behalf of the Trust.

               (h) Subject to Section 13.4(3)(l), notwithstanding any other provision of this Section 13.4 to the contrary, any purported transfer, sale or acquisition of Series D Convertible Preferred Shares (whether such purported transfer, sale or acquisition results from the direct or indirect acquisition of ownership of Series D Convertible Preferred Shares) which would result in the termination of the status of the Trust as a real estate investment trust under the REIT Provisions of the Code shall be null and void ab initio. Any such Series D Convertible Preferred Shares may be treated by the Board of Trustees in the manner prescribed for Excess Preferred Shares in subsection (f) of this
Section 13.4(3).

               (i)  Subject to Section 13.4(3)(l), nothing contained in this
Section 13.4(3) or in any other provision of this Section 13.4 shall limit the authority of the Board of Trustees to take such other action as they deem necessary or advisable to protect the Trust and the interests of the shareholders by preservation of the Trust's status as a real estate investment trust under the REIT Provisions of the Code.

               (j) If any provision of this Section 13.4(3) or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court. To the extent this Section 13.4(3) may be inconsistent with any other provision of this Section 13.4, this Section 13.4(3) shall be controlling.

               (k) For purposes of this Section 13.4, Series D Convertible Preferred Shares not owned directly shall be deemed to be owned indirectly by a person if that person or a group of which he is a member would be the beneficial owner of such Series D Convertible Preferred Shares, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, and/or would be considered to own such Series D Convertible Preferred Shares by reason of the REIT Provisions of the Code.

               (l) Notwithstanding any other provision of Section 13.4(3), nothing in this Section 13.4 shall preclude the settlement of transactions entered into through the facilities of the New York Stock Exchange, Inc. The fact that the settlement of any transaction is permitted shall not negate the effect of any other provision of this Section 13.4(3) and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Section 13.4(3).

          4.   Redemption at the Option of the Trust.

          (a) The Series D Convertible Preferred Shares are not redeemable prior to November 1, 1998. On and after November 1, 1998, the Series D Convertible Preferred Shares may be redeemed at the option of the Trust by resolution of its Board of Trustees, in whole or from time to time in part, subject to the limitations set forth below, at the following redemption prices per share if redeemed during the twelve-month period beginning November 1 of the year indicated below (the "Call Price"), plus, in each case, all distributions accrued and unpaid on the shares of the Series D Convertible Preferred Shares up to the date of such redemption, upon giving notice as provided below:

          If redeemed during
          the twelve-month
          period beginning                                     Call
          November 1,                                          Price
          ------------------                                   -------
          1998 .............................................   $25.875
          1999 .............................................   $25.700
          2000 .............................................   $25.525
          2001 .............................................   $25.350
          2002 .............................................   $25.175
          2003 and thereafter ..............................   $25.000

          (b) If fewer than all of the outstanding Series D Convertible Preferred Shares are to be redeemed, the shares to be redeemed shall be determined pro rata or by lot or in such other manner and subject to such regulations as the Board of Trustees in its sole discretion shall prescribe. In the event that such redemption is to be by lot, if as a result of such redemption any holder of Series D Convertible Preferred Shares would become a holder of in excess of 20% of the lesser of the number or the value of the total Series D Convertible Preferred Shares outstanding because such holder's Series D Convertible Preferred Shares were not redeemed, or were only redeemed in part, then the Trust shall redeem the requisite number of Series D Convertible Preferred Shares of such shareholder such that he will not hold in excess of 20% of the lesser of the number or the value of the total Series D Convertible Preferred Shares outstanding subsequent to such redemption, unless the holder is a Preferred Excepted Person (as defined in Section 3(e) hereof), in which event the Trust shall have the option to redeem such requisite number of Series D Convertible Preferred Shares, as determined in the sole discretion of the Board of Trustees.

          (c) At least 30 days but not more than 60 days prior to the date fixed for the redemption of the Series D Convertible Preferred Shares, the Trust shall mail a written notice to each holder of record of the Series D Convertible Preferred Shares to be redeemed in a postage prepaid envelope addressed to such holder at his address as shown on the records of the Trust, notifying such holder of the election of the Trust to redeem such shares, stating the date fixed for redemption thereof (the "Redemption Date"), the redemption price, the number of shares to be redeemed (and, if fewer than all the Series D Convertible Preferred Shares are to be redeemed, the number of shares to be redeemed from such holder) and the place(s) where the certificate(s) representing such shares are to be surrendered for payment. On or after the Redemption Date each holder of the Series D Convertible Preferred Shares to be redeemed shall present and surrender his certificate or certificates for such shares to the Trust at the place designated in such notice and thereupon the redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event that fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Redemption Date (unless default shall be made by the Trust in payment of the redemption price), all distributions on the Series D Convertible Preferred Shares designated for redemption in such notice shall cease to accrue, and all rights of the holders thereof as shareholders of the Trust, except the right to receive the redemption price of such shares (including all accrued and unpaid distributions up to the Redemption Date) upon the surrender of certificates representing the same, shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Trust) on the books of the Trust, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Trust prior to the Redemption Date may irrevocably deposit the redemption price (including all accrued and unpaid distributions up to the Redemption Date) of the Series D Convertible Preferred Shares so called for redemption in trust for the holders thereof with a bank or trust company (having a capital surplus and undivided profits aggregating not less than $50,000,000) in the Borough of Manhattan, City and State of New York, or in any other city in which the Trust at the time shall maintain a transfer agency with respect to such shares, in which case the aforesaid notice to holders of the Series D Convertible Preferred Shares to be redeemed shall state the date of such deposit, shall specify the office of such bank or trust company as the place of payment of the redemption price, and shall call upon such holders to surrender the certificates representing such shares at such place on or after the date fixed in such redemption notice (which shall not be later than the Redemption Date) against payment of the redemption price (including all accrued and unpaid distributions up to the Redemption Date). Any interest accrued on such funds shall be paid to the Trust from time to time. Any moneys so deposited which shall remain unclaimed by the holders of the Series D Convertible Preferred Shares at the end of two years after the Redemption Date shall be returned by such bank or trust company to the Trust.

          If a notice of redemption has been given pursuant to this Section 13.4(4) and any holder of Series D Convertible Preferred Shares shall, prior to the close of business on the last business day preceding the Redemption Date, give written notice to the Trust pursuant to Section 13.4(7) below of the conversion of any or all of the shares to be redeemed held by such holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Trust, and any necessary transfer tax payment, as required by
Section 13.4(7) below, then such redemption shall not become effective as to such shares to be converted, such conversion shall become effective as provided in Section 13.4(7) below and any moneys set aside by the Trust for the redemption of such shares of converted Series D Convertible Preferred Shares shall revert to the general funds of the Trust (unless such shares were converted after the close of business on the record date for a distribution and before the opening of business on the payment date for such distribution, in which event the holders of such shares shall be entitled to the distribution payable thereon on such distribution payment date).

          Notwithstanding the foregoing, unless full cumulative distributions on all outstanding Series D Convertible Preferred Shares have been paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, no Series D Convertible Preferred Shares shall be redeemed unless all outstanding Series D Convertible Preferred Shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of Series D Convertible Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series D Convertible Preferred Shares, and, unless full cumulative distributions on all outstanding Series D Convertible Preferred Shares have been paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, the Trust shall not purchase or otherwise acquire directly or indirectly any Series D Convertible Preferred Shares (except by conversion into or exchange for shares of beneficial interest of the Trust ranking junior to the Series D Convertible Preferred Shares as to distribution rights and the liquidation preference).

          (d) The Series D Convertible Preferred Shares redeemed, repurchased or retired pursuant to the provisions of this Section 13.4(4) or surrendered to the Trust upon conversion shall thereupon be retired and may not be reissued as Series D Convertible Preferred Shares but shall thereafter have the status of authorized but unissued shares of beneficial interest.

          5.   Voting Rights.

          (a) The holders of Series D Convertible Preferred Shares shall not be entitled to vote on any matter except (i) as provided in Section 13.4(9), (ii) as provided in Section 13.4(5)(b) and (iii) as required by law.

          (b) In the event the Trust shall have failed to declare and pay or set apart for payment in full the distributions accumulated on the outstanding Series D Convertible Preferred Shares for any six consecutive quarterly distribution payment periods (a "Preferential Distribution Non-Payment"), the number of trustees of the Trust shall be increased by two and the holders of the outstanding Series D Convertible Preferred Shares, voting together as a class with all other classes or series of preferred shares of the Trust ranking on a parity with the Series D Convertible Preferred Shares with respect to distribution rights and then entitled to vote on the election of such additional two trustees, shall be entitled to elect such two additional trustees until the full distributions accumulated on all outstanding Series D Convertible Preferred Shares have been declared and paid or set apart for payment. Upon the occurrence of a Preferential Distribution Non-Payment or a vacancy in the office of a Preferred Shares Trustee (as defined below), the Board of Trustees shall within a reasonable period call a special meeting of the holders of the

Series D Convertible Preferred Shares and all holders of other classes or series of preferred shares of the Trust ranking on a parity with the Series D Convertible Preferred Shares with respect to distribution rights who are then entitled to vote on the election of such additional trustee or trustees for the purpose of electing the additional trustee or trustees. If and when all accumulated distributions on the Series D Convertible Preferred Shares have been declared and paid or set aside for payment in full, the holders of the Series D Convertible Preferred Shares shall be divested of the special voting rights provided by this Section 13.4(5)(b), subject to revesting in the event of each and every subsequent Preferential Distribution Non-Payment. Upon termination of such special voting rights attributable to all holders of the Series D Convertible Preferred Shares and shares of any other class or series of preferred shares of the Trust ranking on a parity with the Series D Convertible Preferred Shares with respect to distribution rights, the term of office of each trustee elected by the holders of the Series D Convertible Preferred Shares and such parity preferred shares (a "Preferred Shares Trustee") pursuant to such special voting rights shall forthwith terminate and the number of trustees constituting the entire Board of Trustees shall be reduced by the number of Preferred Shares Trustees. Any Preferred Shares Trustee may be removed by, and shall not be removed otherwise than by, the vote of the holders of record of a majority of the outstanding Series D Convertible Preferred Shares and all other series of preferred shares of the Trust ranking on a parity with the Series D Convertible Preferred Shares with respect to distribution rights who were entitled to vote in such Preferred Shares Trustee's election, voting as a separate class, at a meeting called for such purpose.

          (c) So long as any Series D Convertible Preferred Shares are outstanding, the number of trustees constituting the entire Board of Trustees of the Trust shall at all times be such that the exercise, by the holders of the Series D Convertible Preferred Shares and the holders of preferred shares of the Trust ranking on a parity with the Series D Convertible Preferred Shares with respect to distribution rights, of the right to elect trustees under the circumstances provided for in subclause (b) of this Section 13.4(5) will not contravene any other provision of this Declaration restricting the number of trustees which may constitute the entire Board of Trustees of the Trust.

          (d) Trustees elected pursuant to subclause (b) of this Section 13.4(5) shall serve until the earlier of (x) the next annual meeting of the shareholders of the Trust and the election (by the holders of the Series D Convertible Preferred Shares and the holders of preferred shares of the Trust ranking on a parity with the Series D Convertible Preferred Shares with respect to distribution rights) and qualification of their respective successors or (y) the termination of the term of office of each Preferred Shares Trustee upon the termination of the special voting rights as provided for in Section 13.4(5)(b).

          (e) So long as a Preferential Distribution Non-Payment shall continue, any vacancy in the office of a Preferred Shares Trustee may be filled by vote of the holders of record of a majority of the outstanding Series D Convertible Preferred Shares and all other series of preferred shares ranking on a parity with the Series D Convertible Preferred Shares with respect to distribution rights who are then entitled to vote in the election of such Preferred Shares Trustee as provided above. As long as the Preferential Distribution Non-Payment shall continue, holders of the Series D Convertible Preferred Shares shall not, as such shareholders, be entitled to vote on the election or removal of trustees other than Preferred Shares Trustees, but shall not be divested of any other voting rights provided to such shareholders by law, this Declaration with respect to any other matter to be acted upon by the shareholders of the Trust.

          6.   Liquidation Preference.

          (a) In the event of any liquidation, dissolution or winding up of the affairs of the Trust, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Trust, the holders of Series D Convertible Preferred Shares shall be entitled to receive, in cash, out of the remaining assets of the Trust legally available therefor, the amount of Twenty-five Dollars ($25.00) for each Series D Convertible Preferred Share, plus an amount equal to all distributions accrued and unpaid on each such share up to the date of such distribution of assets, before any distribution shall be made to the holders of Common Shares or any other shares of beneficial interest of the Trust ranking (as to any such distribution of assets) junior to the Series D Convertible Preferred Shares. If upon any liquidation, dissolution or winding up of the Trust, the assets distributable among the holders of Series D Convertible Preferred Shares and all other classes and series of preferred shares ranking (as to any such distribution of assets) on a parity with the Series D Convertible Preferred Shares are insufficient to permit the payment in full to the holders of all such shares of all preferential amounts payable to all such holders, then the entire assets of the Trust thus distributable shall be distributed ratably among the holders of Series D Convertible Preferred Shares and such other classes and series of preferred shares ranking (as to any such distribution of assets) on a parity with the Series D Convertible Preferred Shares in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full.

          (b) For purposes of this Section 13.4(6), a distribution of assets in any dissolution, winding up or liquidation shall not include (i) any consolidation or merger of the Trust with or into any other corporation, (ii) any dissolution, liquidation, winding up or reorganization of the Trust immediately followed by incorporation of another corporation to which such assets are distributed or (iii) a sale or other disposition of all or substantially all of the Trust's assets to another corporation; provided, however, that, in each case, effective provision is made in the charter of the resulting and surviving corporation or otherwise for the recognition, preservation and protection of the rights of the holders of Series D Convertible Preferred Shares.

          (c) After the payment of the full preferential amounts provided for herein to the holders of Series D Convertible Preferred Shares or funds necessary for such payment have been set aside in trust for the holders thereof, such holders shall be entitled to no other or further participation in the distribution of the assets of the Trust.

          (d) In determining whether a distribution by dividend, redemption or other acquisition of Shares or otherwise is permitted under Maryland law, no effect shall be given to amounts that would be needed, if the Trust were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights on dissolution are superior to those receiving the distribution.

          7.   Conversion.

          (a) Holders of Series D Convertible Preferred Shares shall have the right, exercisable at any time and from time to time, except in the case of the Series D Convertible Preferred Shares called for redemption as set forth below, to convert all or any such Series D Convertible Preferred Shares into Common Shares at [the conversion price and ratio determined by the provisions of the Roger Articles Supplementary designating the Roger Series A Convertible Preferred Shares], subject to adjustment as described below. In the case of Series D Convertible Preferred Shares called for redemption, conversion rights will expire at the close of business on the last business day preceding the Redemption Date. Notice of redemption at the option of the Trust must be mailed not less than 30 days and not more than 60 days prior to the Redemption Date as provided in Section 13.4(4)(c) hereof. Upon conversion, no adjustment or payment will be made for distributions, but if any holder surrenders Series D Convertible Preferred Shares for conversion after the close of business on the record date for the payment of a distribution and prior to the opening of business on the related distribution payment date, then, notwithstanding such conversion, the distribution payable on such distribution payment date will be paid to the registered holder of such shares on such distribution record date. In such event, such shares, when surrendered for conversion during the period between the close of business on any distribution record date and the opening of business on the corresponding distribution payment date, must be accompanied by payment of an amount equal to the distribution payable on such distribution payment date on the shares so converted (unless such shares were converted after the issuance of a notice of redemption with respect to such shares, in which event such shares shall be entitled to the distribution payable thereon on such distribution payment date without making such payment).

          (b) Any holder of one or more Series D Convertible Preferred Shares electing to convert such share or shares shall deliver the certificate or certificates therefor to the principal office of any transfer agent for the Common Shares, with the form of notice of election to convert as the Trust shall prescribe fully completed and duly executed and (if so required by the Trust or any conversion agent) accompanied by instruments of transfer in form satisfactory to the Trust and to any conversion agent, duly executed by the registered holder or his duly authorized attorney, and transfer taxes, stamps or funds therefor or evidence of payment thereof if required pursuant to Section 13.4(7)(a) or 13.4(7)(d) hereof. The conversion right with respect to any such shares shall be deemed to have been exercised at the date upon which the certificates therefor accompanied by such duly executed notice of election and instruments of transfer and such taxes, stamps, funds or evidence of payment shall have been so delivered, and the person or persons entitled to receive the shares of the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of the Common Shares upon said date.

          (c) No fractional Common Share or scrip representing a fractional share shall be issued upon conversion of Series D Convertible Preferred Shares. If more than one Series D Convertible Preferred Share shall be surrendered for conversion at one time by the same holder, the number of full Common Shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series D Convertible Preferred Shares so surrendered. Instead of any fractional Common Share which would otherwise be issuable upon conversion of any Series D Convertible Preferred Shares, the Trust shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the closing price for the Common Shares on the last trading day preceding the date of conversion. The closing price for such day shall be the last reported sales price regular way or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange, or if the Common Shares are not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the closing sale price of the Common Shares or in case no reported sale takes place, the average of the closing bid and asked prices, on NASDAQ or any comparable system. If the Common Shares are not quoted on NASDAQ or any comparable system, the Board of Trustees shall in good faith determine the current market price on the basis of such quotation as it considers appropriate.

          (d) If a holder converts Series D Convertible Preferred Shares, the Trust shall pay any documentary, stamp or similar issue or transfer tax due on the issuance of Common Shares upon the conversion. The holder, however, shall pay to the Trust the amount of any tax which is due (or shall establish to the satisfaction of the Trust payment thereof) if the shares are to be issued in a name other than the name of such holder and shall pay to the Trust any amount required by the last sentence of Section 13.4(7)(a) hereof.

          (e) The Trust shall reserve and shall at all times have reserved out of its authorized but unissued Common Shares a sufficient number of Common Shares to permit the conversion of the then outstanding Series D Convertible Preferred Shares. All Common Shares which may be issued upon conversion of Series D Convertible Preferred Shares shall be validly issued, fully paid and nonassessable, and not subject to preemptive or other similar rights. In order that the Trust may issue Common Shares upon conversion of Series D Convertible Preferred

Shares, the Trust will endeavor to comply with all applicable Federal and State securities laws and will endeavor to list such Common Shares to be issued upon conversion on each securities exchange on which the Common Shares are listed.

          (f) The conversion rate in effect at any time shall be subject to adjustment from time to time as follows:

               (i) In case the Trust shall (1) pay or make a distribution in Common Shares to holders of the Common Shares, (2) reclassify the outstanding Common Shares into shares of some other class or series of shares, (3) subdivide the outstanding Common Shares into a greater number of Common Shares or (4) combine the outstanding Common Shares into a smaller number of Common Shares, the conversion rate immediately prior to such action shall be adjusted so that the holder of any Series D Convertible Preferred Shares thereafter surrendered for conversion shall be entitled to receive the number of Common Shares which he would have owned immediately following such action had such Series D Convertible Preferred Shares been converted immediately prior thereto. An adjustment made pursuant to this Section 13.4(7)(f)(i) shall become effective immediately after the record date in the case of a distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

               (ii) In case the Trust shall issue rights or warrants to all holders of the Common Shares entitling them to subscribe for or purchase Common Shares (or securities convertible into Common Shares) at a price per share less than the current market price (as determined pursuant to Section 13.4(7)(f)(iv)) of the Common Shares on such record date, the number of Common Shares into which each Series D Convertible Preferred Share shall be convertible shall be adjusted so that the same shall be equal to the number determined by multiplying the number of Common Shares into which such Series D Convertible Preferred Share was convertible immediately prior to such record date by a fraction of which the numerator shall be the number of Common Shares outstanding on such record date plus the number of additional Common Shares offered (or into which the convertible securities so offered are convertible), and of which the denominator shall be the number of Common Shares outstanding on such record date, plus the number of Common Shares which the aggregate offering price of the additional Common Shares offered (or into which the convertible securities so offered are convertible) would purchase at such current market price. Such adjustments shall become effective immediately after such record date for the determination of the holders of the Common Shares entitled to receive such distribution. For purposes of this subsection (ii), the number of Common Shares at any time outstanding shall not include Common Shares held in the treasury of the Trust.

               (iii) In case the Trust shall distribute to all holders of the Common Shares any class of shares of beneficial interest other than the Common Shares, evidences of indebtedness or assets of the Trust (other than cash distributions out of current or retained earnings), or shall distribute to all holders of the Common Shares rights or warrants to subscribe for securities (other than those referred to in Section 13.4(7)(f)(ii)), then in each such case the number of Common Shares into which each Series D Convertible Preferred Share shall be convertible shall be adjusted so that the same shall equal the number determined by multiplying the number of Common Shares into which such Series D Convertible Preferred Share was convertible immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price (determined as provided in Section 13.4(7)(f)(iv)) of the Common Shares on the record date mentioned below, and of which the denominator shall be such current market price of the Common Shares, less the then fair market value (as determined by the Board of Trustees, whose determination shall be conclusive evidence of such fair market value) of the portion of the securities or assets so distributed or of such subscription rights or warrants applicable to one Common Share. Such adjustment shall become effective immediately after the record date for the determination of the holders of the Common Shares entitled to receive such distribution. Notwithstanding the foregoing, in the event that the Trust shall distribute rights or warrants (other than those referred to in Section 13.4(7)(f)(ii)) ("Rights") pro rata to holders of the Common Shares, the Trust may, in lieu of making any adjustment pursuant to this
          Section 13.4(7)(f)(iii), make proper provision so that each holder of a Series D Convertible Preferred Share who converts such share after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the Common Shares issuable upon such conversion (the "Conversion Shares"), a number of Rights to be determined as follows: (1) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of Common Shares equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights; and (2) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of Common Shares into which a Series D Convertible Preferred Share so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

               (iv) The current market price per share of the Common Shares on any date shall be deemed to be the average of the daily closing prices for thirty consecutive trading days commencing forty-five trading days before the date in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange, or if the Common Shares are not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the closing sale price of the Common Shares or, in case no reported sale takes place, the average of the closing bid and asked prices, on NASDAQ or any comparable system, or if the Common Shares are not quoted on NASDAQ or any comparable system, the closing sale price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Trust for that purpose.

               (v) In any case in which this Section 13.4(7) shall require that an adjustment be made immediately following a record date, the Trust may elect to defer (but only until five business days following the mailing of the notice described in Section 13.4(7)(j)) issuing to the holder of any Series D Convertible Preferred Shares converted after such record date the Common Shares and other shares of beneficial interest of the Trust issuable upon such conversion over and above the Common Shares and other shares of beneficial interest of the Trust issuable upon such conversion only on the basis of the conversion rate prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Trust shall issue or cause its transfer agents to issue appropriate evidence of the right to receive such shares.

          (g) No adjustment in the conversion rate shall be required until cumulative adjustments result in a change of 1% or more of the conversion price as in effect prior to the last adjustment of the conversion rate; provided, however, that any adjustment which by reason of this Section 13.4(7)(g) is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 13.4(7) shall be made to the nearest cent ($.01) or to the nearest one-hundredth (1/100) of a share, as the case may be. No adjustment to the conversion rate shall be made for cash dividends.

          (h)  In the event that, as a result of an adjustment made pursuant to
Section 13.4(7)(f), the holder of any Series D Convertible Preferred Shares thereafter surrendered for conversion shall become entitled to receive any shares of beneficial interest of the Trust other than Common Shares, thereafter the number of such other shares so receivable upon conversion of any Series D Convertible Preferred Shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in this Section 13.4(7).

          (i) The Trust may make such increases in the conversion rate, in addition to those required by Sections 13.4(7)(f)(i), (ii) and (iii), as is considered to be advisable in order that any event treated for Federal income tax purposes as a distribution of shares or share rights shall not be taxable to the recipients thereof.

          (j) Whenever the conversion rate is adjusted, the Trust shall promptly mail to all holders of record of Series D Convertible Preferred Shares a notice of the adjustment and shall cause to be prepared a certificate signed by a principal financial officer of the Trust setting forth the adjusted conversion rate and a brief statement of the facts requiring such adjustment and the computation thereof; such certificate shall forthwith be filed with each transfer agent for the Series D Convertible Preferred Shares.

          (k)  In the event that:

               (1) the Trust takes any action which would require an adjustment in the conversion rate,

               (2) the Trust consolidates or merges with, or transfers all or substantially all of its assets to, another corporation and shareholders of the Trust must approve the transaction, or

               (3) there is a dissolution, winding up or liquidation of the Trust,

a holder of Series D Convertible Preferred Shares may wish to convert some or all of such shares into Common Shares prior to the record date for, or the effective date of, the transaction so that he may receive the rights, warrants, securities or assets which a holder of Common Shares on that date may receive. Therefore, the Trust shall mail to holders of Series D Convertible Preferred Shares a notice stating the proposed record or effective date of the transaction, as the case may be. The Trust shall mail the notice at least 10 days before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clauses
(1), (2) or (3) of this Section 13.4(7)(k).

          (l) If any of the following shall occur, namely: (i) any reclassification or change of outstanding Common Shares issuable upon conversion of Series D Convertible Preferred Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger to which the Trust is a party other than a merger in which the Trust is the surviving entity and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding Common Shares or (iii) any sale, transfer or lease of all or substantially all of the property or business of the Trust as an entirety, then the Trust, or such successor or purchasing entity, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale, transfer or lease, provide in its charter document that each Series D Convertible Preferred Share shall be convertible into the kind and amount of shares of stock or beneficial interest and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale, transfer or lease by a holder of the number of Common Shares deliverable upon conversion of such Series D Convertible Preferred Share immediately prior to such reclassification, change, consolidation, merger, sale, transfer or lease. Such charter document shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 13.4(7). The foregoing, however, shall not in any way affect the right that a holder of Series D Convertible Preferred Shares may otherwise have, pursuant to clause (2) of the last sentence of Section 13.4(7)(f)(iii), to receive Rights upon conversion of Series D Convertible Preferred Shares. If, in the case of any such consolidation, merger, sale, transfer or lease, the shares of stock or beneficial interest or other securities and property (including cash) receivable thereupon by a holder of the Common Shares includes shares of stock or beneficial interest or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale, transfer or lease, then the charter document of such other corporation shall contain such additional provisions to protect the interests of the holders of Series D Convertible Preferred Shares as the Board of Trustees shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 13.4(7)(l) shall similarly apply to successive consolidations, mergers, sales, transfers or leases.

          8. Ranking. With regard to rights to receive distributions and amounts payable upon liquidation, dissolution or winding up of the Trust, the Series D Convertible Preferred Shares shall rank senior to the Common Shares and on a parity with any other preferred shares issued by the Trust, unless the terms of such other preferred shares provide otherwise and, if applicable, the requirements of Section 9 hereof have been complied with. However, the Trust may authorize or increase any class or series of shares of beneficial interest ranking on a parity with or junior to the Series D Convertible Preferred Shares as to distribution rights and the liquidation preference without the vote or consent of the holders of the Series D Convertible Preferred Shares.

          9. Limitations. In addition to any other rights provided by applicable law, so long as any Series D Convertible Preferred Shares are outstanding, the Trust shall not, without the affirmative vote, or the written consent as provided by law, of the holders of at least two-thirds (2/3) of the total number of outstanding Series D Convertible Preferred Shares, voting as a class,

               (a) authorize, create or issue, or increase the authorized or issued amount of, any class or series of, or rights to subscribe to or acquire, any security convertible into, any class or series of shares of beneficial interest ranking as to distribution rights or the liquidation preference, senior to the Series D Convertible Preferred Shares, or reclassify any shares of beneficial interest into any such shares; or

               (b) amend, alter or repeal, whether by merger, consolidation or otherwise, any of the provisions of this Declaration that would change the preferences, rights or powers with respect to the Series D Convertible Preferred Shares so as to affect the Series D Convertible Preferred Shares adversely;

but (except as otherwise required by applicable law) nothing herein contained shall require such a vote or consent (i) in connection with any increase in the total number of authorized Common Shares, or (ii) in connection with the authorization or increase of any class or series of shares of beneficial interest ranking, as to distribution rights and the liquidation preference, on a parity with or junior to the Series D Convertible Preferred Shares; and provided further that no such vote or written consent of the holders of the Series D Convertible Preferred Shares shall be required if, at or prior to the time when the issuance of any such shares ranking senior to the Series D Convertible Preferred Shares is to be made or any such change is to take effect, as the case may be, proper notice has been given and sufficient funds have been irrevocably deposited in trust for the redemption of all the then outstanding Series D Convertible Preferred Shares.

          10. No Preemptive Rights. No holder of Series D Convertible Preferred Shares will possess any preemptive rights to subscribe for or acquire any unissued shares of beneficial interest of the Trust (whether now or hereafter authorized) or securities of the Trust convertible into or carrying a right to subscribe to or acquire shares of beneficial interest of the Trust.

     Section 13.5. Series E Preferred Shares. Pursuant to Section 5.3 of this Declaration, a series of preferred shares of beneficial interest consisting of 2,300,000 shares designated as the "Series E Cumulative Redeemable Preferred Shares of Beneficial Interest" (the "Series E Preferred Shares"), and having a par value of $.01 per share, is hereby established on the following terms:

A.   Certain Definitions.

     Unless the context otherwise requires, the terms defined in this paragraph
(A) shall have, for all purposes of the provisions of this Declaration in respect of the Series E Preferred Shares, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

     Business Day. The term "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

     Capital Stock. The term "Capital Stock" shall mean, with respect to any Person, any capital stock (including preferred stock), shares, interests, participants or other ownership interests (however designated) of such Person and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options to purchase any thereof.

     Code. The term "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     Common Equity. The term "Common Equity" shall mean all shares now or hereafter authorized of any class of common shares of beneficial interest of the Trust, including the Common Shares, and any other shares of beneficial interest of the Trust, howsoever designated, which has the right (subject always to prior rights of any class or series of preferred shares of beneficial interest) to participate in the distribution of the assets and earnings of the Trust without limit as to per share amount.

     Common Shares. The term "Common Shares" shall mean the Common Shares of Beneficial Interest, $.01 par value per share, of the Trust.

     Distribution Payment Date. The term "Distribution Payment Date" shall have the meaning set forth in subparagraph (2) of paragraph (B) below.

     Distribution Period. The term "Distribution Period" shall mean the period from, and including, the Initial Issue Date to, but not including, the first Distribution Payment Date and thereafter, each quarterly period from, and including, the Distribution Payment Date to, but not including, the next Distribution Payment Date.

     Initial Issue Date. The term "Initial Issue Date" shall mean the date that Series E Preferred Shares are first issued by the Trust.

     Junior Shares.  The term "Junior Shares" shall mean, as the case may be,
(i) the Common Equity and any other class or series of shares of beneficial interest of the Trust which is not entitled to receive any distributions in any Distribution Period unless all distributions required to have been paid or declared and set apart for payment on the Series E Preferred Shares shall have been so paid or declared and set apart for payment and (ii) the Common Equity and any other class or series of shares of beneficial interest of the Trust which is not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of the Trust until the Series E Preferred

Shares shall have received the entire amount to which such Class B Preferred Shares is entitled upon such liquidation, dissolution or winding up.

     Liquidation Preference. The term "Liquidation Preference" shall mean $25.00 per share.

     Parity Shares.  The term "Parity Shares" shall mean, as the case may be,
(i) any class or series of shares of beneficial interest of the Trust which is entitled to receive payment of distributions on a parity with the Series E Preferred Shares or (ii) any class or series of shares of beneficial interest of the Trust which is entitled to receive assets upon liquidation, dissolution or winding up of the affairs of the Trust on a parity with the Series E Preferred Shares. The term "Parity Shares" shall include the Series D Convertible Preferred Shares, Series A Preferred Shares, and Series C Preferred Shares.

     Person. The term "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust classified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, but does not include an underwriter which participates in a public offering of the Series E Preferred Shares, provided that such ownership by such underwriter would not result in the Trust being "closely held" within the meaning of Section 856(h) of the Code, or otherwise result in the Trust failing to qualify as a REIT.

     Record Date. The term "Record Date" shall mean the date designated by the Board of Trustees of the Trust at the time a distribution is declared, provided, however, that such Record Date shall be the first day of the calendar month in which the applicable Distribution Payment Date falls or such other date designated by the Board of Trustees for the payment of distributions that is not more than ninety (90) days prior to such Distribution Payment Date.

     Redemption Date. The term "Redemption Date" shall have the meaning set forth in subparagraph (2) of paragraph (D) below.

     Redemption Price. The term "Redemption Price" shall mean a price per Series E Preferred Share equal to $25.00 together with accrued and unpaid distributions, if any, thereon to the Redemption Date, without interest.

     REIT.  The term "REIT" shall mean a real estate investment trust under
Section 856 of the Code.

     Senior Shares.  The term "Senior Shares" shall mean, as the case may be,
(i) any class or series of shares of beneficial interest of the Trust ranking senior to the Series E Preferred Shares in respect of the right to receive distributions or (ii) any class or series of shares of beneficial interest of the Trust ranking senior to the Series E Preferred Shares in respect of the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the Trust.

     B.   Distributions.

     1. The record holders of Series E Preferred Shares shall be entitled to receive distributions, when, as and if authorized by the Board of Trustees, out of assets legally available for payment of distributions. Such distributions shall be payable by the Trust in cash at a rate of 9.65% of the Liquidation Preference per annum (equivalent to $2.4125 per Series E Preferred Share per annum).

     2. Distributions on Series E Preferred Shares shall accrue and be cumulative from the Initial Issue Date. Distributions shall be payable quarterly in arrears when, as and if authorized by the Board of Trustees of the Trust on January 15, April 15, July 15 and October 15 of each year (each, a "Distribution Payment Date"), commencing on the business day succeeding October 15, 1995. If any Distribution Payment Date occurs on a day that is not a Business Day, any accrued distributions otherwise payable on such Distribution Payment Date shall be paid on the next succeeding Business Day. The amount of distributions payable on Series E Preferred Shares for each full Distribution Period shall be computed by dividing by four (4) the annual distribution rate set forth in subparagraph
(1) of this paragraph (B) above. Distributions payable in respect of any Distribution Period which is less than a full Distribution Period in length will be computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions shall be paid to the holders of record of the Series E Preferred Shares as their names shall appear on the share records of the Trust at the close of business on the Record Date for such distribution. Distributions in respect of any past Distribution Periods that are in arrears may be declared and paid at any time to holders of record on the Record Date therefor. Any distribution payment made on Series E Preferred Shares shall be first credited against the earliest accrued but unpaid distribution due which remains payable. Upon issuance, the Series E Preferred Shares will rank on a parity as to distributions with the Convertible Preferred Shares, Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares.

     3. If any Series E Preferred Shares are outstanding, no full distributions shall be authorized or paid or set apart for payment on any other class or series of Shares ranking junior to or on a parity with the Series E Preferred Shares as to distributions for any period unless full cumulative distributions have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for such payment on the Series E Preferred Shares for all past Distribution Periods and the then current Distribution Period. When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series E Preferred Shares and any other class or series of Preferred Shares ranking on a parity as to distributions with the Series E Preferred Shares, all distributions authorized upon the Series E Preferred Shares and any other such class or series of Shares shall be authorized pro rata so that the amount of distributions authorized per share on the Series E Preferred Shares and such class or series of Shares shall in all cases bear to each other the same ratio that accrued and unpaid distributions per share on the Series E Preferred Shares and such class or series of Shares bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series E Preferred Shares which may be in arrears.

     4. Except as provided in subparagraph (3) of this paragraph (B), unless full cumulative distributions on the Series E Preferred Shares have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past Distribution Periods and the then current Distribution Period, no distributions (other than in common shares or other shares ranking junior to the Series E Preferred Shares as to distributions and upon liquidation, dissolution and winding up of the affairs of the Trust) shall be authorized or paid or set apart for payment or other distribution shall be authorized or made upon any Junior Shares or Parity Shares nor shall any Junior Shares or Parity Shares be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Trust (except by conversion into or exchange for other shares of the Trust ranking junior to the Series E Preferred Shares as to distributions and upon liquidation, dissolution or winding up of the affairs of the Trust).

     5. Notwithstanding anything contained herein to the contrary, no distributions on Series E Preferred Shares shall be authorized by the Board of Trustees of the Trust or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trust, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or to the extent such authorization, payment or setting apart for payment shall be restricted or prohibited by law.

     6. Notwithstanding anything contained herein to the contrary, distributions on the Series E Preferred Shares, if not paid on the applicable Distribution Payment Date, will accrue whether or not distributions are authorized for such Distribution Payment Date, whether or not the Trust has earnings and whether or not there are assets legally available for the payment of such distributions.

     7. If the Board of Trustees determines that it is permissible under applicable law and that the distributions will qualify for the dividends paid deduction (within the meaning of Sections 561 and 562 of the Code or any successor provisions thereto), such distributions shall be paid as follows: first, from income of the Trust other than net capital gains, and the balance, if any, from net capital gains of the Trust. If the Board of Trustees determines, in its sole discretion, that distributions to be paid in accordance with the preceding sentence might not qualify for such dividends paid deduction, or might not be permissible under applicable law, then such distributions shall be paid in a manner determined by the Board of Trustees.

     C.   Distributions Upon Liquidation, Dissolution or Winding Up.

     1. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Trust, subject to the prior preferences and other rights of any Senior Shares as to liquidation preferences, but before any distribution or payment shall be made to the holders of any Junior Shares as to the distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Trust, the holders of Series E Preferred Shares shall be entitled to receive out of the assets of the Trust legally available for distribution to its shareholders liquidating distributions in cash or property at its fair market value as determined by the Board of Trustees in the amount of the Liquidation Preference per share plus an amount equal to all distributions accrued and unpaid thereon to the date of such liquidation, dissolution or winding up. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series E Preferred Shares will have no right or claim to any of the remaining assets of the Trust and shall not be entitled to any other distribution in the event of liquidation, dissolution or winding up of the affairs of the Trust.

     2. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the legally available assets of the Trust are insufficient to pay the amount of the Liquidation Preference per share plus an amount equal to all distributions accrued and unpaid on the Series E Preferred Shares and the corresponding amounts payable on all shares of Parity Shares as to the distribution of assets upon liquidation, dissolution or winding up, then the holders of the Series E Preferred Shares and all such Parity Shares shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they otherwise would be respectively entitled. Upon issuance, the Series E Preferred Shares will rank on parity with the Series A Convertible Preferred Shares, Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares as to the distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Trust. Neither the consolidation or merger of the Trust into or with another entity nor the dissolution, liquidation, winding up or reorganization of the Trust immediately followed by incorporation of another corporation to which such assets are distributed, nor the sale, lease, transfer or conveyance of all or substantially all of the assets of the Trust to another entity shall be deemed a liquidation, dissolution or winding up of the affairs of the Trust within the meaning of this paragraph (C); provided, however, that, in each case, effective provision is made in the charter of the resulting or surviving corporation or otherwise for the recognition, preservation and protection of the rights of the holders of the Series E Preferred Shares.

     3. In determining whether a distribution by dividend, redemption or other acquisition of Shares or otherwise is permitted under Maryland law, no effect shall be given to amounts that would be needed, if the Trust were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights on dissolution are superior to those receiving the distribution.

     D.   Redemption by the Trust.

     1. The Series E Preferred Shares may be redeemed for cash, in whole or from time to time in part, on any date on or after August 24, 2000 at the option of the Trust at the Redemption Price. The Redemption Price of the Series E Preferred Shares (other than any portion thereof consisting of accrued and unpaid distributions) may be paid solely from the sale of proceeds of Capital Stock of the Trust.

     2. Each date fixed for redemption pursuant to subparagraph (1) of this paragraph (D) is called a "Redemption Date". If the Redemption Date is after a Record Date and before the related Distribution Payment Date, the distribution payable on such Distribution Payment Date shall be paid to the holder in whose name the Series E Preferred Shares to be redeemed are registered at the close of business on such Record Date notwithstanding the redemption thereof between such Record Date and the related Distribution Payment Date or the Trust's default in the payment of the distribution.

     3. In case of redemption of less than all of the Series E Preferred Shares at the time outstanding, the shares to be redeemed shall be selected by the Trust pro rata from the holders of record of such shares in proportion to the number of shares held by such holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by the Board of Trustees.

     4. Notice of any redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the Redemption Date. A similar notice will be mailed by the Trust, postage prepaid, not less than 30 nor more than 60 days prior to the Redemption Date, addressed to the respective holders of record of the Series E Preferred Shares to be redeemed at their respective addressees as they appear on the share transfer records of the Trust. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series E Preferred Shares except as to any holder to whom the Trust has failed to give notice or except as to any holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series E Preferred Shares may be listed or admitted to trading, such notice shall state: (i) the Redemption Date;
(ii) the Redemption Price; (iii) the number of Series E Preferred Shares to be redeemed and, if less than all shares held by the particular holder are to be redeemed, the number of such shares to be redeemed; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; and (v) that distributions on the shares to be redeemed will cease to accrue on the Redemption Date.

     5. If notice has been mailed in accordance with subparagraph (4) of this paragraph (D), and such notice provided that on or before the Redemption Date specified therein all funds necessary for such redemption shall have been set aside by the Trust, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Redemption Date, distributions on the Series E Preferred Shares so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall not have the status of Series E Preferred Shares, and all rights of the holders thereof as shareholders of the Trust (except the right to receive from the Trust the Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and the notice shall so state), such shares shall be redeemed by the Trust at the Redemption Price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof.

     6. Any funds deposited with a bank or trust company for the purpose of redeeming Series E Preferred Shares shall be irrevocable except that:

          a. the Trust shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

          b. any balance of monies so deposited by the Trust and unclaimed by the holders of the Series E Preferred Shares entitled thereto at the expiration of two (2) years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Trust, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Trust shall look only to the Trust for payment without interest or other earnings.

     7. No Series E Preferred Shares may be redeemed except with assets legally available for the payment of the Redemption Price.

     8. Unless full cumulative distributions on all Series E Preferred Shares shall have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past Distribution Periods and the then current Distribution Period, no Series E Preferred Shares shall be redeemed unless all outstanding Series E Preferred Shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of Series E Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series E Preferred Shares, provided further, however, that the foregoing shall not prevent the purchase or acquisition of Series E Preferred Shares from persons owning in the aggregate 9.8% or more of the number or value of the total outstanding shares of beneficial interest of the Trust or 20% or more of the number or value of the total outstanding Series E Preferred Shares pursuant to provisions of the Declaration of Trust. Unless full cumulative distributions on all outstanding Series E Preferred Shares have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past Distribution Periods and the then current Distribution Period, the Trust shall not purchase or otherwise acquire directly or indirectly any Series E Preferred Shares (except by exchange for shares of the Trust ranking junior to the Series E Preferred Shares as to distributions and upon liquidation, dissolution or winding up of the affairs of the Trust).

     9. All Series E Preferred Shares redeemed pursuant to this paragraph (D) shall be retired and shall be reclassified as authorized and unissued preferred shares, without designation as to class or series, and may thereafter be reissued as any class or series of preferred shares.

     E.   Voting Rights.

     1. The holders of Series E Preferred Shares shall not be entitled to vote on any matter except (i) as provided in paragraph (K), (ii) as provided in subparagraph (2) of this paragraph (E), or (iii) as specifically required by law.

     2. In the event the Trust shall have failed to authorize and pay or set apart for payment in full the distributions accumulated on the outstanding Series E Preferred Shares for any six or more quarterly Distribution Periods, regardless of whether such quarterly periods are consecutive (a "Preferential Distribution Non-Payment"), the number of trustees of the Trust shall be increased by two and the holders of the outstanding Series E Preferred Shares, voting together as a class with all other classes or series of preferred shares of the Trust ranking on a parity with the Series E Preferred Shares with respect to distribution rights and then entitled to vote on the election of such additional two trustees, shall be entitled to elect such two additional trustees until the full distributions accumulated on all outstanding Series E Preferred Shares have been authorized and paid or set apart for payment. Upon the occurrence of a Preferential Distribution Non-Payment or a vacancy in the office of a Preferred Shares Trustee (as defined below), the Board of Trustees shall within a reasonable period call a special meeting of the holders of the Series E Preferred Shares and all holders of other classes or series of preferred shares of the Trust ranking on a parity with the Series E Preferred Shares with respect to distribution rights who are then entitled to vote on the election of such additional trustee or trustees for the purpose of electing the additional trustee or trustees. If and when all accumulated distributions on the Series E Preferred Shares have been authorized and paid or set aside for payment in full, the holders of the Series E Preferred Shares shall be divested of the special voting rights provided by this subparagraph (2) of paragraph (E), subject to revesting in the event of each and every subsequent Preferential Distribution Non-Payment. Upon termination of such special voting rights attributable to all holders of the Series E Preferred Shares and shares of any other class or series of preferred shares of the Trust ranking on a parity with the Series E Preferred Shares with respect to distribution rights, the term of office of each trustee elected by the holders of the Series E Preferred Shares and such parity preferred shares (a "Preferred Shares Trustee") pursuant to such special voting rights shall forthwith terminate and the number of trustees constituting the entire Board of Trustees shall be reduced by the number of Preferred Shares Trustees. In the event the holders of the outstanding Series A Convertible Preferred Shares shall become entitled to vote on the election of additional trustees because the Trust shall have failed to declare and pay or set apart for payment in full the distributions accumulated on the outstanding Convertible Preferred Shares for any six consecutive quarterly distribution payment periods, the term of office of each Preferred Shares Trustee previously elected by holders of Series E Preferred Shares shall forthwith terminate and the holders of the Series E Preferred Shares, voting together as a class with all other classes or series of preferred shares of the Trust ranking on a parity with the Series E Preferred Shares with respect to distribution rights and then entitled to vote on the election of two additional trustees, shall be entitled to elect such two additional trustees pursuant to this paragraph (E). Any Preferred Shares Trustee may be removed only by the vote of the holders of record of a majority of the outstanding Series E Preferred Shares and all other series of preferred shares of the Trust ranking on a parity with the Series E Preferred Shares with respect to distribution rights who would then be entitled to vote in such Preferred Shares Trustee's election, voting together as a separate class, at a meeting called for such purpose.

     3. So long as any Series E Preferred Shares are outstanding, the number of trustees constituting the entire Board of Trustees of the Trust shall at all times be such that the exercise, by the holders of the Series E Preferred Shares and the holders of preferred shares of the Trust ranking on a parity with the Series E Preferred Shares with respect to distribution rights, of the right to elect trustees under the circumstances provided for in subparagraph (2) of this paragraph (E) will not contravene any other provision of this Declaration restricting the number of trustees which may constitute the entire Board of Trustees.

     4. Trustees elected pursuant to subparagraph (2) of this paragraph (E) shall serve until the earlier of (x) the next annual meeting of the shareholders of the Trust and the election (by the holders of the Series E Preferred Shares and the holders of preferred shares of the Trust ranking on a parity with the Series E Preferred Shares with respect to distribution rights) and qualification of their respective successors or (y) the termination of the term of office of each Preferred Shares Trustee upon the termination of the special voting rights as provided for in subparagraph (2) of this paragraph (E) or as otherwise provided for in subparagraph (2) of this paragraph (E).

     5. So long as a Preferential Distribution Non-Payment shall continue, any vacancy in the office of a Preferred Shares Trustee may be filled by vote of the holders of record of a majority of the outstanding Series E Preferred Shares and all other series of preferred shares ranking on a parity with the Series E Preferred Shares with respect to distribution rights who are then entitled to vote in the election of such Preferred Shares Trustee as provided above. As long as the Preferential Distribution Non-Payment shall continue, holders of the Series E Preferred Shares shall not, as such shareholders, be entitled to vote on the election or removal of trustees other than Preferred Shares Trustees, but shall not be divested of any other voting rights provided to such shareholders by law or this Declaration of Trust with respect to any other matter to be acted upon by the shareholders of the Trust.

     F. Trustees' Right to Refuse to Transfer Series E Preferred Shares; Limitation on Holdings.

     1. The terms and provisions of this paragraph (F) shall apply in addition to, and not in limitation of, the terms and provisions of Article 7.

     2. Each Person who owns directly or indirectly more than five percent in number or value of the total Series E Preferred Shares outstanding shall, by January 30 of each year, give written notice to the Trust stating the Person's name and address, the number of Series E Preferred Shares directly or indirectly owned by such Person, and a description of the capacity in which such Series E Preferred Shares are held. For purposes of this Section 13.5, the number and value of the total Series E Preferred Shares outstanding shall be determined by the Board of Trustees in good faith, which determination shall be conclusive for all purposes hereunder. In addition, each direct or indirect holder of Series E Preferred Shares, irrespective of such shareholder's percentage ownership of outstanding Series E Preferred Shares, shall upon demand disclose to the Trust in writing such information with respect to the direct or indirect ownership of Series E Preferred Shares as the Board of Trustees deems necessary from time to time to enable the Board of Trustees to determine whether the Trust complies with the REIT Provisions of the Code (as defined in Section 1.5 of the Declaration of Trust), to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance or to determine any such compliance with this paragraph (F).

     3. If, in the opinion of the Board of Trustees, which shall be binding upon any prospective acquiror of Series E Preferred Shares, any proposed transfer or issuance would jeopardize the status of the Trust as a REIT under the REIT Provisions of the Code, the Board of Trustees shall have the right, but not the duty, to refuse to permit such transfer or issuance or refuse to give effect to such transfer or issuance and to take any action to cause any such transfer not to occur or to void any such issuance.

     4. As a condition to any transfer and/or registration of transfer on the books of the Trust of any Series E Preferred Shares which could result in direct or indirect ownership (as hereinafter defined) of Series E Preferred Shares exceeding 20% of the lesser of the number or the value of the total Series E Preferred Shares outstanding (the "Series E Excess Preferred

Shares") by a Person other than a Series E Preferred Excepted Person (as defined in subparagraph (5) below), such prospective transferee shall give written notice to the Trust of the proposed transfer and shall furnish such opinions of counsel, affidavits, undertakings, agreements and information as may be required by the Board of Trustees no later than the 15th day prior to any transfer which, if consummated, would result in such ownership.

     5. Any transfer or issuance of Series E Preferred Shares that would (i) create a direct or indirect owner of Series E Excess Preferred Shares other than a Series E Preferred Excepted Person; or (ii) result in the Trust being "closely held" within the meaning of Section 856(h) of the Code, shall be void ab initio and the prospective acquiror shall not be entitled to any rights afforded to owners of Series E Preferred Shares hereunder and shall be deemed never to have had an interest therein.

     "Series E Preferred Excepted Person" shall mean any Person approved by the Board of Trustees, at their option and in their sole discretion, provided, however, that such approval shall not be granted to any Person whose ownership of in excess of 20% of the lesser of the number or the value of the total Series E Preferred Shares outstanding would result, directly, indirectly or as a result of attribution of ownership, in termination of the status of the Trust as a REIT under the REIT Provisions of the Code.

     6. The Trust, by notice to the holder thereof, may purchase any or all Series E Preferred Shares that are proposed to be transferred pursuant to a transfer which, in the opinion of the Board of Trustees, which shall be binding upon any proposed transferor or transferee of Series E Preferred Shares, would result in any Person acquiring Series E Excess Preferred Shares, or would otherwise jeopardize the status of the Trust as a real estate investment trust under the REIT Provisions of the Code. The Trust shall have the power, by lot or other means deemed equitable by the Board of Trustees in their sole discretion, to purchase such Series E Excess Preferred Shares from the prospective transferor. The purchase price for any Series E Excess Preferred Shares shall be equal to the fair market value of the Series E Preferred Shares on the last trading day immediately preceding the day on which notice of such proposed transfer is sent, as reflected in the closing sale price for the Series E Preferred Shares, if then listed on a national securities exchange, or such price for the Series E Preferred Shares on the principal exchange if then listed on more than one national securities exchange, or if the Series E Preferred Shares are not then listed on a national securities exchange, the latest bid quotation for the Series E Preferred Shares if then traded over-the-counter, or, if no such closing sales prices or quotations are available, then the purchase price shall be equal to the fair market value of such Series E Preferred Shares as determined by the Board of Trustees in good faith. Prompt payment of the purchase price shall be made in cash by the Trust in such manner as may be determined by the Board of Trustees. From and after the date fixed for purchase by the Board of Trustees, and so long as payment of the purchase price for the Series E Preferred Shares to be so redeemed shall have been made or duly provided for, the holder of any Series E Excess Preferred Shares so called for purchase shall cease to be entitled to dividends, distributions, voting rights and other benefits with respect to such Series E Preferred Shares, excepting only the right to payment of the purchase price fixed as aforesaid. Any dividend or distribution paid to a proposed transferee of Series E Excess Preferred Shares prior to the discovery by the Trust that the Series E Preferred Shares have been transferred in violation of this paragraph (F) shall be repaid to the Trust upon demand.

     7. Notwithstanding any other provision in this Declaration or the Trust's Bylaws, subparagraphs (5), (6), (7) and (8) of this paragraph (F) may not be amended or repealed without the affirmative vote of the holders of not less than a majority of the Series E Preferred Shares then outstanding and entitled to vote. If subparagraph (5), (6), (7) or (8) of this paragraph (F) is determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the acquiror of Series E Preferred Shares in violation of such sections shall be deemed, at the option of the Trust, to have acted as agent on behalf of the Trust in acquiring such Series E Preferred Shares on behalf of the Trust.

     8. Subject to subparagraph (12), notwithstanding any other provision of this Section 13.5 to the contrary, any purported transfer, sale or acquisition of Series E Preferred Shares (whether such purported transfer, sale or acquisition results from the direct or indirect acquisition of ownership of Series E Preferred Shares) which would result in the termination of the status of the Trust as a REIT under the REIT Provisions of the Code shall be null and void ab initio. Any such Series E Preferred Shares may be treated by the Board of Trustees in the manner prescribed for Series E Excess Preferred Shares in subparagraph (6) of this paragraph (F).

     9. Subject to subparagraph (12), nothing contained in this paragraph (F) or in any other provision of this Section 13.5 shall limit the authority of the Board of Trustees to take such other action as it deems necessary or advisable to protect the Trust and the interests of the shareholders by preservation of the Trust's status as a REIT under the REIT Provisions of the Code.

     10. If any provision of this paragraph (F) or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court. To the extent this paragraph (F) may be inconsistent with any other provision of this
Section 13.5, this paragraph (F) shall be controlling.

     11. For purposes of this Section 13.5, Series E Preferred Shares not owned directly shall be deemed to be owned indirectly by a person if that person or a group of which he is a member would be the beneficial owner of such Series E Preferred Shares, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and/or would be considered to own such Series E Preferred Shares by reason of the REIT Provisions of the Code.

     12.  Notwithstanding any other provision of paragraph (F), nothing in this
Section 13.5 shall preclude the settlement of transactions entered into through the facilities of the New York Stock Exchange, Inc. The fact that the settlement of any transaction is permitted shall not negate the effect of any other provision of this paragraph (F) and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this paragraph
(F).

     G.   Exclusion of Other Rights.

     Except as may otherwise be required by law, the Series E Preferred Shares shall not have any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption other than specifically set forth in this Declaration.

     H.   Headings of Subdivisions.

     The headings of the various subdivisions in this Section 13.5 are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     I.   Severability of Provisions.

     If any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series E Preferred Shares set forth in this Declaration is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of Series E Preferred Shares set forth in this Declaration which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series E Preferred Shares herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

     J.   Ranking.

     With regard to rights to receive distributions and amounts payable upon liquidation, dissolution or winding up of the Trust, the Series E Preferred Shares shall rank senior to the Common Shares and on a parity with any other preferred shares issued by the Trust, unless the terms of such other preferred shares provide otherwise and, if applicable, the requirements of Paragraph K hereof have been complied with. However, the Trust may authorize or increase any class or series of shares of beneficial interest ranking on a parity with or junior to the Series E

Preferred Shares as to distribution rights or liquidation preference without the vote or consent of the holders of the Series E Preferred Shares.

     K.   Limitations.

     In addition to any other rights provided by applicable law, so long as any Series E Preferred Shares are outstanding, the Trust shall not, without the affirmative vote, or the written consent as provided by law, of the holders of at least two-thirds of the total number of outstanding Series E Preferred Shares, voting as a class,

               1. authorize, create or issue, or increase the authorized or issued amount of, any class or series of, or rights to subscribe to or acquire, any security convertible into, any class or series of shares of beneficial interest ranking as to distribution rights or liquidation preference, senior to the Series E Preferred Shares, or reclassify any shares of beneficial interest into any such shares; or

               2. amend, alter or repeal, whether by merger, consolidation or otherwise, any of the provisions of this Declaration that would change the preferences, rights or powers with respect to the Series E Preferred Shares so as to affect the Series E Preferred Shares materially and adversely;

but (except as otherwise required by applicable law) nothing herein contained shall require such a vote or consent (i) in connection with any increase in the total number of authorized Common Shares, or (ii) in connection with the authorization or increase of any class or series of shares of beneficial interest ranking, as to distribution rights and liquidation preference, on a parity with or junior to the Series E Preferred Shares; provided, however, that no such vote or written consent of the holders of the Series E Preferred Shares shall be required if, at or prior to the time when the issuance of any such shares ranking senior to the Series E Preferred Shares is to be made or any such change is to take effect, as the case may be, proper notice has been given and sufficient funds have been irrevocably deposited in trust for the redemption of all the then outstanding Series E Preferred Shares.

     L.   No Preemptive Rights.

     No holder of Series E Preferred Shares shall be entitled to any preemptive rights to subscribe for or acquire any unissued shares of beneficial interest of the Trust (whether now or hereafter authorized) or securities of the Trust convertible into or carrying a right to subscribe to or acquire shares of beneficial interest of the Trust.

     IN WITNESS WHEREOF, this Amended and Restated Declaration of Trust has been signed on this _____ day of ________, 1997, by the undersigned Trustees, each of whom acknowledge that this document is his free act and deed, that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects and that this statement is made under the penalties for perjury.



____________________________________        ____________________________________
Samuel Zell                                 Douglas Crocker II



____________________________________        ____________________________________
Sheli Z. Rosenberg                          Gerald A. Spector



____________________________________        ____________________________________
James D. Harper, Jr.                        Errol R. Halperin



____________________________________        ____________________________________
Barry S. Sternlicht                         John Alexander



____________________________________        ____________________________________
B. Joseph White                             Henry H. Goldberg



____________________________________        ____________________________________
Jeffrey M. Lynford                          Edward Lowenthal

                                   EXHIBIT B
                                   ---------

                          TRUSTEES OF SURVIVING TRUST
                          ---------------------------


Trustee                                              Term Expires
-------                                              ------------

Samuel Zell

Douglas Crocker II

Sheli Z. Rosenberg

Gerald A. Spector

James D. Harper, Jr.

Errol R. Halperin

Barry S. Sternlicht

John W. Alexander

B. Joseph White

Henry H. Goldberg

Jeffrey H. Lynford

Edward Lowenthal

                                                                       EXHIBIT B

                    CONTRIBUTION AND DISTRIBUTION AGREEMENT
                    ---------------------------------------


     CONTRIBUTION AND DISTRIBUTION AGREEMENT, dated as of _____________, 1997, by and between WELLSFORD RESIDENTIAL PROPERTY TRUST, a Maryland real estate investment trust ("Wellsford Parent"), and WELLSFORD REAL PROPERTIES, INC., a Maryland corporation ("Newco").


                                   RECITALS:
                                   --------

     WHEREAS, Wellsford Parent and Equity Residential Properties Trust, a Maryland real estate investment trust ("EQR"), have entered into an Agreement and Plan of Merger dated as of January 16, 1997 (the "Merger Agreement"), providing for the merger of EQR with Wellsford Parent (the "Merger"), with Wellsford Parent continuing as the surviving entity of the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement;

     WHEREAS, the Board of Trustees of Wellsford Parent has determined that Wellsford Parent can maximize the value of certain of its assets by not conveying them in the Merger, and EQR has indicated that it has no interest in acquiring such assets;

     WHEREAS, the Board of Trustees of Wellsford Parent has deemed it appropriate and advisable, in order to enhance value for the shareholders of Wellsford Parent, prior to the Merger and as contemplated by the Merger Agreement, to (i) contribute to Newco certain of the assets and liabilities of Wellsford Parent and (ii) distribute, immediately prior to the Merger, as a taxable distribution to the holders of Common Shares of Beneficial Interest, $.01 par value of Wellsford Parent (the "Wellsford Parent Common Shares"), all of the outstanding shares of common stock, $.01 par value, of Newco owned by Wellsford Parent (the "Newco Common Stock");

     WHEREAS, following such contribution and distribution, EQR shall acquire the remaining businesses, operations, assets and liabilities of Wellsford Parent and its remaining direct and indirect subsidiaries pursuant to the Merger; and

     WHEREAS, Wellsford Parent and Newco have determined that it is necessary and desirable to set forth the transactions required to effect such contribution and distribution and to set forth other agreements that will govern certain other matters following such distribution.

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

                                   ARTICLE 1
                                   ---------

                                  DEFINITIONS
                                  -----------

          As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Action" means any action, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

          "Affiliate" means, when used with respect to a specified person, another person that, directly or indirectly, controls, is controlled by, or is under common control with, the person specified.

          "Agent" means the distribution agent to be appointed by Wellsford Parent to distribute to the Holders the shares of Newco Common Stock pursuant to the Distribution.

          "Assumed Liabilities" has the meaning set forth in Section 2.2.

          "Code" means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder, including any successor legislation.

          "Commission" means the Securities and Exchange Commission.

          "Confidential Information" has the meaning set forth in Section 4.3.

          "Contributed Asset" and "Contributed Assets" have the meaning set forth in Section 2.1.

          "Contribution" has the meaning set forth in Section 2.4.

          "Credit Enhancement Agreement" means the Credit Enhancement Agreement of even date herewith between ERP Operating Partnership and Newco.

          "Distribution" means the distribution prior to the effective time of the Merger by Wellsford Parent to the Holders of all the outstanding shares of Newco Common Stock owned by Wellsford Parent on the Distribution Date on the basis of one share of Newco Common Stock for each outstanding Wellsford Parent Common Share.

          "Distribution Date" means the date determined pursuant to Section 3.1 on which the Distribution will be effected.

          "Distribution Record Date" means the close of business on the date to be determined by the Board of Trustees of Wellsford Parent as the record date for determining the shareholders of Wellsford Parent entitled to receive Newco Common Stock in the Distribution, which will be the date on which the Merger is effected.

          "Effective Time" means the time on the Distribution Date when Wellsford Parent delivers to the Agent instructions directing the Agent to effect the Distribution.

          "ERP Operating Partnership" means ERP Operating Limited Partnership, an Illinois limited partnership, of which EQR is the general partner.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Governmental Authority" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

          "Headquarter Lease" has the meaning set forth in Section 2.1.

          "Holder" means a holder of record of Wellsford Parent Common Shares on the Distribution Record Date.

          "Indemnifying Party" has the meaning set forth in Section 5.3.

          "Indemnitee" has the meaning set forth in Section 5.3.

          "Indemnitee Notice" has the meaning set forth in Section 5.4.

          "Intellectual Property Rights" has the meaning set forth in Section
2.1.

          "IRS" means the Internal Revenue Service.

          "Liabilities" means any and all debts, liabilities and obligations, absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, including, without limitation, Taxes and those debts, liabilities and obligations arising under any law, rule, regulation, Action, threatened Action, order or consent decree of any court, any governmental or other regulatory or administrative agency or commission or any award of any arbitration tribunal, and those arising under any contract, commitment or undertaking.

          "Losses" and "Loss" mean any and all losses, charges, Liabilities, claims, damages, penalties and costs or expenses (including, without limitation, reasonable attorney's fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any Actions or threatened Actions).

          "Merger" has the meaning set forth in the recitals.

          "Newco Common Stock" has the meaning set forth in the recitals.

          "Newco Indemnitees" has the meaning set forth in Section 5.1.

          "Newco Liabilities" means, collectively, (i) all the Liabilities of Newco under this Agreement, (ii) all the Liabilities arising out of or in connection with or otherwise relating to (A) the Assumed Liabilities, (B) the Liabilities of Newco and the Newco Subsidiaries, whether incurred before or after the Effective Time, and (C) the assets and conduct of the business of Newco and the Newco Subsidiaries, whether incurred before or after the Effective Time, but shall exclude the liabilities and benefits of Wellsford Parent under the Tri-Party Agreement.

          "Newco Subsidiaries" mean all Subsidiaries of Newco after giving effect to the transactions contemplated hereby.

          "Note" means the Promissory Note dated June 28, 1996 by Specified Properties VIII, L.P., a Texas limited partnership.

          "Palomino Agreement" means the Agreement regarding Palomino Park of even date herewith between Newco and ERP Operating Partnership.

          "Palomino Bonds" mean the Assessment Lien Revenue Bonds, Series 1995, issued by PPPIC in the original aggregate principal amount of $14,755,000, pursuant to a Trust Indenture dated as of December 1, 1995.

          "Palomino Park" means the Overall Property, as defined in the Palomino Agreement.

          "PPPIC" means Palomino Park Public Improvement Corporation, a Colorado nonprofit corporation.

          "Registration Statement" means the registration statement on Form 10 (or other applicable form) to be filed with the Commission by Newco pursuant to the requirements of Section 12 of the Exchange Act, and the rules and regulations thereunder, in order to register the Newco Common Stock under
Section 12(b) of the Exchange Act.

          "Representatives" has the meaning set forth in Section 4.3.

          "Retained Subsidiaries" means all Subsidiaries of Wellsford Parent other than the Newco Subsidiaries.

          "S-4" means the registration statement on Form S-4 to be filed with the Commission relating to shares issued in connection with the Merger.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Sonterra Documents" has the meaning set forth in Section 2.1.

          "Subsidiary" means any entity at least 51% of the total outstanding voting interests of which are owned, directly or indirectly, by another entity.

          "Taxes" means all taxes, charges and fees imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof.

          "Third-Party Claim" has the meaning set forth in Section 5.4.

          "Transaction Costs Agreement" means the Transaction and Termination Costs Agreement of even date herewith among Wellsford Parent, EQR and Newco.

          "Transition Period" means the period from the Effective Time until three months following the Effective Time.

          "Tri-Party Agreement" means the Tri-Party Agreement executed by Wellsford Parent in favor of NationsBank, N.A., as lender under the construction loan financing for Phase I of Palomino Park.

          "Wellsford Parent Common Shares" has the meaning set forth in the recitals.

          "Wellsford Parent Indemnitees" has the meaning set forth in Section
5.2.

          "Wellsford Parent Liabilities" means, collectively, (i) all the Liabilities of Wellsford Parent under this Agreement, (ii) all the Liabilities of Wellsford Parent and the Retained Subsidiaries (other than the Newco Liabilities), whether arising before or after the Effective Time, and (iii) the liabilities and benefits of Wellsford Parent under the Tri-Party Agreement.

          "WPHC" means Wellsford Park Highlands Corp., a Colorado corporation.

          References to a "Schedule" are, unless otherwise specified, to one of the Schedules attached to this Agreement, and references to a "Section" are, unless otherwise specified, to one of the Sections of this Agreement.



                                   ARTICLE 2
                                   ---------

                           CONTRIBUTION OF PROPERTIES
                              AND ASSETS TO NEWCO
                           -------------------------------

          2.1 Contribution. Subject to the terms and conditions of this Agreement, immediately prior to the Distribution Date, Wellsford Parent shall, without any representations or warranties, express or implied, assign, transfer, convey and deliver to Newco all of Wellsford Parent's right, title and interest in and to the following properties and assets (each a "Contributed Asset", and collectively, the "Contributed Assets"):

          (a) all agreements and other documents in connection with a 344-unit apartment project located in Tucson, Arizona, and commonly known as Sonterra at Williams Centre, including, without limitation, those agreements and documents (the "Sonterra Documents") which are listed on Schedule 2.1(a) attached hereto;

          (b) any and all funds (other than payments of principal and interest under the Note received prior to the Distribution Date), held by Wellsford Parent or its designees under the Sonterra Documents, including, without limitation, any and all tax deposits held pursuant to the Deed of Trust;

          (c) eighty (80) shares of Class A Common Stock of WPHC, constituting 80% of the outstanding shares of WPHC and 100% of the outstanding voting shares of WPHC;

          (d) cash in the amount (determined pursuant to Section 1.10 of the Merger Agreement (the "Contribution Funds")) of $_______________;

          (e) the split dollar life insurance agreements listed on Schedule 2.1(e) hereto;

          (f) the Merrill Lynch Non-Qualified Deferred Compensation Plan Trust Agreement, dated June 20, 1994, by and between Wellsford Parent and Merrill Lynch Trust Company;

          (g) the Merrill Lynch Special Non-Qualified Deferred Compensation Plan adopted by Wellsford Parent;

          (h) any rights of Wellsford Parent under the Operating Agreement of Park at Highlands LLC dated as of April 27, 1995, as amended, and the Operating Agreement of Red Canyon at Palomino Park LLC, as amended;

          (i) any rights of Wellsford Parent under the Reimbursement Agreement dated December 1, 1995 between PPPIC and Wellsford Parent;

          (j) the Palomino Park Promissory Note dated December 20, 1993 from PPPIC to Roger, delivered pursuant to the Reimbursement Agreement described in clause (i) of this definition;

          (k) the opinion of Ballard Spahr Andrews & Ingersoll dated December 20, 1995, addressed, inter alia, to Roger, with respect to the Bonds;

          (l) any other agreements between PPPIC and Wellsford Parent, and any other agreements of third parties which run to the benefit of Wellsford Parent with respect to the Palomino Bonds;

          (m) the Letter of Credit Reimbursement Agreement dated December 1, 1995 among PPPIC, Wellsford Parent and Dresdner Bank AG, New York Branch;

          (n) any agreements executed by Dresdner Bank AG, New York Branch in favor of Wellsford Parent;

          (o) any rights of Wellsford Parent under the Bond Pledge and Security Agreement dated December 1, 1995 among PPPIC, Wellsford Parent and Dresdner Bank AG, New York Branch;

          (p) any other rights or interest of Wellsford Parent and any of the Retained Subsidiaries in any of the documents and agreements regarding Palomino Park (other than the rights of ERP Operating Partnership under the Credit Enhancement Agreement and the Palomino Agreement);

          (q) the lease described on Schedule 2.1(h) hereto (the "Headquarter Lease") [sublease of the premises subject to the Headquarter Lease] [to be revised pursuant to Section 5.23 of the Merger Agreement];

          (r) furniture, fixtures, equipment and personalty located in the office premises demised pursuant to the Headquarter Lease; and

          (s) the name "Wellsford", the ticker symbol "WRP", and the plate used in connection with the engraving and printing of the Wellsford Parent share certificates (the "Intellectual Property Rights").

          Such contribution shall be effected in such a manner so that Wellsford Parent and the Retained Subsidiaries have no continuing obligation with respect to the Contributed Assets after the Effective Time, except as otherwise provided in the Credit Enhancement Agreement and the Palomino Agreement.

2.2  Assumption.
     ----------

          (a) Subject to the terms and conditions of this Agreement, simultaneously with the contribution contemplated by Section 2.1, Newco shall assume and undertake to pay and discharge the following (the "Assumed Liabilities"):

               (i) All Liabilities of Wellsford Parent with respect to the Contributed Assets, including, without limitation, all liabilities and obligations of Wellsford Parent under each of the agreements giving rise to any of the Contributed Assets;

               (ii) the obligations arising under the option certificates listed on Schedule 2.2(a) attached hereto (the "Option Agreements"), which will be satisfied by (A) issuing Newco Common Stock pursuant to the Amended Newco Options (defined below) and (B) amending the Option Agreements, as described in Schedule 2.2(a) (as amended, the "Amended Newco Options");

               (iii) the obligation to pay William Cockrum a consulting fee of $500,000, payable $250,000 in cash and $250,000 by the issuance of Newco Common Stock; and

               (iv) the Promissory Note dated December 20, 1995 issued by Wellsford Parent in favor of Dresdner Bank AG;

               (v) the Indemnification Agreement dated November 12, 1996 given by Wellsford Parent and WPHC to Donald D. MacKenzie; and

               (vi) any other obligation of Wellsford Parent and the Retained Subsidiaries under any other agreement relating to the Sonterra Documents, the Palomino Bonds, PPPIC or Palomino Park, except the obligations of ERP Operating Partnership under the Credit Enhancement Agreement and the Palomino Agreement.

          (b) Notwithstanding anything contained in Section 2.2(a), Wellsford Parent hereby retains, and Newco does not assume and will have no liability with respect to, Wellsford Parent Liabilities, except as otherwise provided in the Transaction Costs Agreement.

          2.3 Agreements and Documents to be Delivered in Connection with Contribution. Wellsford Parent and Newco shall execute and deliver, or cause to be executed and delivered, all agreements, documents and instruments necessary or appropriate to effect the contribution contemplated by Section 2.1 and the assumption contemplated by
Section 2.2, including, without limitation, those agreements, documents and instruments described in this Section 2.3:

          (a) Wellsford Parent and Newco shall execute and deliver, or cause to be executed and delivered, an Assignment and Assumption Agreement for the Contributed Assets and the Assumed Liabilities.

          (b) Wellsford Parent shall execute and deliver or cause to be executed and delivered the following documents:

               (i)    Assignment of the Note without recourse;

               (ii) Assignment of Deed of Trust (as defined on Schedule 2.1(a) hereto), in form suitable for recording;

               (iii) Assignment of Loan Agreement (as defined on Schedule 2.1(a) hereto);

               (iv) Assignment of Assignment of Leases and Rents (as defined on Schedule 2.1(a) hereto), in form suitable for recording;

               (v) Assignment of Security Agreement (as defined on Schedule 2.1(a) hereto), in form suitable for recording;

               (vi) Memorandum of Assignment of Option Agreement (as defined on Schedule 2.1(a) hereto), in form suitable for recording;

               (vii) UCC-3 Assignments, in form suitable for filing or recording, as the case may be;

               (viii) Assignment of Lender's Title Policy;

               (ix) Omnibus Assignment of Mortgage Documents relating to the Sonterra Documents not otherwise covered by the documents listed in this Section 2.3(b);

               (x) Assignment of Seller's Waiver (as defined in Schedule 2.1(a) hereto);

               (xi) Certificate(s) representing eighty (80) shares of Class A Common Stock of WPHC, with valid stock powers attached; and

               (xii) Bill of Sale granting to Newco all right, title and interest of Wellsford Parent to the Intellectual Property Rights.

          2.4 Contributions Not Effected Prior to the Distribution; Transfer Deemed Effective as of the Distribution Date. To the extent that any assignment, transfer, conveyance or delivery (each, a "Contribution") of any Contributed Asset contemplated by this Article II shall not have been consummated on or prior to the Distribution Date, the parties shall cooperate to effect such Contribution as promptly following the Distribution Date as shall be practicable. Nothing herein shall be deemed to require the Contribution of any Contributed Assets which by their terms or operation of law cannot be assigned, transferred, conveyed or delivered; provided, however, that Wellsford Parent and Newco shall use their reasonable best efforts to seek to obtain any necessary consents or approvals for the Contribution of all Contributed Asset contemplated to be contributed pursuant to this Article II. In the event that any Contribution of a Contributed Asset has not been consummated, from and after the Distribution Date Wellsford Parent shall hold such Contributed Asset in trust for the use and benefit of Newco, and shall take such other action as may be reasonably requested by Newco in order to place Newco, insofar as is reasonably possible, in the same position as would have existed had such Contributed Asset been contributed as contemplated by this Article II. As and when any such Contributed Asset is able to be assigned, transferred, conveyed or delivered, as the case may be, such Contribution shall be effected forthwith. The parties agree that, as of the Distribution Date, Newco shall be deemed to have acquired complete and sole beneficial ownership over all of the Contributed Assets, together with all rights, powers and privileges incident thereto and all duties, obligations and responsibilities incident thereto including, without limitation, to the Assumed Liabilities.
                                   ARTICLE 3
                                   ---------

                     DISTRIBUTION AND RELATED TRANSACTIONS
                     -------------------------------------

          3.1  Actions Prior to Distribution.
          -----------------------------

          (a) The Board of Trustees of Wellsford Parent (or a duly authorized committee thereof) shall, in its discretion, establish the Distribution Record Date and the Distribution Date and any procedures necessary or appropriate in connection with the Distribution, but in no event shall the Distribution occur prior to such time as the conditions set forth in this Agreement have been satisfied or waived. Such action shall not create any obligation on the part of Wellsford Parent to effect the Distribution or in any way limit Wellsford Parent's power of termination set forth in Section 6.1 of this Agreement.

          (b) Wellsford Parent and Newco shall prepare and mail, prior to the Distribution Date, to the holders of Wellsford Parent Common Shares, such information concerning Newco, its
                                       10
business, operations and management, the Distribution and such other matters as Wellsford Parent shall reasonably determine to be necessary and as may be required by law. Wellsford Parent and Newco will prepare, and Newco will, to the extent required under applicable law, file with the Commission any such documentation which Wellsford Parent determines are necessary or desirable to effectuate the Distribution, and Wellsford Parent and Newco shall each use its reasonable best efforts to obtain all necessary approvals from the Commission with respect thereto as soon as practicable.

          (c) Wellsford Parent and Newco shall take all such action as may be necessary or appropriate under the securities or blue sky laws of the United States (and any comparable laws under any foreign jurisdiction) in connection with the Distribution.

          (d) Wellsford Parent and Newco shall take all reasonable steps necessary and appropriate to cause the conditions set forth in Section 6.1 to be satisfied and to effect the Distribution on the Distribution Date.

          (e) Newco shall prepare and file, and shall use its reasonable best efforts to have approved on or prior to the Distribution Date, an application for the listing of the Newco Common Stock to be distributed in the Distribution on the New York Stock Exchange, the American Stock Exchange or NASDAQ National Market System, subject to official notice of issuance.

          3.2 Distribution. On or prior to the Distribution Date, subject to the conditions and rights of termination set forth in this Agreement, Wellsford Parent shall (i) deliver to the Agent for the benefit of the Holders a single stock certificate representing all the Newco Common Stock owned by Wellsford Parent, endorsed by Wellsford Parent in blank, and (ii) deliver to the Agent written instructions to distribute on the Distribution Date to each Holder or designated transferee or transferees of such Holder one Newco Common Stock for each Wellsford Parent Common Share held by such Holder.

          3.3 Unclaimed Stock. Any Newco Common Stock that remain unclaimed by any Holder 180 days after the Distribution Date shall be returned to Wellsford Parent, and any such Holder shall look only to Wellsford Parent for the Newco Common Stock, subject in each case to applicable escheat or other abandoned property laws.

          3.4 No Representations or Warranties. Each of the parties hereto understands and agrees that no party hereto is, in this Agreement or in any other agreement or document contemplated by this Agreement or otherwise, making any representation or warranty whatsoever, including, without limitation, as to title, value or legal sufficiency.

                                   ARTICLE 4
                                   ---------

                                   COVENANTS
                                   ---------

          4.1 Undertaking by Wellsford Parent. Wellsford Parent hereby undertakes to change its name from "Wellsford Residential Property Trust" to a new name bearing no resemblance to its present name, immediately upon consummation of the Merger. Promptly, and in any event prior to the completion of the Transition Period, Wellsford Parent shall remove all references to the name "Wellsford" from the names of the Retained Subsidiaries and all of its stationery.

          4.2 Corporate Records. Wellsford Parent shall use its best efforts to arrange, as soon as practicable following the Distribution Date, for the transportation and delivery to Newco of all original agreements, documents, books, records and files relating to or affecting Newco, the Contributed Assets or the Assumed Liabilities, to the extent such items are not already in the possession of Newco, provided that Wellsford Parent may retain any tax returns, reports, forms or work papers, and Newco will be provided with copies of such returns, reports, forms or work papers.

          4.3 Confidentiality. Each of Wellsford Parent and Newco shall hold, and shall cause its respective trustees, directors, officers, Affiliates, employees, agents, accountants, consultants and advisors (collectively, "Representatives") to hold, in strict confidence all information concerning the other relating to the Contributed Assets and the Assumed Liabilities in its possession (except to the extent that such information has been (a) in the public domain through no fault of such party or any of its Representatives, including information contained in the Registration Statement and the S-4 and other statements and reports filed with the Commission, or (b) later lawfully acquired from other sources by such party) to the extent such information (i) relates to the period up to the Effective Time, (ii) relates to this Agreement or (iii) is obtained from the other party pursuant to this Agreement ("Confidential Information"). Each party shall not release or disclose, or permit to be released or disclosed by any of its Representatives or otherwise, any Confidential Information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors who need to know such information, unless compelled to disclose by judicial or administrative process or, as advised by its counsel, by other requirements of law. In the event that either party or its Representatives (a "Disclosing Party") is compelled to release or disclose, or permit to be released or disclosed, any Confidential Information as provided in the immediately preceding sentence, such Disclosing Party shall (i) immediately notify the other party (the "Providing Party") of the existence, terms and circumstances surrounding such a requirement, (ii) consult with the Providing Party on the advisability of taking legally available steps to resist or narrow such requirement and (iii) if disclosure of such information is nevertheless required, furnish only that portion of the Confidential Information which, in the opinion of such Disclosing Party's counsel, such Disclosing Party is legally compelled to disclose and to cooperate with any action by the Providing Party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information (it being agreed that the Providing Party shall reimburse the Disclosing Party for all reasonable out-of-pocket expenses incurred by the Disclosing Party in connection with such cooperation).

          4.4 Further Assurances. Each of the parties hereto shall use their reasonable best efforts, prior to, on and after the Distribution Date, to take or cause to be taken, all actions, and to do, or cause to be done, all things, necessary, proper or desirable under applicable laws and regulations to carry out the purposes of this Agreement and to vest Newco with full title to all Contributed Assets. Without limiting the foregoing, Wellsford Parent and Newco shall use their best efforts to obtain all consents and approvals, to enter into all amendatory agreements and to make all filings and applications and take all other actions which may be required for the consummation of the transactions contemplated by this Agreement, including, without limitation, all applicable regulatory filings.


                                   ARTICLE 5
                                   ---------

                                INDEMNIFICATION
                                ---------------

          5.1 Indemnification by Wellsford Parent. Except as otherwise set forth herein, Wellsford Parent, for itself and its Affiliates, and their respective successors and assigns, shall indemnify, defend and hold harmless Newco, each of its directors, officers, employees and agents, and each Affiliate of Newco, and each of the heirs, executors, successors and assigns of any of the foregoing (the "Newco Indemnitees") from and against any and all Losses of the Newco Indemnitees arising out of, by reason of or otherwise in connection with the Wellsford Parent Liabilities, except as otherwise provided in the Transaction Costs Agreement.

          5.2 Indemnification by Newco. Except as otherwise set forth herein, Newco, for itself and its Affiliates and their respective successors and assigns, shall indemnify, defend and hold harmless Wellsford Parent, each of its trustees, officers, employees and agents, and each Affiliate of Wellsford Parent, and each of the heirs, executors, successors and assigns of any of the foregoing (the "Wellsford Parent Indemnitees") from and against any and all Losses of the Wellsford Parent Indemnitees arising out of, by reason of or otherwise in connection with the Newco Liabilities, except as otherwise provided in the Credit Enhancement Agreement and the Palomino Agreement.

          5.3 Limitations on Indemnification Obligations. The amount which any party (an "Indemnifying Party") is or may be required to pay to any other party (an "Indemnitee") pursuant to Section 5.1 or Section 5.2 shall be reduced (retroactively or prospectively) by any insurance proceeds or other amounts actually recovered by or on behalf of such Indemnitee, in reduction of the related Loss. If an Indemnitee shall have received the payment required by this Agreement from an Indemnifying Party in respect of a Loss and shall subsequently actually receive insurance proceeds or other amounts in respect of such Loss, then such Indemnitee shall pay to such Indemnifying Party a sum equal to the amount of such insurance proceeds or other amounts actually received, up to the aggregate amount of any payments received from such Indemnifying Party pursuant to this Agreement in respect of such Loss.

          5.4  Procedure for Indemnification.

          (a) If an Indemnitee shall receive notice or otherwise learn of the assertion by a person (including, without limitation, any Governmental Authority) who is not a party to this Agreement or the Merger Agreement of any claim or of the commencement by any such person of any Action (a "Third-Party Claim") with respect to which an Indemnifying Party may be obligated to provide indemnification pursuant to this Agreement, such Indemnitee shall give such Indemnifying Party written notice (the "Indemnitee Notice") thereof promptly after becoming aware of such Third-Party Claim; provided, however, that the failure of any Indemnitee to give notice as provided in this Section 5.4 shall not relieve the applicable Indemnifying Party of its obligations under this
Article V, except to the extent that such Indemnifying Party is prejudiced by such failure to give notice. Such Indemnitee Notice shall describe the Third-Party Claim in reasonable detail and shall indicate the amount (estimated if necessary) of the Loss that has been or may be sustained by such Indemnitee.

          (b) The Indemnitee shall provide to the Indemnifying Party on request all information and documentation reasonably necessary to support and verify any Losses which the Indemnitee believes give rise to a claim for indemnification hereunder and shall give the Indemnifying Party reasonable access to all books, records and personnel in the possession or under the control of the Indemnitee which would have bearing on such claim.

          (c) Upon receipt of the Indemnitee Notice required by Section 5.4(a), the Indemnifying Party shall be entitled, if it so elects, to take control of the defense and investigation with respect to such claim and to employ and engage attorneys of its own choice to handle and defend the same, at the Indemnifying Party's cost, risk and expense, upon written notice to the Indemnitee of such election within 30 days of receipt of Indemnitee's notice. The Indemnifying Party shall not settle any third-party claim that is the subject of indemnification without the written consent of the Indemnitee, which consent shall not be unreasonably withheld; provided, however, that the Indemnifying Party may settle a claim without the Indemnitee's consent if such settlement (i) includes a complete release of the Indemnitee and (ii) does not require the Indemnitee to make any payment or take any action or otherwise materially adversely affect the Indemnitee. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third-Party Claim, such Indemnifying Party will not be liable to such Indemnitee under this
Article V for any legal or other expenses subsequently incurred by such Indemnitee in connection with the defense thereof; provided, that, if the defendants in any such claim include both the Indemnifying Party and one or more Indemnitees and a conflict of interest between such Indemnitees and such Indemnifying Party exists in respect of such claim, such Indemnitees will have the right to employ separate counsel reasonably satisfactory to the Indemnifying Party to represent such Indemnitees, and in that event the reasonable fees and expenses of such separate counsel (but not more than one separate counsel) will be paid by such Indemnifying Party.

          (d) If an Indemnifying Party elects to defend or to seek to compromise any Third-Party Claim, the appropriate Indemnitee shall (x) cooperate in all reasonable respects with the Indemnifying Party in connection with such defense and (y) not admit any liability with respect to, or settle, compromise or discharge, such Third-Party Claim without the Indemnifying Party's prior written consent.

          (e) If the Indemnifying Party shall decline to assume the defense of any such Third-Party Claim, or shall fail to notify the Indemnitee that it will defend such claim within 30 days after receipt of the Indemnitee Notice, the Indemnitee shall defend against such claim (provided that the Indemnitee shall not settle such claim without the consent of the Indemnifying Party). The expenses of all proceedings, contests or lawsuits in respect of such claims shall be borne by the Indemnifying Party but only if the Indemnifying Party is responsible pursuant to this Article V to indemnify the Indemnitee in respect of the Third-Party Claim.

          (f) In the event of payment by an Indemnifying Party to any Indemnitee in connection with any Third-Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances with respect to which such Indemnitee may have any right or claim relating to such Third-Party Claim against any claimant or plaintiff asserting such Third-Party Claim. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

          (g) With respect to any Third-Party Claim for which the Indemnifying Party assumes responsibility for defense, the Indemnifying Party shall inform the Indemnitee, upon the reasonable written request of the Indemnitee, of the status of efforts to resolve such Third-Party Claim. With respect to any Third-Party Claim for which the Indemnifying Party does not assume such responsibility, the Indemnitee shall inform the Indemnifying Party, upon the reasonable written request of the Indemnifying Party, of the status of efforts to resolve such Third-Party Claim.

          5.5 Survival of Indemnities. The obligations of Wellsford Parent and Newco under this Article V shall survive the sale or other transfer by it of any assets or businesses or the assignment by it of any Liabilities, with respect to any Loss of the other related to such assets, businesses or Liabilities.

                                   ARTICLE 6
                                   ---------

              CONDITIONS TO THE CONTRIBUTION AND THE DISTRIBUTIONS
              ----------------------------------------------------

          6.1 Conditions Precedent to the Distributions. The obligation of Wellsford Parent to cause the Contribution of the Contributed Assets pursuant to
Article II and to cause the consummation of the Distributions pursuant to
Article III shall be subject, at the option of Wellsford Parent, to the fulfillment or waiver, of each of the following conditions:

          (a) Effective Date of Registration Statement. Each of the Registration Statement and the S-4 shall have been declared effective by order of the Commission and shall not be the subject of any stop order or proceeding by the Commission seeking a stop order.

          (b) No Prohibitions. Consummation of the transactions contemplated hereby shall not be prohibited by applicable law and no Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Distribution, the Merger or any transaction contemplated by this Agreement or the Merger Agreement, it being understood that the parties hereto hereby agree to use their reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted as promptly as possible.

          (c) Conditions Precedent to Merger Satisfied. Each condition to the closing of the Merger set forth in Sections 6.1 and 6.3 of the Merger Agreement shall have been satisfied or waived.


                                   ARTICLE 7
                                   ---------

                                 MISCELLANEOUS
                                 -------------

          7.1 Termination. This Agreement may be terminated and the Distribution abandoned for any or no reason at any time prior to the Distribution by and in the sole discretion of the Board of Trustees of Wellsford Parent without the approval of Newco or the shareholders of Wellsford Parent.
In the event of such termination, no party will have any liability of any kind to any other party.

          7.2 Complete Agreement; Construction. This Agreement, including the Schedules, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all previous negotiations, commitments and writings with respect to such subject matter.

          7.3 Survival of Agreements. Except as otherwise contemplated by this Agreement, all covenants and agreements of the parties contained in this Agreement will survive the Distribution Date.

          7.4 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Maryland, without regard to the principles of conflicts of laws thereof.

          7.5 Notices. All notices and other communications hereunder must be in writing and must be delivered by hand, mailed by registered or certified mail (return receipt requested) or sent by facsimile transmission to the parties at the following addresses (or at such other addresses for a party as may be specified by like notice) and will be deemed given on the date on which such notice is received:

                              To Wellsford Parent:

                              Before the Distribution Date, to:

                              Wellsford Residential Property Trust
                              610 Fifth Avenue, 7th Floor
                              New York, NY 10020
                              Attn: President
                              Fax:  (212) 333-2323

                              After the Distribution Date, to:

                              Equity Residential Properties Trust
                              Two North Riverside Plaza
                              Suite 400
                              Chicago, IL 60606
                              ATTN: President
                              Fax: (312) 207-5243

                             To Newco:

                             Wellsford Real Properties, Inc.
                             610 Fifth Avenue, 7th Floor
                             New York, NY 10020
                             Attn: President
                             Fax:  (212) 333-2323


          7.6 Amendments. This Agreement may not be modified or amended except by an agreement in writing signed by the parties.

          7.7 Successors and Assigns. Except in connection with the Merger, this Agreement shall not be assignable, in whole or in part, directly or indirectly, by either party hereto without the prior written consent of the other, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void; provided, however, that the provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns; provided, further, that the rights and obligations of Wellsford Parent under this Agreement may be assigned after the Merger to ERP Operating Partnership.

          7.8  No Third-Party Beneficiaries. Except for the provisions of
Article V relating to Indemnitees and as otherwise expressly provided herein, the provisions of this Agreement are solely for the benefit of the parties hereto and their respective successors and permitted assigns and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

          7.9 Title and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          7.10 Legal Enforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any party hereto, each party hereto acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder are specifically enforceable.

          7.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed an original, but all of which together shall constitute one and the same instrument.

          7.12 Non-Recourse. This Agreement and all documents, agreements, understandings and arrangements relating hereto have been entered into or executed on behalf of Wellsford Parent by the undersigned in his capacity as a trustee or officer of Wellsford Parent, which has been formed as a Maryland real estate investment trust pursuant to an Amended and Restated Declaration of Trust of Wellsford Parent dated as of November 2, 1992, as amended and restated, and not individually, and neither the trustees, officers or shareholders of Wellsford Parent shall be personally bound or have any personal liability hereunder. Newco shall look solely to the assets of Wellsford Parent for satisfaction of any liability of Wellsford Parent with respect of this Agreement and all documents, agreements, understandings and arrangements relating to this Agreement and will not seek recourse or commence any action against any of the trustees or officers of Wellsford Parent or any of their personal assets for the performance or payment of any obligation of Wellsford Parent hereunder or thereunder.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                 WELLSFORD RESIDENTIAL PROPERTY TRUST


                                 By:
                                    -------------------------------------
                                   Name:
                                   Title:


                                 WELLSFORD REAL PROPERTIES, INC.


                                 By:
                                    -------------------------------------
                                   Name:
                                   Title:

                                SCHEDULE 2.1(a)

                              SONTERRA AGREEMENTS

     1. Loan Agreement ("Loan Agreement"), dated as of June 28, 1996, by and between Wellsford Residential Property Trust and Specified Properties VIII, L.P., a Texas Limited Partnership ("Specified").

     2.   Waiver of Borrower's Condition, dated as of July 11, 1996, by
Specified.

     3. Promissory Note, dated June 28, 1996, by Specified in favor of Wellsford Residential Property Trust in the amount of $17,800,000.00 (the "Note").

     4. Deed of Trust, Security Agreement and Fixture Filing, made as of June 28, 1996, by Specified, as Trustor, Chicago Title Insurance Company, as Trustee, and Wellsford Residential Property Trust, as Beneficiary ("Deed of Trust").

     5. Guaranty Agreement, dated as of June 28, 1996, by John R. Carmichael in favor of Wellsford Residential Property Trust.

     6. Assignment of Leases and Rents, dated as of June 28, 1996, by and from Specified to and for the benefit of Wellsford Residential Property Trust ("Assignment of Leases and Rents").

     7. Assignment of Agreements, made as of June 28, 1996, by Specified to Wellsford Residential Property Trust.

     8. Consent and Agreement of Manager, by Lexford Properties, Inc., dated as of July 15, 1996.

     9. Hazardous Substances Remediation and Indemnification Agreement, dated as of June 28, 1996, by Specified, Westwood Residential No. 9 Limited Partnership, a Texas limited partnership, and Westwood Residential General Partner No. 9, Inc., a Texas corporation, in favor of Wellsford Residential Property Trust.

     10. Security Agreement, dated as of June 28, 1996, between Specified and Wellsford Residential Property Trust ("Security Agreement").

     11. Letter Agreement, dated July 9, 1996, between Specified, Wellsford Residential Property Trust and Chicago Title Insurance Company.

     12. Lender's Title Policy No. 512169 issued by Chicago Title Insurance Company, dated July 12, 1996 ("Lender's Title Policy").

     13. Option Agreement, made as of June 28, 1996, by and between Specified and Wellsford Residential Property Trust ("Option Agreement").

     14. Memorandum of Option to Purchase, made as of June 28, 1996, by Specified and Wellsford Residential Property Trust.

     15. Waiver of Seller's Condition, dated as of July 11, 1996, by Specified ("Seller's Waiver").

     16. Owner's Title Policy No. 512169 issued by Chicago Title Insurance Company, dated September 20, 1996.

                                SCHEDULE 2.1(e)
                                ---------------

                          SPLIT DOLLAR LIFE INSURANCE
                          ---------------------------


     1. Modification Agreement, dated as of December 11, 1995, by and between Wellsford Residential Property Trust and Edward Lowenthal.

     2. Modification Agreement, dated as of December 11, 1995, by and between Wellsford Residential Property Trust and Jeffrey H. Lynford.

     3. Modification Assignment, dated as of December 11, 1995, by and between Wellsford Residential Property Trust and Edward Lowenthal.

     4. Modification Assignment, dated as of December 11, 1995, by and between Wellsford Residential Property Trust and Jeffrey H. Lynford.

                                SCHEDULE 2.1(h)
                                ---------------

                               HEADQUARTER LEASE
                               -----------------


Lease between Rockefeller Center Properties and Wellsford Residential Property Trust, dated June 29, 1994.

                                SCHEDULE 2.2(a)

                               OPTION AGREEMENTS

                                                                       EXHIBIT C



================================================================================



                                  $28,500,000


              COMMON STOCK AND PREFERRED STOCK PURCHASE AGREEMENT


                       Dated as of ________________, 1997


                                    between


                       ERP OPERATING LIMITED PARTNERSHIP
                                 as Purchaser,

                                      and

                        WELLSFORD REAL PROPERTIES, INC.
                                   as Company



================================================================================

                                 TABLE OF CONTENTS
                                 -----------------

Article                                                                     Page
-------                                                                     ----
    1  DEFINITIONS..........................................................   1
       1.1   Defined Terms..................................................   1
       1.2   Terms Generally................................................   7

    2  THE AGGREGATE COMMITMENTS............................................   7
       2.1   The Closing Date Purchase Commitment...........................   7
       2.2   Payment of the Closing Date Purchase Commitment................   9
       2.3   Term Purchase Commitment.......................................   9
       2.4   Notice of Purchase.............................................   9
       2.5   Certificates...................................................   9

    3  REPRESENTATIONS AND WARRANTIES.......................................  10
       3.1   Organization; Powers...........................................  10
       3.2   Authorization..................................................  10
       3.3   The Capital Stock..............................................  10
       3.4   Enforceability.................................................  11
       3.5   Governmental Approvals.........................................  11
       3.6   Financial Statements...........................................  11
       3.7   Title to Properties; Default Under Agreements..................  11
       3.8   Subsidiaries...................................................  11
       3.9   Litigation; Compliance with Laws...............................  12
       3.10  Agreements.....................................................  12
       3.11  Investment Company Act; Public Utility Holding Company Act.....  12
       3.12  Tax Returns....................................................  12
       3.13  No Material Misstatements......................................  12
       3.14  Employee Benefit Plans.........................................  12
       3.15  Environmental and Safety Matters...............................  13

    4  CONDITIONS PRECEDENT.................................................  13
       4.1   First Purchase.................................................  13
       4.2   All Purchases..................................................  14

    5  AFFIRMATIVE COVENANTS................................................  15
       5.1   Existence: Businesses and Properties...........................  15
       5.2   Insurance......................................................  15
       5.3   Obligations and Taxes..........................................  15


       5.4   Financial Statements, Reports, etc.............................  16
       5.5   Litigation and Other Notices...................................  17
       5.6   ERISA..........................................................  17
       5.7   Maintaining Records; Access to Properties and Inspections......  17
       5.8   Use of Proceeds................................................  17
       5.9   Issuance of Preferred Stock and Class A Common Stock...........  17
       5.10  Election as Director...........................................  17
       5.11  Voting of Stock................................................  18
       5.12  Sale of Common Stock or Preferred Stock........................  18
       5.13  Confidentiality................................................  19

    6  EVENTS OF DEFAULT....................................................  19

    7  MISCELLANEOUS........................................................  21
       7.1   Termination of the Agreement...................................  21
       7.2   Securities Law Matters.........................................  21
       7.3   Notices........................................................  23
       7.4   Survival of Agreement..........................................  23
       7.5   Binding Effect.................................................  23
       7.6   Assignment.....................................................  24
       7.7   Applicable Law.................................................  24
       7.8   Waivers; Amendment.............................................  24
       7.9   Entire Agreement...............................................  24
      7.10   Waiver of Jury Trial...........................................  24
      7.11   Severability...................................................  24
      7.12   Headings.......................................................  25
      7.13   Jurisdiction; Consent to Service of Process....................  25

                        INDEX OF EXHIBITS AND SCHEDULES
                        -------------------------------

                                    EXHIBITS
                                    --------

     Exhibit A - Articles Supplementary Classifying Preferred Stock Exhibit B - Purchase Notice
     Exhibit C - Articles of Incorporation and Bylaws of the Company Exhibit D - Opinion of Counsel
     Exhibit E - Securities Information
     Exhibit F - Registration Rights Agreement
     Exhibit G - Class A Common Stock Terms



                                   SCHEDULES
                                   ---------

     Schedule 3.3     -   Options
     Schedule 3.4     -   Governmental Approvals
     Schedule 3.8     -   Subsidiaries
     Schedule 3.9     -   Litigation
     Schedule 3.15    -   Environmental and Safety Matters

              COMMON STOCK AND PREFERRED STOCK PURCHASE AGREEMENT
              ---------------------------------------------------


     This COMMON STOCK AND PREFERRED STOCK PURCHASE AGREEMENT dated as of ___________, 1997, (this "Agreement") is entered into between ERP OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership (the "Purchaser") and WELLSFORD REAL PROPERTIES, INC., a Maryland corporation (the "Company").

     In accordance with the terms and subject to the conditions set forth in this Agreement, the Purchaser has agreed to purchase from the Company (i) on the Closing Date the number of shares of Class A common stock, par value $.01 per share, of the Company (the "Class A Common Stock") equal to the Closing Date Purchase Commitment divided by the Issuance Price, and (ii) at any time during the Purchase Term, the aggregate number of shares of Series A Convertible Redeemable Preferred Stock of the Company (the "Preferred Stock") having the terms set forth in Exhibit A hereto, not in excess of the Term Purchase Commitment at the Purchase Price on the date of any such purchase.

     Accordingly, the Company and the Purchaser agree as follows:


                                   ARTICLE 1
                                   ---------

                                  DEFINITIONS
                                  -----------

     1.1 Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

          "Affiliate" shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Aggregate Purchase Commitment" shall mean the Purchaser's Closing Date Purchase Commitment and Term Purchase Commitment.

          "Agreement" shall have the meaning ascribed to such term in the preamble hereto.

          "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of Illinois) on which banks are open for business in Chicago.

          "Capital Lease" shall mean any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

          "Capital Lease Obligations" of any Person shall mean the obligations of such Person to pay rent or other amounts under any Capital Lease.

          A "Change in Control" shall be deemed to have occurred with respect to the Company if (a) any Person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Commission as in effect on the date hereof) other than the Purchaser or any of its Affiliates shall own, directly or indirectly, beneficially or of record, shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company; or (b) a change shall occur during any period in the Board of Directors of the Company in which the individuals who constituted the Board of Directors of the Company at the beginning of such period (together with any other director whose election by the Board of Directors of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of at least two-thirds of the directors then in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Company then in office.

          "Closing Date" shall mean ______________________________________.

          "Closing Date Purchase Commitment" shall mean the commitment of Purchaser to purchase the number of shares of Class A Common Stock equal to $3,500,000 divided by the Issuance Price on the Closing Date.

          "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

          "Class A Common Stock" shall have the meaning set forth in the preamble hereto.

          "Common Stock" shall mean shares of common stock, par value $.01 per share, of the Company.

          "Control" including the terms "Controlling", "Controlled by" and "under common Control with", shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "ERISA" shall mean Employment Retirement Income Securities Act, 29 USC 1001, et. seq. (1974), as amended.

          "ERISA Affiliate" shall mean an affiliate as defined in Section 407(d)(7) of ERISA.

          "Event of Default" shall have the meaning given such term in
     Article 6.

          "Fiscal Year" shall mean the fiscal year of the Company as provided in the Bylaws of the Company.

          "GAAP" shall mean generally accepted accounting principles, applied on a consistent basis.

          "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

          "Gross Sales Price Per Share of Common Stock" shall mean (a) the gross proceeds from all sales of Common Stock to institutional purchasers taking place on or prior to the Closing Date and subject to written commitments to purchase from institutional purchasers received on or prior to the Closing Date, divided by (b) the aggregate number of shares so sold and subject to such commitments.

          "Guarantee," when used with respect to any Person, shall mean the incurrence of any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purpose or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term "Guarantee" shall not include endorsements of items by any Person for collection or deposit in the ordinary course of business.

          "Indebtedness" as applied to any Person shall mean (without duplication) (a) any indebtedness for borrowed money which such Person has directly or indirectly created, incurred or assumed, including, without limitation, Capital Lease Obligations of such Person, (b) any indebtedness incurred other than in the ordinary course of business, whether or not for borrowed money, secured by any Lien in respect of property owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, (c) any indebtedness, whether or not for borrowed money, with respect to which such Person has become directly or indirectly liable and which represents or has been incurred to finance the purchase price (or a portion thereof) of any property or services or business acquired by such Person, whether by purchase, consolidation, merger or otherwise, (d) any Indebtedness of the character referred to in clauses (a), (b) or (c) of this definition deemed to be extinguished under generally accepted accounting principles but for which such Person remains legally liable and (e) any Indebtedness of any other Person of the character referred to in subdivision (a), (b), (c) or (d) of this definition with respect to which the Person whose Indebtedness is being determined has become liable by way of a Guarantee, including, without limitation, any such Indebtedness of any partnership in which such Person is a general partner.

          "Issuance Price" shall mean the Gross Sales Price Per Share of Common Stock determined as of the Closing Date or, in the event no sales of Common Stock to any institutional purchaser take place on or prior to the Closing Date or are subject to a written commitment to purchase from any institutional purchaser received on or prior to the Closing Date, "Issuance Price" shall mean the Net Book Value Per Share of Common Stock determined as of the Closing Date.

          "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "Material Adverse Effect" shall mean a materially adverse effect on the business, assets, prospects, operations or financial condition of the Company and its Subsidiaries taken as a whole.

          "Merger Agreement" shall mean that certain Agreement and Plan of Merger by and between Equity Residential Properties Trust and Wellsford Residential Property Trust ("Wellsford"), dated as of January 16, 1997.

          "Multiemployer Plan" shall mean a multiemployer plan as defined in
     Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection
     (m) or (o) of Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "Net Book Value Per Share of Common Stock" shall mean the stockholders' equity of the Company determined in accordance with GAAP as adjusted for all liabilities, including all costs related to the formation of the Company as set forth in the financial statements of the Company, less the liquidation value of all outstanding shares of preferred stock including the Preferred Stock, divided by the number of shares of Common Stock of the Company outstanding on such date, excluding the shares of Class A Common Stock being purchased by the Purchaser on the Closing Date. Net Book Value Per Share of Common Stock shall be determined in accordance with Section 2.1 of this Agreement.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

          "Person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

          "Potential Event of Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

          "Preferred Stock" shall have the meaning set forth in the preamble hereto.

          "Purchase" shall have the meaning given such term in Article 4.

          "Purchase Notice" shall have the meaning given such term in
     Section 2.4.

          "Purchase Price" shall mean $25.00 per share of Preferred Stock.

          "Purchase Term" shall mean the period of time beginning on the Closing Date and ending three years from the Closing Date.

          "Purchaser" shall have the meaning given to such term in the preamble hereto.

          "Purchaser Director" shall mean the director which the holders of the Class A Common Stock are entitled to elect pursuant to the Articles of Incorporation of the Company.

          "Registration Rights Agreement" shall mean that certain Registration Rights Agreement between the Purchaser and the Company dated as of the date hereof.

          "Responsible Officer" of any corporation shall mean any executive officer of such corporation, and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

          "subsidiary" shall mean, with respect to any Person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) which is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "Subsidiary" shall mean any subsidiary of the Company.

          "Term Closing Date" shall have the meaning given to such term in
     Section 2.4.

          "Term Purchase Commitment" shall mean the commitment of Purchaser to purchase 1,000,000 shares of Preferred Stock at the Purchase Price per share. The Term Purchase Commitment is in addition to the Closing Date Purchase Commitment.

          "Warrant" shall mean any warrant issued pursuant to the Articles Supplementary classifying the Preferred Stock.

     1.2 Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that, for purposes of determining compliance with any covenant set forth in Article 5, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in preparing the Company's audited financial statements; provided, further, that in making any calculation required by this Agreement, for the purpose of determining the net income or deficit or item of expense of or for any Subsidiary, notwithstanding any reference herein to any period, the income, deficit or expense included in such calculation with respect to such Subsidiary shall be included only from the date such Subsidiary became a Subsidiary.


                                   ARTICLE 2
                                   ---------

                           THE AGGREGATE COMMITMENTS
                           -------------------------

     2.1 The Closing Date Purchase Commitment. Subject to the terms and conditions set forth in this Agreement, the Purchaser hereby agrees to purchase from the Company on the Closing Date, Class A Common Stock, having the terms set forth on Exhibit G hereto, and having an aggregate purchase price of $3,500,000 at a price per share equal to the Issuance Price. The number of shares of Class A Common Stock to be issued on the Closing Date will be $3,500,000 divided by the Issuance Price, unless the Issuance Price is the Net Book Value Per Share of Common Stock. In such event, the number of shares issued on the Closing Date will be 1,400,000, based upon an estimated Issuance Price of $2.50 per share and such number of shares shall be subject to adjustment after the Closing Date in accordance with the following procedures:

          (a) Within 30 days after the Closing Date, the Company shall furnish to Purchaser (a) the balance sheet of the Company as of the Closing Date ("Closing Balance Sheet"), showing in reasonable detail the assets and liabilities of the Company, accompanied by the report thereon of Ernst & Young LLP stating that the Closing Balance Sheet has been prepared in conformity with GAAP applied consistently with the principles used in preparing the pro forma financial statements of the Company included in the information furnished to the shareholders of Wellsford in connection with Roger's distribution of the capital stock of the Company to the shareholders of Wellsford, and (b) the Company's determination of Net Book Value Per Share of Common Stock in accordance with this Agreement based upon the Closing Balance Sheet.

          (b) Purchaser shall have the right to object to the Company's determination of the Net Book Value Per Share of Common Stock as not being determined in accordance with this Agreement. If Purchaser does not object to the Company's determination of the Net Book Value Per Share of Common Stock within 15 days after delivery of the Closing Balance Sheet and such determination to Purchaser (such period being referred to as the "Contest Period"), then the Company's determination of the Net Book Value Per Share of Common Stock shall be final, binding and conclusive on the parties. If Purchaser objects to the Company's determination of Net Book Value Per Share of Common Stock, it shall do so by notifying the Company thereof within the Contest Period, which notice shall specify the grounds for such objection in reasonable detail. The parties shall endeavor in good faith to resolve promptly the matters to which Purchaser has objected. If the parties are unable to resolve Purchaser's objections within ten (10) days after Purchaser notified the Company of its objections, the Company shall engage the Chicago, Illinois offices of Ernst & Young LLP (the "Independent Accountants") to examine the calculation of the Net Book Value Per Share of Common Stock in accordance with this Agreement. The Independent Accountants' determination of the Net Book Value Per Share of Common Stock shall be final, binding and conclusive on the parties.

          (c) The fees of the Independent Accountants for making such determination shall be borne by the parties in the proportion that the difference between the ultimate determination of the Issuance Price by the Independent Accountants and each party's position as to the Issuance Price bears to each other. For example, if one party's position was that the Issuance Price was $2.50 and the other party's was $3.00 and the Independent Accounts' determination was $2.75, each party would bear 50% of the Independent Accountants' fees.

          (d) The actual number of shares of Class A Common Stock to be purchased by Purchaser shall be $3,500,000 divided by the Issuance Price as finally determined pursuant to clause (b) of this Section (the "Final Number"). If the Final Number is more than 1,400,000 shares of Class A Common Stock, within 10 days after the Issuance Price has been so finally determined, the Company shall issue to Purchaser a certificate dated the Closing Date evidencing the number of shares of Class A Common Stock equal to the difference. If the Final Number is less than 1,400,000 shares of Class A Common Stock, within 10 days after the Issuance Price has been so finally determined, Purchaser shall surrender to the Company the certificate for 1,400,000 shares of Class A Common Stock issued to the Company on the Closing Date in exchange for a new certificate, dated the Closing Date, evidencing the Final Number of shares of Class A Common Stock.

          (e) The Purchaser and the Company hereby agree that the Net Book Value Per Share of Common Stock determined in accordance with this Section 2.1 shall be the Net Book Value Per Share of Common Stock for all purposes of the Articles Supplementary Classifying the Preferred Stock attached hereto as Exhibit A.

     2.2 Payment of the Closing Date Purchase Commitment. Subject to fulfillment of the conditions precedent set forth in Section 4.1, on the Closing Date, Purchaser shall pay $3,500,000 to the Company on the Closing Date by wire transfer of immediately available funds to such account as has been designated to Purchaser by the Company prior to the Closing Date.

     2.3  Term Purchase Commitment.

          (a) Each Purchase of Preferred Stock pursuant to the Term Purchase Commitment shall be in a minimum aggregate purchase price of $1,000,000 and in multiples of $500,000 in excess thereof.

          (b) Subject to the fulfillment of the conditions precedent set forth in Section 4.2, on each Term Closing Date during the Purchase Term, Purchaser shall purchase the number of shares of Preferred Stock equal to the dollar amount of the Purchase requested divided by the Purchase Price. Notwithstanding anything to the contrary in this Agreement, the aggregate dollar amount of Purchases pursuant to the Term Purchase Commitment shall not exceed $25,000,000.

     2.4 Notice of Purchase. The Company shall give the Purchaser written or telecopy notice (each a "Purchase Notice") ten (10) days before a proposed Purchase pursuant to the Term Purchase Commitment in the event of a Purchase in the amount of $5,000,000 or less, and twenty (20) days before a proposed Purchase pursuant to the Term Purchase Commitment in the event of a Purchase in an amount greater than $5,000,000. Each such notice shall be in substantially the form of Exhibit B. Such notice shall be irrevocable if not revoked within five (5) days after delivery and shall in each case refer to this Agreement and specify a date (the "Term Closing Date") on which the Purchase shall occur.

     2.5  Certificates.

          (a) The Company shall deliver to the Purchaser on the Closing Date a certificate or certificates representing 1,400,000 shares of Class A Common Stock, representing the estimated number of shares of Class A Common Stock purchased by the Purchaser on the Closing Date.

          (b) The Company shall deliver to the Purchaser on each Term Closing Date a certificate or certificates representing the aggregate number of shares of Preferred Stock purchased by the Purchaser on such Term Closing Date.


                                   ARTICLE 3
                                   ---------

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     The Company represents and warrants to the Purchaser that:

     3.1 Organization; Powers. The Company and each of the Subsidiaries (a) is a an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted by the Company and the Subsidiaries,
(c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect, and (d) in the case of the Company, has the corporate power and authority to execute, deliver and perform its obligations under this Agreement (including, without limitation, the offering, issuance, sale and delivery to the Purchaser of the shares of Preferred Stock and the issuance of Common Stock upon conversion of any of the shares of Preferred Stock). The Articles of Incorporation and Bylaws of the Company as amended to date, which are attached as Exhibit C hereto, are complete and correct as of the date hereof and contain the provisions attached hereto as Exhibit G.

     3.2 Authorization. The execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby, (including, without limitation, the offering, issuance, sale and delivery to the Purchaser of the shares of Preferred Stock, Class A Common Stock and the issuance of Common Stock upon conversion of any shares of Preferred Stock or Class A Common Stock), (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation to which the Company or any of its Affiliates shall be subject, or of the certificate or articles of incorporation or other constitutive documents or bylaws of the Company or any Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture or other material agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Company or any Subsidiary.

     3.3 The Capital Stock. Pursuant to the Articles of Incorporation of the Company, the Company is authorized to issue 2,000,000 shares of Preferred Stock, _____ of which have been issued as of the date hereof, _____ shares of Class A Common Stock, _____ of which have been issued as of the date hereof, and ___ shares of Common Stock, _____ of which have been issued as of the date hereof. Except as disclosed on Schedule 3.3 hereto, there are no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Company to issue, transfer or sell any shares of stock or equity interest of the Company.

     3.4 Enforceability. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally, or by general equity principles, including but not limited to principles governing the availability of the remedies of specific performance and injunctive relief.

     3.5 Governmental Approvals. Except as set forth in Schedule 3.5, the Company and the Company's Affiliates are not required to obtain any consent or approval of, registration or filing with or any other action by any Governmental Authority in connection with the execution, delivery and performance of this Agreement, except such as have been made or obtained and are in full force and effect.

     3.6  Financial Statements.  Any financial statements delivered pursuant to
Section 5.4 hereof (collectively, the "Financial Statements") have been prepared in accordance with GAAP, and fairly present the financial condition of the Company and its Subsidiaries as of the dates shown and the results of their operations for the periods indicated.

     3.7  Title to Properties; Default Under Agreements.

          (a) Each of the Company and the Subsidiaries has good and valid title to, or valid leasehold interests in, all its material properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes.

          (b) Each of the Company and the Subsidiaries has complied with all material obligations under all material agreements to which it is a party and all such agreements are in full force and effect and the Company is not in default under any of such agreements, except for defaults that would not be likely, individually or in the aggregate, to result in a Material Adverse Effect.

     3.8 Subsidiaries. All Subsidiaries as of the date of this Agreement are listed on Schedule 3.8 hereto. Except as set forth on Schedule 3.8 hereto, as of the date of this Agreement, all the issued and outstanding capital stock of each Subsidiary is owned by the Company or any other Subsidiary. There are no other Persons in which the Company has an ownership interest or a right to acquire an ownership interest as of the date of this Agreement.

     3.9  Litigation; Compliance with Laws.

          (a) Except as set forth in Schedule 3.9, there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the actual knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any business, property or rights of any such Person (i) which involve this Agreement or (ii) as to which there is a likelihood of an adverse determination and which, if adversely determined, would be likely, individually or in the aggregate, to result in a Material Adverse Effect.

          (b) Neither the Company nor any of the Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would be likely to result in a Material Adverse Effect.

     3.10 Agreements. Neither the Company nor any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default would be likely to result in a Material Adverse Effect.

     3.11 Investment Company Act; Public Utility Holding Company Act. Neither the Company nor any Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

     3.12 Tax Returns. The Company and each of the Subsidiaries has filed or caused to be filed all Federal, state and local tax returns required to have been filed by it and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as the case may be, shall have set aside on its books adequate reserves.

     3.13 No Material Misstatements. No representation or warranty herein or in any Exhibit or Schedule hereto contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they are made not misleading.

     3.14 Employee Benefit Plans. Each of the Company and each ERISA Affiliate is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder.

     3.15 Environmental and Safety Matters. Except as set forth in Schedule 3.15, each of the Company and the Subsidiaries has complied with all Federal, state, local and other statutes, ordinances, orders, judgments, rulings and regulations relating to environmental pollution or to environmental regulation or control or to employee health or safety, except for instances of non-compliance that, individually or in the aggregate, are not reasonably likely to result in a Material Adverse Effect. Except as set forth in Schedule 3.15, neither the Company nor any Subsidiary has received written notices of any material failure so to comply, which, if adversely determined, individually or in the aggregate, would be reasonably likely to result in a Material Adverse Effect. Except as set forth in Schedule 3.15, the Company and the Subsidiaries do not generate, treat, store, transport, dispose of or release at any facility owned or operated by any of them any hazardous wastes, hazardous substances, hazardous materials, toxic substances, toxic pollutants or substances similarly denominated, as those terms or similar terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act, the Clean Water Act or any other applicable law relating to environmental pollution in violation of any law or any regulations promulgated pursuant thereto, except for violations that, individually or in the aggregate, would not be reasonably likely to result in a Material Adverse Effect. Except as set forth in Schedule 3.15, the Company is aware of no events, conditions or circumstances involving environmental pollution or contamination or employee health or safety that could reasonably be expected to result in liability on the part of the Company or any Subsidiary, except for such events, conditions or circumstances that, individually or in the aggregate, would not be reasonably likely to result in a Material Adverse Effect.


                                   ARTICLE 4
                                   ---------

                              CONDITIONS PRECEDENT
                              --------------------

     The obligations of the Purchaser to purchase any shares of Preferred Stock and Class A Common Stock (each of such events being called a "Purchase") on and after the Closing Date, are subject to the condition precedent that the Spin-Off and Merger (as defined in the Merger Agreement) shall have occurred and to the satisfaction of all of the applicable conditions set forth below:

     4.1  First Purchase.  On the Closing Date:

          (a) The Purchaser shall have received from the Company the following documents:

               (i) a good standing certificate of the Company issued by the Secretary of State of Maryland and the Secretary of State of each state in which the Company owns any property, except for any state in which the failure of the Company to be in good standing will not have a Material Adverse Effect;

               (ii) Articles of Incorporation of the Company, and all amendments and supplements thereto, certified by the Maryland Secretary of State;

               (iii) Bylaws of the Company, as amended, certified as true and correct by a Responsible Officer of the Company; and

               (iv) the resolutions adopted by the Board of Directors of the Company authorizing its execution, delivery and performance of its obligations under this Agreement, certified by the Secretary of the Company.

          (b) The Purchaser shall have received an opinion of Robinson Silverman Pearce Aronsohn & Berman LLP or other counsel to the Company reasonably satisfactory to Purchaser dated the Closing Date in form and substance reasonably satisfactory to Purchaser addressing the matters set forth in Exhibit D hereto.

          (c) The Purchaser and the Company shall have entered into the Registration Rights Agreement.

     4.2  All Purchases.  On the date of each Purchase:

          (a) Except in connection with the Purchase on the Closing Date, the Purchaser shall have received a Purchase Notice with respect to each such other Purchase as required by Section 2.4.

          (b) The representations and warranties set forth in Article 3 hereof shall be true and correct in all material respects on and as of the date of each Purchase with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

          (c) The Company shall be in compliance with all the terms and provisions set forth herein on its part to be observed or performed, and at the time of and as a result of each Purchase no Potential Event of Default or Event of Default shall have occurred and be continuing, other than an event which can be completely cured by applying the proceeds of such Purchase, in which case the Company covenants and agrees to apply the proceeds of the requested Purchase to the extent required to effect such cure.

          (d) There shall not have occurred, since the date of this Agreement, any change that has resulted in or could reasonably be expected to result in a Material Adverse Effect other than an event which can be completely cured by applying the proceeds of such Purchase, in which case the Company covenants and agrees to apply the proceeds of the requested Purchase to the extent required to effect such cure.

     Each Purchase shall be deemed to constitute a representation and warranty by the Company on the Closing Date or applicable Term Closing Date relating to such Purchase as to the matters specified in paragraphs (b), (c) and (d) of this
Section 4.2.

                                   ARTICLE 5
                                   ---------

                             AFFIRMATIVE COVENANTS
                             ---------------------

     The Company covenants and agrees with the Purchaser that so long as this Agreement shall remain in effect, the Company will, and will cause each of the Subsidiaries to, and the Purchaser will, where applicable:

     5.1  Existence: Businesses and Properties.

          (a) Keep in full force and effect its legal existence.

          (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; comply in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition (reasonable wear and tear excepted) and from time to time make, or cause to be made, all needful and proper repairs thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times, except in each case described in this Section 5.1(b) where the failure to do so would not result in a Material Adverse Effect.

     5.2 Insurance. Keep its material insurable real properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage and public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it as is customary with companies in the same or similar businesses; and maintain such other insurance as may be required by law.

     5.3 Obligations and Taxes. Pay its material Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such Indebtedness, tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Company or the Subsidiary, as the case may be, shall have set aside on its books adequate reserves with respect thereto.

     5.4  Financial Statements, Reports, etc.  Furnish to the Purchaser:

          (a) as soon as available, but not later than 90 days (60 days for a preliminary copy of such statements) after the end of each Fiscal Year, the consolidated and consolidating balance sheets and statements of operations, stockholders' equity and cash flows, showing the financial condition of the Company and its consolidated subsidiaries as of the close of such Fiscal Year and the results of its operations and the operations of such subsidiaries during such year, all audited by independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Company on a consolidated basis in accordance with GAAP consistently applied;

          (b) as soon as available, but not later than 45 days (30 days for a preliminary copy of such statements) after the end of each of the first three fiscal quarters of each Fiscal Year, the consolidated and consolidating balance sheets and statements of operations, stockholders' equity and cash flows, showing the financial condition of the Company and its consolidated subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such subsidiaries during such fiscal quarter and the then elapsed portion of the Fiscal Year, all certified by one of its Responsible Officers as fairly presenting the financial condition and results of operations of the Company on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

          (c) concurrently with any delivery of financial statements under (a) or (b) above, a certificate of the accounting firm (in the case of paragraph (a) above) or Responsible Officer of the Company (in the case of paragraph (b) above) certifying that no Event of Default or Potential Event of Default has occurred or, if such an Event of Default or Potential Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

          (d) within five (5) Business Days after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company with the Securities and Exchange Commission, or any governmental authority succeeding to any of or all the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be; and

          (e) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement, as the Purchaser may reasonably request.

     5.5 Litigation and Other Notices. Furnish to the Purchaser prompt written notice of the following:

          (a) any Event of Default or Potential Event of Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

          (b) the filing or commencement of any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Company or any Affiliate of the Company which could reasonably be anticipated to result in a Material Adverse Effect; and

          (c) any other development that has resulted in, or could reasonably be anticipated to result in, a Material Adverse Effect.

     5.6 ERISA. Comply in all material respects with the applicable provisions of ERISA.

     5.7 Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP and so long as Purchaser is obligated to purchase any shares of Preferred Stock pursuant to this Agreement, permit any representatives designated by any Purchaser to visit and inspect the financial records and the properties of the Company or any Subsidiary at reasonable times during business hours and as often as requested upon reasonable written notice, and permit any representatives designated by the Purchaser to discuss the affairs, finances and condition of the Company or any Subsidiary with the senior officers thereof and the independent accountants therefor with prior written notice to and, if requested by Company, participation of a Responsible Officer of the Company.

     5.8 Use of Proceeds. The proceeds of any Purchase hereunder shall be used by the Company for any proper corporate purpose.

     5.9 Issuance of Preferred Stock and Class A Common Stock. The Company shall issue Preferred Stock and Class A Common Stock solely to the Purchaser pursuant to this Agreement and not to any other Person.

     5.10 Election as Director. On the Closing Date, the Purchaser agrees to elect Douglas Crocker II to the Board of Directors of the Company as the Purchaser Director. In the event Mr. Crocker (or such other person subsequently elected by the Purchaser to the Board of Directors of the Company), is unable or unwilling to serve as a director or is no longer employed by Purchaser, the Purchaser agrees to elect such member of senior management of the Purchaser ("Senior Officer") to the Board of Directors of the Company as Purchaser and the Company shall mutually agree. If the Company and the Purchaser cannot agree on such Senior Officer to be elected within five (5) days after the date on which the office of the Purchaser Director becomes vacant, Purchaser shall provide written notice (the "Designation Notice") to the Company of Purchaser's proposed Senior Officer to be elected and three (3) alternative Senior Officers. Within three (3) days after the Company's receipt of such notice from the Purchaser, the Company shall give Purchaser written notice of which of such four Senior Officers the Company designates from the Purchaser's written list of Senior Officers to be elected to the Board of Directors of the Company (the "Designated Senior Officer") and the Purchaser shall elect such Designated Senior Officer as the Purchaser Director. If the Company does not provide the Purchaser with written notice of its Designated Senior Officer within three (3) days after the Company's receipt of the Designation Notice, the Purchaser may elect its proposed Senior Officer as the Purchaser Director. The Company agrees not to hold any meeting of the Board of Directors or take any Board of Directors' action if the Purchaser Director office is vacant; provided, however, this sentence shall not be applicable if Purchaser has failed within five (5) Business Days of written notice from the Company that it proposes to hold a Board of Directors meeting or have the Board of Directors otherwise act to provide the Company with the Designation Notice. Notwithstanding the foregoing, if an Event of Default has occurred, Purchaser may elect any person it chooses to serve as the Purchaser Director and shall not be required to comply with the procedures set forth in this Section.

     5.11 Voting of Stock. So long as any shares of Preferred Stock, Class A Common Stock or Common Stock are owned by Purchaser and any of its Affiliates during the period ten (10) years from the Closing Date, the Company shall have the right to direct the voting of all of such shares held by Purchaser and any of its Affiliates, except as to the election of the Purchaser Director or any matter relating to rights, preferences and privileges of the Preferred Stock or Class

A Common Stock. During such ten (10) year period, Purchaser agrees to vote, and to cause its Affiliates to vote, such shares as directed by the Company, except as to the election of the Purchaser Director or any matter relating to rights, preferences and privileges of the Preferred Stock or Class A Common Stock.

     5.12 Sale of Common Stock or Preferred Stock. During the period beginning on the Closing Date and ending ten (10) years from the Closing Date, Purchaser shall first offer, in writing (a "Notice of Proposed Sale") to sell any shares of Common Stock, Class A Common Stock, Preferred Stock or warrants to purchase Common Stock owned by it to the Company prior to selling such shares to any Person. The Notice of Proposed Sale shall specify the terms and conditions of any sale. If the Company has not agreed, within twenty (20) days of receipt of the Notice of Proposed Sale to purchase the shares of Common Stock, Class A Common Stock or Preferred Stock offered by Purchaser upon the terms and conditions set forth in the Notice of Proposed Sale, Purchaser shall have the right to sell such shares offered to the Company to any other Person for a period of ninety (90) days provided any sale is made on terms and conditions no more favorable to such person than specified in the Notice of Proposed Sale. If the Company agrees to purchase shares of Common Stock, Class A Common Stock or Preferred Stock from the Purchaser, unless otherwise agreed by the Company and the Purchaser, such purchase shall be consummated within twenty (20) days of such agreement.

     5.13 Confidentiality. The receipt of any information which is not publicly available pursuant to Sections 5.4(e) and 5.7 shall be subject to such reasonable confidentiality provisions (in writing signed by the Purchaser and/or its representative effecting an inspection pursuant to Section 5.7 of this Agreement, as the case may be) as the Company may reasonably require.


                                   ARTICLE 6
                                   ---------

                               EVENTS OF DEFAULT
                               -----------------

     6.1 Events of Default. The happening of any of the following events shall be an "Event of Default" hereunder:

          (a) any representation or warranty made in this Agreement, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

          (b) default shall be made in the due observance or performance by the Company or any Subsidiary of any material covenant, condition or agreement contained in this Agreement, or under the terms of the Articles Supplementary Classifying the Preferred Stock attached hereto as Exhibit A, after written notice of such default is given to the Company and such default is not cured within fifteen (15) days of receipt of such notice;

          (c) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company or any Subsidiary, or of a substantial part of the property or assets of the Company or a Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of the property or assets of the Company or a Subsidiary or (iii) the winding-up or liquidation of the Company or any Subsidiary; and such proceeding or petition shall continue undismissed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (d) the Company or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of the property or assets of the Company or any Subsidiary, (iii) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (iv) make a general assignment for the benefit of creditors, (v) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vi) take any action for the purpose of effecting any of the foregoing;

          (e) one or more judgments for the payment of money in an aggregate amount in excess of $250,000 shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any judgment creditor shall levy upon assets or properties of the Company or any Subsidiary to enforce any such judgment which shall not be effectively stayed within 30 days;

          (f) any material breach of any obligation under ERISA or any plan under ERISA or any liability under ERISA in an amount exceeding $250,000, which is not discharged within 60 days after the Company becomes aware of same;

          (g) there shall have occurred a Change in Control with respect to the Company;

          (h) there shall have occurred an Event of Default as defined in clause
     (i) of the definition of an "Event of Default" in the Articles Supplementary Classifying the Preferred Stock attached hereto as Exhibit A; or

          (i) There shall have occurred a change that has resulted or could reasonably be expected to result in a Material Adverse Effect.

     6.2  Remedies. Upon the occurrence of an Event of Default described in
Article 6, all obligations of the Purchaser to purchase any shares of Preferred Stock hereunder shall automatically terminate unless the Purchase by the Purchaser of shares of Preferred Stock pursuant to a Purchase Notice received by Purchaser would cure such Event of Default (in which case the Company covenants to apply the proceeds of the sale of such Preferred Stock to the extent required to effect such cure), and (with respect to Events of Default described in
Section 6.1(c), (d), and (h)), the Purchaser shall have the right to have the Company redeem the outstanding Preferred Stock upon the terms and conditions set forth in the Articles Supplementary Classifying the Preferred Stock attached hereto as Exhibit A. Notwithstanding the foregoing, the occurrence of an Event of Default shall not be considered an Event of Default for purposes of any Section of this Agreement if the Company, within five (5) days of the occurrence of such Event of Default, delivers to Purchaser a Purchase Notice and the proceeds of such related Purchase will completely cure such Event of Default, in which case Purchaser shall use such proceeds to the extent required to effect such cure.


                                   ARTICLE 7
                                   ---------

                                 MISCELLANEOUS
                                 -------------

     7.1 Termination of the Agreement. Unless otherwise agreed by each of the parties to this Agreement, if the Merger Agreement shall have been terminated, all obligations of the Purchaser under this Agreement shall automatically terminate at such time without notice to the Company. The Company shall have the right at any time to terminate Purchaser's obligation to purchase any additional Preferred Stock by giving notice thereof to Purchaser. Upon the giving of such notice (which shall be irrevocable), Purchaser shall be relieved of its commitment to purchase any Preferred Stock from the Company. The termination of such commitment shall not relieve the parties of their respective obligations under Sections 5.10, 5.11 and 5.12 of this Agreement.

     7.2 Securities Law Matters. The Purchaser acknowledges and understands that:

          (a) The Purchaser has been furnished with and has carefully reviewed the documents and information set forth on Exhibit E attached hereto (the "Information").

          (b) The Purchaser has been afforded full and complete access to all information and other materials relating to the Company and its affiliates, and the properties and financial condition of the foregoing, and any other matters relating to the Preferred Stock,

     Class A Common Stock, Common Stock and Warrants of the Company which the Purchaser has requested, or deems necessary in evaluating the merits and risks of acquiring the Preferred Stock, Class A Common Stock, Common Stock and Warrants, and has been afforded the opportunity to obtain any additional information necessary to verify the accuracy of any representations or information set forth in the Information.

          (c) The Purchaser has had the opportunity to have answered any questions concerning the financial condition or business or other information with respect to the Company and its affiliates and the business, properties and financial condition of the foregoing or with respect to the merits and risks of an acquisition of the Preferred Stock, Class A Common Stock, Common Stock and Warrants, and the undersigned has received complete and satisfactory answers to all such questions.

          (d) The Purchaser has not relied upon any information or representation not contained in the Information. Neither the Company nor any of its agents nor anyone purporting to act on their behalf have made any representation to the undersigned with respect to any tax or economic benefits to be derived from an investment in the Preferred Stock, Class A Common Stock, Common Stock and Warrants. The Purchaser is relying solely upon its own knowledge and upon the advice of its advisors with respect to the tax, economic and other aspects of an investment in the Preferred Stock, Class A Common Stock, Common Stock and Warrants.

          (e) The Purchaser has carefully reviewed and understands the risks of, and other considerations relating to, the acquisition of the Preferred Stock, Class A Common Stock, Common Stock and Warrants and an investment in the Company.

          (f) An owner of Preferred Stock, Class A Common Stock, Common Stock and Warrants must bear the economic risk of ownership thereof for an indefinite period of time since purchase of Preferred Stock, Class A Common Stock, Common Stock and Warrants involves the purchase of securities that have not been registered under the Securities Act of 1933, as amended, and therefore cannot be Transferred (as defined below) except as provided below.

          (g) No federal or state agency has passed upon the Preferred Stock, Class A Common Stock, Common Stock or Warrants or made any finding or determination as to the fairness of an investment in the Preferred Stock, Class A Common Stock, Common Stock or Warrants.

          (h) Purchaser hereby covenants and agrees that the Preferred Stock, Class A Common Stock, Common Stock and Warrants, including any Common Stock issued upon conversion of the Preferred Stock or Class A Common Stock, or any portion thereof, or upon exercise of the Warrants, may not be pledged, encumbered, sold, transferred or otherwise disposed of (each a "Transfer") except (a) pursuant to an effective registration statement under the Securities Act of 1993, as amended (the "Act") or (b) pursuant to an exemption from such registration pursuant to the Act and in compliance with state securities and blue sky laws and an opinion of counsel provided to the Company to the effect of this subparagraph (b), which opinion shall be in form and substance reasonably satisfactory to the Company. The Purchaser agrees that any Transfer of the Preferred Stock, Class A Common Stock, Common Stock or Warrants in violation of this Agreement will be null and void and the certificates representing the Preferred Stock, Class A Common Stock, Common Stock and Warrants will bear an appropriate restrictive legend.

          (i)  The Purchaser represents and warrants to the Company that:

               (i) It is able to bear the economic risk of the acquisition of the Preferred Stock, Class A Common Stock, Common Stock and Warrants.

               (ii) It is an "accredited investor" as defined in Regulation D promulgated under the Act.

               (iii) The representatives of the Purchaser have been furnished with and have carefully reviewed the Information. Such representatives have such knowledge and experience in financial, business, securities and real estate matters that they are capable of evaluating the merits and risks of the acquisition of the Preferred Stock, Class A Common Stock, Common Stock and Warrants and of making an informed investment decision.

               (iv) The Purchaser is acquiring and will acquire the Preferred Stock, Class A Common Stock, Common Stock and Warrants, including any Common Stock issuable upon conversion of the Preferred Stock or Class A Common Stock or upon exercise of the Warrants for its own account, as principal, for investment and not with a view to a Transfer thereof.


     7.3 Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy, as follows:

          (a) if to the Company, to it at _________________________________,
     Attention:________________________, Telecopy No. ______________; and

          (b) if to the Purchaser, to it at
     _____________________________________, Attention: _____________________,
     Telecopy No. ______________.

Such notice will be deemed given when received.

     7.4 Survival of Agreement. All covenants, agreements, representations and warranties made by the Company herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Purchaser and shall survive the date of this Agreement, regardless of any investigation made by the Purchaser or on its behalf, and shall continue in full force and effect so long as the Aggregate Purchase Commitment has not been fulfilled or terminated.

     7.5 Binding Effect. This Agreement shall become effective when it shall have been executed by the Company and the Purchaser.

     7.6 Assignment. Neither the Company nor the Purchaser shall have the right to assign its rights hereunder or any interest herein; provided, however, the foregoing provision shall not limit the Purchaser's right to sell, transfer or assign any shares of Common Stock, Class A Common Stock or Preferred Stock owned by it subject to the provisions of Section 5.12 of this Agreement and applicable securities laws.

     7.7 Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF MARYLAND.

     7.8  Waivers; Amendment.

          (a) No failure or delay of the Purchaser in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Purchaser hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Company therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Unless otherwise specifically required, no notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Purchaser.

     7.9 Entire Agreement. This Agreement, including the exhibits and schedules thereto, constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement. Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     7.10 Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement.

     7.11 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     7.12 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

     7.13 Jurisdiction; Consent to Service of Process.

          (a) EACH OF THE PURCHASER AND THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY ILLINOIS OR NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE CITY OF CHICAGO OR NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH ILLINOIS OR NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR

     PROCEEDING RELATING TO THIS AGREEMENT IN THE COURTS OF ANY JURISDICTION.

          (b) EACH OF THE PURCHASER AND THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY ILLINOIS OR NEW YORK STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

     IN WITNESS WHEREOF, the Company and the Purchaser have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                    ERP OPERATING LIMITED PARTNERSHIP

                                    By:  EQUITY RESIDENTIAL PROPERTIES TRUST,
                                         its general partner


                                    By:______________________________________
                                      Name:__________________________________
                                      Title:_________________________________


                                    WELLSFORD REAL PROPERTIES, INC.


                                    By:______________________________________
                                      Name:__________________________________
                                      Title:_________________________________

                                   EXHIBIT A
                                   ---------

                       ARTICLES SUPPLEMENTARY CLASSIFYING
                          2,000,000 SHARES OF SERIES A
                           8% CONVERTIBLE REDEEMABLE
                               PREFERRED STOCK OF
                        WELLSFORD REAL PROPERTIES, INC.


     Pursuant to Section ___ of the Corporations and Associations Article of the Annotated Code of Maryland.

1. The name of the corporation (the "Corporation") is Wellsford Real Properties, Inc..

2. Pursuant to authority granted under Section ___ of the Corporation's Articles of Incorporation , the Board of Directors of the Corporation hereby establishes a series of preferred stock designated Series A 8% Convertible Redeemable Preferred Stock ($25.00 Par Value Per Share) (Liquidation Value $25.00 Per Share) (the "Series A Preferred Stock") on the following terms:

     A.  Certain Definitions.

          Unless the context otherwise requires, the terms defined in this subparagraph A of paragraph 2 shall have, for all purpose of these Articles Supplementary, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

          "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

          "Closing Date" shall mean ___________________.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Common Stock" shall mean the common stock, $.01 par value per share, of the Corporation.

          "Class A Common Stock" shall mean the Class A common stock, $.01 par value per share, of the Corporation.

          "Dividend Period" shall have the meaning set forth in subparagraph (3) of paragraph B.

          "Event of Default" shall mean (i) the non-payment of any dividend on the Quarterly Dividend Date applicable to such dividend for three (3) Dividend Periods which need not be consecutive; or (ii) the failure to comply with any term, condition or obligation or failure to provide any right under these Articles Supplementary.

          "Gross Sales Price of a Share of Common Stock" shall mean (a) the gross proceeds from all sales of Common Stock to institutional purchasers taking place on or prior to the Closing Date and subject to written commitments to purchase from institutional purchasers received on or prior to the Closing Date, divided by (b) the aggregate number of shares so sold and subject to such commitments.

          "Junior Shares" shall have the meaning set forth in subparagraph (2) of paragraph B.

          "Person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, or government, or any agency or political subdivision thereof.

          "Liquidation Value" shall have the meaning set forth in subparagraph
     (4) of paragraph B below.

          "Net Book Value Per Share of Common Stock" shall mean the stockholders' equity of the Corporation determined in accordance with generally accepted accounting principles as adjusted for all liabilities, including all costs related to the formation of the Corporation, as set forth in the financial statements of the Corporation, less the Liquidation Value of all outstanding Preferred Stock including Series A Preferred Stock, divided by the number of shares of Common Stock of the Corporation outstanding on such date, excluding the shares of Class A Common Stock being purchased by ERP Operating Limited Partnership on the Closing Date. Net Book Value Per Share of Common Stock shall be determined in accordance with the provisions in Section 2.1 of that certain Common Stock and Preferred Stock Purchase Agreement dated as of ______________, 1997 between ERP Operating Limited Partnership and the Corporation.

          "Preferred Stock" shall mean all shares of capital stock having a preference in any manner to the Common Stock or Class A Common Stock.

          "Quarterly Dividend Date" shall have the meaning set forth in subparagraph (3) of paragraph B below.

          "Record Date" shall have the meaning set forth in subparagraph (3) of paragraph B below.

          "Redemption Date" shall have the meaning set forth in subparagraph (5) of paragraph B below.

          "Redemption Price" shall have the meaning set forth in subparagraph
     (5) of paragraph B below.

          "Responsible Officer" of any corporation shall mean any executive officer of such corporation, and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of these Articles Supplementary.

          "Series A Preferred Stock" shall have the meaning set forth in the preamble.

     B.   Series A Preferred Stock

          (1) Number. The maximum number of shares of the Series A Preferred Stock shall be 2,000,000.

          (2) Relative Seniority. In respect of rights to receive dividends and to participate in distributions or payments in the event of any liquidation, dissolution or winding up of the Corporation, the Series A Preferred Stock shall rank pari passu with any other Preferred Stock of the Corporation, and will rank senior to the Common Stock and any other class or series of shares of capital stock of the Corporation ranking, as to dividends and upon liquidation, junior to the Series A Preferred Stock (collectively, "Junior Shares"). Notwithstanding the foregoing, the Corporation may make distributions or pay dividends in shares of Common Stock or in any other shares of the Corporation ranking junior to the Series A Preferred Stock as to distribution rights and liquidation preference at any time; provided, however, the Corporation may make distributions or pay dividends on the Series A Preferred Stock in shares of the Corporation only as provided herein.

          (3) Dividends. The holders of the then outstanding Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation out of any funds legally available therefor, dividends at the rate of $2.00 per share per year, payable in cash, except as provided below, in equal amounts quarterly on the fifteenth day, or if not a Business Day, the next succeeding Business Day, of January, April, July and October in each year, beginning ______________, 1997 (each such day being hereinafter called a "Quarterly Dividend Date" and each period ending on a Quarterly Dividend Date being hereinafter called a "Dividend Period"), to shareholders of record at the close of business on such date as shall be fixed by the Board of Directors of the Corporation at the time of declaration of the dividend (the "Record Date"), which shall be not fewer than 10 nor more than 30 days preceding the Quarterly Dividend Date. The amount of any dividend payable for the initial Dividend Period and for any other Dividend Period shorter than a full Dividend Period shall be prorated and computed on the basis of a 360-day year of twelve 30-day months. Dividends paid on the Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a per share basis among all such shares at the time outstanding.

          Notwithstanding the foregoing, for any twelve (12) Dividend Periods the Company shall have the right to pay the dividend in additional shares of Series A Preferred Stock determined by dividing the total amount of the dividend to be paid in shares of Series A Preferred Stock by the Liquidation Value (as defined herein) per share of Series A Preferred Stock. The issuance of additional shares of Series A Preferred Stock pursuant to this subparagraph (3) shall be evidenced by a stock certificate representing such shares issued on the related Quarterly Dividend Date and delivered on or immediately thereafter. Notwithstanding any other provision hereof, no fractional shares of the Corporation shall be issued in connection with the payment of any dividend on Series A Preferred Stock in additional shares of Series A Preferred Stock. Instead, any holder of outstanding Series A Preferred Stock having a fractional interest arising upon the payment of a dividend in additional shares of Series A Preferred Stock shall, on the related Quarterly Dividend Date, be paid an amount in cash equal to the Liquidation Value times the fraction of a share of Series A Preferred Stock to which such holder would otherwise be entitled.

          In the event the Company fails to pay any dividend on the Series A Preferred Stock on any Quarterly Dividend Date, the Company shall not pay any dividends on any other class of stock of the Company (other than (i) pro rata with other securities of the Company ranking pari passu with the Series A Preferred Stock or (ii) with Junior Shares) until such dividend on the Series A Preferred Stock has been paid.

          Except as provided in these Articles Supplementary, the Series A Preferred Stock shall not be entitled to participate in the earnings or assets of the Corporation.

          (4)  Liquidation Rights.

               (a) Upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the holders of the Series A Preferred Stock then outstanding shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its shareholders, before any payment or distribution shall be made on any Junior Shares, the amount of $25.00 per share of Series A Preferred Stock ("Liquidation Value"), plus any accrued and unpaid dividends thereon.

               (b) After the payment to the holders of the Series A Preferred Stock of the full preferential amounts provided for in this paragraph B(4), the holders of the Series A Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

               (c) If, upon any voluntary or involuntary dissolution, liquidation, or winding up the Corporation, the amounts payable with respect to the preference value of the Series A Preferred Stock and any other shares of capital stock of the Corporation ranking as to any such distribution on a parity with the Series A Preferred Stock are not paid in full, the holders of the Series A Preferred Stock and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full respective preference amounts to which they are entitled.

               (d) Neither the sale of all or substantially all the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other entity or the merger or consolidation of any other entity into or with the Corporation, nor any dissolution, liquidation, winding up or reorganization of the Corporation immediately followed by the incorporation of another corporation to which the Corporation's assets are distributed shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this paragraph B.

               (e) In determining whether a distribution by dividend, redemption or other acquisition of shares of the Corporation or otherwise is permitted under Maryland law, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights on dissolution are superior to those receiving the distribution.

          (5)  Redemption.

               (a) Optional Redemption. On and after _____________, 2002, the Corporation may, at its option, redeem at any time all of the outstanding Series A Preferred Stock or a part of the outstanding Series A Preferred Stock at a price per share (the "Redemption Price"), equal to $25.00 per share of Series A Preferred Stock, together with all accrued and unpaid dividends to and including the date fixed for redemption (the "Redemption Date"); provided, however, that no partial redemption of the Series A Preferred Stock may be effected if after giving effect thereto the aggregate Liquidation Value of the Series A Preferred Stock outstanding is less than $10,000,000. The Redemption Price and all accrued and unpaid dividends shall be paid in cash; provided, however, that if (a) a holder of Series A Preferred Stock desires to convert any of its Series A Preferred Stock called for redemption but such conversion would cause any direct or indirect holder which is classified as a real estate investment trust ("REIT") under Section 856 of the Code to own , directly or indirectly, more than 9.9% of the outstanding voting capital stock of the Corporation or would otherwise cause any direct or indirect holder of such outstanding voting capital stock to lose its status as a REIT under the Code, and (b) such holder has so notified the Corporation in writing prior to the Redemption Date, stating the number of shares of Series A Preferred Stock which have been called for redemption which such holder is unable to convert for such reason (such shares being referred to as the "Unconvertible Shares"), then the Corporation shall pay, in cash, the Redemption Price plus all accrued and unpaid dividends for each Unconvertible Share and shall issue to such holder a warrant to purchase the number of shares of Common Stock equal to (i) the fair market value of a share of Common Stock on the Redemption Date over the Redemption Price, multiplied by (ii) the number of shares of Common Stock into which the Unconvertible Shares redeemed from such holder were convertible immediately prior to such redemption, and divided by (iii) the fair market value of a share of Common Stock on the Redemption Date. Such warrant shall be exercisable without cost to the holder thereof at any time and from time to time for a period of ten (10) years from the date of issuance of such warrant. The warrant shall be on such terms and conditions as are customarily contained in like warrants, including provisions to protect the holder of the warrant from dilution. The Corporation shall have the right, at any time, to redeem such warrant at a price equal to the fair market value of such warrant on the date of any such redemption. The fair market value of a share of Common Stock on the Redemption Date shall be deemed to be the average of the daily closing prices of the Common Stock for thirty
          (30) consecutive trading days commencing forty-five (45) trading days before the Redemption Date. The closing price for each day shall be the last reported sales price or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange, or if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the closing sale price of the Common Stock or, in case no reported sale takes place, the average of the closing bid and asked prices, on Nasdaq or any comparable system, or if the Common Stock is not quoted on Nasdaq or any comparable system, the closing sale price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose.

                    (b)  Procedures for Redemption.

               (i) Notice of any redemption will be mailed by the Corporation, postage prepaid, not less than 30 nor more than 90 days prior to the Redemption Date, addressed to the holders of record of the Series A Preferred Stock to be redeemed at their addresses as they appear on the share transfer records of the Corporation. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series A Preferred Stock except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series A Preferred Stock may be listed or admitted to trading, such notice shall state: (a) the Redemption Date; (b) the Redemption Price; (c) the number of shares of Series A Preferred Stock to be redeemed; (d) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; (e) the date on which conversion rights shall expire, the conversion price and the place or places where certificates for such shares are to be surrendered for conversion; and
          (f) the number of shares of Common Stock of the Corporation outstanding on the date of such notice.

               (ii) If notice has been mailed in accordance with subparagraph
          (5)(b)(i) above and provided that on or before the Redemption Date specified in such notice all funds necessary for such redemption shall have been irrevocably set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the Series A Preferred Stock so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Redemption Date, distributions shall no longer accrue on said shares and said shares shall no longer be deemed to be outstanding and shall not have the status of Series A Preferred Stock and all rights of the holders thereof as shareholders of the Corporation (except the right to receive the Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares of Series A Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares of Series A Preferred Stock shall be redeemed by the Corporation at the Redemption Price. In case fewer than all the Series A Preferred Stock represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed Series A Preferred Stock without cost to the holder thereof.

               (iii) Any funds deposited with a bank or trust company for the purpose of redeeming shares of Series A Preferred Stock shall be irrevocable except that:

                    (A) the Corporation shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings;

                    (B) any balance of monies so deposited by the Corporation
               and unclaimed by the holders of the Series A Preferred Stock entitled thereto at the expiration of one year from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings; and

                    (C) any funds set aside to redeem Series A Preferred Stock that is converted into Common Stock prior to the Redemption Date shall be immediately delivered to the Corporation.

               (iv) No Series A Preferred Stock may be redeemed except with funds legally available for the payment of the Redemption Price.

               (v) Unless a sum sufficient for the payment of the then current dividend due for the then current Dividend Period is set apart, no shares of Series A Preferred Stock shall be redeemed (unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed) or purchased or otherwise acquired directly or indirectly (except by conversion into or exchange for capital shares of the Corporation ranking junior to the shares of Series A Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock.

               (vi) If the Redemption Date is after a Record Date and before the related Quarterly Dividend Date, the dividend payable on such Quarterly Dividend Date shall be paid to the holder in whose name the Series A Preferred Stock to be redeemed are registered at the close of business on such Record Date notwithstanding the redemption thereof between such Record Date and the related Quarterly Dividend Date or the Corporation's default in the payment of the dividend due.

               (vii) In case of redemption of less than all of the shares of Series A Preferred Stock at the time outstanding, the shares of Series A Preferred Stock to be redeemed shall be selected pro rata from the holders of record of such shares in proportion to the number of shares of Series A Preferred Stock held by such holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by the Corporation.

               (c) Required Redemption. Upon the occurrence of an Event of Default or on and after _____________, 2012, whichever comes first, the holder of any shares of Series A Preferred Stock may, at its option, cause the Corporation to redeem at any time all of the Series A Preferred Stock held by such holder at the Redemption Price, payable in cash, together with all accrued and unpaid dividends to and including the Redemption Date. Notwithstanding the provisions of this subsection (c), provided an Event of Default has not occurred, the Corporation shall have the right to extend the date during which a required redemption is not permitted under this subsection (c) for three separate additional five (5) year periods if the dividend rate on the Series A Preferred Stock is changed to the then market rate of comparable preferred stock (the "Market Rate") on the first day of each such additional five year period; provided, however, in no event shall the dividend be reduced to less than $2.00 per share of Series A Preferred Stock. The Market Rate shall be determined ten (10) days prior to the first Business Day of each such additional five (5) year period by mutual agreement of the holders of Series A Preferred Stock and the Corporation. In the event the holders of Series A Preferred Stock and the Corporation cannot agree on such determination prior to the first Business Day of such additional five (5) year period, the Market Rate shall be determined as of the first Business Day of each such additional five (5) year period as follows: (i) a majority of the holders of the Series A Preferred Stock then outstanding shall choose an investment banking firm of nationally recognized status and the Corporation shall choose an investment banking firm of nationally recognized status; (ii) the investment banking firms chosen by a majority of the holders of the Series A Preferred Stock then outstanding and the Corporation shall mutually choose a third investment banking firm of nationally recognized status (the "Independent Investment Banker"); (iii) the Independent Investment Banker shall then determine, in its sole discretion, the Market Rate and shall advise the holders of Series A Preferred Stock and the Corporation of its determination; and (iv) the fees of the Independent Investment Banker for making such determination shall be borne fifty percent (50%) by the holders of Series A Preferred Stock and fifty percent (50%) by the Corporation.

               (d) Procedures for Required Redemption.

               (i) Notice of any required redemption shall be mailed by the holder of the Series A Preferred Stock requesting redemption, postage prepaid, not less than

          30 nor more than 90 days prior to the Redemption Date, addressed to the Corporation. In addition to any information required by law or by the applicable rules of any exchange upon which Series A Preferred Stock may be listed or admitted to trading, such notice shall state:
          (a) the Redemption Date; (b) the Redemption Price; and (c) the number of shares of Series A Preferred Stock to be redeemed.

               (ii) If notice has been mailed in accordance with subparagraph
          (5)(d)(i) above on or before the Redemption Date specified in such notice all funds necessary for such redemption shall have been irrevocably set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the Series A Preferred Stock requesting redemption, so as to be, and to continue to be available therefor, then, from and after the Redemption Date, said shares shall no longer be deemed to be outstanding and shall not have the status of Series A Preferred Stock and all rights of the holders thereof as shareholders of the Corporation (except the right to receive the Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares of Series A Preferred Stock so redeemed, such shares of Series A Preferred Stock shall be redeemed by the Corporation at the Redemption Price. In case fewer than all the Series A Preferred Stock represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed Series A Preferred Stock without cost to the holder thereof.

               (iii) Any funds deposited with a bank or trust company for the purpose of redeeming shares of Series A Preferred Stock shall be irrevocable except that:

                    (A) the Corporation shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

                    (B) any balance of monies so deposited by the Corporation
               and unclaimed by the holders of the Series A Preferred Stock entitled thereto at the expiration of one year from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

               (iv) No Series A Preferred Stock may be redeemed except with funds legally available for the payment of the Redemption Price.

               (v) If the Redemption Date is after a Record Date and before the related Quarterly Dividend Date, the dividend payable on such Quarterly Dividend Date shall be paid to the holder in whose name the Series A Preferred Stock to be redeemed are registered at the close of business on such Record Date notwithstanding the redemption thereof between such Record Date and the related Quarterly Dividend Date or the Corporation's default in the payment of the dividend due.

               (e) The Series A Preferred Stock redeemed, repurchased or retired pursuant to the provisions of this Subparagraph 5(b) or surrendered to the Corporation upon conversion shall thereupon be retired and may not be reissued as Series A Preferred Stock but shall thereafter have the status of authorized but unissued shares of the Corporation.

          (6) Voting Rights. The holders of Series A Preferred Stock shall not be entitled to vote on any matter except as provided below; provided, however, the holders of Series A Preferred Stock shall not have any voting rights to the extent such rights will cause any holder of a Series A Preferred Stock to own more than 9.9% of the outstanding voting capital stock of the Corporation or otherwise cause any holder of Series A Preferred Stock that is classified as a REIT under Section 856 of the Code to lose its status as a REIT under the Code.

               (a) So long as any shares of Series A Preferred Stock remain outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of Series A Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize, create or issue, or increase the authorized or issued amount of, any class or series of shares of capital stock ranking prior to the Series A Preferred Stock with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of capital stock of the Corporation into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Corporation's Certificate of Incorporation or the Articles Supplementary classifying the Series A Preferred Stock, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the shares of Series A Preferred Stock remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Corporation may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series A Preferred Stock and provided further that (x) any increase in the amount of the authorized or issued shares of Preferred Stock or the creation or issuance of any other Preferred Stock, or (y) any increase in the amount of authorized or issued Series A Preferred Stock or any other Preferred Stock, in each case ranking on a parity with or junior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

               Nothing herein contained shall require such a vote or consent (i) in connection with any increase in the total number of authorized or issued shares of Common Stock, or (ii) in connection with the authorization or issuance of any class or series of shares of stock ranking, as to distribution rights and the liquidation preference, on a parity with or junior to the Series A Preferred Stock.

               The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

          (7)  Conversion.

               (a) Holders of Series A Preferred Stock shall have the right, exercisable at any time and from time to time, except in the case of Series A Preferred Stock called for redemption as set forth in subparagraph (5) hereof, to convert all or any of such Series A Preferred Stock into Common Stock at a conversion price per share of Common Stock equal to (i) the Net Book Value Per Share of Common Stock on the Closing Date or (ii) in the event any sales of Common Stock to any institutional purchasers have taken place on or prior to the Closing Date or are subject to a commitment to purchase from an institutional purchaser made on or prior to the Closing Date, the Gross Sales Price of a Share of Common Stock; multiplied by 1.08 (the "Conversion Price"). In the case of Series A Preferred Stock called for redemption, conversion rights will expire at the close of business on the last Business Day preceding the Redemption Date. Notice of redemption at the option of the Corporation must be mailed not less than 60 days and not more than 90 days prior to the Redemption Date as provided in subparagraph (5)(b) hereof. Upon conversion, no adjustment or payment will be made for distributions, but if any holder surrenders Class A Preferred Stock for conversion after the close of business on the Record Date for the payment of a distribution and prior to the opening of business on the related Quarterly Dividend Date, then, notwithstanding such conversion, the distribution payable on such Quarterly Dividend Date will be paid to the registered holder of such shares on such Record Date. In such event, such shares, when surrendered for conversion during the period between the close of business on any Record Date and the opening of business on the corresponding Quarterly Dividend Date, must be accompanied by payment of an amount equal to the distribution payable on such Quarterly Dividend Date on the shares so converted (unless such shares were converted after the issuance of a notice of redemption with respect to such shares, in which event such shares shall be entitled to the distribution payable thereon on such Quarterly Dividend Date without making such payment).

               (b) Any holder of one or more shares of Series A Preferred Stock electing to convert such share or shares shall deliver the certificate or certificates therefor to the principal office of any transfer agent for the Common Stock, with the form of notice of election to convert as the Corporation shall prescribe fully completed and duly executed and (if so required by the Corporation or any conversion agent) accompanied by instruments of transfer in form satisfactory to the Corporation and to any conversion agent, duly executed by the registered holder or his duly authorized attorney, and transfer taxes, stamps or funds therefor or evidence of payment thereof. The conversion right with respect to any such shares shall be deemed to have been exercised at the date upon which the certificates therefor accompanied by such duly executed notice of election and instruments of transfer and such taxes, stamps, funds or evidence of payment shall have been so delivered, and the person or persons entitled to receive the shares of the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of the Common Stock upon said date.

               (c) No fractional shares of Common Stock or scrip representing a fractional share shall be issued upon conversion of Series A Preferred Stock. If more than one share of Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series A Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the closing price for the Common Stock on the last trading day preceding the date of conversion. The closing price for such day shall be the last reported sales price regular way or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange, or if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the closing sale price of the Common Stock or in case no reported sale takes place, the average of the closing bid and asked prices, on Nasdaq or any comparable system. If the Common Stock is not quoted on Nasdaq or any comparable system, the Board of Directors shall in good faith determine the current market price on the basis of such quotation as it considers appropriate.

               (d) If a holder converts shares of Series A Preferred Stock, the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issuance of shares of Common Stock upon the conversion. The holder, however, shall pay to the Corporation the amount of any tax which is due (or shall establish to the satisfaction of the Corporation payment thereof) if the shares are to be issued in a name other than the name of such holder and shall pay to the Corporation any amount required by the last sentence of subparagraph
          (7)(a) hereof.

               (e) The Corporation shall reserve and shall at all times have reserved out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the then outstanding Series A Preferred Stock. All Common Stock which may be issued upon conversion of Series A Preferred Stock shall be validly issued, fully paid and nonassessable, and not subject to preemptive or other similar rights. In order that the Corporation may issue Common Stock upon conversion of Series A Preferred Stock, the Corporation will endeavor to comply with all applicable federal and state securities laws and will endeavor to list such Common Stock to be issued upon conversion on each securities exchange on which the Common Stock is listed.

               (f) The conversion rate in effect at any time shall be subject to adjustment from time to time as follows:

                    (i) In case the Corporation shall (1) pay or make a
               distribution in shares of Common Stock to holders of the Common Stock, (2) reclassify the outstanding Common Stock into shares of some other class or series of shares, (3) subdivide the outstanding Common Stock into a greater number of shares of Common Stock or (4) combine the outstanding Common Stock into a smaller number of shares of Common Stock, the conversion rate immediately prior to such action shall be adjusted so that the holder of any shares of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which he would have owned immediately following such action had such Series A Preferred Stock been converted immediately prior thereto. An adjustment made pursuant to this subparagraph (7)(f)(i) shall become effective immediately after the record date in the case of a distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

                    (ii) In case the Corporation shall issue rights, options or warrants to all holders of the Common Stock entitling them to subscribe for or purchase Common Stock (or securities convertible into Common Stock) at a price per share less than the current market price (as determined pursuant to subparagraph (7)(f)(iv)) of the Common Stock on such record date, the number of shares of Common Stock into which each share of Series A Preferred Stock shall be convertible shall be adjusted so that the same shall be equal to the number determined by multiplying the number of shares of Common Stock into which such share of Series A Preferred Stock was convertible immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible), and of which the denominator shall be the number of shares of Common Stock outstanding on such record date, plus the number of shares of Common Stock which the aggregate offering price of the additional shares of Common Stock offered (or into which the convertible securities so offered are convertible) would purchase at such current market price. Such adjustments shall become effective immediately after such record date for the determination of the holders of the Common Stock entitled to receive such distribution. For purposes of this subsection (ii), the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Corporation.

                    (iii) In case the Corporation shall distribute to all holders of the Common Stock any class of shares of capital stock other than Common Stock, evidences of indebtedness or assets of the Corporation (other than cash distributions out of current or retained earnings), or shall distribute to all holders of the Common Stock rights or warrants to subscribe for securities (other than those referred to in subparagraph (7)(f)(ii), then in each such case the number of Common Stock into which each share of Series A Preferred Stock shall be convertible shall be adjusted so that the same shall equal the number determined by multiplying the number of shares of Common Stock into which such share of Series A Preferred Stock was convertible immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price (determined as provided in subparagraph
               (7)(f)(iv) of the Common Stock on the record date mentioned below, and of which the denominator shall be such current market price of the Common Stock, less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value) of the portion of the securities or assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock. Such adjustment shall become effective immediately after the record date for the determination of the holders of the Common Stock entitled to receive such distribution. Notwithstanding the foregoing, in the event that the Corporation shall distribute rights or warrants (other than those referred to in subparagraph (7)(f)(ii)) ("Rights") pro rata to holders of the Common Stock, the Corporation may, in lieu of making any adjustment pursuant to this subparagraph (7)(f)(iii), make proper provision so that each holder of a share of Series A Preferred Stock who converts such share after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the Common Stock issuable upon such conversion (the "Conversion Shares"), a number of Rights to be determined as follows: (1) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights; and (2) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares of Common Stock into which a share of Series A Preferred Stock so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

                    (iv) The current market price per share of the Common Stock on any date shall be deemed to be the average of the daily closing prices for thirty consecutive trading days commencing forty-five (45) trading days before the date in question. The closing price for each day shall be the last reported sales price or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange, or if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the closing sale price of the Common Stock or, in case no reported sale takes place, the average of the closing bid and asked prices, on Nasdaq or any comparable system, or if the Common Stock is not quoted on Nasdaq or any comparable system, the closing sale price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose.

                    (v) In any case in which this subparagraph (7) shall require that an adjustment be made immediately following a record date, the Corporation may elect to defer (but only until five Business Days following the mailing of the notice described in subparagraph (7)(j)) issuing to the holder of any Series A Preferred Stock converted after such record date the Common Stock and other shares of capital stock of the Corporation issuable upon such conversion over and above the Common Stock and other shares of capital stock of the Corporation issuable upon such conversion only on the basis of the conversion rate prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Corporation shall issue or cause its transfer agents to issue appropriate evidence of the right to receive such shares.

               (g) No adjustment in the conversion rate shall be required until cumulative adjustments result in a change of 1% or more of the conversion price as in effect prior to the last adjustment of the conversion rate; provided, however, that any adjustment which by reason of this subparagraph (7)(g) is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this subparagraph (7) shall be made to the nearest cent ($.01) or the nearest one-hundredth (1/100) of a share, as the case may be. No adjustment to the conversion rate shall be made for cash dividends.

               (h) In the event that, as a result of an adjustment made pursuant to subparagraph (7)(f), the holder of any Series A Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of capital stock of the Corporation other than Common Stock, thereafter the number of such other shares so receivable upon conversion of any Series A Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this subparagraph (7).

               (i) The Corporation may make such increases in the conversion rate, in addition to those required by subparagraphs (7)(f)(i), (ii) and (iii), as is considered to be advisable in order that any event treated for federal income tax purposes as a distribution of shares or share rights shall not be taxable to the recipients thereof.

               (j) Whenever the conversion rate is adjusted, the Corporation shall promptly mail to all holders of record of Series A Preferred Stock a notice of the adjustment and shall cause to be prepared a certificate signed by a principal financial officer of the Corporation setting forth the adjusted conversion rate and a brief statement of the facts requiring such adjustment and the computation thereof; such certificate shall forthwith be filed with each transfer agent for the Series A Preferred Stock.

               (k)  In the event that:

                    (i) the Corporation takes any action which would require an adjustment in the conversion rate,

                    (ii) the Corporation consolidates or merges with, or transfers all or substantially all of its assets to, another corporation and shareholders of the Corporation must approve the transaction, or

                    (iii) there is a dissolution, winding up or liquidation of the Corporation,

          a holder of Series A Preferred Stock may wish to convert some or all of such shares into Common Stock prior to the record date for, or the effective date of, the transaction so that he may receive the rights, warrants, securities or assets which a holder of Common Stock on that date may receive. Therefore, the Corporation shall mail to holders of Series A Preferred Stock a notice stating the proposed record or effective date of the transaction, as the case may be. The Corporation shall mail the notice at least 10 days before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clauses (i), (ii) or (iii) of this subparagraph (7)(k).

               (l) If any of the following shall occur, namely: (i) any reclassification or change of outstanding Common Stock issuable upon conversion of Series A Preferred Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger to which the Corporation is a party other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding Common Stock or (iii) any sale, transfer or lease of all or substantially all of the property or business of the Corporation as an entirety, then the Corporation, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale, transfer or lease, provide in its charter document that each share of Series A Preferred Stock shall be convertible into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale, transfer or lease by a holder of the number of shares of Common Stock deliverable upon conversion of such shares of Series A Preferred Stock immediately prior to such reclassification, change, consolidation, merger, sale, transfer or lease. Such charter document shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this subparagraph (7). The foregoing, however, shall not in any way affect the right that a holder of Series A Preferred Stock may otherwise have, pursuant to clause (2) of the last sentence of subparagraph (7)(f)(iii), to receive Rights upon conversion of Series A Preferred Stock. If, in the case of any such reclassification, change, consolidation, merger, sale, transfer or lease, the shares of stock or other securities and property (including cash) receivable thereupon by a holder of the Common Stock includes shares of stock or beneficial interest or other securities and property of a corporation or other entity other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, sale, transfer or lease, then the charter document of such other corporation shall contain such additional provisions to protect the interests of the holders of Series A Preferred Stock as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this subparagraph (7)(1) shall similarly apply to successive consolidations, mergers, sales, transfers or leases.

               No holder of Series A Convertible Preferred Stock will possess any preemptive rights to subscribe for or acquire any unissued shares of the Corporation (whether now or hereafter authorized) or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares of the Corporation.

          (8) So long as any Series A Preferred Stock is outstanding, the Corporation shall not issue any options to purchase shares of the Corporation ("Employee Stock Options") to officers, directors or employees of, or consultants to, the Corporation, whether pursuant to employee stock option or purchase plans of the Corporation or employment or consulting agreements or otherwise for an exercise price which is less than the fair market value of such shares on the date of grant. In the event the number of shares of Common Stock subject to Employee Stock Options excluding, any Employee Stock Options [reload/rollover], at any time exceeds, in the aggregate, 10% of the Common Stock outstanding at such time, all Employee Stock Options outstanding at such time in excess of such 10%, shall be deemed for purposes of subparagraph (7) hereof to have an exercise price per share equal to 20% of the average fair market value of a share of Common Stock on the date of grant of those shares subject to Employee Stock Options most recently granted in excess of such 10%.

3.   Exclusion of Other Rights.
     -------------------------

     Except as may otherwise be required by law, the Series A Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in these Articles Supplementary (as such Articles Supplementary may be amended from time to time) and in the Articles of Incorporation. The Series A Preferred Stock shall have no preemptive or subscription rights.

4.   Headings of Subdivisions.
     ------------------------

     The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

5.   Severability of Provisions.
     --------------------------

     If any voting powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth in these Articles Supplementary (as such Articles Supplementary may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth in these Articles Supplementary (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall not be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special right of Series A Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

     6. These Articles Supplementary were duly adopted by the Board of Directors of the Corporation on _________________. Stockholder action is not required.

                                   EXHIBIT B
                                   ---------

                             FORM OF NOTICE OF DRAW
                             ----------------------



TO:  ERP OPERATING LIMITED PARTNERSHIP
     _____________________________
     _____________________________
     Attention:  _________________
     Telephone:  (___) ___________
     Telecopy:   (___) ___________

     Pursuant to Section 4.2 of that certain Common Stock and Preferred Stock Purchase Agreement (the "Agreement") dated as of ___________, 1997 by and among WELLSFORD REAL PROPERTIES, INC., a Maryland corporation (the "Company") and ERP OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership ("Purchaser"), this notice represents the Company's notice to Purchaser to cause Purchaser to purchase _________ shares of Preferred Stock pursuant to the Purchaser's Term Purchase Commitment on ______________, 199__ (the "Term Closing Date"). The aggregate purchase price of such Purchase shall be $______________.

     The Company hereby certifies as follows:

           (i) the representations and warranties as set forth in Article 3 (except to the extent that such statements expressly are made only as of an earlier date) of the Agreement are and shall be true and correct in all material respects on and as of the date hereof and the Term Closing Date specified herein; and

           (ii) the Company has and shall have performed, or shall have caused to be performed, in all material respects all agreements and satisfied all conditions set forth in Section 4.2 of the Agreement.

     Unless otherwise defined herein, terms used herein shall have the meanings in the Agreement.

Dated:  ______________, 199____

                                        WELLSFORD REAL PROPERTIES, INC.


                                        By:_____________________________
                                          Name:_________________________
                                          Title:________________________

                                   EXHIBIT C
                                   ---------

                                   EXHIBIT D
                                   ---------


     1. The Company is a corporation duly organized and existing and in good standing under the laws of the State of Maryland and has the corporate power to own its properties and to carry on its business as presently conducted by it.

     2. The Company has the requisite corporate power and authority to execute, deliver and perform the obligations set forth in the Agreement and the Registration Rights Agreement, each of which has been duly authorized by all necessary corporate action, and the execution and performance of which will not conflict with, or result in a breach of the Company's Articles of Incorporation or Bylaws or, to the best of our knowledge and belief without any duty of inquiry, any order, writ, injunction or decree of any court or governmental authority, or any of the material terms, conditions or provisions of any agreement or instrument to which the Company is a party or by which the Company is bound.

     3. The Agreement and the Registration Rights Agreement have been duly executed and delivered by a duly authorized officer of the Company and constitute the valid and binding obligations of the Company, enforceable in accordance with their respective terms. [BANKRUPTCY EXCEPTION]

     4. The Class A Common Stock issued to Purchaser on the date of this opinion pursuant to the terms of the Agreement shall be duly and validly issued, fully paid and nonassessable.

     5. The Preferred Stock issuable pursuant to the terms of the Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Agreement, shall be duly and validly issued, fully paid and nonassessable.

     6.  The Common Stock issuable upon conversion of the Class A Common
Stock and Preferred Stock and upon exercise of the Warrants has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Company's Articles of Incorporation and the Articles Supplementary, shall be duly and validly issued, fully paid and nonassessable.

                                   EXHIBIT E
                                   ---------

      To be completed upon filing of the Company's Registration Statement

                                   EXHIBIT F
                                   ---------

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------


     THIS REGISTRATION RIGHTS AGREEMENT is made as of the ____ day of ____________, 1997, by and among WELLSFORD REAL PROPERTIES, INC., a Maryland corporation (the "Company"), and ERP OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership, and its successors, assigns and transferees (herein referred to collectively as the "Holders" and individually as a "Holder").

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, on the date hereof, Holder and the Company have entered into that certain Common Stock and Preferred Stock Purchase Agreement (the "Stock Purchase Agreement");

     WHEREAS, pursuant to the terms of the Stock Purchase Agreement, Holder is obligated to purchase shares of Class A common stock, par value $.01 per share, of the Company ("Class A Common Stock") and Series A 8% Convertible Redeemable Preferred Stock of the Company (the "Preferred Stock");

     WHEREAS, pursuant to the Articles Supplementary classifying the Preferred Stock attached as Exhibit A to the Stock Purchase Agreement ("Articles Supplementary"), the Holder shall have the right to convert all or any of the outstanding shares of Preferred Stock into shares of common stock, par value $.01 per share, of the Company (the "Common Stock");

     WHEREAS, pursuant to the Articles of Incorporation of the Company, the Holder shall have the right to convert all or any of the outstanding shares of Class A Common Stock into shares of Common Stock; and

     WHEREAS, the Company has agreed to provide the Holders with certain registration rights as set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

     1.   Definitions.
          -----------

     As used in this Agreement, the following capitalized defined terms shall have the following meanings:

     "Company" shall have the meaning set forth in the preamble and shall also include the Company's successors.

     "Demand Notice" shall have the meaning set forth in Section 2 hereof.

     "Effective Date" shall mean the date of this Agreement.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     "Holder" or "Holders" shall have the meaning set forth in the preamble.

     "Person" shall mean an individual, partnership, corporation, trust, or unincorporated organization, or a government or agency or political subdivision thereof.

     "Prospectus" shall mean the prospectus included in a Registration Statement, and any such prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

     "Public Sale" shall mean a public sale or distribution of Registrable Securities, including a sale pursuant to Rule 144 (or any similar provision then in effect) under the Securities Act.

     "Registrable Securities" shall mean the Shares, excluding (i) Shares for which a Registration Statement relating to the sale thereof by the Holder shall have become effective under the Securities Act and which have been disposed of by the Holder under such Registration Statement, and (ii) Shares sold or otherwise distributed pursuant to Rule 144 under the Securities Act.

     "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with this Agreement, including, without limitation:
(i) all SEC or National Association of Securities Dealers, Inc. ("NASD") registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualification of any of the Registrable Securities and the preparation of a Blue Sky Memorandum) and compliance with the rules of the NASD, (iii) all expenses of any Persons engaged by the Company in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, certificates and other documents relating to the performance of and compliance with this Agreement,
(iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges pursuant to Section 4(a)(viii) hereof, (v) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters, if any, required by or incident to such performance and compliance, and (vi) the fees and disbursements of counsel representing a selling Holder. Registration Expenses shall specifically exclude underwriting discounts and commissions, and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a selling Holder, all of which shall be borne by such Holder in all cases.

     "Registration Notice" shall have the meaning set forth in Section 3 hereof.

     "Registration Statement" shall mean a registration statement of the Company and any other entity required to be a registrant with respect to such registration statement pursuant to the requirements of the Securities Act which covers the Registrable Securities requested by Holders to be covered by such registration statement, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

     "Requesting Holder" shall mean each Holder who requests to participate in an underwritten public offering of Company Common Stock.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

     "Shares" shall mean Preferred Stock issuable or issued, Common Stock issuable or issued upon conversion of all or any portion of the shares of Preferred Stock or Class A Common Stock and Common Stock issuable or issued upon the exercise of warrants issued pursuant to the Articles Supplementary.

     2.   Registration Under the Securities Act.
          -------------------------------------

          (a) Filing of Registration Statement. After one (1) year from the Effective Date hereof, as promptly as practicable after written notice (a "Demand Notice") from the Holder requesting that the Company effect the registration under the Securities Act of Registrable Securities having an aggregate fair market value of $5,000,000 during the period three (3) years from the Effective Date hereof ("Initial Period") or $7,500,000 at any time after the Initial Period, the Company shall cause to be filed promptly a Registration Statement or an amendment to a Registration Statement as determined by the Company providing for the resale by the Holder of Registrable Securities in accordance with the terms hereof and will use its best efforts to cause any such Registration Statement to be declared effective by the SEC as soon as reasonably practicable. Notwithstanding the foregoing, Holder shall only have the right to deliver one Demand Notice during any calendar year; provided, however, that during the period five (5) years from the Effective Date hereof Holder shall not deliver more than four (4) Demand Notices in the aggregate. Any such registration request by Holder shall include all Shares which may be included in such Registration Statement at such time. The Company agrees to use its best efforts to keep any such Registration Statement continuously effective under the Securities Act until such Shares covered thereby are no longer Registrable Securities and further agrees to supplement or amend the Registration Statement, if and as required by the rules, regulations or instructions applicable to the registration form used by the Company for such Registration Statement or by the Securities Act or by any other rules and regulations thereunder for such Registration Statement. The Company may elect to register all Shares at any time.

          (b) Expenses. The Company shall pay all Registration Expenses in connection with any Registration Statement filed pursuant to this Section 2.

          (c) Inclusion in Registration Statement. The Company may require each Holder of Registrable Securities to furnish to the Company in writing such information regarding the proposed offer or sale by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing. Any Holder who does not provide the information reasonably requested by the Company in connection with the Registration Statement as promptly as practicable after receipt of such request, but in no event later than ten (10) days thereafter, shall not be entitled to have its Registrable Securities included in the Registration Statement.

     3.   Incidental Registration.
          -----------------------

     If the Company proposes to register any shares of Common Stock for Public Sale pursuant to an underwritten offering under the Securities Act (whether proposed to be offered for sale by the Company or by any other Person) it will give prompt written notice (a "Registration Notice") to the Holders of its intention to do so. Upon the written request of any Holder (a "Requesting Holder") delivered to the Company within fifteen (15) Business Days after the receipt of a Registration Notice, which request shall specify the number of Registrable Securities intended to be disposed of by such Requesting Holder, the Company shall include the Shares specified in the request of such Requesting Holder in the registration statement; provided, however, the Registrable Securities requested by such Requesting Holder to be included in the Registration Statement shall have an aggregate fair market value of $5,000,000 during the Initial Period or $7,500,000 thereafter. The Company will not be required to effect any registration pursuant to this Section 3 if the Company shall have been advised in writing (with a copy to each Requesting

Holder) by a nationally recognized independent investment banking firm selected by the Company to act as lead underwriter in connection with the public offering of securities that, in such firm's opinion, a registration at that time of additional securities would materially and adversely affect the offering, in which case in the discretion of the Company, either:

          (i) the Registrable Securities of the Requesting Holders shall nevertheless be included in such Registration Statement subject to the condition that the Requesting Holders may not offer or sell their Registrable Securities included therein for a period of at least 90 days after the initial effective date of such Registration Statement, or

          (ii) if the Company should reasonably determine that the inclusion of such Registrable Securities, notwithstanding the provisions of the preceding clause (i), would materially adversely affect the offering contemplated in such Registration Statement, and based on such determination recommends inclusion in such Registration Statement of fewer or none of the Registrable Securities of the Requesting Holders, then (x) the number of Registrable Securities of the Requesting Holders included in such Registration Statement shall be reduced, if the Company recommends the inclusion of fewer Registrable Securities, or (y) none of the Registrable Securities of the Requesting Holders shall be included in such Registration Statement, if the Company recommends the inclusion of none of such Registrable Securities; provided, however, that if Registrable Securities are being offered for the account of other persons or entities as well as the Company, such reduction shall not represent a greater fraction of the number of securities intended to be offered by the Requesting Holders than the fraction of similar reductions imposed on such other persons or entities (other than the Company).

Notwithstanding the foregoing, Holder shall only have the right to deliver one Registration Notice during any calendar year; provided, however, that during the period five (5) years from the Effective Date hereof Holder shall not deliver more than four (4) Registration Notices in the aggregate.

     With respect to any proposed sale by the Holder of Registrable Securities pursuant to this Section 3 the Company shall pay all Registration Expenses.

     No registration of Registrable Securities effected under this Section 3 shall relieve the Company of its obligation to effect registrations of Registrable Securities pursuant to Section 2.

     The rights of the Holder under this Section 3 are solely incidental in nature, and nothing in this Section 3 shall prevent the Company from reversing a decision to file a Registration Statement pursuant to this Section 3 or from withdrawing any such Registration Statement before it has become effective.

     The incidental registration rights granted pursuant to this Section 3 shall not apply to (a) a registration relating to employee or director stock option, purchase or other employee benefit plans, (b) a registration related to a dividend reinvestment or share purchase plan or (c) a registration on Form S-4 or Form S-8.

     4.  Registration Procedures.
         -----------------------

          (a) Obligations of the Company. In connection with any Registration Statement pursuant to Sections 2 or 3 hereof, the Company shall:

               (i) cause the Registration Statement to be available for the sale of the Registrable Securities by Holders in one or more transactions, in negotiated transactions, through the writing of options on the Registrable Securities, or a combination of such methods of sale, and to comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and in the event the Company is listed on the Nasdaq National Market System ("NMS"), in one or more transactions on NMS or otherwise in special offerings, exchange distributions or secondary distribution pursuant to and in accordance with the rules of the NMS, in the over-the-counter market;

               (ii) (A) prepare and file with the SEC such amendments and post-effective amendments to any Registration Statement as may be necessary to keep each such Registration Statement effective for the applicable period; (B) cause the Prospectus included in each such Registration Statement to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 or any similar rule that may be adopted under the Securities Act;
                      (C) respond promptly to any comments received from the SEC with respect to each Registration Statement, or any amendment, post-effective amendment or supplement relating thereto; and (D) comply with the provisions of the Securities Act applicable to issuers registering securities under the circumstances provided herein with respect to the disposition of securities covered by each Registration Statement, except as otherwise provided in Section 3 hereof;

               (iii) furnish to each Holder of Registrable Securities, without charge, as many copies of each Prospectus, and any amendment or supplement thereto and such other documents as they may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities; the Company consents to the use of the Prospectus, by each such Holder of Registrable Securities, in connection with the offering and sale of the Registrable Securities covered by the Prospectus;

               (iv) notify promptly each Holder of Registrable Securities and confirm such advice in writing (A) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (B) if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (C) of the happening of any event during the period a Registration Statement is effective as a result of which such Registration Statement or the related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the Prospectus), not misleading;

               (v) use its best effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

               (vi) use its best efforts to register or qualify the Registrable Securities by the time the applicable Registration Statement is declared effective by the SEC under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement shall reasonably request in writing, keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Section 4(a)(vi), (B) subject itself to taxation in any such jurisdiction, or (C) submit to the general service of process in any such jurisdiction;

               (vii) upon the occurrence of any event contemplated by Section 4(a)(iv)(C) hereof, use its best efforts promptly to prepare and file a supplement or prepare, file and obtain effectiveness of a post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (viii) use its best efforts to cause all Registrable Securities to be listed on any securities exchange on which similar securities issued by the Company are then listed;

               (ix) provide a CUSIP number for all Registrable Securities, not later than the effective date of the Registration Statement or amendment thereto relating to such Registrable Securities;

               (x) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earning statement covering at least twelve
                      (12) months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

               (xi) use its best efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable Holders to consummate the disposition of such Registrable Securities.

          (b) Obligations of Holders. In connection with and as a condition to the Company's obligations with respect to a Registration Statement pursuant to Sections 2 and 3 hereof and this Section 4, each Holder agrees that (i) it will not offer or sell its Registrable Securities under the Registration Statement until it has received copies of the supplemental or amended Prospectus contemplated by Section 4(a)(ii) hereof and receives notice that any post-effective amendment has become effective; and (ii) upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(a)(iv)(C) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder receives copies of the supplemented or amended Prospectus contemplated by
Section 4(a)(vii) hereof and receives notice that any post-effective amendment has become effective, and, if so directed by the Company, such Holder will deliver to the Company (at the expense of the Company) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

          Each Holder will furnish to the Company all information relating to the Holder required by the Securities Act to be included in the Registration Statement.

          The Company may require, as a condition to fulfilling its obligations to register the Registrable Securities under Sections 2 or 3 hereof, that the Holders execute reasonable and customary indemnification agreements for the benefit of the underwriters of the registration; provided, however, that the Holders may not be required to indemnify the Company's underwriters except with respect to information relating to the Holders furnished by the Holders for use in such Registration Statement.

          (c) Lockup. In the event the Company proposes to effect the distribution of its securities through an underwritten public offering, each Holder who then beneficially owns in excess of 100,000 shares agrees for a period of time, beginning seven (7) days prior to the pricing of such offering and ending thirty (30) days after such pricing that such Holder will forthwith cease any sale or other disposition of any of the Registrable Securities during such period of time, if requested in writing by the Company or representatives of the underwriters for any such underwritten public offering; provided, however, that Holders shall not be subject to more than one Lockup Period during any twelve (12) month period.

          (d) Postponement. The Company shall be entitled to postpone for a reasonable period of time (but not in excess of 60 days) the filing of any Registration Statement otherwise required to be prepared and filed by it pursuant to Section 2 hereof, if the Board of Directors of the Company determines, in its reasonable judgment, that such registration and offering would materially interfere with any proposed financing, acquisition, corporate reorganization or other material transaction involving the Company, and the Company gives the Holders written notice of such determination within fourteen
(14) days of its receipt of a Demand Notice.

     5.   Indemnification; Contribution.
          -----------------------------

          (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder, each officer and director of such Holder, and each Person, if any, who controls any Holder within the meaning of Section 15 of the Securities Act as follows:

               (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

               (iii) against any and all expense whatsoever, as incurred
                     (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that the indemnity provided pursuant to this Section 5(a) does not apply to any Holder with respect to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

          (b) Indemnification by the Holders. Each Holder severally agrees to indemnify and hold harmless the Company and the other selling Holders, and each of their respective directors and officers (including each director and officer of the Company who signed the Registration Statement), and each Person, if any, who controls the Company or any other selling Holder within the meaning of
Section 15 of the Securities Act, to the same extent as the indemnity contained in Section 5(a) hereof (except that any settlement described in Section 5(a)(ii) shall be effected only with the written consent of such Holder), but only insofar as such loss, liability, claim, damage or expense arises out of or is based upon (i) any untrue statement or omission, or alleged untrue statements or omissions, made in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such selling Holder expressly for use in such Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto), or (ii) such Holder's failure to deliver a Prospectus to any purchaser of Registrable Securities where such a delivery obligation was applicable to such Holder's sale of Registrable Securities and such Holder had been provided with a reasonable number of copies of such Prospectus for the relevant deliveries thereof. In no event shall the liability of any Holder under this Section 5(b) be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

          (c) Conduct of Indemnification Proceedings. Each indemnified party shall give reasonably prompt notice to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party (i) shall not relieve it from any liability which it may have under the indemnity agreement provided in Section 5(a) or (b) above, unless and to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party results in the forfeiture by the indemnifying party of substantial rights and defenses and
(ii) shall not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided under Section 5(a) or (b) above. If the indemnifying party so elects within a reasonable time after receipt of such notice, the indemnifying party may assume the defense of such action or proceeding at such indemnifying party's own expense with counsel chosen by the indemnifying party and approved by the indemnified parties defendant in such action or proceeding, which approval shall not be unreasonably withheld; provided, however, that, if such indemnified party or parties reasonably determine that a conflict of interest exists where it is advisable for such indemnified party or parties to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to them which are different from or in addition to those available to the indemnifying party, then the indemnifying party shall not be entitled to assume such defense and the indemnified party or parties shall be entitled to one separate counsel at the indemnifying party's expense. If an indemnifying party is not entitled to assume the defense of such action or proceeding as a result of the proviso to the preceding sentence, such indemnifying party's counsel shall be entitled to conduct the defense of such indemnified party or parties, it being understood that both such counsel will cooperate with each other to conduct the defense of such action or proceeding as efficiently as possible. If an indemnifying party is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party or parties will pay the reasonable fees and expenses of counsel for the indemnified party or parties. In such event, however, no indemnifying party will be liable for any settlement effected without the written consent of such indemnifying party. If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, such indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action or proceeding. The indemnification obligations provided pursuant to Sections 5(a) and (b) hereof survive, with respect to a Holder, the transfer of Registrable Securities by such Holder, and with respect to a Holder or the Company, shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party.

          (d)  Contribution.

               (i) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 5 is for any reason held to be unenforceable although applicable in accordance with its terms, the Company and the selling Holders shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and the selling Holders, in such proportion as is appropriate to reflect the relative fault of and benefits to the Company on the one hand and the selling Holders on the other (in such proportions that the selling Holders are severally, not jointly, responsible for the balance), in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits to the indemnifying party and indemnified parties shall be determined by reference to, among other things, the total proceeds received by the indemnified party and indemnified parties in connection with the offering to which such losses, claims, damages, liabilities or expenses relate. The relative fault of the indemnifying party and indemnified parties shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or the indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.

               (ii) The Company and the Holders agree that it would not be just or equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this
                     Section 5(d), no selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such selling Holder were offered to the public exceeds the amount of any damages which such selling Holder would otherwise have been required to pay by reason of such untrue statement or omission.

               (iii) Notwithstanding the foregoing, no Person guilty of
                     fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5(d), each Person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act and directors and officers of a Holder shall have the same rights to contribution as such Holder, and each director of the Company, each officer of the Company who signed the Registration Statement and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

               (iv) The contribution provided for in this Section 5(d) shall survive, with respect to a Holder, the transfer of Registrable Securities by such Holder, and with respect to a Holder or the Company, shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party.

     6.   Rule 144 Sales.
          --------------

          (a) Reports. The Company covenants that it will file the reports required to be filed by the Company under the Securities Act and the Securities Exchange Act of 1934, as amended, and will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required to enable such Holder to sell Registrable Securities pursuant to Rule 144 under the Securities Act.

          (b) Certificates. In connection with any sale, transfer or other disposition by any Holder of any Registrable Securities pursuant to Rule 144 under the Securities Act, the Company shall cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any Securities Act legend, and enable certificates for such Registrable Securities to be for such number of shares and registered in such names as the selling Holders may reasonably request at least two (2) business days prior to any sale of Registrable Securities.

          (c) Opinion That Shares Not Required to be Registered. The Company shall not be required to fulfill any registration obligations under this Agreement if the Company provides the Holder who desires to sell Registrable Securities with an opinion, satisfactory to Holder in its reasonable discretion, of counsel, satisfactory to Holder in its reasonable discretion, stating that
(i) the Holder is free to sell the Registrable Securities that they desired to register in the manner proposed by such Holder (including but, not limited to, an underwritten offering), without registering such Registrable Securities, or
(ii) such Registrable Securities can be sold under Rule 144 of the Securities Act or otherwise without registration in the open market in compliance with the Securities Act.

     7.   Miscellaneous.
          -------------

          (a) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company and the Holders of a majority in amount of the outstanding Registrable Securities; provided, however, that no amendment, modification or supplement or waiver or consent to the departure with respect to the provisions of Sections 2, 3, 4, 5, 6 or 7 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder of Registrable Securities, as the case may be. Notice of any amendment, modification or supplement to this Agreement adopted in accordance with this Section 7(a) shall be provided by the Company to each Holder of Registrable Securities at least fifteen (15) days prior to the effective date of such amendment, modification or supplement.

          (b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery,
(i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this
Section 7(b), which address initially is, with respect to each Holder, the address set forth next to such Holder's name on the books and records of the Company, or (ii) if to the Company, at:

Wellsford Real Properties, Inc., 610 Fifth Avenue, 7th Floor, New York, New York 10020, Attention: President, Fax No. (212) 333-2323.

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three (3) business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; or at the time delivered if delivered by an air courier guaranteeing overnight delivery.

          (c) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the Company and the Holder, including without limitation and without the need for an express assignment, subsequent Holders. If any successor, assignee or transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities, as the case may be, shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be entitled to receive the benefits hereof and shall be conclusively deemed to have agreed to be bound by all of the terms and provisions hereof.

          (d) Headings. The headings in this Agreement are for the convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (e) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PROVISIONS THEREOF.

          (f) Specific Performance. The Company and the Holders hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.

          (g) Entire Agreement. This Agreement is intended by the Company and the Holder as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Company and the Holder in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings of the Company and the Holder with respect to such subject matter.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                    WELLSFORD REAL PROPERTIES, INC.


                                    By:_____________________________
                                    Name:___________________________
                                    Title:__________________________


                                    ERP OPERATING LIMITED PARTNERSHIP


                                    By:_____________________________
                                    Name:___________________________
                                    Title:__________________________

                                   EXHIBIT G


A.  Certain Definitions.
    -------------------

     "Affiliate" shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

     "Beneficial Ownership" shall mean ownership of stock by a REIT who would be treated as an owner of such shares of stock under Section 856(c)(5) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have correlative meanings.

     "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Common Stock" shall mean the common stock, $.01 par value per share, of the Corporation.

     "Class A Common Stock" shall mean the Class A common stock, $.01 par value per share, of the Corporation.

     "Closing Date" shall mean ____________.

     "Control" including the terms "Controlling", "Controlled by" and "under common Control with", shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Corporation" shall mean Wellsford Real Properties, Inc.

     "Liquidation Value," when used in connection with Series A 8% Convertible Redeemable Preferred Stock, shall mean $25.00 per share.

     "Person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, or government, or any agency or political subdivision thereof.

     "Preferred Stock" shall mean all shares of capital stock having a preference in any manner to the Common Stock or Class A Common Stock.

     "REIT" shall mean a Real Estate Investment Trust under Section 856 of the Code.

     "REIT Ownership Limit" shall initially mean nine and nine-tenths percent (9.9%) of the value of the outstanding Voting Stock of the Corporation.

    "Responsible Officer" of any corporation shall mean any executive officer of such corporation, and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of these Articles.

     "Transfer" shall mean any sale, transfer, redemption, gift, hypothecation, pledge, assignment, devise or other disposition of Voting Stock, whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise.

     "Triggering Event" shall mean any event undertaken or caused by the Corporation, which would result in ERP Operating Limited Partnership ("ERP Operating Partnership"), Equity Residential Properties Trust or any Affiliate of either of them collectively to Beneficially Own shares of the outstanding Class A Common Stock in excess of the REIT Ownership Limit.

     "Voting Stock" shall mean the Class A Common Stock and any other outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

B.   Terms.
     -----

     (1) Rights. The holders of Class A Common Stock shall have all rights, including, but not limited to, voting, dividend, distribution, liquidation and other rights of holders of shares of Common Stock; provided, however, holders of Class A Common Stock shall have such additional rights as provided herein.

     (2) Voting Rights. The holders of the Class A Common Stock, as a class, shall be entitled to elect one (1) member (the "Class A Director") of the Board of Directors of the Corporation so long as (i) ERP Operating Partnership is obligated to purchase Preferred Stock pursuant to that certain Common Stock and Preferred Stock Purchase Agreement dated as of _____________, 1997 between ERP Operating Partnership and the Corporation; (ii) ERP Operating Partnership has obligations pursuant to that certain Agreement Regarding Palomino Park dated as of __________, 1997 between ERP Operating Partnership and the Corporation; (iii) ERP Operating Partnership has obligations pursuant to that certain Credit Enhancement Agreement dated as of ____________, 1997 between ERP Operating Partnership and the Corporation; or (iv) the aggregate Liquidation Value of the shares of Series A 8% Convertible Redeemable Preferred Stock of the Corporation owned by ERP Operating Partnership is greater than $10,000,000; provided, however, in no event shall the period during which the holders of the Class A Common Stock are entitled to elect the Class A Director be less than two (2) years from the Closing Date. The Class A Director may be removed without cause, only by the affirmative vote of a majority of the Class A Common Stock electing such director and with "cause" (as defined herein) only by the vote of 75% of the Directors (including the Class A Director) then in office. For purposes of these Articles, "cause" shall mean (i) the conviction of the Class A Director of any felony involving moral turpitude, fraud or misrepresentation or (ii) a material fraud by the Class A Director or a material breach of fiduciary duty by the Class A Director in the performance of his duties as a director of the Corporation.

     (3)  Optional Conversion.
          -------------------

          (a) Holders of Class A Common Stock shall have the right, exercisable at any time and from time to time to convert all or any of such Class A Common Stock into Common Stock at a conversion rate of one share of Common Stock for each share of Class A Common Stock so converted, subject to adjustment (the "Conversion Rate"). Upon conversion, no adjustment or payment will be made for distributions, but if any holder surrenders Class A Common Stock for conversion after the close of business on the record date for the payment of a dividend or distribution and prior to the opening of business on the related payment date of such dividend or distribution then, notwithstanding such conversion, the dividend or distribution payable on such payment date will be paid to the registered holder of such shares on such record date.

          (b) Any holder of one or more shares of Class A Common Stock electing to convert such share or shares shall deliver the certificate or certificates therefor to the principal office of any transfer agent for the Common Stock, with the form of notice of election to convert as the Corporation shall prescribe fully completed and duly executed and (if so required by the Corporation or any conversion agent) accompanied by instruments of transfer in form satisfactory to the Corporation and to any conversion agent, duly executed by the registered holder or his duly authorized attorney, and transfer taxes, stamps or funds therefor or evidence of payment thereof. The conversion right with respect to any such shares shall be deemed to have been exercised at the date upon which the certificates therefor accompanied by such duly executed notice of election and instruments of transfer and such taxes, stamps, funds or evidence of payment shall have been so delivered, and the person or persons entitled to receive the shares of the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of the Common Stock upon said date.

          (c) If a holder converts shares of Class A Common Stock, the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issuance of shares of Common Stock upon the conversion. The holder, however, shall pay to the Corporation the amount of any tax which is due (or shall establish to the satisfaction of the Corporation payment thereof) if the shares are to be issued in a name other than the name of such holder and shall pay to the Corporation any amount required by the last sentence of subparagraph (3)(a) hereof.

          (d) The Corporation shall reserve and shall at all times have reserved out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the then outstanding Class A Common Stock. All Common Stock which may be issued upon conversion of Class A Common Stock shall be validly issued, fully paid and nonassessable, and not subject to preemptive or other similar rights. In order that the Corporation may issue Common Stock upon conversion of Class A Common Stock, the Corporation will endeavor to comply with all applicable federal and state securities laws and will endeavor to list such Common Stock to be issued upon conversion on each securities exchange on which the Common Stock is listed.

          (e) The Conversion Rate in effect at any time shall be subject to adjustment from time to time as follows:

               (i) In case the Corporation shall (1) reclassify the outstanding Common Stock into shares of some other class or series of shares, (2) subdivide the outstanding Common Stock into a greater number of shares of Common Stock or (3) combine the outstanding Common Stock into a smaller number of shares of Common Stock, the conversion rate immediately prior to such action shall be adjusted so that the holder of any shares of Class A Common Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which he would have owned immediately following such action had such Class A Common Stock been converted immediately prior thereto. An adjustment made pursuant to this subparagraph (3)(e)(i) shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

               (ii) The Market Price per share of the Common Stock on any date shall be deemed to be the average of the daily closing prices for thirty consecutive trading days commencing forty-five (45) trading days before the date in question. The closing price for each day shall be the last reported sales price or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange, or if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the closing sale price of the Common Stock or, in case no reported sale takes place, the average of the closing bid and asked prices, on Nasdaq or any comparable system, or if the Common Stock is not quoted on Nasdaq or any comparable system, the closing sale price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose.

               (iii) In any case in which this subparagraph (3) shall require that an adjustment be made immediately following a record date, the Corporation may elect to defer (but only until five Business Days following the mailing of the notice described in subparagraph
          (3)(j)) issuing to the holder of any Class A Common Stock converted after such record date the Common Stock and other shares of capital stock of the Corporation issuable upon such conversion over and above the Common Stock and other shares of capital stock of the Corporation issuable upon such conversion only on the basis of the conversion rate prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Corporation shall issue or cause its transfer agents to issue appropriate evidence of the right to receive such shares.

          (f) No adjustment in the Conversion Rate shall be required until cumulative adjustments result in a change of 1% or more of the conversion price as in effect prior to the last adjustment of the Conversion Rate; provided, however, that any adjustment which by reason of this subparagraph
     (3)(f) is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this subparagraph (3) shall be made to the nearest cent ($.01) or the nearest one-hundredth (1/100) of a share, as the case may be.

          (g) In the event that, as a result of an adjustment made pursuant to subparagraph (3)(e), the holder of any Class A Common Stock thereafter surrendered for conversion shall become entitled to receive any shares of capital stock of the Corporation other than Common Stock, thereafter the number of such other shares so receivable upon conversion of any Class A Common Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this subparagraph (3).

          (h) The Corporation may make such increases in the Conversion Rate, in addition to those required by subparagraphs (3)(e), as is considered to be advisable in order that any event treated for federal income tax purposes as a distribution of shares or share rights shall not be taxable to the recipients thereof.

          (i) Whenever the Conversion Rate is adjusted, the Corporation shall promptly mail to all holders of record of Class A Common Stock a notice of the adjustment and shall cause to be prepared a certificate signed by a principal financial officer of the Corporation setting forth the adjusted Conversion Rate and a brief statement of the facts requiring such adjustment and the computation thereof; such certificate shall forthwith be filed with each transfer agent for the Class A Common Stock.

          (j)  In the event that:

               (i) the Corporation takes any action which would require an adjustment in the Conversion Rate, or

               (ii) the Corporation consolidates or merges with, or transfers all or substantially all of its assets to, another corporation and shareholders of the Corporation must approve the transaction, a holder of Class A Common Stock may wish to convert some or all of such shares into Common Stock prior to the record date for, or the effective date of, the transaction so that he may receive the rights, warrants, securities or assets which a holder of Common Stock on that date may receive. Therefore, the Corporation shall mail to holders of Class A Common Stock a notice stating the proposed record or effective date of the transaction, as the case may be. The Corporation shall mail the notice at least 10 days before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clauses (i) or (ii) of this subparagraph (3)(j).

          (k) If any of the following shall occur, namely: (i) any reclassification or change of outstanding Common Stock issuable upon conversion of Class A Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger to which the Corporation is a party other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding Common Stock or (iii) any sale, transfer or lease of all or substantially all of the property or business of the Corporation as an entirety, then the Corporation, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale, transfer or lease, provide in its charter document that each share of Class A Common Stock shall be convertible into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale, transfer or lease by a holder of the number of shares of Common Stock deliverable upon conversion of such shares of Class A Common Stock immediately prior to such reclassification, change, consolidation, merger, sale, transfer or lease. Such charter document shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this subparagraph (3). If, in the case of any such reclassification, change, consolidation, merger, sale, transfer or lease, the shares of stock or other securities and property (including cash) receivable thereupon by a holder of the Common Stock includes shares of stock or beneficial interest or other securities and property of a corporation or other entity other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, sale, transfer or lease, then the charter document of such other corporation shall contain such additional provisions to protect the interests of the holders of Class A Common Stock as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this subparagraph (3)(k) shall similarly apply to successive consolidations, mergers, sales, transfers or leases.

          No holder of Class A Common Stock will possess any preemptive rights to subscribe for or acquire any unissued shares of the Corporation

     (whether now or hereafter authorized) or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares of the Corporation.

     (4) Automatic Conversion. Any outstanding shares of Class A Common Stock shall automatically convert, at the Conversion Rate, into shares of Common Stock upon the Transfer of such shares of Class A Common Stock to any Person other than an Affiliate of Equity Residential Properties Trust or ERP Operating Partnership. Such automatic conversion shall be deemed to have occurred on the date of such Transfer.

     (5) Purchase of Shares of Voting Stock in Excess of REIT Ownership Limit. If, notwithstanding the other provisions contained in these Articles, a Triggering Event shall occur, then the Corporation shall (i) immediately deliver written notice of such Triggering Event to each of Equity Residential Properties Trust and ERP Operating Partnership and (ii) purchase such shares of Class A Common Stock in excess of the REIT Ownership Limit at a price per share equal to the Market Price per share of the Common Stock no later than 25 days following the date of the Triggering Event which resulted in the REIT Beneficially Owning Class A Common Stock in excess of the REIT Ownership Limit.

                                                                       EXHIBIT D

================================================================================






                       Agreement Regarding Palomino Park

                                    between


                       ERP OPERATING LIMITED PARTNERSHIP


                                      and


                        WELLSFORD REAL PROPERTIES, INC.



                         Dated as of         ___, 1997





================================================================================

                       AGREEMENT REGARDING PALOMINO PARK
                       ---------------------------------


     THIS AGREEMENT REGARDING PALOMINO PARK (this "Agreement") is made and entered into as of __________, 1997 by and between ERP OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership ("ERP Operating Partnership"), and WELLSFORD REAL PROPERTIES, a Maryland corporation ("Newco").

     A. Newco has been formed as a wholly-owned subsidiary of Wellsford Residential Property Trust, a Maryland real estate investment trust ("Wellsford Parent"), pursuant to the Contribution Agreement ("Contribution Agreement") referred to in that certain Agreement and Plan of Merger dated as of _________, 1997 (the "Merger Agreement") by and between Equity Residential Properties Trust, a Maryland real estate investment trust that is the general partner of ERP Operating Partnership ("EQR") and Wellsford Parent. Pursuant to the Merger Agreement, Wellsford Parent has contributed to Newco, among other things, one hundred percent (100%) of the issued and outstanding Class A Common Stock (the "Class A Stock") of Wellsford Park Highlands Corp., a Colorado corporation ("WPHC"). Wellsford Parent retained one hundred percent (100%) of the issued and outstanding Class B Common Stock of WPHC (the "Class B Stock"). Following the merger of Wellsford Parent and EQR in accordance with the Merger Agreement, the Class B Stock continued to be held by the Surviving Trust (as defined in the Merger Agreement). Pursuant to that certain Contribution Agreement dated as of ________________, 1997 by and between the Surviving Trust and ERP Operating Partnership, the Surviving Trust has contributed the Class B Stock to ERP Operating Partnership.

     B. Reference is hereby made to a certain Second Amended and Restated Vacant Land Purchase and Sale Agreement (the "Original Land Contract"), made and entered into as of March 23, 1995 by and between Mission Viejo Company, a California corporation ("Mission"), and The Feld Company, a Colorado corporation ("Feld Company"), relative to the purchase and sale of certain property (the "Overall Property") containing approximately 181.803 acres located in Douglas County, Colorado and legally described as Lots 1, 2, 3, 4 and 5, Highlands Ranch Filing 126-A. Feld Company assigned its rights with respect to the Original Land Contract to WPHC pursuant to a certain Assignment and Assumption-Purchase Agreement dated as of May 2, 1995, by and between Feld Company and WPHC. The Original Land Contract has been amended pursuant to a certain First Amendment to Second Amended and Restated Vacant Land Purchase and Sale Agreement, made and entered into as of May 1, 1996, by and between Mission and WPHC. The Original Land Contract, as so amended, is referred to herein as the "Land Contract."

     C. It is presently contemplated that the Overall Property will be developed in five phases (each, a "Phase") together as an integrated project (the "Project") consisting of a 1,880-unit gated apartment community constructed around a centrally located 30-acre park (the "Park"), roads and a centrally located clubhouse, swimming pool and health club (the "Recreation Center"). The anticipated number of apartment units in each Phase is as follows: Phase I - 456 units; Phase II - 316 units; Phase III - 304 units; Phase IV - 316 units; and Phase V - 452 units.

     D. Park at Highlands LLC, a Colorado limited liability company ("Park at Highlands"), has been formed and continued as a limited liability company under the laws of the State of Colorado pursuant to a certain Operating Agreement of Park at Highlands LLC dated as of April 27, 1995 by and between WPHC and Al Feld, an individual ("Al Feld"), as amended by First Amendment to Operating Agreement of Park at Highlands LLC dated as of December 29, 1995 by and between WPHC and Al Feld (collectively, the "Park at Highlands Operating Agreement").

     E. Pursuant to a certain Assignment and Assumption Agreement-Phase I dated as of May 2, 1995, by and between WPHC and Park at Highlands, WPHC assigned to Park at Highlands, and Park at Highlands assumed, all of WPHC's rights to acquire certain land known as Lot 1 ("Lot 1"), Highlands Ranch Filing 126-A. Park at Highlands subsequently acquired Lot 1 and Park at Highlands is constructing on a portion of Lot 1, known as Lot 1A, Highlands Park Filing No. 126-A, First Amendment ("Lot 1A"), a certain multi-family rental apartment complex, consisting of approximately 456 apartment units with related facilities ("Phase I") (also known as Blue Ridge).

     F. After acquiring Lot 1 from Mission, Park at Highlands transferred certain property known as Lot 1B, Highlands Ranch Filing No. 126-A, First Amendment ("Lot 1B") to WPHC. WPHC has constructed the Recreation Center on Lot 1B. In addition, Park at Highlands transferred to Palomino Park Public Improvements Corporation, a Colorado nonprofit corporation ("PPPIC"), legal title to certain property known as Tracts A and B, Highlands Ranch Filing No. 126-A, First Amendment, on which land PPPIC has developed or is expected to develop the Park, roads and certain infrastructure improvements.

     G. Park at Highlands and WPHC have entered into a certain Rec Center Use Agreement dated as of December 29, 1995, as amended, relating to the development, operation and use of the Recreation Center constructed or to be constructed by WPHC on Lot 1B.

     H. Red Canyon at Palomino Park LLC, a Colorado limited liability company ("Red Canyon"), has been formed and continued as a limited liability company under the laws of the State of Colorado pursuant to a certain Operating Agreement of Red Canyon at Palomino Park LLC, dated as of ______, 1996 by and between WPHC and Al Feld (the "Red Canyon Operating Agreement"). The Red Canyon Operating Agreement and the Park at Highlands Operating Agreement are sometimes referred to herein collectively as the "Operating Agreements."

     I. Pursuant to a certain Assignment and Assumption Agreement-Parcel 2, made and entered into as of May 1, 1996, by and between WPHC and Red Canyon, WPHC assigned to Red Canyon and Red Canyon assumed, all of WPHC's rights to acquire certain land known as Lot 2A, Highlands Ranch Filing No. 126-A, Douglas County, Colorado ("Lot 2A"). Red Canyon subsequently acquired Lot 2A and Red Canyon anticipates constructing on Lot 2A a certain multi-family rental apartment complex, consisting of approximately 304 apartment units with related facilities ("Phase II").

     J. Red Canyon and WPHC have entered into a certain Rec Center Use Agreement dated as of May 2, 1996, relating to the development, operation and use of the Recreation Center constructed or to be constructed by WPHC on Lot 1B.

     K. The portions of the Overall Property other than Lots 1A, 1B, and 2A and Tracts A and B are sometimes referred to herein collectively as the "Remaining Overall Property".

     L. Palomino Park Public Improvements Corporation, a Colorado nonprofit corporation ("PPPIC"), has issued $14,750,000 in bonds to finance the construction of the roads and the Park and, in connection therewith, has been empowered to impose certain revenue assessment liens against the Phases owned by WPHC or a permitted assignee of WPHC to finance the payments due under the bonds.

     M. ERP Operating Partnership and Newco are entering into this Agreement pursuant to the Merger Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:


                                   ARTICLE 1
                                   ---------

                           COVENANTS RELATING TO WPHC
                           --------------------------

     ERP Operating Partnership and Newco, as the legal and beneficial owners of all of the issued and outstanding capital stock of WPHC, agree to, and Newco agrees to cause WPHC to (i) enter into a Shareholders' Agreement, which shall be prepared by counsel to ERP Operating Partnership and shall be in form and substance satisfactory to ERP Operating Partnership in the exercise of ERP Operating Partnership's commercially reasonable judgment, which agreement shall incorporate the following terms, and (ii) amend the Articles of Incorporation of WPHC, to the extent permitted by Colorado law, which amendment shall be prepared by counsel to ERP Operating Partnership and shall be in form and substance satisfactory to Newco and ERP

Operating Partnership in the exercise of ERP Operating Partnership's commercially reasonable judgment, which amendment shall incorporate the following terms:

     1.1 ERP Operating Partnership shall have no obligation to contribute funds or capital to WPHC, Red Canyon, Park at Highlands or any future Palomino Park LLC (as hereinafter defined in Section 1.13) by virtue of its ownership of the Class B Stock. Nothing in the preceding sentence or elsewhere in this Agreement shall vitiate the obligation of ERP Operating Partnership to make any payments to third parties pursuant to agreements entered into by ERP Operating Partnership with respect to Phase I, Phase II and any Future Palomino Park Phases including, without limitation, the Tri-Party Agreement and the Credit Enhancement Agreement.

     1.2 With respect to each Phase, to the extent that said amount is required to be contributed by WPHC to Park at Highlands or Red Canyon, Newco shall be required to contribute to the capital of WPHC (each such contribution being referred to herein as a "Phase Contribution") an amount not to exceed the amount (the "Phase Contribution Limit") budgeted to be contributed by WPHC to the Palomino Park LLC developing such Phase in accordance with the terms of the Operating Agreement for such Palomino Park LLC, pursuant to the budget in effect for such Phase as of (a) the date hereof (in the case of Park at Highlands), or
(b) the date of the Merger Agreement (in the case of Red Canyon); said budget of Red Canyon shall be subject to ERP Operating Partnership's review and approval prior to the applicable dates set forth in the preceding clause (b) of this
Section 1.2 Under no circumstances shall Newco be entitled to receive additional shares of the capital stock of WPHC solely by virtue of its contribution of the relevant Phase Contribution to the respective Phase of the Project.

     1.3 WPHC shall not issue any additional capital stock except pursuant to the anti-dilution provisions of Section 1.4 hereof. WPHC shall not issue any additional capital stock for the purpose of raising the funds for any Phase Contribution required to be made by Newco pursuant to Section 1.2 hereof.

     1.4 (a) Subject to subparagraph (b) following, in the event any additional shares of stock of WPHC are to be issued by WPHC, ERP Operating Partnership, if a shareholder at the time of such issuance, shall have the right to purchase a sufficient number of newly issued shares of stock of WPHC at the then-established purchase price and terms to enable it to retain its then-current percentage of ownership interest in WPHC.

          (b) Notwithstanding the preceding subparagraph (a), ERP Operating Partnership shall not have the preemptive right described above in connection with the issuance by WPHC of additional shares of WPHC stock to a party other than Newco or an Affiliate (as hereinafter defined) of Newco. The right of WPHC to raise capital through the sale of additional WPHC stock to non-Affiliates of Newco shall in no way detract from or otherwise affect Newco's obligations under
Section 1.2 to contribute capital to WPHC up to the Phase Contribution Limit.

     1.5 If ERP Operating Partnership or Newco (the "Selling Shareholder") shall receive an offer from a bona fide prospective purchaser (the "Offer") to purchase all (but not less than all, with respect to ERP Operating Partnership) or any part or all (with respect to Newco) of its shares of the capital stock of WPHC and the Selling Shareholder desires to sell such shares in accordance with such Offer, the Selling Shareholder shall first offer in writing (a "Notice of Proposed Sale") to sell such shares owned by it to the other party (the "Non-Selling Shareholder"). Any such sale to the Non-Selling Shareholder shall be on the same terms and conditions as the Offer, which terms and conditions shall be specified in the Notice of Proposed Sale; provided, however, that (i) if ERP Operating Partnership exercises its right of first refusal to purchase all of the capital stock of WPHC owned by Newco in connection with an Offer made to Newco with respect to which Newco had exercised a Drag Along Right (as hereinafter defined) (a "Drag Along Transaction"), then the per share price to ERP Operating Partnership for each share of WPHC stock owned by Newco shall be equal to the per share price which would have been paid in connection with the Drag Along Transaction had all shares subject to sale in the Drag Along Transaction been sold pursuant to the terms of the Drag Along Transaction offer, and (ii) any Notice of Proposed Sale to ERP Operating Partnership relating to an offer by Newco to sell its shares of Class A Stock shall include a provision obligating Newco to first convert such Class A Stock to Class B Stock if deemed necessary by ERP Operating Partnership. If the Non-Selling Shareholder has not provided the Selling Shareholder with written notice of its intention to purchase all of such shares in accordance with the terms of the Notice of Proposed Sale within thirty (30) days of the Non-Selling Shareholder's receipt of the Notice of Proposed Sale, then, subject to Sections 1.5 and 1.6 hereof, the Selling Shareholder shall have the right to sell its shares to such bona fide prospective purchaser in accordance with the terms of the Offer; provided, however, that in connection with any such sale by ERP Operating Partnership of its Class B Stock, WPHC shall agree to convert such Class B Stock into Class A Stock if deemed necessary by ERP Operating Partnership. If the Selling Shareholder fails to consummate such sale within one hundred fifty (150) days following the Non-Selling Shareholder's rejection of the offer in the Notice of Proposed Sale, then the Selling Shareholder's shares shall again be subject to all the restrictions of this section. Notwithstanding the foregoing, Newco shall not have the right to sell or transfer all or any of its shares of capital stock of WPHC during the period of time (the "Lock-Up Period") in which ERP Operating Partnership shall retain any actual or contingent liability under any or all of the Tri-Party Agreements described in Section 3.1 hereof. At no time shall ERP Operating Partnership have the right to sell less than all of its shares of the capital stock of WPHC, except with respect to a Tag Along Transaction under
Section 1.6.

     1.6 If (after the expiration of the Lock-Up Period) Newco shall desire to sell or transfer to a bona fide prospective purchaser any part or all of its shares of the capital stock of WPHC and provides ERP Operating Partnership with a right of first refusal in accordance with Section 1.5 hereof which ERP Operating Partnership rejects in accordance therewith, then Newco shall provide ERP Operating Partnership with written notice of the pending sale (a "Tag Along Notice"). ERP Operating Partnership may elect to participate in such transaction (a "Tag Along

Transaction") as an additional selling or transferring party by delivering a written notice thereof (a "Tag Along Election Notice") to Newco within thirty
(30) days after delivery of such Tag Along Notice. A Tag Along Election Notice shall specify the number of shares which ERP Operating Partnership wishes to sell or transfer in such transaction, which number shall be less than or equal to (i) the aggregate number of shares of the capital stock of WPHC which Newco proposed to sell or transfer in such transaction (i.e., all of Newco's shares of the capital stock of WPHC), multiplied by (ii) a fraction, the numerator of which is the number of shares of WPHC capital stock owned by ERP Operating Partnership, and the denominator of which is the aggregate number of shares of the capital stock of WPHC owned by ERP Operating Partnership and Newco. If ERP Operating Partnership shall elect to sell or transfer shares in such transaction, the aggregate number of shares of the capital stock of Newco to be sold or transferred by Newco shall be reduced, so that the aggregate number of shares of the capital stock of WPHC to be sold or transferred to such third party by ERP Operating Partnership and Newco shall remain equal to the aggregate number of shares of the capital stock of WPHC which Newco originally proposed to sell or transfer in such transaction. Except as specifically provided below, participation by ERP Operating Partnership in the offering of shares pursuant to this Section 1.6 shall be at a price per share equal to the price being offered to Newco and on terms identical to those terms being offered to Newco. In the event that neither ERP Operating Partnership nor Newco has exercised its put/call rights under Section 1.8 hereof on or before the closing of any Tag Along Transaction, then fifty percent (50%) of the shares of WPHC stock to be sold by ERP Operating Partnership in connection with the Tag Along Transaction shall be deemed to be Put/Call Stock (the "P/C Tag Along Stock"). The per share purchase price for such P/C Tag Along Stock shall be equal to the greater of (a) the Put Price (as hereinafter defined) which would be applicable as of the date of the closing of the Tag Along Transaction divided by the total number of shares of Put/Call Stock as of such date, or (b) the per share purchase price being offered to Newco for the sale of its WPHC shares in connection with the Tag Along Transaction. The aggregate purchase price for all P/C Tag Along Stock sold in connection with a Tag Along Transaction is hereinafter referred to as the "P/C Tag Along Price." The per share purchase price for all shares sold by ERP Operating Partnership pursuant to this Section 1.6 other than the P/C Tag Along Stock shall be equal to the per share purchase price being offered to Newco for its WPHC shares. Newco shall not sell or transfer all or any portion of its shares of the capital stock of WPHC other than in accordance with Sections 1.5 and 1.6 hereof.

     1.7 If (after the expiration of the Lock-Up Period and after affording ERP Operating Partnership its right of first refusal in accordance with Section 1.5 above) Newco shall receive a written offer from a bona fide purchaser that is not an Affiliate of Newco to purchase all of the shares of capital stock of WPHC owned by Newco and all of the capital stock of WPHC owned by ERP Operating Partnership, then Newco shall promptly give ERP Operating Partnership written notice thereof. If Newco elects, ERP Operating Partnership agrees to sell or transfer all of the shares of WPHC stock owned by ERP Operating Partnership in accordance with the terms of such written offer, provided that, except as specifically provided below, the sale of shares by

ERP Operating Partnership pursuant to this Section 1.7 shall be on terms identical to those being offered to Newco (a "Drag Along Right"). To the extent that the shares of WPHC stock owned by ERP Operating Partnership and sold pursuant to this Section 1.7 include the shares of Put/Call Stock, the aggregate purchase price for the Put/Call Stock being sold pursuant to this Section 1.7 shall be the applicable Call Price (as hereinafter defined) which would be applicable as of the date of the closing of such Drag Along Transaction. The per share purchase price for all shares, other than Put/Call Shares, of WPHC stock sold by ERP Operating Partnership as part of a Drag Along Transaction shall be equal to the per share purchase price offered to Newco.

     1.8 Subject to Section 1.8(iv) hereof, fifty percent (50%) of the Class B Stock owned by ERP Operating Partnership as of the date hereof (the "Put/Call Stock") shall be subject to the following:

          (i) At any time from and after the fifth (5th) anniversary of the date hereof, ERP Operating Partnership shall have the right to "put" all (but not less than all) of the Put/Call Stock to Newco for a sales price (the "Put Price") equal to $1,900,000 less the amount of any "Sales or Refinancing Proceeds" (as such term is defined in the applicable Operating Agreements) received by ERP Operating Partnership (by reason of WPHC's interests in the Palomino Park LLCs) to the extent allocable to the Put/Call Stock. The Put Price shall not be subject to dilution based upon any underlying dilution in the Put/Call Stock;

          (ii) At any time from and after the date hereof, Newco shall have the right to "call" all (but not less than all) of the Put/Call Stock. If Newco calls the Put/Call Stock prior to the fifth (5th) anniversary of the date hereof, then the purchase price (the "Call Price") shall be an amount equal to $1,900,000 less the amount of any Sales or Refinancing Proceeds received by ERP Operating Partnership to the extent allocable to the Put/Call Stock. If Newco calls the Put/Call Stock on or after the fifth
     (5th) anniversary of the date hereof, then the Call Price shall be an amount equal to $1,900,000 (in 2002 Equivalent Dollars, as such term is hereinafter defined) less the amount of any Sales or Refinancing Proceeds received by ERP Operating Partnership with respect to ERP Operating Partnership's interest in the Palomino Park LLCs which is allocable to the Put/Call Stock. The Call Price shall not be subject to dilution based upon any underlying dilution in the Put/Call Stock.

          (iii) The mechanics of the exercise of the put/call shall be substantially as follows:

               (a) At any time after the fifth (5th) anniversary of the date hereof, provided that Newco shall not have previously furnished the Call Notice (as hereinafter defined), ERP Operating Partnership shall have the right to furnish a notice (a "Put Notice") to Newco informing Newco that ERP Operating Partnership has elected to sell all (but not less than all) of the Put/Call Stock to Newco for a price equal to the Put Price, plus or minus the adjustments set forth below;

               (b) At any time from and after the date hereof, provided that ERP Operating Partnership shall not have previously furnished the Put Notice, Newco shall have the right to furnish a notice (the "Call Notice") to ERP Operating Partnership informing ERP Operating Partnership that Newco has elected to purchase all (but not less than all) of the Put/Call Stock for a price equal to the applicable Call Price, plus or minus the adjustments set forth below;

               (c) The closing of the transactions described in clause (a) or clause (b) above, as the case may be, shall occur on a date (the "Option Closing Date") and at a place and time mutually agreed to by ERP Operating Partnership and Newco, which date shall be not more than thirty (30) days after the furnishing of the Put Notice or the Call Notice, as the case may be. The transaction shall be closed in the following manner:

                    (1) ERP Operating Partnership shall deliver to Newco an
               Assignment of Stock pursuant to which ERP Operating Partnership shall assign the Put/Call Stock to Newco without recourse, representation or warranty, other than representations relating to authorization, execution and delivery of the instrument of assignment and a representation that ERP Operating Partnership has not created or suffered the creation of any liens, claims or encumbrances on or prior assignments of the Put/Call Stock;

                    (2) The purchase price shall be increased by an amount equal to the Put/Call Stock's ratable share of any undistributed cash held by WPHC and/or the Palomino Park LLCs after the establishment of a reasonable reserves for operating expenses and reasonably projected capital replacements, subject to the provisions of Section 10.1 of the Operating Agreements for the Park at Highlands and Red Canyon and any comparable provision of the Operating Agreement for future Palomino Park LLCs;

                    (3) Newco shall pay the applicable purchase price (i.e., the
               Put Price or the Call Price, as the case may be) in cash in full to ERP Operating Partnership at closing, subject to the adjustments described in subsection (2) above.

          (d) Notwithstanding anything to the contrary contained in this Section 1.8, in the event that ERP Operating Partnership and Newco have entered into a Tag Along

     Transaction prior to either party's election to exercise its put or call rights under this Section 1.8, then (a) the number of shares of Put/Call Stock thereafter subject to the put/call shall be reduced by the number of shares of P/C Tag Along Stock sold in connection with such Tag Along Transaction and (b) the applicable Put Price or Call Price thereafter payable pursuant to this Section 1.8 shall be reduced by the amount of the P/C Tag Along Price received by ERP Operating Partnership in connection with such Tag Along Transaction.

          (e) Notwithstanding anything to the contrary contained in this Section 1.8, at such time, if any, as ERP Operating Partnership shall have received an aggregate of $1,900,000 (if said threshold amount has not been received by the fifth anniversary of the date hereof, then the balance remaining of said threshold amount shall thereafter be expressed in terms of 2002 Equivalent Dollars) in Sales or Refinancing Proceeds to the extent allocable to the Put/Call Stock, Newco shall have the right to acquire all (but not less than all) of the Put/Call Stock for a purchase price equal to One Dollar ($1.00).

          (f) As employed herein, the term "2002 Equivalent Dollars" means the equivalent purchasing power at any time of the value of One Dollar ($1.00) as of the date hereof. The 2002 Equivalent Dollars of any amount shall be determined by multiplying said amount by one (1) plus a fraction, the numerator of which is the difference between (x) the Consumer Price Index (as hereinafter defined) for the calendar month last published prior to the date of such determination and (y) the Consumer Price Index for the calendar month last published as of the fifth (5th) anniversary of the date of this Agreement and the denominator of which is the Consumer Price Index for the calendar month last published as of the fifth (5th) anniversary of the date of this Agreement. As used herein, the term "Consumer Price Index" shall mean the Consumer Price Index for Urban Wage Earners and Clerical Workers, US Cities Average, all Items (Base Year 1982-1984=100) for the applicable month published by the Bureau of Labor Statistics of the United States Department of Labor or similar index agreed to by the parties if such index is changed or is no longer available.

     1.9 To the extent that WPHC receives any distributions of any nature from any of the Palomino Park LLCs, WPHC shall promptly pass such distributions through to the shareholders of WPHC in the form of dividends. WPHC shall cause the Palomino Park LLCs to promptly distribute to WPHC all cash received by said entity, after paying current expenses and establishing reasonable reserves for operating expenses and reasonably projected capital replacements, subject to the provisions of Section 10.1 of the Operating Agreements for the Park at Highlands and Red Canyon and any comparable provision of the Operating Agreement for future Palomino Park LLCs.

     1.10 WPHC shall not authorize or effect any stock split or reverse stock split which would have the effect of diluting or otherwise eliminating ERP Operating Partnership's then-current ownership interest in WPHC.

     1.11 Neither WPHC nor any of the Palomino Park LLCs shall engage in any business other than that associated with the real estate development, management, operation, leasing, financing, refinancing and disposition of the Overall Property and the Project.

     1.12 Neither WPHC nor any Subsidiary of WPHC shall engage any Affiliate of WPHC or any Subsidiary of WPHC to provide any goods or perform any services on other than an arm's-length basis or otherwise reasonably competitive basis.

     1.13 All portions of the Remaining Overall Property that are acquired or owned by WPHC or by any Subsidiary, shall be acquired or owned by Colorado limited liability companies formed and continued pursuant to Operating Agreements in substantially the form of the Red Canyon Operating Agreement (Park at Highlands, Red Canyon and any such entity that is so formed in the future being referred to herein as a "Palomino Park LLC"). WPHC shall not assign WPHC's rights to acquire all or any portion of the Remaining Overall Property to any party that is not a Subsidiary of WPHC, without first (i) affording ERP Operating Partnership a right of first offer with respect to the sale or assignment of said rights, in accordance with procedures substantially similar in nature to the procedures set forth in Section 2.3(a) hereof and (ii) causing the acquiring party to subject the property in question to all assessment liens arising from or in connection with the Assessment Lien Revenue Bonds, Series 1995, issued by PPPIC in the aggregate principal amount of $14,755,000.

     1.14 Newco and WPHC shall take all actions necessary to ensure that each of the Palomino Park LLC's will be classified for federal tax purposes as a partnership and not as an association taxable as corporation.

     1.15 WPHC may transfer, convey or assign, directly or indirectly, any of WPHC's legal or beneficial ownership interest in Red Canyon or Park at Highlands, provided that (i) such transfer, conveyance, or assignment is not to an Affiliate of WPHC or Newco and (ii) WPHC at all times retains at least a twenty-one percent (21%) ownership interest in the entity in question. There are no restrictions on the transfer, conveyance or assignment of any of WPHC's legal or beneficial ownership interest in the Recreation Center or any future Palomino Park Phases, provided that such transfer, conveyance or assignment is not to an Affiliate of WPHC or Newco.


                                   ARTICLE 2
                                   ---------

                           RIGHTS OF FIRST/LAST OFFER
                           --------------------------

     2.1 Concurrently herewith, WPHC shall enter into an agreement with ERP Operating Partnership, in which Newco shall join for the purpose of guarantying WPHC's obligations, pursuant to which WPHC shall agree that:

          (i) with the exception of the possible conversion of one or more of Phase I and Phase II for condominium purposes (the term "condominium" shall include townhome conversion) and the retail sale of condominium units by WPHC or the applicable Palomino Park LLC, (A) WPHC shall not transfer, convey or assign, directly or indirectly, any legal or beneficial ownership interest in Phase I or Phase II and (B) WPHC shall cause each of Park at Highlands and Red Canyon not to transfer, convey or assign, directly or indirectly, any legal or beneficial ownership interest in either of such Phases, until after such time (as to each such Phase) as the documents described in clause (ii) below shall have been entered into; and

          (ii) within six (6) months following the substantial completion of each of Phase I and Phase II, respectively, WPHC shall cause Park at Highlands and Red Canyon, as the case may be, to enter into the following documents with ERP Operating Partnership and to record memoranda thereof against title to the applicable portion of the Overall Property owned by said entity:

               A. A Right of First/Last Offer Agreement, by and between ERP Operating Partnership and Park at Highlands with respect to Phase I; and

               B. A Right of First/Last Offer Agreement, by and between ERP Operating Partnership and Red Canyon with respect to Phase II.

     2.2 Each of the documents described in Section 2.1 hereinabove shall be prepared by counsel to ERP Operating Partnership and shall be in form and substance satisfactory to ERP Operating Partnership in ERP Operating Partnership's commercially reasonable judgment, and shall incorporate substantially the terms set forth in subsections (a), (b), (c) and (d) of this
Section 2.2. For the purposes of this Section 2.2, the owner of the subject portion of the Overall Property (i.e., Park at Highlands with respect to Lot 1A and Red Canyon with respect to Lot 2A are referred to herein as the "Owner," and the property owned by said Owner is referred to hereinbelow as the "Subject Property" it being understood and agreed that the Subject Property shall not consist of any property not owned directly or indirectly by WPHC and shall not include any property other than portions or all of the Overall Property and shall not be part of a transaction or series of transactions involving any property other than the foregoing:

     (a) Owner shall have the right to sell (or enter into an option or other agreement for sale of) the Subject Property solely in accordance with the terms set forth below in this Section 2.3. If Owner desires to sell or grant an option to sell the Subject Property or any portion thereof or to cause the Subject Property or any portion thereof to be marketed for sale, or to enter into any contract, agreement or other arrangement for the future sale thereof, Owner shall first furnish a written notice (a "Marketing Election Notice") accompanied by a reasonably detailed term sheet (the "Term Sheet") identifying all of the material economic terms of the proposed transaction. Regardless of whether the transaction is structured as a purchase and sale agreement or an option, the closing of the sale pursuant thereto shall be scheduled to occur no later than nine (9) months after the date of the Marketing Election Notice. ERP Operating Partnership shall have a period of thirty (30) days from the date on which the Marketing Election Notice is furnished (the "Marketing Election Response Period") in which to furnish a written notice (a "Marketing Election Response Notice") to Owner, advising Owner of ERP Operating Partnership's election to either:

          (i) Consent to Owner's entering into the proposed transaction with a third party upon economic terms not more favorable to the purchaser or optionee than the terms set forth in the Term Sheet; or

          (ii) Elect to enter into the proposed transaction as purchaser or optionee, in accordance with the business and economic terms set forth in the Term Sheet, subject to the negotiation of mutually agreeable documentation (as provided in subsection (b) below) within a period of thirty (30) days.

     (b) If ERP Operating Partnership shall have made the election described in clause (ii) of Section 2.3(a) above (an "Affirmative Election"), Owner shall furnish ERP Operating Partnership with a draft of the proposed agreement governing the proposed transaction (together with the principal ancillary documents) within ten (10) days following the date on which the Affirmative Election was furnished to Owner. If for any reason whatsoever Owner and ERP Operating Partnership do not enter into a binding written contract governing the transaction on or before the thirtieth (30th) day following the furnishing of the Affirmative Election, then subsection (e) hereof shall apply.

     (c) Owner and ERP Operating Partnership agree that each shall act in good faith and shall be reasonable and cooperate with the other including, without limitation, executing any documents that may reasonably be required in order to consummate the transactions contemplated by the provisions set forth in this
Section 2.3.

     (d) If, within the Marketing Election Response Period, ERP Operating Partnership shall not have made the Affirmative Election, Owner shall have the right to effectuate a sale or option of the Subject Property to a third party purchaser that is not an Affiliate of Owner if such sale is made within a period (the "Marketing Period") of nine (9) months following the expiration of the Marketing Election Response Period, pursuant to business and economic terms that are not more favorable to the purchaser or optionee than as set forth in the Term Sheet.

     (e) If ERP Operating Partnership made the Affirmative Election but a binding written contract or option was not entered into during the period contemplated in clause (ii) of subsection (a) above, then Owner shall have the right to consummate the transaction in question during the Marketing Period, provided that if during the Marketing Period, a bona fide offer is received from a party that is not an Affiliate of Owner for the purchase of the Subject Property upon economic terms that are more favorable to the purchaser or optionee than as set forth on the Term Sheet, or if a bona fide offer is received from a party that is not an Affiliate of Owner to purchase the Subject Property pursuant to the terms of a proposed purchase and sale or option documentation (the "Proposed Agreement") which imposes materially fewer non-economic burdens or confers materially greater non-economic benefits upon the purchaser or optionee than the final drafts (the "Final Drafts") of the documentation submitted to ERP Operating Partnership by Owner pursuant to subsection (b) above, then in either case, if Owner desires to accept such an offer, Owner shall communicate said offer to ERP Operating Partnership and ERP Operating Partnership shall have a period of ten (10) business days following ERP Operating Partnership's receipt of such notice from the Owner to notify Owner as to whether ERP Operating Partnership desires to purchase the Subject Property on the same terms. If ERP Operating Partnership elects to purchase the Subject Property on the same terms, the closing shall take place at a date mutually agreed upon by ERP Operating Partnership and Owner, no later than the later of (x) the scheduled closing date under the Proposed Agreement and (y) sixty (60) days after ERP Operating Partnership's election to accept such offer, the only variations in the Proposed Agreement being de minimis changes made to reflect, for example, the date of said closing and the name of the purchaser or optionee. The closing of said purchase will occur in accordance with the terms of the offer and the modifications proposed by said non-Affiliated party with respect to the Form Agreement.

     (f) If Owner is authorized to proceed with the sale or option transaction pursuant to this Section 2.3, then, at the closing of said transaction, ERP Operating Partnership shall execute and deliver an instrument, in recordable form, extinguishing all of ERP Operating Partnership's rights of first offer, rights of first refusal and rights with respect to Subject Property, sufficient to enable the purchaser's or optionee's title insurer to omit same as an exception to this coverage.

     (g) Owner shall deliver to ERP Operating Partnership a copy of all Proposed Agreements prior to the execution and delivery thereof. Any such Proposed Agreement shall be marked so as to identify all variations from the Final Drafts. If required, the terms of such Proposed Agreements shall be held in confidence by ERP Operating Partnership.

     (h) Nothing herein shall prohibit Owner from mortgaging the Subject Property as security for a loan made at arm's length to said Owner by a lender that is not an Affiliate of Owner, even though said financing may confer upon the lender a right to share in the cash flow or appreciation in the Subject Property, provided however that said lender is not granted an option to purchase the Subject Property, in connection with said loan.

     (i) The rights conferred upon ERP Operating Partnership under this Article 2 are subject and subordinate to any and all rights and interests which may now or at any time hereafter be granted in the Subject Property including, without limitation, the several assessment liens imposed in connection with the PPPIC bonds, easements, rights of way, restrictions, encumbrances, and mortgages (complying with subsection (h) above) and options and contracts (if Owner shall have complied with the provisions of this Article). ERP Operating Partnership shall execute any instrument reasonably required by Owner or the holder of such interest or appropriate title insurer to evidence such subordination.

     (j) Time shall be deemed of the essence with respect to all of the time periods with which ERP Operating Partnership is obligated to comply under this Article.

     (k) Owner reserves the right to withdraw from the market an offer at any time for any or no reason. Owner may restart ERP Operating Partnership's rights under this Article at any time by submitting the terms of any revised offer to ERP Operating Partnership, whereupon the process shall repeat itself ab initio.


                                   ARTICLE 3
                                   ---------

                  TRI-PARTY AGREEMENTS AND STANDBY AGREEMENTS
                  -------------------------------------------

     3.1 (a) Reference is hereby made to a certain Tri-Party Agreement dated December 29, 1995 (the "Phase I Tri-Party Agreement"), by and among Nationsbank of Texas, N.A. ("Nationsbank"), Park at Highlands, WPHC, Wellsford Parent, Al Feld and Feld Company. Newco acknowledges that, pursuant to the Merger Agreement, the Surviving Trust has succeeded to Wellsford Parent's rights, interests and obligations under the Tri-Party Agreement, and that the Surviving Trust has caused said rights, interests and obligations to be assigned to (and assumed by) ERP Operating Partnership. Newco, however, covenants and agrees as follows with respect to the Phase I Tri-Party Agreement:

          (i) Provided that ERP Operating Partnership makes the Loan Payoff payment therein required, Newco shall cause WPHC to assign to ERP Operating Partnership (or, if not assignable, to enforce for the benefit of ERP Operating Partnership) all certifications that are required by the terms of the Phase I Tri-Party Agreement, to be certified to WPHC;

          (ii) Newco shall cause WPHC not to exercise, waive or modify any rights, or grant any approvals, under the Tri-Party Agreement without ERP Operating Partnership's prior written consent, which shall not be unreasonably withheld or delayed;

          (iii) The "Final Project Budget" (as such term is referred to in the Phase I Tri-Party Agreement) shall not be increased without ERP Operating Partnership's prior written consent. The parties acknowledge that the Final Project Budget under the Phase I Tri-Party Agreement constitutes a limit on ERP Operating Partnership's financial obligations under the Tri-Party Agreement and, in order to avoid any confusion with the development budgets adopted by the Palomino Park LLC's, the term Final Project Budget will not be employed hereinafter in this Agreement and the term "Tri-Party Agreement Ceiling" will be employed in this Agreement in lieu thereof.

     (b) With respect to Phase II, ERP Operating Partnership understands that
(i) Red Canyon and/or WPHC are currently negotiating the terms of the proposed construction loan (the "Phase II Loan"), and the related loan documentation (the "Phase II Loan Documentation"), with Nationsbank or other prospective lenders, and (ii) the plans and specifications for Phase II (the "Phase II Plans") have not yet been finalized, and (iii) the exhibits to the operating agreement for Red Canyon have not yet been finalized. Newco acknowledges that ERP Operating Partnership shall have only the following rights of review and approval in connection therewith:

          (i) ERP Operating Partnership acknowledges having reviewed and approved certain non-dimension elevations and floor plans for Phase II (collectively, the "Preliminary Plans"), copies of which are attached hereto as Schedule I. Newco shall cause WPHC to furnish the final proposed plans and specifications to ERP Operating Partnership for ERP Operating Partnership's review and approval, which shall not be withheld or delayed if said plans and specifications constitute a logical progression from, and are not inconsistent with, the Preliminary Plans;

          (ii) ERP Operating Partnership has reviewed and approved a preliminary total budget of $30,000,000 for Phase II, with an anticipated construction loan in the face principal amount of $29,300,000 (collectively, the "Preliminary Budget"). Newco shall cause WPHC to furnish to ERP Operating Partnership the final proposed budget (the loan budget and the total budget) for Phase II for ERP Operating Partnership's review and approval, which shall not be withheld or delayed if the total budget for Phase II (including land, valued at cost, and all other items) (the "Total Phase II Budget") is not greater than $33,000,000 and ERP Operating Partnership does not have a commercially reasonable basis to doubt the accuracy of the budget; and

          (iii) The exhibits to the Operating Agreements shall be subject to ERP Operating Partnership's review and approval not to be unreasonably withheld.

ERP Operating Partnership further understands that Newco is attempting to structure the Phase II Loan Documentation so that the forms of the documents themselves will be essentially identical to the "Loan Documents" (as such term is defined in the Tri-Party Agreement) for Phase I and such that the overall structure of the Phase II Loan shall be not less favorable to Red Canyon and WPHC than were the Loan Documents for Phase I as they related to Park at Highlands and WPHC. In particular, ERP Operating Partnership understands that Newco will request that ERP Operating Partnership enter into a Tri-Party Agreement for Phase II (the "Phase II Tri-Party Agreement") that is structured in the same manner as the Tri-Party Agreement for Phase I. ERP Operating Partnership hereby agrees to do so, provided that (i) the Tri-Party Agreement Ceiling (determined at the time the Phase II Tri-Party Agreement is entered into and not subject to subsequent increase without ERP Operating Partnership's prior written consent) applicable to the Phase II Tri-Party Agreement shall be less than or equal to $29,300,000, adjusted downward on a dollar for dollar basis to the extent that the Total Phase II Budget is less than $30,000,000, and adjusted upward on a dollar for dollar basis to the extent that the Total Phase II Budget is greater than $30,000,000 but less than or equal to $31,500,000; (ii) the maturity date under the Phase II Loan is no later than the third anniversary of the date hereof; (iii) ERP Operating Partnership shall have no obligations to the lender with respect to the Phase II Loan, other than as set forth in the Phase II Tri-Party Agreement; and (iv) the form of the Phase II Tri-Party Agreement shall have been modified from the form of the Phase I Tri-Party Agreement so as to be consistent with clauses (i) through (iii) of
Section 3.1(a) hereof and provided further that ERP Operating Partnership shall not be required to make any representations or warranties regarding Phase II. In no event shall the Tri-Party Agreement Ceiling for the Phase II Tri-Party Agreement be greater than $30,800,000.

     3.2 (a) Concurrently herewith, WPHC shall enter into a Standby Purchase and Sale Agreement with ERP Operating Partnership (the "Standby Agreement") pursuant to which WPHC shall agree to cause the applicable Palomino Park LLC to grant ERP Operating Partnership an option to purchase only Phase I or Phase II, as the case may be, upon and subject to the satisfaction of the conditions set forth herein.

     (b) ERP Operating Partnership shall have the right to exercise its option to purchase Phase I from and after the date, if any, on which ERP Operating Partnership shall make the "Loan Payoff" (as such term is employed in Section 1 of the Phase I Tri-Party Agreement) pursuant to Section 1 of the Phase I Tri-Party Agreement. Said option must be exercised, if at all, within thirty (30) days following the making of said Loan Payoff and ERP Operating Partnership shall not have the right to exercise said option unless ERP Operating Partnership has made the Loan Payoff.

     (c) ERP Operating Partnership shall have the right to exercise its option to purchase Phase II from and after the date, if any, on which ERP Operating Partnership shall make the "Loan Payoff" (as such term shall be employed in Section 1 of the Phase II Tri-Party Agreement) pursuant to Section 1 of the Phase II Tri-Party Agreement. Said option must be exercised, if at all, within thirty (30) days following the making of said Loan Payoff and ERP Operating

Partnership shall not have the right to exercise said option unless ERP Operating Partnership has made the Loan Payoff.

     (d) The Purchase Price for Phase I, pursuant to the Standby Agreement shall be One Hundred Dollars ($100); the Purchase Price for Phase II, pursuant to the Standby Agreement, shall be One Hundred Dollars ($100).

     (e) No fee shall be payable to ERP Operating Partnership in connection with the Phase I Tri-Party Agreement. In consideration of ERP Operating Partnership's undertakings pursuant to the Phase II Tri-Party Agreement, however, Newco shall pay to ERP Operating Partnership a fee (the "Tri-Party Fee"), with respect to each of the first three (3) "Annual Periods" (as such term is hereinafter defined) from and after the date hereof, in the respective amount set forth below with respect to each such Annual Period;

          (i) The fee for the first Annual Period shall be an amount equal to one percent (1%) of the face principal amount of the construction loan for Phase II;

          (ii) The fee for the second Annual Period shall be an amount equal to one percent (1%) of the face principal amount of the construction loan for Phase II; and

          (iii) The fee for the third Annual Period shall be one and one-half percent (1 1/2%) of the face principal amount of the construction loan for Phase II.

     As employed herein, the term "Annual Period" shall mean a period commencing on the date on which ERP Operating Partnership enters into the Phase II Tri-Party Agreement or on any anniversary of said date and ending on the immediately preceding day of the same month in the next calendar year. The Tri-Party Fee for any given Annual Period shall be payable quarterly in advance (in equal fourths of the Tri-Party Fee for the entire Annual Period in which said quarter falls) on the first day of each quarter of said Annual Period, shall be earned in full for said quarter as of the first day of said quarter and shall not be refundable for any reason whatsoever, including without limitation the termination of the Phase II Tri-Party Agreement prior to the expiration of the quarter for which said Standby Fee has been paid. With respect to each Annual Period, a "quarter" shall be any of the four periods commencing on the first day of said Annual Period or on the dates that are three, six or nine months thereafter, respectively, and ending on the day prior to the commencement of the next quarter.

     (f) ERP Operating Partnership shall not be responsible for the payment of any transfer or transaction taxes, the purchase of documentary stamps or other transaction costs of any kind whatsoever (other than the payment of ERP Operating Partnership's own attorneys' fees) in connection with the closing. All other costs and expenses (including title, escrow and survey costs and the fees and expenses of any professionals providing inspections or certifications as provided hereinbelow) shall be borne solely by Park at Highlands or Red Canyon, as the case may be.

     (g) ERP Operating Partnership's obligations under the Phase I Tri-Party Agreement and the Phase II Tri-Party Agreement shall be unsecured.

     3.3 In connection with ERP Operating Partnership's purchase of Phase I or the Phase II, as the case may be, pursuant to the Standby Agreement, WPHC shall cause the following conditions to be satisfied at closing:

     (a) A title insurance company satisfactory to ERP Operating Partnership in the exercise of ERP Operating Partnership's commercially reasonable judgment shall have issued to ERP Operating Partnership an Owner's policy of title insurance, in the amount of the purchase price, in such form and with such endorsements as shall be reasonably requested by ERP Operating Partnership, showing ERP Operating Partnership in title to the subject property subject to no title exceptions other than matters not materially interfering with the use, operation and maintenance of the property in question for its intended purpose as a multifamily development within Highlands Ranch.

     The title policy shall contain full extended coverage over mechanic's lien claims or rights to liens in connection with all work performed before the date of closing. The title policy shall reflect that all financing and liens of a definite or ascertainable amount have been released from the subject property, other than liens for taxes and assessments not yet due and payable, and all assessment liens including, without limitation, the Indemnification Assessment Lien and all other liens arising from or in connection with the Assessment Lien Revenue Bonds, Series 1995, issued by PPPIC in the aggregate principal amount of $14,755,000. At a minimum, the endorsements to be contained in said title policy shall include the following;

          (i)    103.1 and 103.2 (encroachments);

          (ii) 103.7 (property abuts or has insurable access to open and dedicated street);

          (iii)  110.1 (deleting standard exceptions);

          (iv) 110.2 (special exceptions) if any new exceptions appear that are not listed as permitted exceptions identified above;

          (v)    115.2 (PUD);

          (vi)   116.1 (survey); and

          (vii)  123.2 (zoning).

     (b) ERP Operating Partnership shall have received reasonably satisfactory evidence (which may be included in the title policy described in Subsection (a) above) that all real property taxes and assessments for the Phase that are due and payable through the date of closing have been timely and fully paid.

     (c) If so requested by ERP Operating Partnership, Red Canyon or Park at Highlands, as the case may be, shall have furnished ERP Operating Partnership with evidence of the termination of all contracts and service agreements between said Palomino Park LLC and any Affiliate controlled by WPHC thereof, and the waiver of any and all claims against ERP Operating Partnership with respect to said contracts or agreements.

     (d) Red Canyon or Park at Highlands, as the case may be, shall represent and warrant to ERP Operating Partnership that, to their best knowledge, no hazardous substances or other materials regulated by environmental laws have been introduced to the Subject Property from and after __ [the date of the most recent environmental report with respect to each phase, as delivered to ERP Operating Partnership prior to the execution of the Merger Agreement] in excess of amounts permitted by applicable environmental laws, and that, to the best knowledge of Red Canyon or Park at Highlands, as the case may be, the Phase has been completed in accordance with all applicable laws, codes and ordinances.

     3.4 WPHC's obligations under the Standby Agreement shall be guaranteed by Newco. Nothing in this Agreement or in any other instrument, agreement or document, however characterized, including without limitation the Operating Agreements for Park at Highlands and Red Canyon (in particular, Section 4.1.2 thereof) shall obligate Newco to pay the construction loan for the Phase, and ERP Operating Partnership shall have no recourse whatsoever to seek recourse to any extent against Newco for the payment of any part of said loan, irrespective of whether ERP Operating Partnership pays any sums under the Tri-Party Agreement for the Phase. Consistent with the foregoing, ERP Operating Partnership shall have no right of enforcement, whether by subrogation or direct action, or otherwise, of the capital contribution requirements of Newco set forth in the Operating Agreement.

     3.5 The Standby Agreement (and the guaranty referred to in Section 3.4 hereof) shall be prepared by counsel to ERP Operating Partnership, shall incorporate the terms set forth above in this Article 3 and shall otherwise be in form and substance satisfactory to ERP Operating Partnership in ERP Operating Partnership's commercially reasonable judgment.

     3.6 The rights of ERP Operating Partnership under the Standby Agreement are and shall at all times be subject to any and all liens, restrictions, covenants and encumbrances, now existing and hereafter arising, affecting the Subject Property and ERP Operating Partnership shall furnish any instrument reasonably required by Newco, Park at Highlands, Red Canyon or any title insurer sufficient to enable the title insurer to omit same as an exception to title insurance coverage.


                                   ARTICLE 4
                                   ---------

                              CONDITIONS PRECEDENT
                              --------------------

     4.1 The execution and delivery of all of the documents and instruments described in Articles 1, 2 and 3 above shall be mutually necessary conditions precedent. In addition, the satisfaction of the following shall constitute additional conditions precedent to the consummation of the transactions contemplated under this Agreement:

          (i) the approval of all third parties whose consent or approvals may be required for the consummation of said transactions;

          (ii) an acknowledgment by Nationsbank, WPHC and Park at Highlands that the Phase I Tri-Party Agreement is in full force and effect and has not been modified, that no notice of default has been given thereunder by Nationsbank with respect to Wellsford Parent that has not been cured, and that the Tri-Party Agreement Ceiling as it relates to Phase I has not been modified, and Wellsford Parent's obligations under the Phase I Tri-Party Agreement have been assigned to ERP Operating Partnership by the Surviving Trust and that said parties will look solely to ERP Operating Partnership for the performance of said obligations; an acknowledgment by Nationsbank that ERP Operating Partnership's obligations to Nationsbank with respect to Phase I are as set forth in the Phase I Tri-Party Agreement;

          (iii) a release executed by Al Feld, of any and all obligations of Wellsford Parent in connection with the Palomino Park LLCs (other than the Phase I Tri-Party Agreement), including, without limitation, the obligations to make capital contributions to Park at Highlands and Red Canyon;

          (iv) evidence, reasonably satisfactory to ERP Operating Partnership, of the due and valid authorization, execution and delivery of the documents and instruments contemplated to be entered into pursuant to this Agreement by Newco, WPHC, Park at Highlands, Red Canyon, or any Affiliate of any of the foregoing;

          (v) the delivery to ERP Operating Partnership of copies of the Operating Agreements, as amended pursuant hereto, certified as true, correct and complete by WPHC;

          (vi) the delivery to ERP Operating Partnership of copies of the corporate organizational documents for WPHC, certified as true, correct and complete by an officer of WPHC;

          (vii) certificates, in form and substance and executed by such parties as ERP Operating Partnership may reasonably require, evidencing that all documents and materials submitted to ERP Operating Partnership prior to the execution and delivery of the Merger Agreement and relating to the Overall Property, the Project or any portion thereof, shall not have been materially modified, supplemented or amended without ERP Operating Partnership's prior written consent and, to the best knowledge of the undersigned, are free from default;

          (viii) the consummation of the transactions contemplated under the Merger Agreement and the Contribution Agreement.

     4.2 It shall be a condition precedent to ERP Operating Partnership's obligations to enter into the Phase II Tri-Party Agreement that no Event of Default beyond all applicable cure periods shall have occurred under this Agreement.

     4.3 Newco shall use its best efforts to ensure that all conditions precedent to ERP Operating Partnership's obligations which are set forth in clauses (i)-(viii) inclusive of Section 4.1 shall be satisfied as of the date of the consummation of the transactions contemplated by the Merger Agreement. In the event that Newco is unable to satisfy any condition precedent set forth in clauses (i)-(viii) inclusive of Section 4.1 hereof by the date of the consummation of the transactions contemplated by the Merger Agreement, after the exercise of its best efforts to satisfy such condition, ERP Operating Partnership shall have the right, in its sole and absolute discretion, (i) to satisfy such condition precedent, at its cost and expense, or (ii) to waive compliance with any such condition precedent.


                                   ARTICLE 5
                                   ---------

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     5.1 Representations and Warranties of Newco. Newco hereby represents and warrants to ERP Operating Partnership as follows:

          (a) Newco (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite corporate power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted by Newco, (iii) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a "Material Adverse Effect on Newco" (as such term is hereinafter defined), and (iv) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement. As employed herein, the term "Material Adverse Effect on Newco" shall mean (i) a materially adverse effect on the financial condition of Newco, or (ii) material impairment of the ability of Newco to pay any amount due, or to perform any other material obligation, under any Letter of Credit Document or Alternate Reimbursement Document, as those terms are defined in that certain Credit Enhancement Agreement dated ______________ by and between ERP Operating Partnership and Newco (the "Credit Enhancement Agreement").

          (b) The execution, delivery and performance by Newco of this Agreement and the transactions contemplated hereby (i) have been duly authorized by all requisite corporate and, if required, stockholder action and (ii) will not (A) violate (x) any provision of law, statute, rule or regulation to which Newco or any of its "Affiliates" (as such term is defined in Section 6.2) shall be subject, or of the certificate or articles of incorporation or other constitutive documents or by-laws of Newco, (y) any order of any governmental authority or quasi-governmental authority, or (z) any provision of any indenture or other material agreement or instrument to which Newco is a party or by which it or any of its property is or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or (C) result in the creation or imposition of any lien upon or with respect to any property or assets now owned or hereafter acquired by Newco, except for the lien, if any, created pursuant to the terms of this Agreement.

          (c) This Agreement has been duly executed and delivered by Newco and constitutes a legal, valid and binding obligation of Newco enforceable against Newco in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally, or by general equity principles, including but not limited to principles governing the availability of the remedies of specific performance and injunctive relief.

          (d) Each of the Palomino Park LLCs is classified for federal tax purposes as a partnership and not as an association taxable as a corporation.

          (e) There have been no modifications to the Final Project Budget attached to the Phase I Tri-Party Agreement, other than change orders funded by WPHC. The total value of all negative change orders in connection with Phase I is less than $500,000.

     5.2 Representations and Warranties of ERP Operating Partnership. ERP Operating Partnership hereby represents and warrants to Newco as follows:

          (a) ERP Operating Partnership (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite corporate power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted by ERP Operating Partnership, (iii) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a "Material Adverse Effect on ERP Operating Partnership" (as such term is hereinafter defined), and (iv) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement. As employed herein, the term "Material Adverse Effect on ERP Operating Partnership" shall mean a materially adverse effect on the financial condition of ERP Operating Partnership.

          (b) The execution, delivery and performance by ERP Operating Partnership of this Agreement and the transactions contemplated hereby (i) have been duly authorized by all requisite corporate and, if required, stockholder action, and (ii) will not (A) violate (x) any provision of law, statute, rule or regulation to which ERP Operating Partnership or any of its "Affiliates" (as such term is defined in Section 6.2) shall be subject, or of the certificate or articles of incorporation or other constitutive documents or by-laws of ERP Operating Partnership, (y) any order of any governmental authority or quasi-governmental authority, or (z) any provision of any indenture or other material agreement or instrument to which ERP Operating Partnership is a party or by which it or any of its property is or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or (C) result in the creation or imposition of any lien upon or with respect to any property or assets now owned or hereafter acquired by ERP Operating Partnership.

          (c) This Agreement has been duly executed and delivered by ERP Operating Partnership and constitutes a legal, valid and binding obligation of ERP Operating Partnership enforceable against ERP Operating Partnership in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally, or by general equity principles, including but not limited to principles governing the availability of the remedies of specific performance and injunctive relief.

                                   ARTICLE 6
                                   ---------

                               EVENTS OF DEFAULT
                               -----------------

     6.1 Events of Default. The happening of any of the following events shall be an "Event of Default" hereunder:

          (a) any representation or warranty made or deemed made in or in connection with this Agreement by Newco shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

          (b) default shall be made in the payment of any amounts due under this Agreement and such default is not cured within five (5) business days of written notice from ERP Operating Partnership of such default;

          (c) material default shall be made in the due observance or performance by Newco of any covenant, condition or agreement contained in
     (i) this Agreement and any documents or instruments entered into pursuant to this Agreement, other than a default in the payment of any amount due under this Agreement, and such material default shall not be cured within fifteen (15) business days of written notice from ERP Operating Partnership of such default;

          (d) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Newco or any Subsidiary (as hereinafter defined), or of a substantial part of the property or assets of Newco or any Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Newco or any Subsidiary or for a substantial part of the property or assets of Newco or any Subsidiary or (iii) the winding-up or liquidation of Newco or any Subsidiary; and such proceeding or petition shall continue undismissed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (e) Newco or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (h) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Newco or any Subsidiary or for a substantial part of the property or assets of Newco or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

          (f) one or more judgments for the payment of money in an aggregate amount in excess of $250,000 shall be rendered against Newco, and the same shall remain undischarged or unbonded for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any judgment creditor shall levy upon assets or properties of Newco or any Subsidiary to enforce any such judgment; or

          (g) there shall have occurred a Change in Control with respect to Newco.

     6.2 Definitions. As employed herein, the following terms shall have the following meanings:

          "Affiliate" shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          A "Change in Control" shall be deemed to have occurred with respect to Newco or PPPIC, as the case may be, if (a) any Person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Commission as in effect on the date hereof) shall own, directly or indirectly, beneficially or of record, shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Newco; or (b) a change shall occur during any period in the Board of Directors of Newco in which the individuals who constituted the Board of Directors of Newco at the beginning of such period (together with any other director whose election by the Board of Directors of Newco or whose nomination for election by the stockholders of Newco was approved by a vote of at least two-thirds of the directors then in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of Newco then in office.

          "Control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The term "controlled" has a meaning correlative to the foregoing.

          "Person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

          "Subsidiary" of Newco shall mean WPHC, Park at Highlands or Red
     Canyon.

     6.3  Remedies.

          (a) Upon the occurrence of an Event of Default described in Section
     6.1 hereof, ERP Operating Partnership shall have any and all remedies available to it at law, in equity or pursuant to statute. Nothing in this section shall entitle ERP Operating Partnership to disaffirm to any extent and in any manner its obligations under the Phase I Tri-Party Agreement or (if ERP Operating Partnership has previously executed and delivered the Phase II Tri-Party Agreement) the Phase II Tri-Party Agreement; provided, however, that ERP Operating Partnership shall have no obligation to enter into the Phase II Tri-Party Agreement if an Event of Default shall have occurred.

          (b) Upon the failure of ERP Operating Partnership to perform any of its obligations under this Agreement, Newco shall have any and all remedies available to it at law, in equity or pursuant to statute.


                                   ARTICLE 7
                                   ---------

                             TAX SHARING AGREEMENT
                             ---------------------

     Notwithstanding anything to the contrary contained in this Agreement, Newco shall not cause or permit to occur any transactions or series of transactions as a result of which Newco will cease to own a controlling interest in WPHC or WPHC will cease to own a controlling interest in the Palomino Park LLCs without first causing ERP Operating Partnership to be fully released from the Credit Enhancement Agreement of even date herewith between ERP Operating Partnership and Newco (the "Credit Enhancement Agreement"), the "Initial ERP Operating Partnership Guaranty" (as such term is defined in the Credit Enhancement Agreement) and any "Alternate ERP Operating Partnership Guaranties" (as such term is defined in the Credit Enhancement Agreement).


                                   ARTICLE 8
                                   ---------

                             TAX SHARING AGREEMENT
                             ---------------------

     Concurrently herewith, the parties hereto shall enter into a Tax Sharing Agreement in the form attached hereto as Exhibit A.

                                   ARTICLE 9
                                   ---------

                                 MISCELLANEOUS
                                 -------------

     9.1 Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy, as follows:

          (a) if to Newco, to it at _________________________________,
     Attention:________________________, Telecopy No. _____________, with a copy concurrently sent to:  Brownstein Hyatt, Attn:  Wayne Hykan, Esq.; and

          (b) if to ERP Operating Partnership, to it at _____________________________________, Attention: _____________________,
     Telecopy No. ______________.

     9.2 Survival of Agreement. All covenants, agreements, representations and warranties made by Newco herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by ERP Operating Partnership and shall survive the date of this Agreement, regardless of any investigation made by ERP Operating Partnership or on its behalf, and shall continue in full force and effect so long as ERP Operating Partnership retains any obligations or liability under this Agreement, or any document or instrument entered into pursuant hereto.

     9.3 Binding Effect. This Agreement shall become effective when it shall have been executed by Newco and ERP Operating Partnership, and thereafter shall be binding upon and inure to the benefit of Newco, ERP Operating Partnership and their respective successors and assigns, except that Newco shall not have the right to assign its rights hereunder or any interest herein without the prior consent of ERP Operating Partnership.

     9.4 Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS.

     9.5  Waivers; Amendment.

          (a) No failure or delay of Newco or ERP Operating Partnership in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each party hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by either party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the other party in any case shall entitle the other party to any other or further notice or demand in similar or other circumstances.

          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by Newco and ERP Operating Partnership.

     9.6 Entire Agreement. This Agreement, including any exhibits and schedules hereto, constitutes the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement. Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     9.7 Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement.

     9.8 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     9.9 Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

     9.10 Jurisdiction; Consent to Service of Process.

          (a) NEWCO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY ILLINOIS STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE CITY OF CHICAGO OR THE CITY OF NEW YORK, AND ANY APPELLATE COURT THEREFROM, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT,

     AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH ILLINOIS OR NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT IN THE COURTS OF ANY JURISDICTION.

          (b) NEWCO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY ILLINOIS OR NEW YORK STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

     IN WITNESS WHEREOF, ERP Operating Partnership and Newco have caused this Agreement to be signed by their respective officers hereunto duly authorized all as of the date first written above.


                                    ERP OPERATING LIMITED PARTNERSHIP

                                    BY:  EQUITY RESIDENTIAL PROPERTIES TRUST,
                                         its general partner



                                         By:_________________________________
                                         Name:_______________________________

                                         Title:______________________________

                                    WELLSFORD REAL PROPERTIES, INC.



                                         By:_________________________________
                                         Name:_______________________________
                                         Title:______________________________

                                   EXHIBIT A
                                   ---------

                         FORM OF TAX SHARING AGREEMENT
                         -----------------------------

                             TAX SHARING AGREEMENT
                             ---------------------


     THIS TAX SHARING AGREEMENT is made as of the ____ day of ________, 1997, by and between Wellsford Real Properties, Inc., a Maryland corporation ("Newco"), Wellsford Park Highlands Corp., a Colorado corporation ("Sub"), and ERP Operating Limited Partnership, an Illinois limited partnership ("ERP").

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, Newco is the common parent corporation of an affiliated group of corporations (within the meaning of Section 1504(a) of the Internal Revenue Code of 1986, as amended), including Sub (the "Affiliated Group");

     WHEREAS, ERP owns 100% of the outstanding nonvoting stock of Sub, and Newco owns 100% of the outstanding voting stock of Sub;

     WHEREAS, Newco, ERP and Sub have agreed that the Affiliated Group will file a consolidated federal income tax return for the taxable year ended December 31, 1997, and will continue filing such consolidated returns for all taxable periods thereafter unless otherwise required by law; and

     WHEREAS, it is the intent of the parties hereto that a method be established for allocating the consolidated "federal income tax liability" (as determined under Treasury Regulation Section 1.1502-2) of the Affiliated Group and any similar consolidated or unitary state income tax among the members of the Affiliated Group.

     NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties agree as follows:

1. Definitions. For purposes of this Agreement, the terms set forth below shall be defined as follows:

          (a) "Affiliated Group" shall mean Newco, Sub and all corporations (whether now existing or hereafter formed or acquired) that at the time would be entitled to or required to join with Newco in filing a consolidated federal income tax return.

          (b) "Member" shall mean any corporation that is included in the Affiliated Group, whether for all or only a part of the taxable year in question.

          (c) "Group Tax Liability" means the consolidated federal income tax liability reported on the consolidated federal income tax return filed for the taxable year.

          (d) "Separate Tax Amount" means the federal income tax liability or refund, as the case may be, of each Member determined at the end of the taxable year, computed as if the Member was filing separate federal and state returns on an unconsolidated or nonunitary basis without regard to the income or loss of any other Member.

     2. Consolidated Federal Income Tax Return. Newco and Sub agree to join in the filing of a consolidated federal income tax return with respect to the Affiliated Group for the taxable year ended December 31, 1997 and all subsequent taxable periods. Newco and Sub shall file such consents, elections and other documents as may be necessary or appropriate for the filing of such return.

     3. Payment of Consolidated Federal Income Tax Liability. The Group Tax Liability for the taxable year beginning December 31, 1997 and all periods thereafter shall be paid, in full, by Newco.

     4. Allocation of Consolidated Federal Income Tax Liability. In lieu of making tax payments, the Members shall make payments to and receive payments from Newco as follows:

          (a) Each Member whose Separate Tax Amount would have resulted in a Federal income tax liability shall pay to Newco its Separate Tax Amount no later than five (5) days before the Affiliated Group's consolidated federal income tax return is required to be filed (including any period for extension).

          (b) In the event that the Group Tax liability is reduced as a result of the carryforward of a net operating loss or capital loss or a credit attributable to a Member, Newco shall pay to such Member the amount, if any, by which the Group Tax Liability is decreased by reason of the inclusion of that Member in the Affiliated Group. Such payment shall be made on the date the Affiliated Group's consolidated federal income tax return is required to be filed (including any period for extension). Newco shall also pay each Member whose Separate Tax Amount would have resulted in a refund of federal income taxes previously paid the amount of such refund no later than five (5) days after receipt of the refund.

     5. Estimated Federal Income Tax Payments. If the Affiliated Group is required to make estimated Federal income tax payments on a consolidated basis, each Member shall pay to Newco, not later than five (5) days before the date such estimated payment is required to be made by Newco, that percentage of the payment that equals the percentage which its allocated share of the Group Tax Liability for the preceding taxable year bears to the Group Tax Liability for that year. Any estimated tax payments made by a Member to Newco under this Paragraph 5 for any taxable year shall be applied to reduce the amounts, if any, owing by the member under Paragraph 4(a) above for such year. Any excess of such estimated tax payments over the amounts determined under Paragraph 4(a) above for such year shall be repaid to the Member by Newco not later than the date that the Affiliated group's federal income tax return is filed.

     6. Changes in Tax Liability. If (i) the Group Tax Liability is changed and either of such changes is part of a settlement agreement with the Internal Revenue Service or a final "determination" (as that term is defined in Section 1313(a) of the Code), or (ii) the Affiliated Group otherwise pays tax in excess of the Group Tax Liability, then the amount of the payments that each Member shall make to Newco under paragraph 4(a) or the amount of the payment required from Newco to the Member under paragraph 4(b), as the case may be, shall be recomputed by substituting in place of the Group Tax Liability and each Member's Separate Tax Amount the amount of the Group's recomputed tax liability ("Group's Recomputed Tax Liability") or the Member's recomputed tax liability ("Member's Recomputed Tax Liability") after making the adjustments described above. Not later than (i) five (5) days before the due date for any additional payment of tax by the Affiliated Group, or (ii) five (5) days after the receipt of a refund or (iii) five (5) days after the event giving rise to the recomputation if such event will not result in the payment of additional tax or the receipt of a refund, each Member shall pay to Newco, or Newco shall pay to the Member, as the case may be, the difference between the Member's Recomputed Tax Liability and the amount previously paid.

     7.   Termination of Affiliation.

          (a) The parties recognize that at some future date a Member may cease to be included in the Group, but continue to be a corporation subject to federal income tax ("Former Member"). In such event, Newco and Former Member shall consult and furnish each other with information required to prepare accurately the consolidated federal income tax return of the Group for the last taxable year in which the Former Member was included in the Group, and the federal income tax returns for all taxable years thereafter of the Former Member and the Newco, respectively, in which the tax liability of either may be affected by their former affiliation (including, for example, the apportionment of any consolidated net operating loss, capital loss, or investment or foreign tax credit carryover to the Former Member). In addition, the Former Member shall furnish Newco with information and assistance required to apply for and obtain the benefit of any carryback of a net operating loss, capital loss or any investment, foreign tax or other credit of the Former Member to a taxable year in which the Former Member was included in the Group and a consolidated federal income tax return was filed.

          (b) Newco and Former Member shall consult and furnish each other with information concerning the status of any tax audit or tax refund claim relating to a taxable year in which the Former Member was included in the Group and a consolidated federal income tax return was filed.

          (c) Any payments which would have been required under paragraph 3, 4, 5 or 6 to or by a Former Member, if the Former Member were still a Member, and with respect to any taxable year in which the Former Member was a Member, shall be so made in accordance with principles analogous to those set forth in such paragraphs and at the times set forth therein.

     8. State and Local Taxes. Newco and Sub agree that Newco shall cause the Group to file combined or consolidated income or franchise tax returns or reports in any state or local jurisdiction which permits such returns or reports. The provisions of Section 1 through 7 shall apply, with respect to income or franchise taxes imposed by any such jurisdiction.

     9. Determinations. All determinations required hereunder for each taxable year shall be made by the independent public accountants regularly employed by the Affiliated Group at the time the return is filed for such year. If any dispute, controversy or claim between the parties hereto arises, then the dispute shall be settled by arbitration at a mutually acceptable location in Chicago, Illinois in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. The award of the arbitrator shall be binding upon the parties and each party hereby consents to the entry of judgment by any court of competent jurisdiction in accordance with the decision of the arbitrator. The arbitrator shall be a certified public accountant. Such determination shall be binding and conclusive upon the parties for the purposes hereof.

     10. New Members. If sufficient stock of any corporation is acquired hereafter by Newco or any Member so that the acquired corporation becomes a Member of the Group ("New Member"), Newco shall cause the New Member to execute and deliver Form 1122, Authorization and Consent of Subsidiary Corporation to be Included in a Consolidated Income Tax Return, and to make any payments required under paragraph 3, 4, 5 or 6.

     11.  Miscellaneous Provisions.

          (a) This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter contained herein. No alteration, amendment or modification of any of the terms of this Agreement shall be valid unless made by an instrument signed in writing by an authorized officer of each party hereto.

          (b) This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

          (c) This Agreement shall be binding upon and inure to the benefit of each party hereto and its respective successors and assigns.

          (d) All notices and other communications required or permitted to be given if delivered in person or by United States mail, certified or registered, with postage prepaid, to the party at the following addresses:

                         Wellsford Real Properties, Inc.
                         610 Fifth Avenue, 7th Floor
                         New York, New York  10020


                         Wellsford Park Highland Corp.
                         c/o Wellsford Real Properties, Inc.
                         610 Fifth Avenue, 7th Floor
                         New York, New York  10020


                         ERP Operating Limited Partnership
                         Two North Riverside Plaza, Suite 400
                         Chicago, Illinois  60606

     or such other address as the parties may furnish to each other from time to time in writing.

          (e) Paragraphs, titles or captions contained in this Agreement have been included only for reference and convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof. Whenever the context so requires, the singular tense shall be deemed to include the plural, the masculine gender shall be deemed to include the feminine and neuter, and vice versa.

          (f) In the event that any provision of this Agreement shall be held invalid or unenforceable, the remainder of this Agreement, or the application of such provision in circumstances other than those as to which it is held invalid or unenforceable, shall remain in full force and effect.

          (g) This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     12. Termination. This agreement shall apply to the taxable year ending December 31, 1997, and all subsequent years unless the parties hereto agree, in writing, to terminate this Agreement.

     IN WITNESS WHEREOF, the parties have executed this agreement with shareholder approval on the dates stated below their signatures.

                                            WELLSFORD REAL PROPERTIES, INC.


                                            By:
                                               ---------------------------------
                                                  Its President

Attest:

By:
   ---------------------------------
 Its Secretary


                                            WELLSFORD PARK HIGHLAND CORP., a
                                            Colorado corporation


                                            By:
                                               ---------------------------------
                                                  Its President

Attest:

By:
   ---------------------------------
 Its Secretary

                                            ERP OPERATING LIMITED PARTNERSHIP,
                                            an Illinois limited partnership

                                            By:  Equity Residential Properties
                                                 Trust, a Maryland real estate
                                                 investment trust


                                            By:
                                               ---------------------------------
                                                  Its
                                                     ---------------------------
Attest:

By:
   ---------------------------------
 Its Secretary

                                  SCHEDULE I
                                  ----------

                               PRELIMINARY PLANS
                               -----------------



                          [ARCHITECTUAL FLOOR PLANS]








                                 Schedule I-1

                                                                       EXHIBIT E

================================================================================







                          Credit Enhancement Agreement

                                    between


                       ERP OPERATING LIMITED PARTNERSHIP


                                      and


                        WELLSFORD REAL PROPERTIES, INC.



                   Dated as of ________________________, 1997






================================================================================

                          CREDIT ENHANCEMENT AGREEMENT
                          ----------------------------


     THIS CREDIT ENHANCEMENT AGREEMENT (this "Agreement") is made and entered into as of _____________, 1997 by and between ERP OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership ("ERP Operating Partnership"), and WELLSFORD REAL PROPERTIES, INC., a Maryland corporation ("Newco").

     A. Pursuant to a certain Trust Indenture dated as of December 1, 1995 (the "Indenture"), between Palomino Park Public Improvements Corporation, a Colorado nonprofit corporation ("PPPIC"), and United States Trust Company of New York, as trustee (the "Trustee"), PPPIC has issued, sold and delivered its Assessment Lien Revenue Bonds, Series 1995 (the "Bonds"), in the aggregate principal amount of Fourteen Million Seven Hundred Fifty-Five Thousand and 00/100 Dollars ($14,755,000.00). The Bonds are payable as to principal and interest in the manner provided in the Indenture. Proceeds of the Bonds are intended to be applied for the purpose of financing certain public facilities located within Highlands Ranch Metropolitan District No. 2, Douglas County, Colorado, a quasi-municipal corporation organized under the laws of the State of Colorado. The Indenture, and the other documents and instruments to which PPPIC is a party, evidencing or securing PPPIC's obligations in connection with the Bonds (with the exception of the "Letter of Credit Documents" described below) are referred to herein collectively as the "Bond Documents." All capitalized terms not otherwise defined herein shall have the meanings set forth in the Indenture.

     B. Pursuant to the Indenture, PPPIC is required to furnish a Letter of Credit or Alternate Credit Facility satisfying the conditions set forth in the Indenture, to secure the payment of Bonds that are in the Weekly Mode or the Term Mode, but not Bonds that are in the Fixed Mode. Pursuant to the terms of a Letter of Credit Reimbursement Agreement dated as of December 1, 1995 (said agreement, as the same may be modified pursuant to Section 3.1(h) hereof, the "Bank Reimbursement Agreement") by and among PPPIC, Wellsford Residential Property Trust, a Maryland real estate investment trust ("Wellsford Parent"), and Dresdner Bank, AG, New York Branch (the "Bank"), the Bank has issued to the Trustee, acting on behalf of the holders of the Bonds, a certain letter of credit (the "Dresdner L.C.") in the face principal amount of $15,773,702, for the purpose of securing the payment of the Bonds. All documents entered into by PPPIC or Wellsford Parent pursuant to the Bank Reimbursement Agreement are referred to herein collectively as the "Letter of Credit Documents."

     C. PPPIC and Wellsford Parent have entered into a Reimbursement Agreement dated as of December 1, 1995 (the "Wellsford Parent Reimbursement Agreement") pursuant to which PPPIC has undertaken certain obligations and provided certain security for the benefit of Wellsford Parent in consideration of Wellsford Parent's obligations under the Bank Reimbursement Agreement. Among other things, pursuant to the Wellsford Parent Reimbursement Agreement,

PPPIC agreed that PPPIC would not convert the Rate Mode of the Bonds without the express written consent of Wellsford Parent and would, at the request of Wellsford Parent, convert the Rate Mode of the Bonds. PPPIC has executed and delivered to Wellsford Parent a certain Palomino Park Promissory Note dated December 20, 1995 (the "PPPIC Note to Wellsford Parent"), evidencing PPPIC's payment obligations to Wellsford Parent pursuant to the Wellsford Parent Reimbursement Agreement.

     D.  Newco has been formed as a wholly-owned subsidiary of Wellsford
Parent pursuant to the Contribution Agreement ("Contribution Agreement") referred to in that certain Agreement and Plan of Merger dated as of January __, 1997 (the "Merger Agreement") by and between Equity Residential Properties Trust, a Maryland real estate investment trust that is the general partner of ERP Operating Partnership ("EQR"), and Wellsford Parent. Pursuant to the Contribution Agreement, Wellsford Parent has assigned to Newco and Newco has assumed, or is assuming concurrently herewith, Wellsford Parent's rights and obligations under the Bank Reimbursement Agreement, the Letter of Credit Documents, the Wellsford Parent Reimbursement Agreement and the PPPIC Note to Wellsford Parent.

     E. ERP Operating Partnership and Newco are entering into this Agreement pursuant to the Merger Agreement.

     NOW, THEREFORE, in consideration of the premises, and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE 1
                                   ---------

                               CREDIT ENHANCEMENT
                               ------------------

     1.1 (a) Upon and subject to the satisfaction of the conditions precedent set forth in Article 3 hereof, ERP Operating Partnership shall execute and deliver to the Bank a guaranty (the "Initial ERP Operating Partnership Guaranty") pursuant to which ERP Operating Partnership shall guarantee to the Bank the payment by Newco of any and all "Overdue Reimbursement Amounts" (as such term is hereinafter defined). As employed herein, the term "Overdue Reimbursement Amounts" shall mean any and all sums due and owing from time to time by Newco to the Bank pursuant to the Bank Reimbursement Agreement that are not paid to the Bank by Newco when due (after the expiration of any cure periods under the Bank Reimbursement Agreement) pursuant to the Bank Reimbursement Agreement. The Initial ERP Operating Partnership Guaranty:

               (i) shall not require security for ERP Operating Partnership's obligations pursuant to the Initial ERP Operating Partnership Guaranty;

               (ii) shall obligate ERP Operating Partnership to pay all Overdue Reimbursement Amounts to the Bank upon demand or, if the Bank shall agree, in its sole and absolute discretion, then within a period of up to three (3) business days following the making of a written demand upon ERP Operating Partnership by the Bank and shall provide that the payment by ERP Operating Partnership to the Bank within said period of time shall, at ERP Operating Partnership's election, constitute a cure with respect to Newco's obligations to the Bank under the Bank Reimbursement Agreement;

               (iii) shall not impose upon ERP Operating Partnership any
                     financial covenants (collectively, "financial covenants") consisting of net worth requirements, financial tests, financial reporting requirements (other than customary quarterly and annual statements) or covenants generally recognized as financial covenants with respect to ERP Operating Partnership, or any other covenants regarding the nature or manner of operation of ERP Operating Partnership's businesses; provided, however, that the Initial ERP Operating Partnership Guaranty may be cross-defaulted to such corporate-level financial covenants, if any, as ERP Operating Partnership may be subject to from time to time under any of ERP Operating Partnership's corporate-level unsecured debt instruments, to the extent that the enforcement of said covenants is not waived or released by the financial institutions in whose favor said covenants primarily run (upon request from the Bank, ERP Operating Partnership shall furnish the Bank with evidence satisfactory to the Bank of such financial covenants to which ERP Operating Partnership may from time to time be subject);

               (iv) shall not contain a waiver of any rights of subrogation that ERP Operating Partnership may otherwise have by reason of making payment to the Bank under the Initial ERP Operating Partnership Guaranty, shall grant ERP Operating Partnership full rights of subrogation with respect thereto upon the payment in full to the Bank by ERP Operating Partnership of Newco's obligations under the Letter of Credit Documents, and shall contain the Bank's agreement to assign to ERP Operating Partnership (without warranty, representation or recourse, and without releasing Newco from any obligations or defaults thereunder) the Bank's rights and remedies under the Letter of Credit Documents following the payment in full by ERP Operating Partnership of Newco's obligations under the Letter of Credit Documents;

               (v) shall provide for an absolute and unconditional guaranty of payment by ERP Operating Partnership containing such terms and conditions as are usual and customary for the Bank to impose in transactions of the type herein contemplated with third party guarantors of comparable net worth which are unaffiliated with the party whose obligations they are guaranteeing, which guaranty may include an express statement to the effect of any one or more of the following:
                    ERP Operating Partnership shall not be released by any bankruptcy (voluntary or involuntary) of any obligor with respect to the Letter of Credit Documents, any fact, matter or circumstance, whether or not denominated in the Letter of Credit Documents; and that ERP Operating Partnership shall expressly waive or be deemed to have waived any suretyship defenses; and may permit the Bank to seek sole and immediate enforcement of the Initial ERP Operating Partnership Guaranty without first proceeding against Newco, PPPIC or any obligor or collateral; provided, however, that the Initial ERP Operating Partnership Guaranty shall provide that ERP Operating Partnership shall be released fully and absolutely from liability under the Initial ERP Operating Partnership Guaranty in the event that the Bank Reimbursement Agreement or the other Letter of Credit Documents or any of Newco's obligations in connection therewith shall be modified without the prior written consent of ERP Operating Partnership, which shall not be unreasonably withheld, provided that such modification shall not increase the amount of the Letter of Credit or otherwise increase ERP Operating Partnership's obligations under the Initial ERP Operating Partnership Guaranty, increase the likelihood that ERP Operating Partnership will be required to make a payment pursuant to the Initial ERP Operating Partnership Guaranty, or diminish the remedies or collateral to which ERP Operating Partnership will become subrogated upon payment as contemplated under Section 1.1(a)(iv) hereinabove; and

               (vi) shall provide that the term of the Initial ERP Operating
                    Partnership Guaranty or any Alternate Credit Facility shall not extend beyond the eighth (8th) anniversary of the date of this Agreement (the "Expiration Date") or, if the term of the Initial ERP Operating Partnership Guaranty or any Alternate Credit Facility shall extend beyond the Expiration Date, then such guaranty document shall make it clear that the guaranty afforded under this Agreement shall expire on the Expiration Date.

          (b) The form of the Initial ERP Operating Partnership Guaranty shall be subject to ERP Operating Partnership's review and approval, which shall not be unreasonably withheld or delayed if the terms and conditions thereof conform to the parameters set forth in Section 1.1(a) hereof.

     1.2 For so long as a Letter of Credit or Alternate Credit Facility is required to be furnished to the Trustee pursuant to the terms of the Indenture, Newco shall cause PPPIC to do so and, in particular, shall cause PPPIC to furnish to the Trustee a Letter of Credit or Alternate Credit Facility in accordance with Section 5.15(b) of the Indenture prior to the expiration of any then-existing Letter of Credit so as to cause the Trustee to surrender for cancellation the previously held Letter of Credit to the issuer thereof, not less than thirty (30) days prior to the expiry of said existing Letter of Credit.

     1.3 In connection with any Alternate Letter of Credit or Alternate Credit Facility that may be furnished to the Trustee from time to time pursuant to the Indenture, ERP Operating Partnership acknowledges that PPPIC or Newco may desire or be required to undertake certain obligations or provide certain financial accommodations (collectively the "Alternate Reimbursement Obligations") to the issuer of said Alternate Letter of Credit or Alternate Credit Facility. The documents evidencing or securing Newco's Alternate Reimbursement Obligations are referred to herein collectively as the "Alternate Reimbursement Documents". The parties acknowledge that the issuer of the Alternate Letter of Credit or the Alternate Credit Facility may be one or more institutions, selected by Newco, meeting the requirements of the Indenture. If Newco undertakes any Alternate Reimbursement Obligations, then ERP Operating Partnership shall enter into a guaranty of the payment of Newco's Alternate Reimbursement Obligations by executing and delivering to the issuer of said Alternate Letter of Credit or Alternate Credit Facility a guaranty in favor of said issuer (the "Alternate ERP Operating Partnership Guaranty"), upon and subject to the satisfaction of the conditions precedent set forth in Sections 3.1(d), 3.1(f), 3.1(i), 3.1(k) and
3.2 hereof, and subject also to the satisfaction of the following additional conditions precedent:

          (a) The terms and conditions of said Alternate Letter of Credit or Alternate Credit Facility shall be subject to ERP Operating Partnership's review and approval in ERP Operating Partnership's sole and absolute discretion; provided, however, that ERP Operating Partnership shall not unreasonably withhold or delay its approval with respect thereto if the terms and conditions thereof shall not be materially less favorable to Newco than the terms and conditions of the Letter of Credit Documents, as the same have been modified pursuant to this Agreement, and are otherwise commercially reasonable in the circumstances;

          (b) The terms and conditions of the Alternate ERP Operating Partnership Guaranty shall be subject to ERP Operating Partnership's review and approval in ERP Operating Partnership's sole and absolute discretion; provided, however, that ERP Operating Partnership shall not unreasonably withhold or delay its approval with respect thereto if the scope and nature thereof is limited in substantially the same manner as the Initial ERP Operating Partnership Guaranty and if the Alternate ERP Operating Partnership Guaranty is not otherwise on terms materially less favorable than the Initial ERP Operating Partnership Guaranty;

          (c) The Initial ERP Operating Partnership Guaranty (or, as the case may be, any pre-existing Alternate ERP Operating Partnership Guaranty) shall be returned to ERP Operating Partnership, and ERP Operating Partnership shall be released fully and absolutely from all liability thereunder, prior to or concurrently with the execution and delivery of the Alternate ERP Operating Partnership Guaranty;

          (d) The Alternate Letter of Credit or Alternate Credit Facility shall satisfy the requirements of the Indenture; and

          (e) Newco and PPPIC shall have executed and delivered documents relating to the Alternate Credit Facility or Alternate Letter of Credit, as the case may be, which are in substantially the same form as the Wellsford Parent Reimbursement Agreement and the PPPIC Note to Wellsford Parent, respectively, and PPPIC and Newco shall have executed and delivered to ERP Operating Partnership an instrument or agreement with respect thereto in substantially the same form as the Collateral Assignment and Consent described in Section 4.6 hereof.

     1.4 Newco shall furnish drafts of all Alternate Reimbursement Documents to ERP Operating Partnership not less than sixty (60) days prior to the date on which any Alternate Letter of Credit or Alternate Credit Facility is required or proposed to be furnished to the Trustee. If ERP Operating Partnership is not satisfied with the terms of the proposed Alternate Reimbursement Documents for any reason whatsoever, or if ERP Operating Partnership, in its sole discretion, shall otherwise prefer to do so, ERP Operating Partnership may itself arrange for an Alternate Letter of Credit or Alternate Credit Facility in lieu of the one proposed by Newco or PPPIC; provided, however, that if the terms of the proposed documents are such that ERP Operating Partnership would otherwise be obligated to execute and deliver an Alternate ERP Operating Partnership Guaranty pursuant to Section 1.3 of this Agreement in connection with an Alternate Letter of Credit or Alternate Credit Facility proposed by Newco or PPPIC, and ERP Operating Partnership nevertheless desires not to do so, then (i) ERP Operating Partnership shall be obligated to arrange for an Alternate Letter of Credit or Alternate Credit Facility in lieu of the one proposed by Newco or PPPIC, and
(ii) under such circumstances, ERP Operating Partnership shall bear all costs and expenses arising in connection with such Alternate Letter of Credit or

Alternate Credit Facility including, without limitation, any fees, costs, attorneys' fees or charges imposed or incurred by the Bank, the Trustee, or the Rating Service (as defined in _______________). If ERP Operating Partnership arranges for such an Alternate Letter of Credit or Alternate Credit Facility, then Newco covenants and agrees that PPPIC and Newco shall be the parties primarily liable on a joint and several basis with respect to the Alternate Reimbursement Documents arranged by ERP Operating Partnership, and ERP Operating Partnership agrees, subject to the satisfaction of the conditions set forth in this Agreement, to execute and deliver an Alternate ERP Operating Partnership Guaranty with respect to Newco's payment obligations under said Alternate Reimbursement Documents. Any Alternate Reimbursement Documents proposed by ERP Operating Partnership shall be on terms that are not materially less favorable to Newco or PPPIC than the Alternate Reimbursement Documents proposed by Newco or PPPIC.

     1.5 ERP Operating Partnership shall have no liability to Newco or any other party to maintain any given rating with respect to the Bonds, it being acknowledged and agreed that (i) ERP Operating Partnership has no obligation whatsoever to PPPIC, the Trustee, the holders of the Bonds or any party paying assessments to PPPIC, and (ii) ERP Operating Partnership's sole obligation in connection with the Bonds is to provide certain financial accommodations to the issuer of a Letter of Credit or Alternate Credit Facility, as the case may be, solely in accordance with the terms of this Agreement.

     1.6 For informational purposes, from time to time upon reasonable prior notice, ERP Operating Partnership shall cooperate reasonably in furnishing information concerning itself to the Bank or the issuer of any Alternate Letter of Credit or Alternate Credit Facility whether prior or subsequent to entering into the Initial ERP Operating Partnership Guaranty or any Alternate ERP Operating Partnership Guaranty, as the case may be.

     1.7 Newco shall have the right at any time prior to the Expiration Date to obtain a full release of the Initial ERP Operating Partnership Guaranty or the Alternate ERP Operating Partnership Guaranty, as the case may be, and terminate this Agreement.

                                   ARTICLE 2
                                   ---------

                               FEES AND EXPENSES
                               -----------------

     2.1 With respect to each period (each, an "Annual Period") commencing on the date hereof or on any anniversary of the date hereof and ending on the immediately preceding day of the same month in the next calendar year, Newco shall pay to ERP Operating Partnership a fee (the "Credit Enhancement Fee"), in an amount equal to one-half of one percent (0.5%) of the face amount of any Letter of Credit (or the maximum principal amount of any Alternate Credit Facility) in existence on the first day of said Annual Period. The Credit Enhancement Fee for any given Annual Period shall be payable quarterly in advance (in equal fourths of the Credit Enhancement

Fee for the entire Annual Period in which said quarter falls) on the first day of each quarter of said Annual Period, shall be earned in full for said quarter as of the first day of said quarter and shall not be refundable for any reason whatsoever, including, without limitation, the occurrence of any of the following prior to the end of the said quarter: (i) the repayment in full of the Bonds; (ii) the termination or expiration of this Agreement; (iii) the release of the Initial ERP Operating Partnership Guaranty or any Alternate ERP Operating Partnership Guaranty; or (iv) the conversion of the Bonds to the Fixed Mode. With respect to each Annual Period, a "quarter" shall be any of the four periods commencing on the first day of said Annual Period or on the dates that are three, six or nine months thereafter, respectively, and ending on the day prior to the commencement of the next quarter.

     2.2 Newco shall be solely responsible for paying (i) all costs, fees, charges, penalties and other expenses charged by the Bank or the issuer of any Alternate Letter of Credit or Alternate Credit Facility, and (ii) to the extent the same are reasonable in the circumstances, all costs, fees and expenses, including without limitation attorneys' fees and expenses, incurred by ERP Operating Partnership in connection with the Letter of Credit, any Alternate Letter of Credit or Alternate Credit Facility, the Initial ERP Operating Partnership Guaranty or any Alternate ERP Operating Partnership Guaranty.

                                   ARTICLE 3
                                   ---------

                              CONDITIONS PRECEDENT
                              --------------------

     3.1 As conditions precedent to ERP Operating Partnership's obligations pursuant to Article 1 of this Agreement, Newco shall furnish to ERP Operating
Partnership:

          (a) evidence, satisfactory to ERP Operating Partnership in the exercise of ERP Operating Partnership's commercially reasonable judgment, of the consent of PPPIC, the Bank, the Trustee and all other parties having a right of consent in connection with the Bonds or the Letter of Credit with respect to the assumption by Newco of Wellsford Parent's obligations pursuant to the Bank Reimbursement Agreement and the Letter of Credit Documents, and the release of Wellsford Parent therefrom.

          (b) an instrument in form and substance satisfactory to ERP Operating Partnership in the exercise of ERP Operating Partnership's commercially reasonable judgment, executed by the Bank, releasing ERP Operating Partnership and Wellsford Parent from any and all obligations in connection with the Bank Reimbursement Agreement and the Letter of Credit Documents, other than those obligations expressly undertaken by ERP Operating Partnership pursuant to the Initial ERP Operating Partnership Guaranty.

          (c) an instrument, in form and substance satisfactory to ERP Operating Partnership in the exercise of ERP Operating Partnership's commercially reasonable judgment, releasing ERP Operating Partnership and Wellsford Parent from any and all obligations under (i) that certain Second Amended and Restated Revolving Credit Agreement date as of June 30, 1995, as amended, with the First National Bank of Boston and the other parties listed therein, and (ii) that certain Intercreditor Agreement dated as of June 30, 1995, as amended, by and among said parties (collectively, the documents described in this Section 3.1(c) are referred to herein as the "Bank of Boston Documents");

          (d) a current certificate from the Trustee that, to the knowledge of Trustee, there has not occurred and shall not be continuing any default or event of default beyond any applicable grace period under the Indenture or the Bond Documents;

          (e) a current certificate, in form and substance satisfactory to ERP Operating Partnership in the exercise of ERP Operating Partnership's commercially reasonable judgment, executed by an officer of the Bank, to the effect that, to the knowledge of the Bank, there is no continuing default or event of default beyond any applicable grace period under the Bank Reimbursement Agreement or the Letter of Credit Documents;

          (f) a certificate, in form and substance satisfactory to ERP Operating Partnership, executed by an officer or director of PPPIC, to the effect that the Bond Documents shall not have been modified in any respect, from the forms submitted to ERP Operating Partnership prior to the execution of the Merger Agreement, without ERP Operating Partnership's written consent, which shall not be unreasonably withheld;

          (g) a certificate, in form and substance satisfactory to ERP Operating Partnership, executed by an officer or director of PPPIC, to the effect that the Letter of Credit Documents have not been modified in any respect from the forms submitted to ERP Operating Partnership prior to the execution of the Merger Agreement, without ERP Operating Partnership's written consent (which shall not be unreasonably withheld), except as provided in Section 3.1(h) hereinbelow;

          (h) the Bank Reimbursement Agreement and the Letter of Credit Documents shall have been amended so that (x) all covenants relating to the financial status and operations and personnel of Wellsford Parent have either been deleted or have been modified so as to reflect the status and business operations of Newco, as Wellsford Parent's assignee thereunder,
     (y) all references to the Bank of Boston Documents (including cross-defaults thereto and all references to any line or lines of credit available to Wellsford Parent pursuant thereto) shall have been deleted, and (z) such other provisions as Newco and the Bank may agree upon shall have been modified without the prior written consent of ERP Operating Partnership, which shall not be unreasonably withheld; provided that no such modification shall alter the basic business terms and procedures set forth in Articles 1, 2, 6.15, 6.19, 6.20, 6.21, 7.2, 8 and 9 of the Bank Reimbursement Agreement, relieve Newco and PPPIC of their obligations as the sole "Account Parties" (as such term is defined in the Bank Reimbursement Agreement) or increase the amount of the Letter of Credit or otherwise increase ERP Operating Partnership's obligations under the Initial ERP Operating Partnership Guaranty, increase the likelihood that ERP Operating Partnership will be required to make a payment pursuant to the Initial ERP Operating Partnership Guaranty, or diminish the remedies or collateral to which ERP Operating Partnership will become subrogated upon payment as contemplated under Section 1.1(a)(iv) hereinabove;

          (i) a Reimbursement and Indemnification Agreement, executed by Newco, described in Section 4.3 hereof;

          (j) the acknowledgement and agreement of PPPIC described in Section 5.1(b) hereof, the irrevocable power of attorney from PPPIC described in
     Section 5.1(c) hereof, and the Trustee's consent and acknowledgement described in Section 5.1(c) hereof;

          (k) the covenant and agreement of PPPIC described in Section 4.5 hereof;

          (l) evidence, satisfactory to ERP Operating Partnership in the exercise of ERP Operating Partnership's commercially reasonable judgment, of the consent of PPPIC with respect to the assumption by Newco of Wellsford Parent's rights and obligations under the Wellsford Parent Reimbursement Agreement and the release of Wellsford Parent therefrom and the assignment to Newco of the PPPIC Note to Wellsford Parent;

          (m) the Collateral Assignment and Consent described in Section 4.6 hereof; and

          (n) evidence, satisfactory to ERP Operating Partnership in the exercise of ERP Operating Partnership's commercially reasonable judgment, that Newco was formed, established and capitalized in accordance with the terms of the Contribution Agreement.

     3.2 It shall be a condition precedent to ERP Operating Partnership's obligations pursuant to Article 1 of this Agreement that no Event of Default beyond all applicable cure periods shall have occurred under this Agreement.

     3.3 The consummation of the transactions contemplated under the Merger Agreement shall be a condition precedent to ERP Operating Partnership's obligations pursuant to Article 1 of this Agreement.

     3.4 Newco shall use its best efforts to ensure that all conditions precedent to ERP Operating Partnership's obligations pursuant to Article 1 of this Agreement shall be satisfied as of the date of the consummation of the transactions contemplated by the Merger Agreement. In the event that Newco is unable to satisfy any condition precedent to ERP Operating Partnership's obligations pursuant to Article 1 of this Agreement by the date of the consummation of the transactions contemplated by the Merger Agreement, after the exercise of its best efforts to satisfy such condition, ERP Operating Partnership shall have the right, in its sole and absolute discretion, (i) to satisfy such condition precedent, at its cost and expense, or (ii) to waive compliance with any such condition precedent.


                                   ARTICLE 4
                                   ---------

                          OTHER OBLIGATIONS OF NEWCO
                          --------------------------

     4.1 On the same day, if any, as ERP Operating Partnership is required to make any payment from time to time under the Initial ERP Operating Partnership Guaranty or any Alternate ERP Operating Partnership Guaranty, Newco shall repay said amounts to ERP Operating Partnership in full. All amounts required to be reimbursed to ERP Operating Partnership pursuant to the foregoing sentence shall be interest at the rate of the "Prime Rate" (as such term is hereinafter defined) plus three percent (3%) per annum until paid in full, which interest shall be due and payable to ERP Operating Partnership on demand. Said interest shall be in the nature of default rate interest and the payment of said interest shall not excuse Newco from the obligation of repaying the amounts due and payable to ERP Operating Partnership pursuant to the first sentence of this
Section 4.1 when said amounts are due pursuant to said sentence. As employed herein, the term "Prime Rate" shall mean, from time to time, the rate of interest per annum then most recently announced by The First National Bank of Chicago in Chicago, Illinois as its corporate base rate. If The First National Bank of Chicago shall not announce such a rate, then the term "Prime Rate" shall mean the prime rate or base rate from time to time announced by an American money center bank designated by ERP Operating Partnership.

          4.2 (a) Newco shall indemnify and hold harmless ERP Operating Partnership, its general and limited partners, and the officers, directors, trustees, agents and employees of any of the foregoing (each, a "ERP Operating Partnership Indemnified Party") from and against any and all claims, demands, damages, losses, liabilities, and costs or expenses whatsoever (including reasonable attorneys' fees) which the ERP Operating Partnership Indemnified Party may incur (or which may be claimed against the ERP Operating Partnership Indemnified Party by any person or entity whatsoever) by reason of or in connection with the execution, delivery and performance of this Agreement, the Initial ERP Operating Partnership Guaranty or any Alternate ERP Operating Partnership Guaranty, except to the extent of claims, demands, damages, losses, liabilities and costs and expenses arising by reason of ERP Operating Partnership's breach of its obligations under this Agreement or by reason of the gross negligence or willful misconduct of the Indemnified Party.

          (b) ERP Operating Partnership shall indemnify and hold harmless Newco and its officers, directors, agents and employees (each, a "Newco Indemnified Party") from and against any and all claims, demands, damages, losses, liabilities, and costs or expenses whatsoever (including reasonable attorneys' fees) to the extent they arise from ERP Operating Partnership's breach of its obligations under this Agreement or by reason of the gross negligence or willful misconduct of ERP Operating Partnership.

     4.3 The rights and obligations of ERP Operating Partnership and Newco with respect to the matters set forth in Sections 4.1 and 4.2 shall be set forth in a Reimbursement and Indemnification Agreement to be prepared by ERP Operating Partnership and to be entered into concurrently with the execution and delivery of the Initial ERP Operating Partnership Guaranty and any Alternate ERP Operating Partnership Guaranty, which shall be in form and substance satisfactory to ERP Operating Partnership in the exercise of its commercially reasonable judgment.

     4.4 Newco covenants and agrees to comply in all material respects, and to cause PPPIC to comply in all material respects, with all terms and conditions of
(i) the Indenture and the other Bond Documents, (ii) the Bank Reimbursement Agreement and the other Letter of Credit Documents, and (iii) any Alternate Reimbursement Documents.

     4.5 Newco shall cause PPPIC to covenant and agree (i) to furnish ERP Operating Partnership concurrently with copies of all documentation furnished to the Trustee or its agents by PPPIC in connection with the draw-down of any Bond proceeds to fund the construction of the Public Improvements or other expenses and (ii) except as may be required by or in order to comply with existing law, that the Public Improvements that are constructed from time to time shall be only those Public Improvements reasonably required from time to time to service the improvements existing or under development on the Property.

     4.6 As security for Newco's obligations under this Agreement, Newco shall collaterally assign to ERP Operating Partnership all of Newco's rights, title and interest under the Wellsford Parent Reimbursement Agreement, and shall pledge to ERP Operating Partnership the PPPIC Note to Wellsford Parent. Said collateral assignment and pledge shall be evidenced by an instrument (the "Collateral Assignment") in form and substance satisfactory to ERP Operating Partnership in the exercise of its commercially reasonable judgment. The Collateral Assignment shall include a provision pursuant to which Newco agrees:
(i) not to consent to any modification of the Bank Reimbursement Agreement, the Indenture, or any documents executed by PPPIC in connection therewith which would have the effect of increasing the amount of the Letter of Credit or otherwise increasing ERP Operating Partnership's obligations under the Initial ERP Operating Partnership Guaranty, increasing the likelihood that ERP Operating Partnership will be required to make a payment pursuant to the Initial ERP Operating Partnership Guaranty, or diminishing the remedies or collateral to which ERP Operating Partnership will become subrogated upon payment as contemplated under Section 1.1(a)(iv) hereinabove; (ii) not to consent to the exercise by PPPIC of any rights of optional redemption under the Indenture without the prior written consent of ERP Operating Partnership, which consent shall not be unreasonably withheld; (iii) not to direct or consent to any conversion of the Rate Mode of the Bonds that is inconsistent with ERP Operating Partnership's rights under Section 5.1 of this Agreement; and (iv) that all rights of consent, and all rights to direct the actions of PPPIC which Newco has pursuant to the Wellsford Parent Reimbursement Agreement, shall be exercisable solely by ERP Operating Partnership solely upon the occurrence of an Event of Default described in Sections __ and __. Newco shall cause PPPIC to execute a consent and acknowledgment (the "Consent"), pursuant to which PPPIC consents to the Collateral Assignment and agrees that all rights of consent, and all rights to direct the actions of PPPIC, which Newco has pursuant to the Wellsford Parent Reimbursement Agreement, shall be exercisable solely by ERP Operating Partnership solely upon the occurrence of an Event of Default described in Sections __ and __ unless and until written notice of the release of said right is received from ERP Operating Partnership.

                                   ARTICLE 5
                                   ---------

                              RATE MODE OF BONDS;
             EXPIRATION OF ERP OPERATING PARTNERSHIP'S OBLIGATIONS
             -----------------------------------------------------

     5.1 Newco acknowledges that, pursuant to the Collateral Assignment and the Consent, ERP Operating Partnership shall have the exclusive right, subject to the rights of the Bank under the Bank Reimbursement Agreement, upon and following the occurrence of an Event of Default beyond all applicable cure periods or at any time after the Expiration Date (provided that ERP Operating Partnership shall not have previously been released from all of its obligations under the Initial ERP Operating Partnership Guaranty by the Alternate ERP Operating Partnership Guaranty, as the case may be), to direct PPPIC with respect to establishing the Rate Modes from time to time of the Bonds. ERP Operating Partnership hereby agrees to permit the Bonds to remain in the Weekly Mode; provided that, at any time on or after the Expiration Date (provided that ERP Operating Partnership shall not have previously been released from all of its obligations under the Initial ERP Operating Partnership Guaranty or the Alternate ERP Operating Partnership Guaranty, as the case may be) or at any time after the occurrence of an Event of Default under this Agreement beyond all applicable cure periods, ERP Operating Partnership shall have the right to direct PPPIC to exercise its option (the "Rate Conversion Option"), at the earliest possible time thereafter pursuant to the Indenture, to convert all the Bonds to the Fixed Mode. ERP Operating Partnership shall not cause the Bonds to be converted to the Term Mode without the approval of Newco and ERP Operating Partnership shall have no obligation at any time to cause or permit a conversion of the Bonds to a Term Mode with a duration of longer than two hundred and ten
(210) days or which ends after the Expiration Date or the expiration date or maturity date of the Letter of Credit, any Alternate Letter of Credit or any Alternate Credit Facility.

     5.2 On and as of the Expiration Date, Newco shall cause ERP Operating Partnership to be released from the Initial ERP Operating Partnership Guaranty and any Alternate ERP Operating Partnership Guaranty then in effect as of the Expiration Date, and ERP Operating Partnership shall have no further obligations pursuant to this Agreement from and after the Expiration Date.


                                   ARTICLE 6
                                   ---------

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     6.1 Representations and Warranties of Newco. Newco hereby represents and warrants to ERP Operating Partnership as follows:

          (a) Newco (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite corporate power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted by Newco, (iii) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a "Material Adverse Effect on Newco" (as such term is hereinafter defined), and (iv) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement. As employed herein, the term "Material Adverse Effect on Newco" shall mean (i) a materially adverse effect on the financial condition of Newco, or (ii) material impairment of the ability of Newco to pay any amount due, or to perform any other material obligation, under any Letter of Credit Document or Alternate Reimbursement Document.

          (b) The execution, delivery and performance by Newco of this Agreement and the transactions contemplated hereby (i) have been duly authorized by all requisite corporate and, if required, stockholder action and (ii) will not (A) violate (x) any provision of law, statute, rule or regulation to which Newco or any of its "Affiliates" (as such term is defined in Section 7.2) shall be subject, or of the certificate or articles of incorporation or other constitutive documents or by-laws of Newco, (y) any order of any governmental authority or quasi-governmental authority, or (z) any provision of any indenture or other material agreement or instrument to which Newco is a party or by which it or any of its property is or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or (C) result in the creation or imposition of any lien upon or with respect to any property or assets now owned or hereafter acquired by Newco, except for the lien, if any, created pursuant to the terms of this Agreement.

          (c) This Agreement has been duly executed and delivered by Newco and constitutes a legal, valid and binding obligation of Newco enforceable against Newco in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally, or by general equity principles, including but not limited to principles governing the availability of the remedies of specific performance and injunctive relief.

          (d) All of the Bonds are in the Weekly Mode.

     6.2 Representations and Warranties of ERP Operating Partnership. ERP Operating Partnership hereby represents and warrants to Newco as follows:

          (a) ERP Operating Partnership (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite corporate power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted by ERP Operating Partnership, (iii) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a "Material Adverse Effect on ERP Operating Partnership" (as such term is hereinafter defined), and (iv) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement. As employed herein, the term "Material Adverse Effect on ERP Operating Partnership" shall mean a materially adverse effect on the financial condition of ERP Operating Partnership.

          (b) The execution, delivery and performance by ERP Operating Partnership of this Agreement and the transactions contemplated hereby (i) have been duly authorized by all requisite corporate and, if required, stockholder action, and (ii) will not (A) violate (x) any provision of law, statute, rule or regulation to which ERP Operating Partnership or any of its "Affiliates" (as such term is defined in Section 7.2) shall be subject, or of the certificate or articles of incorporation or other constitutive documents or by-laws of ERP Operating Partnership, (y) any order of any governmental authority or quasi-governmental authority, or (z) any provision of any indenture or other material agreement or instrument to which ERP Operating Partnership is a party or by which it or any of its property is or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or (C) result in the creation or imposition of any lien upon or with respect to any property or assets now owned or hereafter acquired by ERP Operating Partnership.

          (c) This Agreement has been duly executed and delivered by ERP Operating Partnership and constitutes a legal, valid and binding obligation of ERP Operating Partnership enforceable against ERP Operating Partnership in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally, or by general equity principles, including but not limited to principles governing the availability of the remedies of specific performance and injunctive relief.


                                   ARTICLE 7
                                   ---------

                               EVENTS OF DEFAULT
                               -----------------

     7.1 Events of Default. The happening of any of the following events shall be an "Event of Default" hereunder:

          (a) any representation or warranty made or deemed made in this Agreement by Newco shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

          (b) default shall be made in the payment of any amounts due under this Agreement and such default is not cured within five (5) business days of written notice from ERP Operating Partnership of such default;

          (c) material default shall be made in the due observance or performance by Newco or PPPIC of any covenant, condition or agreement contained in this Agreement, the Bond Documents, the Letter of Credit Documents, any Alternate Reimbursement Documents and any Reimbursement and Indemnification Agreement entered into pursuant to Section 4.3 hereof, other than a default in the payment of any amount due under this Agreement, and such material default shall not be cured within fifteen (15) business days of written notice from ERP Operating Partnership of such default;

          (d) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Newco or PPPIC, or of a substantial part of the property or assets of Newco or PPPIC under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Newco or PPPIC or for a substantial part of the property or assets of Newco or PPPIC, or (iii) the winding-up or liquidation of Newco or PPPIC; and such proceeding or petition shall continue undismissed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (e) Newco or PPPIC shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (d) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Newco or PPPIC or for a substantial part of the property or assets of Newco or PPPIC, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding,
     (v) make a general assignment for the benefit of creditors, or (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due;

          (f) one or more judgments for the payment of money in an aggregate amount in excess of $250,000 shall be rendered against Newco or PPPIC and the same shall remain unbonded or undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any judgment creditor shall levy upon assets or properties of Newco or PPPIC to enforce any such judgment; or

          (g) there shall have occurred a Change in Control with respect to Newco or PPPIC.

     7.2 Definitions. As employed herein, the following terms shall have the following meanings:

          "Affiliate" shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          A "Change in Control" shall be deemed to have occurred with respect to Newco, as the case may be, if (a) any Person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Commission as in effect on the date hereof other than ERP Operating Partnership or ERP Operating Partnership's Affiliate) shall own, directly or indirectly, beneficially or of record, shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Newco; or (b) a change shall occur during any period in the Board of Directors of Newco in which the individuals who constituted the Board of Directors of Newco at the beginning of such period (together with any other director whose election by the Board of Directors of Newco or whose nomination for election by the stockholders of Newco was approved by a vote of at least two-thirds of the directors then in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of Newco then in office. With respect to PPPIC, a "Change in

     Control" shall mean that the members of the Board of Directors of PPPIC are no longer the nominees of Newco.

          "Control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The term "controlled" has a meaning correlative to the foregoing.

          "Person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

     7.3  Remedies.  Upon the occurrence of an Event of Default described in
Section 7.1 hereof, ERP Operating Partnership shall have any and all remedies available to it at law, in equity or pursuant to statute. Without limitation of the foregoing,the occurrence of an Event of Default shall have the consequences set forth in Sections 3.2 and 5.1 of this Agreement.

                                   ARTICLE 8
                                   ---------

                       AGREEMENT REGARDING PALOMINO PARK
                       ---------------------------------

     Notwithstanding anything to the contrary contained herein, if at any time Newco shall breach the terms of Article 7 of that certain Agreement Regarding Palomino Park of even date herewith by and between ERP Operating Partnership and Newco, then ERP Operating Partnership shall have no further obligations under this Agreement.

                                   ARTICLE 9
                                   ---------

                                 MISCELLANEOUS
                                 -------------

     9.1 Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy, as follows:

          (a) if to Newco, to it at _________________________________,
     Attention:________________________, Telecopy No. ______________, with a copy concurrently sent to: Brownstein, Hyatt, Farber & Strichland P.C., 410 Seventeenth St., Suite 2200, Denver, Colorado 80202;

          (b) if to ERP Operating Partnership, to it at _____________________________________, Attention: _____________________,
     Telecopy No. ______________.

Such notice will be deemed given when received.

     9.2 Survival of Agreement. All covenants, agreements, representations and warranties made by Newco herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by ERP Operating Partnership and shall survive the date of this Agreement, regardless of any investigation made by ERP Operating Partnership or on its behalf, and shall continue in full force and effect so long as ERP Operating Partnership retains any obligations or liability under this Agreement, the Initial ERP Operating Partnership Guaranty or any Alternate ERP Operating Partnership Guaranty.

     9.3 Binding Effect. This Agreement shall become effective when it shall have been executed by Newco and ERP Operating Partnership, and thereafter shall be binding upon and inure to the benefit of Newco, ERP Operating Partnership and their respective successors and assigns, except that neither Newco nor ERP Operating Partnership shall have the right to assign its rights hereunder or any interest herein without the prior consent of the other.

     9.4 Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS.

     9.5  Waivers; Amendment.

          (a) No failure or delay of ERP Operating Partnership or Newco in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of ERP Operating Partnership and Newco hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by either party therefrom shall in any event be effective unless the same shall be permitted by paragraph
     (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on either party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by Newco and ERP Operating Partnership.

     9.6 Entire Agreement. This Agreement, including any exhibits and schedules hereto, constitutes the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement. Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     9.7 Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement.

     9.8 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     9.9 Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

     9.10 Jurisdiction; Consent to Service of Process.

          (a) NEWCO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY ILLINOIS OR NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE CITY OF CHICAGO OR THE CITY OF NEW YORK, AND ANY APPELLATE COURT THEREFROM, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH ILLINOIS OR NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT IN THE COURTS OF ANY JURISDICTION.

          (b) NEWCO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY ILLINOIS OR NEW YORK STATE COURT OR FEDERAL COURT SITTING IN THE CITY OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

     IN WITNESS WHEREOF, ERP Operating Partnership and Newco have caused this Agreement to be signed by their respective officers hereunto duly authorized all as of the date first written above.


                                    ERP OPERATING LIMITED PARTNERSHIP

                                    BY:  EQUITY RESIDENTIAL PROPERTIES TRUST,
                                         its general partner



                                         By:__________________________________
                                         Name:________________________________
                                         Title:_______________________________

                                    WELLSFORD REAL PROPERTIES, INC.



                                         By:__________________________________
                                         Name:________________________________
                                         Title:_______________________________

                                                                       EXHIBIT F


================================================================================






                               Sonterra Agreement

                                    between


                       ERP OPERATING LIMITED PARTNERSHIP


                                      and


                        WELLSFORD REAL PROPERTIES, INC.



                         Dated as of         ___, 1997








================================================================================

                               SONTERRA AGREEMENT
                               ------------------


     THIS AGREEMENT (this "Agreement") is made and entered into as of __________, 1997 by and between ERP OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership ("ERQ OP"), and WELLSFORD REAL PROPERTIES, INC., a Maryland corporation ("Newco").

     A. Newco has been formed as a wholly owned subsidiary of Wellsford Residential Property Trust, a Maryland real estate investment trust ("WRPT"), pursuant to the Contribution Agreement dated as of _____________________, 1997 (the "Contribution Agreement") referred to in that certain Agreement and Plan of Merger dated as of January __, 1997 (the "Merger Agreement") by and between Equity Residential Properties Trust, a Maryland real estate investment trust that is the general partner of EQR OP ("EQR"), and WRPT.

     B. Pursuant to that certain Option Agreement dated as of June 28, 1996 (the "Option Agreement") by and between Specified Properties VIII, L.P., a Texas limited partnership ("Specified"), and WRPT, a copy of which Option Agreement is attached hereto as Exhibit A and made a part hereof, Specified granted WRPT an option to purchase the land (the "Land") which is more fully described on Exhibit B attached hereto and made a part hereof, together with the buildings and improvements thereon erected, known as Sonterra at Williams Centre, an apartment property located in the City of Tucson, County of Pima, State of Arizona (the "Improvements") (the Land and the Improvements are collectively referred to herein as the "Premises"), upon the terms and conditions described in the Option Agreement.

     C. Concurrently with the execution of the Option Agreement, WRPT and Specified entered into that certain Loan Agreement dated as of June 28, 1996 (the "Loan Agreement") pursuant to which WRPT made a loan to Specified in the original principal amount of $17,800,000.00, which loan is secured by the Premises.

     D. Pursuant to the Contribution Agreement, WRPT has assigned to Newco, among other things, all of WRPT's rights and obligations under the Option Agreement.

     E. EQR OP and Newco are entering this Agreement pursuant to the Merger Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

     1. Assignment of Option. In the event that Newco has decided not to exercise its option under the Option Agreement to purchase the Premises and Newco has received an offer (an

"Offer") from a prospective assignee, other than Newco or the Surviving Trust (as defined in the Merger Agreement) or any affiliate of either of such parties (each, an "Acceptable Assignee"), to purchase all of Newco's rights and obligations under the Option Agreement, Newco shall first offer in writing (a "Notice of Proposed Assignment") to assign the Option Agreement to EQR OP. Any such assignment of the Option Agreement to EQR OP shall be on the same terms and conditions as the Offer, which terms and conditions shall be set forth in the Notice of Proposed Assignment. If EQR OP does not provide Newco with written notice of its intention to purchase Newco's rights and obligations under the Option Agreement on or before the earlier of the date when notice of exercise of the option must be given within thirty (30) days after the Notice of Proposed Assignment, then Newco shall have the right to assign all of its rights and obligations under the Option Agreement to such prospective assignee in accordance with the terms of the Offer. If Newco fails to consummate such assignment within one hundred fifty (150) days following EQR OP's rejection of the offer in the Notice of Proposed Assignment, then the Option Agreement shall again be subject to the restrictions of this Paragraph 1.

     2. Lapse of Option. In the event that Newco has decided not to exercise its option to the purchase the Premises under the Option Agreement and Newco has not received an offer to purchase all of Newco's rights and obligations under the Option Agreement within thirty (30) days prior to the last day for giving notice of exercise of the expiration of the option, then Newco shall give EQR OP thirty (30) days written notice of such expiration of the option. Upon timely giving such notice, EQR OP shall have the right to require Newco to immediately assign all of its rights and obligations under the Option Agreement to ERQ OP for One Hundred and 00/100 Dollars ($100.00).

     3. Exercise of Option. In the event that Newco, or the Acceptable Assignee then holding the option under the Option Agreement, shall elect to exercise its right under the Option Agreement to purchase the Premises, Newco
(i) as the exercising party, shall cause title to the Premises to be acquired by Newco or a subsidiary or affiliate of Newco only or (ii) shall cause the Acceptable Assignee exercising such option to cause the Premises to be so titled. Newco shall give EQR OP written notice of the acquisition of the Premises pursuant to the terms of the Option Agreement within ten (10) days after acquisition. For the purposes hereof, an "affiliate" of Newco shall be any entity controlled by, controlling or under common control with Newco.

     4. Right of First Offer Agreement. Promptly following (a) the acquisition of the Premises by Newco or a subsidiary of Newco in accordance with Paragraph 3 hereof or (b) the taking of title to the Premises by Newco or a subsidiary or affiliate of Newco by virtue of a foreclosure on the Premises, or the taking of a deed in lieu of foreclosure on the Premises, based upon a default under the Loan Agreement, Newco shall enter, or shall cause such subsidiary, as titleholder to the Premises, to enter into, without further consideration, a Right of First/Last Offer Agreement (the "Right of First/Last Offer Agreement"), which shall be prepared by counsel to EQR OP and shall be in form and substance satisfactory to EQR OP in the exercise of EQR OP's commercially reasonable judgment, which agreement shall be in substantially the same form as the Right of First/Last Offer Agreements entered into or required to be entered into pursuant to Article 2 of that certain Agreement Regarding Palomino Park of even date herewith.

     5. Memorandum. Upon execution of the Right of First/Last Offer Agreement, Newco shall record, or shall cause the subsidiary of Newco holding title to the Premises to record, a memorandum thereof against title to the Premises.

     6. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy, as follows:

          (1) if to Newco, to it at _________________________________,
     Attention:________________________, Telecopy No. ______________; and

          (2) if to EQR OP, to it at _____________________________________,
     Attention: _____________________, Telecopy No. ______________.


     7. Binding Effect. This Agreement shall become effective when it shall have been executed by Newco and EQR OP, and thereafter shall be binding upon and inure to the benefit of Newco, EQR OP and their respective successors and assigns, except that Newco shall not have the right to assign its rights hereunder or any interest herein without the prior consent of EQR OP.

     8. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS.

     9.   Waivers; Amendment.

          (1) No failure or delay of EQR OP in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of EQR OP for a breach hereof are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by Newco therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on Newco in any case shall entitle Newco to any other or further notice or demand in similar or other circumstances.

          (2) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by Newco and EQR OP.

     10. Entire Agreement. This Agreement, including any exhibits and schedules hereto, constitutes the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement. Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     11. Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement.

     12. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     13. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

     14.  Time is of the essence of this Agreement.

     15. Nothing in this Agreement shall require Newco to take any action that would create any default under, or breach of any representations or covenants under, the Option Agreement or the Loan Agreement or any documents relating to either of the same.

     16.  Jurisdiction; Consent to Service of Process.

          (1) NEWCO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY ILLINOIS STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE CITY OF CHICAGO OR THE CITY OF NEW YORK, AND ANY APPELLATE COURT THEREFROM, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT,

     AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH ILLINOIS OR NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT IN THE COURTS OF ANY JURISDICTION.

          (2) NEWCO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY ILLINOIS OR NEW YORK STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

     IN WITNESS WHEREOF, EQR OP and Newco have caused this Agreement to be signed by their respective officers hereunto duly authorized all as of the date first written above.

                                    ERQ OP:

                                    ERP OPERATING LIMITED PARTNERSHIP, an
                                    Illinois limited partnership

                                    By:  Equity Residential Properties Trust, a
                                         Maryland real estate investment trust
                                         and its general partner

                                         By:__________________________________
                                         Name:________________________________

                                         Title:_______________________________

                                    NEWCO:

                                    WELLSFORD REAL PROPERTIES, INC., a Maryland corporation


                                         By:__________________________________
                                         Name:________________________________
                                         Title:_______________________________

                                                                       Exhibit A


                              OPTION AGREEMENT

     This Option Agreement (this "Agreement") made as of the 28th day of June 1996, by and between SPECIFIED PROPERTIES VIII, L.P., a Texas limited partnership, having an address at 5950 Berkshire Lane, Suite 500, Dallas, Texas 75225, Attention: John R. Carmichael or Tom Teague (hereinafter called "Seller"), and WELLSFORD RESIDENTIAL PROPERTY TRUST, a Maryland real estate investment trust, having an address at 370 17th Street, Suite 3100, Denver, Colorado 80202, Attention: Donald D. MacKenzie (hereinafter called "Buyer").

                                  RECITALS

     WHEREAS, Seller is the owner in fee simple of the land (the "Land") which is more fully described on Exhibit A attached hereto and made a part hereof, together with the buildings and improvements thereon erected, known as Sonterra at Williams Centre, an apartment property located in the City of Tucson, County of Pima, State of Arizona (the "Improvements") (the Land and the Improvements are collectively referred to herein as the "Premises"); and

     WHEREAS, Seller desires to grant to Buyer and Buyer desires to obtain an option to purchase the Premises, for the price and other considerations and upon the terms and conditions hereinafter set forth.

                                  AGREEMENT

     NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants herein contained and of the Option Payment provided for herein, and respectively expressing the intention to be legally bound hereby, covenant and agree as follows:

     1. Option. In consideration of the payment to Seller of $178,000.00 (the "Option Payment"), the receipt and sufficiency of which is hereby acknowledged, Seller hereby grants to Buyer the right and option (the "Option") for a term ending December 31, 1998 (the "Term") to purchase all of the following (collectively herein referred to as the "Property"), free and clear of liens and encumbrances except Permitted Exceptions (as hereinafter defined) and subject to additions and removals in accordance with Paragraph 9(e):

          (a)  The Land;

          (b)  The Improvements;

          (c) Easements, rights of way, privileges, appurtenances and rights belonging to and inuring to the benefit of the Premises;

          (d) All of Seller's interests in any land lying in the bed of any street, road or avenue, open or proposed, in front of or adjoining said Premises to the center line thereof;

          (e) All fixtures, machinery, computers, equipment, furnishings, appliances, supplies, operational records and other tangible personal property owned by Seller and now or hereafter located on the Premises, including without limitation, all fittings, heating, air cooling, air conditioning, freezing, lighting, laundry, incinerating and power equipment and apparatus; all engines, pipes, pumps, tanks, motors, conduits, switch boards, plumbing, lifting, cleaning, fire prevention, fire extinguishing and refrigerating equipment and apparatus; all furnaces, oil burners or units thereof; all appliances, vacuum cleaning systems, awnings, signs, screens, storm doors and windows, cabinets, partitions, ducts and compressors, furniture and furnishings, hot water heaters, garbage receptacles and containers above and below ground, janitorial supplies, landscaping materials, lawn mowers, tools, and articles of a nature similar to the foregoing; all snow removal equipment; and all future additions to or substitutions for the foregoing, or any part thereof, between the date hereof and the date of closing hereunder; and all warranties and guarantees to and rights of action of Seller therefor, if any. (The property described in this subparagraph 1(e), when referred to separately from the Premises, is hereinafter sometimes called "Personalty");

          (f) All strips, gores, riparian rights and littoral rights, if any, belonging to or inuring to the benefit of the Land and/or the Improvements; and

          (g) All of Seller's right, title and interest in and to the following (collectively, "Other Interests"):

               i) Any and all catalogs, booklets, manuals, tenant files, maintenance and operation logs, files and records, leasing records, correspondence relating to maintenance, operations or leasing, purchaser prospect list, tenant lists, tenant prospect lists and other mailing lists, sales brochures and material, leasing brochures and materials, advertising materials and, to the extent prepared for Seller by third parties, title information, soil, engineering and environmental inspections, studies and reports, market studies, and similar materials with respect to the sale, management, leasing, promotion, ownership, maintenance, use, occupancy and operation of the Premises;

               ii)  The name "Sonterra at Williams Centre" (the "Name");

               iii) All tenant security deposits, together with any interest thereon accrued or deemed accrued as of the Closing Date which the landlord is required by law or by the Tenant Leases to refund to tenants (collectively, the "Security Deposits");

               iv) Any transferable bond, guaranty, warranty or repair agreements (the "Warranties") concerning the Premises or any part thereof, including without limitation, any bond, guaranty or warranty (including any fidelity bonds) relating to construction, use, maintenance, occupancy or operation of the Improvements and the Personalty, but only to the extent such bond, guaranty, warranty or agreement is an obligation of a person not affiliated with Seller or its partners, and in all cases subject to any limitation contained in each such bond, guaranty and warranty;

               v) Any transferable licenses, permits, approvals and certificates issued by any governmental authorities required or used in or relating to the ownership, use, maintenance, occupancy or operation of any part of the Premises;

               vi) Any surveys of, and plans and specifications relating to, the Premises;

               vii) Any unrecorded utility agreements including any deposits made thereunder;

              viii) The Service Agreements (as hereinafter defined);

               ix) The Tenant Leases listed on the Rent Roll (as both terms are hereinafter defined);

               x) Any unpaid awards for any taking by condemnation or any damage to the Premises by reason of a change of grade of any street or highway, or any award paid to Seller and not used or applied by Seller to the restoration of the Premises or applied to the Loan (as such term is defined in Section 20);

               xi) Any unpaid proceeds for any damage to the Premises by reason of fire or other casualty, or any proceeds paid to Seller and not used or applied by Seller to the restoration of the Premises or applied to the Loan (as such term is defined in Section 20);

               xii) Any transferable development rights with respect to the Land, excluding any cash deposits or letters of credit delivered to any governmental authority in connection with the past, present or future development of the Land (it being acknowledged that Seller may withdraw or cause to be withdrawn any such cash or letters of credit); and

              xiii) Any water and water rights of any kind or description appurtenant to or owned by Seller in connection with the Land or the Improvements.

     2.   Option Payment; Exercise of Option; Purchase Price.

          (a) The Option Payment is nonrefundable and shall be credited against the amounts due from Buyer at the Closing.

          (b) Buyer may exercise the Option at any time prior to the end of the Term by written notice (the "Exercise Notice") given to Seller in accordance with Paragraph 20 below. If Buyer gives the Exercise Notice, the date of closing of the purchase and sale of the Property (the "Closing Date") shall be on a date specified by Buyer which shall be not more than ninety
(90) nor less than twenty (20) days after the date of the Exercise Notice or on such other date as Buyer and Seller may agree.

          (c) The purchase price for the Property shall be $20,178,000.00 if the Closing Date is on or before December 31, 1997, and $20,678,000.00 if the the Closing Date is January 1, 1998 or later (in either case, the "Purchase Price"), which Buyer shall pay by wire transfer of immediately available funds through the Federal Reserve System to Chicago Title Insurance Company, 7616 LBJ Freeway, Dallas, Texas 75230 (the "Title Company") for disbursement to Seller.

     3. Seller's Condition. Notwithstanding any representation, warranty or covenant in this Agreement to the contrary, Seller's obligations and exercise of the Option under this Agreement are conditioned on approval of this Agreement by the limited partner of Seller.

     4. Survey. Prior to the date of this Agreement, Seller has delivered to Buyer, at Seller's sole cost and expense, a current ALTA/ACSM Land Title Survey of the Property prepared and certified (i) in accordance with the "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys" jointly established and adopted ALTA and ACSM in 1992, and including Items 1 through 4, 6 through 11, and 13 of Table A thereof, and (ii) pursuant to the Accuracy Standards (as adopted by the ALTA and ACSM and in effect on the date of the certification of such survey) of an Urban Survey (the "Initial Survey"). The Initial Survey contains a certificate from the surveyor to Buyer and the Title Company in form acceptable to Buyer. Seller shall have the survey updated and recertified prior to Closing to a date not more than thirty (30) days before the Closing Date. The updated survey (the "Final Survey") shall be in a form acceptable to the Title Company for the deletion of the standard survey exceptions without the addition of further exceptions to title and shall disclose no title defects, encroachments or other matters not shown on the Initial Survey, unless the same are acceptable to Buyer in its sole and absolute discretion. Any matters shown on the Final Survey that are not on the Initial Survey and are objected to by Buyer shall be corrected at Seller's sole cost prior to the Closing Date, except that Seller shall not be obligated to correct survey matters arising solely from changes enacted by governmental authorities after the date of the Initial Survey (e.g. changes in setback requirements).

     5.   Title Insurance and Lien Search.

          (a) Prior to the date hereof, a current title insurance commitment covering the Property issued by the Title Company (the "Initial Title Commitment"), together with complete and legible copies of all documents referred to therein, has been delivered to Buyer at Seller's sole cost and expense. The Initial Title Commitment commits to insure Buyer as owner of the Property in the amount of $20,178,000.00, and commits the Title Company to issue its standard ALTA Owner's Policy on the Closing Date, with standard preprinted exceptions deleted, insuring good and marketable title in fee simple to the Property in Buyer subject only to (i) current non-delinquent general real property taxes, and (ii) title exceptions approved by Buyer prior to the date hereof. If the Initial Title Commitment contains any exception for mineral rights, Seller shall pay at Closing for an endorsement to the title insurance coverage insuring against any loss to Improvements as a result of such exception. Seller shall cause the Initial Title Commitment to be updated prior to Closing to a date not more than thirty (30) days before the Closing Date. If such updated title insurance commitment (the "Closing Title Commitment") contains any exceptions from coverage which Buyer deems to be unacceptable and which are not on the Initial Title Commitment, and if Seller does not remove (or, in the case of mechanic's liens, bond over) such exceptions by Closing, Buyer, at its option, may exercise its remedies under Paragraph 16 of this Agreement. If Buyer does not deliver written notice of objection to title to Seller before the end of ten (10) business days after delivery of the Closing Title Commitment, Buyer shall be deemed to have accepted the condition of title as shown therein. Any exceptions on the Closing Title Commitment to which Buyer does not timely object, or to which Buyer objects but later waives its objection in writing, shall be deemed to be "Permitted Exceptions."

          (b) Seller shall obtain and shall deliver to Buyer within ten (10) days after the Closing Date, at its sole cost and expense, a standard ALTA Owner's Policy, covering the Property in the amount of the applicable Purchase Price, effective as of the date and time of the Closing, subject only to the Permitted Exceptions, and including the endorsements required pursuant to the preceding subparagraph (a). The standard preprinted exceptions regarding parties in possession, surveys, and mechanic's liens shall be deleted, at Seller's sole cost and expense. Seller shall deliver to the Title Company any instruments, documents, payments, indemnities, releases and agreements as the Title Insurance Company shall require in order to issue, the title insurance policy as herein provided. At Closing, Seller shall cause the Title Company to deliver to Buyer such assurances as Buyer may reasonably request that the Title Company is irrevocably committed and prepared to issue its ALTA Owner's Policy to Buyer in accordance with the foregoing requirements.

          (c) If the Title Company uses the escrow and closing services of an agent in connection with this transaction, Seller shall cause Title Company to issue to Buyer an insured closing letter, in form and substance reasonably satisfactory to Buyer, which insured closing letter shall, subject to applicable regulatory restrictions, protect Buyer from fraud or dishonesty of the Title Company's agent in handling Buyer's funds or documents in connection with the Closing and against the failure of the Title Company's agent to comply with written closing instructions of Buyer or its counsel.

          (d) Prior to the date of this Agreement, Seller, at its sole expense, has delivered to Buyer a current certificate from the appropriate governmental authorities or from a Uniform Commercial Code lien search service acceptable to Buyer, reporting the results of a Uniform Commercial Code lien search of all appropriate records for security interests and financing statements against any personal property constituting a part of the Property. Seller shall cause such report to be updated and recertified to Buyer within ten (10) days prior to the Closing Date, and shall make arrangements on or before the Closing Date to have all liens shown thereon fully discharged or bonded.

     6.   Inspection by Buyer; Maintenance.

          (a) Subject to the rights of the tenants under the Tenant Leases, Buyer and Buyer's authorized agents and representatives may, from time to time during the Term, during regular business hours and on reasonable prior notice to Buyer and the managing agent of the Property, inspect all areas of the Premises and conduct such tests and observations as Buyer may deem appropriate. Any tests involving extraction of samples of materials, soil or water other than for asbestos shall require prior approval of Seller. No such inspection, however, shall constitute a waiver or relinquishment on the part of Buyer of its right to rely upon the covenants, representations, warranties or agreements made by Seller under this Agreement. Buyer shall pay when due all fees and expenses incurred in the performance of any such inspections, tests or observations and shall indemnify, defend, and save Seller harmless from any loss from mechanic's liens, claims for nonpayment of such charges or for damages (including damages associated with personal injury or death or damage to property) arising out of the acts or omissions of the parties performing such inspections, tests, or observations.

          (b) Seller shall permit Buyer's accountants and authorized representatives to examine Seller's books, financial records and tenant files pertaining to the operation of the Property, from time to time during the Term during regular business hours and upon reasonable prior notice. Seller acknowledges that Buyer may include the Property as a part of a public offering, and Seller consents to the disclosure of information regarding the Property, including financial information, in any such public offering so long as the offering material states that Seller is not a participant in the offering or responsible for the offering materials. Upon request by Buyer,

Seller shall provide Buyer with such information as Seller may have with respect to actual expenditures made on all repairs, maintenance, operation and upkeep of the Property, including, without limitation, all taxes and utility payments, within three years prior to the Closing, and dates of construction, installation and major repairs to the Property.

     7. Closing. The closing of the transaction contemplated hereby (the "Closing") shall take place at the offices of Chicago Title Insurance Company, 7616 LBJ Freeway, Dallas, Texas 75230, at 10:00 a.m. on the Closing Date specified in Paragraph 2(b) above.

     8.   Representations of Seller.

          (a) Seller, to induce Buyer to enter into this Agreement and to purchase the Property, represents to Buyer that the following matters are true as of the date hereof:

               i) Exhibit B hereto (the "Rent Roll") is a true, complete and correct listing of all existing leases (including all amendments or side agreements) at the Property in effect as of the date hereof (the "Tenant Leases") (the form of which leases is attached hereto as Exhibit
     C), which Exhibit B correctly sets forth: (i) the total number of apartments at the Property, (ii) the name of each existing tenant named in the lease for each apartment, (iii) apartment number designation,
     (iv) apartment type, (v) the expiration date or status of the term of the lease (including all rights or options to renew), (vi) the current rent (the "Standard Rental") and other payments which the tenant is obligated to make under the lease, (vii) the current outstanding balance of all security deposits held thereunder, and (viii) the information required pursuant to Paragraphs 8(a)(ii) hereof.

               ii) There are no leases, tenancies, licenses or other rights of occupancy or use for any portion of the Property other than as set forth in Exhibit B or Exhibit F. A true, correct and complete copy of the form of Tenant Lease has been submitted by Seller to Buyer and is attached hereto as Exhibit C. Seller represents to Buyer that such form of Tenant Lease is being used by Seller in all material respects in connection with Seller's leasing of the Property. Except as otherwise noted on Exhibit B, (i) each of the Tenant Leases is, to Seller's knowledge, valid and subsisting and in full force and effect and has not been amended, modified or supplemented, and the tenant, licensee or occupant thereunder is in actual possession, (ii) no tenant has asserted any claim, offset or defense which would in any way affect the collection of rent from such tenant, (iii) there are no pending summary proceedings or other legal action for eviction of any tenant, and (iv) no written notice of default or breach on the part of the landlord under any of the Tenant Leases has been received by Seller or its agents from the tenant, licensee or occupant thereunder. No tenant, licensee or other occupant under any of the Tenant Leases has any right or option to acquire the Property, or any part thereof or interest therein. The copies of the Tenant Leases delivered to Buyer, if any, constitute the sole agreements binding upon the owner of the Property and the respective tenants of the Property with respect to the Property.

               iii) No brokerage or leasing commission or other compensation is or will be due or payable on or after the Closing to any person, firm, corporation or other entity (including Seller or any affiliate of Seller) with respect to or on account of any of the Tenant Leases or any extensions or renewals thereof.

               iv) To the best knowledge of Seller and except as set forth in any Exhibit hereto, Seller has performed all obligations (including the payment of all sums due to third parties) which obligations have accrued as of the date hereof under the Tenant Leases and under all other agreements relating to the Property.

               v) Within ten (10) business days after Buyer gives the Exercise Notice, Seller shall deliver to Buyer a complete and correct list of all existing management, service, equipment, supply, maintenance, union or collective bargaining agreements with respect to or affecting the Property to which Seller is a party or which will affect the Property after Closing (the "Service Agreements"). Subject to Section 8(c), effective as of the Closing Date, Seller will represent and warrant to Buyer that no written notice of default or breach by Seller or its agents in the terms of any such Service Agreements has been received by Seller or its respective agentsand that Seller has performed all payment obligations which it has under the Service Agreements.

               vi) Subject to Section 8(c), effective as of the Closing Date, Seller will represent and warrant to Buyer that to the best knowledge of Seller, all persons who are employed by Seller or its agents in connection with the management, operation and maintenance of the Property (A) are non-union employees and (B) have been paid with respect to all benefits properly accrued and currently due.

               vii) All charges for services or material related to operation of the Property, including, without limitation, water, sewer, gas and electric bills, have been paid or will be paid as of the Closing Date, or appropriate adjustment made therefor in accordance with the terms hereof.

               viii) Seller has not received any notices from any governmental authority requiring any public improvements or installations on or in connection with the Property, or asserting any violation of any applicable law, regulation or other governmental requirement, and Seller is not otherwise aware of any such violations or requirements of public improvements or installations. In the event any such notices are served or received prior to the Closing. Seller shall promptly forward copies of such notices to Buyer.

               ix)  With respect to environmental matters:

                    a) to the best knowledge of Seller: (i) no Hazardous Substances are present in, on or under the Property, and (ii) there is no present Release or threatened Release of any Hazardous Substances in violation of Environmental Laws, from, in, on or under the Property;

                    b) to the best knowledge of Seller, no written notices, written complaints or orders of violation or non-compliance with Environmental Laws addressed to Seller or the owner of the Property have been received by or are in the possession of Seller and no federal, state or local environmental investigation is pending or has been threatened against Seller with regard to (A) the Property or any use thereof; (B) any alleged violation of Environmental Laws with regard to the Property; (C) any failure by Seller to have any environmental permit, certificate, approval, registration or authorization required for the conduct of its business; (D) the generation, treatment, storage, recycling, transportation, disposal or Release (each a "Regulated Activity") of any Hazardous Substances on, at or under the Property; or
     (E) the existence on nearby real property of Hazardous Substances that could migrate to the Property. For purposes of this Agreement, "Release" shall have the meaning given to that term in 42 U.S.C. Section 9601(22);

                    c) the Property has not been used by Seller for the conduct of any Regulated Activity other than in compliance in all material respects with Environmental Laws;

                    d) to the best of Seller's knowledge, there exists no petroleum contamination to the Property in violation of applicable Environmental Laws, and to the best of Seller's knowledge, there exist no underground storage tanks or surface impoundments, active or abandoned, at, on or under the Property in violation of applicable Environmental Laws; and

                    e) to the best of Seller's knowledge, it has not caused a Release of any Hazardous Substances, nor is there any friable asbestos, polychlorinated biphenyls, formaldehyde or lead at, on or under the Property, the removal of which is currently required by any Environmental Law or the continued existence of which constitutes a violation of any Environmental Law.

As used in this Agreement, (a) "Environmental Laws" shall mean and include the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42
U.S.C. Section 9601 et seq., the Hazardous Materials Transportation Act of
1975,
49 U.S.C. Section 1801 et seq., the Toxic Substances Control Act, 15 U.S.C.
Section 2601 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Federal
Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 136, et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the National Environmental Policy
Act, 42 U.S.C. Section 4321 et seq., and the Occupational Safety and Health
Act,
29 U.S.C. Section 651 et seq., and all similar federal, state and local environmental laws, ordinances, rules, codes and regulations, as any of the foregoing may have been from time to time amended, supplemented or supplanted, which relate to protection of the environment or the regulation or control of or imposing liability or standards of conduct concerning Hazardous Substances (as hereinafter defined), and (b) "Hazardous Substances" shall mean any substance which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenicor mutagenic or is designated as toxic or hazardous under any applicable federal, state or local law, and petroleum, its derivatives, by-products and other hydrocarbons; provided, however, that Hazardous Substances shall not include material used or stored in reasonable amounts in the ordinary course of business for the operation or maintenance of the Property and in compliance in all material respects with all Environmental Laws.

               x) Seller presently causes to be maintained policies of insurance with respect to the Property as listed on Exhibit H.

               xi) To the knowledge of Seller, there is no action, suit, investigation or proceeding pending or threatened against or affecting the Property or any portion thereof by any person or government agency, board or bureau except as set forth on Exhibit E hereto.

               xii) Seller has no knowledge of any pending or threatened condemnation or eminent domain proceedings against the Property or which would affect access to the Property, except as set forth on Exhibit E hereto.

               xiii) Seller has delivered to Buyer current tax certificates with respect to the Property and shall promptly forward to Buyer copies of all tax bills received during the Term. There are no proceedings presently pending for the reduction of the assessed value of the Property. All taxes becoming due during the Term shall be paid by Seller prior to delinquency.

               xiv) The persons signing this Agreement on behalf of Seller have the requisite power and authority to execute and deliver this Agreement in the name of Seller and to create thereby a binding obligation of Seller, and the execution, delivery and performance of this Agreement will not constitute a default under any material agreement of Seller, require consent under any such agreement of any person or give any person any right to terminate any Tenant Lease or other material agreement relating to the Property.

               xv) Except as noted on Exhibit F, Seller has not entered into any contract for goods and/or services relating to operation of the Property which may not be cancelled without charge to Buyer upon not more than thirty (30) days without written notice. Seller has not entered into any management agreement for the Property which will be in effect on the Closing Date.

               xvi) Utility services to the Property, including but not limited to water, sewer, telephone, cable TV, electric and gas, are being provided by the utility suppliers listed on Exhibit G hereto, in sufficient quantities to permit the use and occupation of the Property for the intended use.

               xvii) To the best of Seller's knowledge the Property is free from infestation by termites and any damage from previous termite infestation.

               xviii)    Seller has delivered to Buyer true, correct and
     complete financial statements for the Property for the calendar year 1996 through May 31, including notes, comments, schedules, and supplemental data therein (collectively, "Financial Statements"), all of which have been prepared from the books and records of Seller.

               xix) Regardless of whether Seller would otherwise be obligated under Arizona law, Seller has paid, has caused to be paid or will pay any and all taxes incurred by it as a result of the transactions contemplated by this Agreement, including, but not limited to transfer taxes, gains taxes, sales and use taxes and bulk sales taxes.

               xx) To the best of Seller's knowledge, the Property, the use of the Property and the transfer of the Property pursuant to this Agreement does not and will not violate any applicable subdivision, zoning, land-use or other similar law, code, ordinance or regulation relating to the Property.

               xxi) Seller has not received any written notice from the insurance companies insuring the Property requiring Seller to perform any work at the Property.

               xxii) To Seller's knowledge, no person has objected to Seller's use of the name "Sonterra at Williams Centre" or any logo or mark used by Seller in connection with the Property.

          (b) The representations contained in this Paragraph 8 shall survive the Closing hereunder, subject to the provisions of Section 18.

          (c) On the Closing Date, Seller shall execute and deliver to Buyer a certificate stating (i) that to Seller's knowledge each of the warranties and representations set forth in this Paragraph 8 are true and correct in all material respects as of the Closing Date except for any specific facts set forth with particularity in such certificate that constitute exceptions not known to Seller on the date of this Agreement or required by changed circumstances, and (ii) that there exists no material non-performance or breach in respect of any of the agreements, covenants, representations or warranties on the part of Seller contained in this Agreement.

          (d) Seller agrees to indemnify, defend and hold Buyer harmless from and against any and all loss, cost, expense, damage or liability suffered or incurred by Buyer as a result of any of the warranties and representations set forth in this Paragraph 8 or in the certificate to be delivered by Seller to Buyer pursuant to Paragraph 8(c) above, not being true and correct in all material respects.

          (e) As used in this Agreement, the phrases "to Seller's knowledge" or "to the best knowledge of Seller" and similar phrases mean the actual knowledge of John R. Carmichael and Tom Teague, without any investigation and without any imputation of the knowledge of any other person, even if the knowledge of such other person would otherwise be imputed to one or both of them as a matter of law.

          (f) BUYER ACKNOWLEDGES THAT, EXCEPT FOR THE REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER SET FORTH IN THIS AGREEMENT, THE PROPERTY IS BEING PURCHASED ON AN "AS IS" BASIS, AND THAT NO REPRESENTATIONS OR WARRANTIES HAVE BEEN MADE BY SELLER EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT.

     9. Termination by Buyer. Buyer shall have no obligation to consummate the transaction described herein and upon written notice to Seller stating Buyer's intention not to proceed with the transaction contemplated by this Agreement, this Agreement shall terminate and the parties shall have no further liability hereunder.

     10. Operations Prior to Settlement. Between the date of the execution of this Agreement and the Closing Date:

          (a) Seller shall continue to maintain and to make all repairs and replacements to the Property and the Personalty so as to keep the Property and the Personalty in substantially its present condition, subject to ordinary wear and tear and to the provisions of Paragraphs 13 and 15 hereof, and Seller shall operate and manage the Property and the Personalty in the same manner as it has operated the Property prior to the date hereof. All vacant apartment units shall be made ready for occupancy by Closing; provided, however, that units becoming vacant fourteen (14) days or less before Closing shall be made ready by Seller within fifteen (15) days after Closing. Any carpet installed on or after the date of this Agreement shall comply with the carpet specifications delivered to Seller by Buyer prior to the date of this Agreement, and described on Exhibit D attached hereto.

          (b) Seller shall use its best efforts from the date hereof to the date of the Closing to (i) continue to rent the Property and to achieve and maintain full occupancy thereof and (ii) modify, renew or extend any Tenant Lease on an as-needed basis.

          (c) Seller will not, without the prior written consent of Buyer, enter into any Service Agreements or amend or extend any current Service Agreements such that any Service Agreements that survive Closing are not cancelable on 30 days' notice at no cost to the owner. Seller shall not cause or permit any change in the property manager without prior written consent of Buyer.

          (d) Seller shall cause all certificates of occupancy to be observed and to be kept in full force and effect. Seller shall cause all material obligations of Seller under the Service Agreements to be timely performed. Seller shall carry on and conduct the operation of the Property in substantially the same manner as such business is now and has heretofore been conducted, including (but not limited to) maintenance of and compliance with the insurance policies. Seller shall operate the Property in accordance with all applicable laws, rules, regulations, ordinances, licenses and permits.

          (e) Seller shall not remove any Personalty, fixtures or equipment located on the Property except as may be required for maintenance, repair and/or replacement or where such removal is commercially reasonable. All replacements shall be (i) completed free and clear of any liens and encumbrances, (ii) of quality at least equal to the replaced items and (iii) deemed included in the sale of the Property, without cost or expense to Buyer. Items removed in accordance with this subparagraph (e) will cease to be part of the Property.

          (f) Seller will deliver to Buyer, as soon as available to Seller, any new monthly operating statements and leasing reports with respect to the Property for each calendar month which elapses between the date of execution hereof and the Closing Date.

          (g) Seller shall cause all debts and liabilities for labor, material and equipment incurred by Seller prior to the Closing Date, which could result in a lien against the Property, to be promptly paid in full or bonded over.

          (h) Seller shall cause to be paid before the same become due all taxes and all installments of assessments levied or assessed against the Property or any part thereof on or before the Closing Date. If Seller or any entity affiliated with Seller or with any of Seller's partners shall undertake any action, including, without limitation, any development on property that is within the area subject to the instrument recorded in Docket 7335 at Page 842, as the same may be amended or supplemented, (the

"Declaration"), then Seller shall be solely liable for payment of any increase in the assessments against the Property pursuant to the Declaration resulting from such action and shall indemnify and defend Buyer against such increase.

          (i) Seller shall, immediately upon obtaining knowledge of (i) any proposed new assessment against the Property by any governmental or quasi-governmental authority; (ii) the institution of any proceedings for the condemnation of the Property or any portion thereof; (iii) any material injury or damage to or upon the Property or any portion thereof; (iv) any violation of the applicable laws, ordinances, rules or regulations regarding the Property or any portion thereof; or (v) any proceeding which could affect or cloud title to or ownership of the Property, or any part thereof, notify Buyer of the pendency of such proposal, proceeding or violation. Buyer shall have the right, but no obligation, at Buyer's expense and at its sole discretion, to join in or participate in any such proceedings or other matters. No such participation by Buyer shall relieve Seller of any of its obligations under this Agreement. In the event item (i) in this subparagraph occurs, Seller shall oppose such assessment in a commercially reasonable manner unless Buyer approves it in writing.

          (j) Between the date of this Agreement and the Closing, Seller shall not, in violation of any Environmental Laws, intentionally, knowingly or willfully use, produce, process, manufacture, generate, treat, handle, store or dispose of any Hazardous Substances in, on or under the Property, or use the Property for any such purposes, or Release any Hazardous Substances into any air, soil, surface water or groundwater comprising the Property. Between the date of this Agreement and the Closing, Seller shall use reasonable efforts to comply with all Environmental Laws applicable to the Property, or its use or occupancy thereof. Between the date of this Agreement and the Closing, Seller shall use reasonable efforts to obtain all permits, licenses and approvals required by all applicable Environmental Laws for the use and occupancy of, and all operations and activities in, the Property, comply and use reasonable efforts to cause the tenants to comply with all Environmental Laws applicable to the Property and with all such permits, licenses and approvals, and use reasonable efforts to keep all such permits, licenses and approvals in full force and effect. Immediately after Seller obtains any information indicating that any Hazardous Substances may be present at the Property in violation of any Environmental Law or that any Release or threatened Release of Hazardous Substances may have occurred in violation of any Environmental Law between the date of this Agreement and Closing in, on or under the Property (or any nearby real property which could migrate to the Property) or that any violation of any Environmental Laws may have occurred between the date of this Agreement and Closing at the Property, Seller shall give written notice thereof to Buyer with a reasonably detailed description of the event, occurrence or condition in question. Seller shall immediately furnish to Buyer copies of all written communications received between the date of this Agreement and Closing by Seller from any person (including notices, complaints, claims or citations that any Release or threatened Release of any Hazardous Substances or any violation of any Environmental Laws has actually or allegedly occurred) or given between the date of this Agreement and Closing by Seller to any person concerning any past or present Release or threatened Release of any Hazardous Substances in, on or under the Property (or any nearby real property which could migrate to the Property) or any past or present violation of any Environmental Laws at or in connection with the Property.

          (k) During the Term, Seller shall not, and shall cause any affiliates of Seller that are controlled directly or indirectly by any person (except Seller's limited partner and its affiliate(s) that directly or indirectly owns an interest in Seller (hereinafter called "Related Parties") not to acquire any interest in or develop any multifamily residential property within a three-mile radius of the Land without first giving written notice to Buyer of its intent to do so and if Buyer indicates a desire to participate in such acquisition or development, negotiating in good faith with Buyer to allow such participation; provided that, if agreement with Buyer is not reached within 45 days after such good faith negotiations are commenced by Seller, Seller shall have no further obligation to Buyer under this Paragraph 10(k).

     11. Provisions with Respect to Closing. At the Closing, Seller shall deliver to Buyer the following:

          (a) Deed. Special warranty deed conveying the Land and the Improvements, subject only to the Permitted Exceptions, duly executed and acknowledged and in proper form for recording.

          (b) Bill of Sale. A valid bill of sale for the Personalty (with warranties of title against claims by, through or under Seller, but not otherwise) in form and substance reasonably satisfactory to Buyer, duly executed and acknowledged by Seller.

          (c) Assignment of Leases. A valid assignment of the Tenant Leases, in form and substance reasonably satisfactory to Buyer, duly executed and acknowledged by Seller assigning to Buyer the interests of Seller in the Tenant Leases; together with the original executed copy of each Tenant Lease, and letters prepared by Buyer (and approved by Seller, which approval shall not be unreasonably withheld) and addressed to each of the tenants informing them of the sale and assignment and directing them to make future payments of rents to Buyer or its nominee or assignee, as Buyer may elect; together with lease files containing all lease guarantees, notices from tenants, general correspondence and the like. Buyer shall assume, and indemnify Seller with respect to, all of the obligations of Seller with respect to the proper application of any tenant security deposit, and all interest thereon payable to any tenant, for which Buyer received a credit (or which was transferred to Buyer) at the Closing and shall assume, and indemnify Seller with respect to, all of the obligations of the landlord under the Tenant Leases attributable to the period from and after the Closing Date. Seller shall indemnify Buyer with respect to all obligations of the landlord under the Tenant Leases attributable to the period prior to the Closing and with respect to all obligations of the landlord under any leases affecting the Property that were terminated prior to the Closing. Seller shall also notify any bank in which Seller maintains a lockbox account for the receipt of rents from the Property that all amounts received by such bank after the Closing Date shall be delivered to Buyer.

          (d) Assignment of Name. A valid assignment in recordable form (without warranty except as set forth in Paragraph 8(xxv) above), duly executed and acknowledged by Seller, assigning to Buyer all of the right, title and interest of Seller in and to the name Sonterra at Williams Centre in connection with the Property, together with such documents as shall be necessary for proper termination of the use of said name by Seller.

          (e) Assignment of Service Agreements and Warranties. A valid assignment duly executed and acknowledged by Seller, in form and substance reasonably satisfactory to Buyer, of the rights of Seller under (i) each of the Service Agreements, and (ii) each of the Warranties, together with original copies or duly executed counterparts thereof; and if any such agreement requires the approval of the other party thereto prior to assignment thereof to a third party, then Seller shall use reasonable efforts to obtain such written approval. If Seller is unable to obtain such approval after reasonable efforts, Seller shall not be obligated to assign those agreements for which approval is not obtained. Seller shall perform, and shall indemnify Buyer with respect to, all of the obligations of Seller attributable to the period prior to the Closing under the Service Agreements; Buyer shall assume, and shall indemnify Seller with respect to, all of the obligations of Seller attributable to the period from and after the Closing under the Service Agreements.

          (f) Assignment of Other Interests. An assignment duly executed and acknowledged by Seller, in form and substance reasonably satisfactory to Buyer, of the rights of Seller in and to the Other Interests not transferred pursuant to subparagraphs (c), (d) or (e) above.

          (g) Updated Rent Roll and Tenant Schedule. An updated Rent Roll and schedule of Tenant Leases supplied by Seller which contains all information required to be set forth in Exhibit B, which schedule is correct and complete as of a date not more than five (5) days before the Closing Date.

          (h) FIRPTA Affidavit. The affidavit referred to in Section 1445 of the Internal Revenue Code with all pertinent information confirming that Seller is not a foreign person, trust, estate, corporation or partnership.

          (i) Property Records. All records, documents, information and data in the possession of Seller or its agents concerning operation, leasing and maintenance of the Property. If the Buyer retains Seller's managing agent, then delivery of documents herein prescribed need not occur with respect to those documents already in the possession or control of such managing agent.

          (j) Transfer Tax Return. If required, all transfer and gains tax returns fully executed and completed by Seller.

          (k) Indemnification. An indemnification from Seller for any brokerage commissions payable or which will become payable in connection with any Tenant Lease.

          (l) Evidence of Payment and Discharge of Liens and Encumbrances. Evidence satisfactory to the Title Company and sufficient for deletion of any exceptions that all liens, encumbrances and assessments against the Property, except the lien of current taxes not yet due, have been paid and discharged or that either such liens, encumbrances and assessments will be fully paid and discharged by the Title Company on the Closing Date using Seller's proceeds of sale or bonded by Buyer so that they do not constitute liens against the Property.

          (m) Possession. Possession of the Property shall be delivered by Seller to Buyer on the Closing Date, subject to the Tenant Leases and Service Contracts.

At the Closing, Buyer shall deliver to Seller (i) written indemnity agreements as contemplated by Paragraphs 11(c) and 11(e), and (ii) if required to comply with applicable statutes, execution of each letter to tenants contemplated by Paragraph 11(c).

     12.  Prorations and Credits.

          (a) The following items shall be prorated as of 11:59 p.m. of the day immediately preceding the Closing Date. To the extent that the amounts of the items to be prorated are ascertainable as of the Closing Date, they shall be prorated at the Closing. To the extent that the amounts of the items to be prorated are not reasonably ascertainable as of the Closing Date, they shall be adjusted as promptly after the Closing as the amounts thereof are ascertained. Any errors or omissions in computing the prorations at the Closing shall be promptly corrected and this obligation shall survive the Closing hereunder for a period of twelve (12) months from the Closing Date.

               i) Water, sewer, fire protection, inspection services, electric, telephone and all other utility charges.

               ii) Prepaid rents (including tax and similar participations), utility deposits, and income from cable television and telephone providers, vending machines and other sources.

               iii) Prepaid service, maintenance and other similar items with respect to the Service Contracts.

               iv) Such other items of income and expenses as are customarily prorated in real estate transactions.

               v) Rents (including furniture, carport, garage and all other rental amounts payable by tenants of the Property) for the month of Closing shall be prorated. Unpaid rents from tenants shall not be prorated at the Closing. In the event that on the Closing Date any tenant is in arrears in the payment of rent for the month of the Closing and/or any months prior thereto, Buyer shall hold any rents (net of the reasonable costs of collection) collected after the Closing Date from such tenant in trust for the benefit of Seller, and shall promptly remit such rents (net of reasonable costs of collection) to Seller for application in reduction of such arrearage; provided, however, that no sums received by Buyer shall be so held or paid to Seller for application to rents in arrears unless and until such rent and other charges due for the periods subsequent to the Closing shall have been received and retained by Buyer. Buyer agrees to use reasonable efforts to collect rent arrearages due Seller from tenants, provided that Buyer shall not be obligated to commence any litigation against such tenants, incur any expense in collecting such arrearages (other than the expense of routine billing) or terminate a Tenant Lease.

              vi) Real estate taxes, special assessments and assessments under the Declaration. Notwithstanding anything to the contrary contained herein, (i) real estate taxes shall be prorated on the basis of the latest valuations and mill levies and shall be subject to readjustment as soon as the actual valuation and mill levies for the year during which Closing takes place are conclusively determined, and
     (ii) Seller shall pay in full at or prior to Closing any installments of special assessments which may be a lien on the Property and that are due prior to Closing.

          (b) Seller shall furnish readings of the water, gas and electric meters at the Property to the Closing Date. Seller shall cooperate with Buyer to provide, as of the Closing Date, for a cancellation of electricity and other utility services in Seller's name and a continuation thereof without interruption in Buyer's name. To the extent such a timely cancellation and continuation occurs, there shall be no proration of utility charges as provided in Paragraph 12(a)i).

          (c) All transfer taxes and all sales and use taxes imposed on or in connection with this transaction shall be paid by Seller, regardless of whether Seller would otherwise be obligated under Arizona law.

          (d) The Security Deposits shall be transferred to Buyer or credited against the Purchase Price.

          (e) Buyer may elect to satisfy a portion of the Purchase Price by taking title to the Property subject to the outstanding balance of any lien or encumbrance against the Property, provided that (1) credit shall not be allowed for any liens that are bonded over by Seller, and (2) if Buyer elects to take title subject to the Loan, such election shall be conditioned on Buyer releasing Seller and the Related Parties from all further liability under the Loan, including all liability under any warranty, guaranty, indemnity or other agreement given in connection with the Loan.

     13. Casualty Loss. Seller shall cause the insurance policies now in effect with respect to the Property to be maintained until the Closing. If at any time prior to the Closing Date, any portion of the Property is destroyed or damaged as a result of fire or any other casualty whatsoever, Seller shall promptly give written notice thereof to Buyer and, subject to the rights of the holder of any first priority mortgage on the Property, Seller shall promptly restore and repair the Property to a condition at least as good as that existing prior to the damage. If such restoration cannot reasonably be completed prior to the Closing Date, Buyer shall be entitled to
(i) terminate this Agreement, (ii) postpone the Closing until such restoration is complete or (iii) close on the Closing Date and receive all casualty insurance proceeds available to complete such restoration (less the portion thereof claimed by any first priority mortgage lender or applied toward restoration or repair of the Property) and, unless all deductible amounts have been fully paid by Seller with respect to such insurance prior to Closing, Buyer shall receive a credit for such amounts at Closing.

     14. Brokerage. Seller shall pay at closing all amounts due to Steven Karpf and to Karpf, Zarilli & Co., Inc. (collectively, "Broker") with respect to the transactions contemplated in this Agreement. Seller and Buyer each represent and warrant to the other that the party making such representation has not dealt with any broker or other intermediary other than Broker in connection with or relating to the transactions that are the subject of this Agreement. Seller and Buyer shall defend, indemnify and hold the other harmless from and against any and all liability, claim, charges or damages, including without limitation, counsel fees and court costs, incurred by the other as a result of any breach by the indemnitor of the foregoing representation.

     15.  Eminent Domain.

          (a) If at any time prior to the Closing Date, there shall be a taking by eminent domain proceedings or the commencement of any such proceedings, with respect to all or any part of the Property, Seller shall give written notice thereof to Buyer promptly upon learning of the same, and, if Buyer elects to close this transaction, the purchase price for the Property shall be reduced by the total of any awards or other proceeds received by Seller (directly or indirectly) with respect to any such taking at or prior to Closing, and at the Closing Seller shall assign to Buyer all rights of Seller in and to any further awards or other proceeds payable by reason of any taking.

          (b) Until such time as the Closing has occurred, or this Agreement terminates, any negotiation for or agreement to, and all contests of, any offers and awards relating to eminent domain proceedings shall be conducted only with the joint approval and consent of Seller and Buyer.

     16. Remedies. If any obligation of Seller hereunder is not fully and timely performed as herein provided, Buyer shall have the following remedies (which shall be Buyer's sole and exclusive remedies except where otherwise provided herein):

          (a) Buyer may elect to treat this Agreement as terminated, in which case all payments and things of value provided by Buyer hereunder shall be returned to Buyer;

          (b) Buyer may elect to treat this Agreement as being in full force and effect, and Buyer shall have the right to an action for specific performance, provided, however, that specific performance shall not be available as to obligations (other than conveyance of title as provided for in this Agreement) that are not within the reasonable control of Seller; and

          (c) Buyer shall be entitled to payment of its reasonable attorneys' fees and costs of enforcement of its remedies.

     17. Entire Agreement. This is the entire agreement between the parties relating to the subject matter hereof and there are no other terms, obligations, covenants, representations, statements or conditions, oral or otherwise, of any kind whatsoever relating to the subject matter hereof. Any agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Agreement in whole or in part unless such agreement is in writing and signed by.the party against whom enforcement of the change, modification, discharge or abandonment is sought.

     18. Survival. Except as otherwise provided herein, all agreements, warranties and representations contained herein shall survive Closing, and shall not be deemed to have merged into the deed, but such survival shall extend for only twelve (12) months, after which no action, claim or other proceeding may be brought upon or to enforce any such agreement, warranty or representation.

     19. Notices. All notices, demands and requests or other communication to be sent by one party to the other hereunder or required by law shall be in writing and shall be deemed to have been validly given or served by delivery of same in person to the addressee or by depositing same with a carrier in the business of making guaranteed overnight deliveries for next business day delivery or by depositing same in the United States mail, postage prepaid, registered or certified mail, return receipt requested, to the following addresses:

     If intended for Seller:

          Specified Properties VIII, L.P.
          5950 Berkshire Lane, Suite 500
          Dallas, Texas  75225

          Attn:  John R. Carmichael or Tom Teague
          Phone No.: (214)369-9433
          Fax No.: (214)369-0908

          with a copy to:

          Michael K. Ording, Esq.
          Jones Day Reavis & Pogue
          2001 Ross Avenue, Suite 2300
          Dallas, Texas  75201
          Phone No.: (214)220-3939
          Fax No.: (214)969-5100

     If intended for Buyer:

          Wellsford Residential Property Trust
          610 Fifth Avenue, 7th Floor
          New York, New York 10020
          Attn: Edward Lowenthal
          Phone No.: (212)333-2300
          Fax No.: (212)333-2323

          With a copy to:

          Brownstein Hyatt Farber & Strickland, P.C.
          410 17th Street, 22nd Floor
          Denver, Colorado  80202
          Attn: Wayne H. Hykan, Esq.
          Phone No.: (303)534-6335
          Fax No.: (303)623-1956

All notices, demands and requests shall be effective upon such personal delivery or upon being deposited with the above-referenced overnight carrier or in the United States mail as required above. However, with respect to notices, demands or requests so deposited with the above-referenced overnight carrier or in the United States mail, the time period within which a response to any such notice, demand or request must be given shall commence to run from the next business day following any such deposit with the above-referenced overnight carrier or, in the case of a deposit in the United States mail as provided above, the date on the return receipt of the notice, demand or request reflecting the date of delivery or rejection of the same by the addressee thereof. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, demand or request sent. By giving to the other party hereto at least 15 days' written notice thereof in accordance with the provisions hereof, the parties hereto shall have the right from time to time to change their respective addresses and each shall have the right to specify as its address any other or additional address within the United States of America.

     20. No Joint Venture; No Merger. Seller and Buyer acknowledge that concurrently with execution of this Agreement Buyer or an affiliate of Buyer has made a loan to Seller in the principal amount of $17,800,000.00, secured by the Property (the "Loan"). Notwithstanding anything in this Agreement or in the documents delivered in connection with the Loan, it is the express intent of the parties that (i) nothing in the relationship between Seller and Buyer is intended to or shall constitute Seller and Buyer as partners or joint venturers with respect to the Property or to any other matter; (ii) the relationship of the parties hereunder shall be strictly that of optionor and optionee under the Option granted herein; (iii) the rights of Buyer hereunder shall survive any foreclosure or other exercise of remedies under the Loan and shall not be merged therein, nor shall any rights of the holder of the Loan be merged into any document delivered in connection with the Option.

     21.  Miscellaneous.

          (a) The captions in this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

          (b) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

          (c) This Agreement shall be governed by and shall be construed and interpreted in accordance with the laws of the State of Arizona.

          (d) This Agreement and all documents, agreements, understandings and arrangements relating to this transaction have been executed by the undersigned in his/her capacity as an officer or trustee of Buyer which has been formed as a Maryland real estate investment trust pursuant to a Declaration of Trust of Buyer dated as of July 10, 1992, and not individually, and neither the trustees, officers or shareholders of Buyer shall be bound or have any personal liability hereunder or thereunder. Seller shall look solely to the assets of Buyer for satisfaction of any liability of the Buyer in respect of this Agreement and all documents, agreements, understandings and arrangements relating to this transaction and will not seek recourse or commence any action against any of the trustees, officers or shareholders of Buyer or any of their personal assets for the performance or payment of any obligation hereunder or thereunder. The foregoing shall also apply to any future documents, agreements, understandings, arrangements and transactions between the parties hereto.

          (e) The parties hereto acknowledge that the transfer of the Property must be reported to the Internal Revenue Service as required by
Section 6045(e) of the Internal Revenue Code of 1986, as amended (the "Code"), unless Section 6045(e) provides an exemption to such reporting requirement. Accordingly, on or before the Closing Date, Seller, Buyer and the Title Company shall enter into written "designation agreement" as defined in and in accordance with Regulation Section 1.6045-4 of the Code, which designation agreement shall designate the Title Company as the "real estate reporting person" responsible for reporting the respective transfers to the Internal Revenue Service.

          (f) Subject to the last sentence of this Section, the parties hereto agree that neither party shall make an announcement of the transaction contemplated herein to third parties without the prior written consent of the other party hereto. Buyer shall have the right to approve any public announcement. Subject to the last sentence of this Section and except as required by court order or by operation of law, the contents of this Agreement shall remain confidential and shall only be disclosed to those third parties necessary to facilitate the consummation of the transaction contemplated hereby. Notwithstanding the foregoing, Buyer may disclose this Agreement as it deems necessary or appropriate to comply with securities or other laws or to fulfill its corporate or fiduciary obligations to its investors.

          (g)  The Exhibits attached hereto and made a part hereof are:

     Exhibit A:     Legal Description
     Exhibit B:     Rent Roll
     Exhibit C:     Form of Tenant Lease
     Exhibit D:     Description of Carpet Specifications
     Exhibit E:     Description of Pending Claims
     Exhibit F:     List of Nonterminable Contracts
     Exhibit G:     Utility Suppliers
     Exhibit H:     Insuranc

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                              SELLER:

                              SPECIFIED PROPERTIES VIII, L.P., a Texas limited partnership

                              By:  Westwood Residential No. 9
                                   Limited Partnership, its general
                                   partner

                                   By:  Westwood Residential
                                        General Partner No. 9,
                                        Inc., its general partner

                                        By:/s/ John R. Carmichael
                                           _____________________________
                                           Name:   John R. Carmichael
                                           Title:  President


                              BUYER:

                              WELLSFORD RESIDENTIAL PROPERTY TRUST, a
                              Maryland real estate investment trust



                              By:/s/ Donald D. MacKenzie
                                 ______________________________________
                                 Name:   Donald D. MacKenzie
                                 Title:  Vice President

                                  EXHIBIT A

                             (Legal Description)


BLOCKS 19, 21, 22, 23 OF THE RESUBDIVISION OF WILLIAMS CENTRE, PIMA COUNTY, ARIZONA ACCORDING TO THE PLAT OF RECORD IN THE OFFICE OF THE PIMA COUNTY RECORDER IN BOOK 39 OF MAPS AT PAGE 28

                                  EXHIBIT B

                                 (Rent Roll)

                                  EXHIBIT C

                           (Form of Tenant Lease)

                                  EXHIBIT D

                   (Description of Carpet Specifications)

                                  EXHIBIT E

                       (Description of Pending Claims)


                                     NONE

                                  EXHIBIT F

                      (List of Nonterminable Contracts)

Vendor                                Type                     Cancellation

Haas Publishing Company               Apt. Guide               Between 4th &
                                                               5th Issue or
                                                               2/1/97

Web Service Co.                       Washers/Dryers           9/1/2005

Interactive Cable Systems, Inc.       Cable Television Serv.   April, 2010

Interactive Cable Systems, Inc.       Telephone Service        April, 2010

Interactive Cable Systems, Inc.       Alarm Service
                                      April, 2010

                                  EXHIBIT G

                             (Utility Suppliers)




        _________________________________________________________________
        |                      |                                       |
        |       Telephone      |      Interactive Cable Systems, Inc.  |
        |______________________|_______________________________________|
        |                      |                                       |
        |   Cable Television   |      Interactive Cable Systems, Inc.  |
        |______________________|_______________________________________|
        |                      |                                       |
        |       Electric       |       Tucson Electric Power Company   |
        |______________________|_______________________________________|
        |                      |                                       |
        |         Water        |              City of Tucson           |
        |______________________|_______________________________________|
        |                      |                                       |
        |         Sewer        |              City of Tucson           |
        |______________________|_______________________________________|
        |                      |                                       |
        |          Gas         |         Southwest Gas Corporation     |
        |______________________|_______________________________________|

                                  EXHIBIT H

                                 (Insurance)

              (See attached two (2) Certificates of Insurance)

                                   EXHIBIT B
                                   ---------

                            DESCRIPTION OF THE LAND
                            -----------------------


BLOCKS 19, 21, 22, 23 OF THE RESUBDIVISION OF WILLIAMS CENTRE, PIMA COUNTY, ARIZONA ACCORDING TO THE PLAT OF RECORD IN THE OFFICE OF THE PIMA COUNTY RECORDER IN BOOK 39 OF MAPS AT PAGE 28.

                                                                       EXHIBIT G
                                                                       ---------

                         ADJUSTMENT TO EXCHANGE RATIO
                         ----------------------------

     If Average Price Is:                               Exchange Ratio Is:
     ----------------------                             ------------------
           $40.000                                            0.625
           $39.875                                            0.627
           $39.750                                            0.629
           $39.625                                            0.631
           $39.500                                            0.633
           $39.375                                            0.635
           $39.250                                            0.637
           $39.125                                            0.639
           $39.000                                            0.641
           $38.875                                            0.643
           $38.750                                            0.645
           $38.625                                            0.647
           $38.500                                            0.649
           $38.375                                            0.651
           $38.250                                            0.654
           $38.125                                            0.656
           $38.000                                            0.658
           $37.875                                            0.659
           $37.750                                            0.660
           $37.625                                            0.661
           $37.500                                            0.662
           $37.375                                            0.663
           $37.250                                            0.664
           $37.125                                            0.665
           $37.000                                            0.666


                                      G-1


                                                                       EXHIBIT H


                  TRANSACTION AND TERMINATION COSTS AGREEMENT
                  -------------------------------------------


     THIS TRANSACTION AND TERMINATION COSTS AGREEMENT dated ____________, 1997 by and between EQUITY RESIDENTIAL PROPERTIES TRUST, a real estate investment trust organized and existing under the laws of the State of Maryland ("EQR"), WELLSFORD RESIDENTIAL PROPERTY TRUST, a real estate investment trust organized and existing under the laws of the State of Maryland ("Wellsford"), and WELLSFORD REAL PROPERTIES, INC., a Maryland corporation ("Newco").

                                   Recitals:
                                   --------

     A. EQR and Wellsford have entered into an Agreement and Plan of Merger dated January __, 1997 (the "Merger Agreement"), pursuant to which EQR shall acquire the assets and business of Wellsford through the merger of EQR and Wellsford (the "Merger") constituting a tax-free reorganization under the Internal Revenue Code of 1986, as amended.

     B. It is currently contemplated that Wellsford will be the real estate investment trust surviving the merger; however, EQR may be the surviving real estate investment trust under certain circumstances described in the Merger Agreement (the real estate investment trust which survives the Merger being referred to as the "Surviving Trust").

     C. Immediately prior to the Merger, it is contemplated that Wellsford shall contribute certain of its assets to Newco, and that Newco shall assume certain obligations of Wellsford, all as provided in the Contribution Agreement (as defined in the Merger Agreement).

     D. Immediately prior to the Merger, it is contemplated that Wellsford shall distribute to its common shareholders all the outstanding shares of Newco owned by it.

     E. The parties desire to set forth their agreement as to the manner of sharing the Transaction Costs (as hereinafter defined).

                                  Agreements:
                                  ----------

     In consideration of the premises and the mutual covenants hereinafter set forth, the parties agree as follows:

     1. Closing Payments by Newco to Surviving Trust. (a) On the Closing Date, the parties shall jointly determine the amount of the estimated Surviving Trust Transaction Costs (the "Estimated Surviving Trust Transaction Costs"), using good faith estimates where actual amounts are not known or provided for in this Agreement. If the Estimated Surviving Trust Transaction

Costs exceed the Gross Overall Cap, on the Closing Date Newco shall pay to the Surviving Trust cash in an amount equal to such difference.

     (b) The amount of the Contribution Funds payable to Newco at the Closing, as determined pursuant to Section 1.10 of the Merger Agreement, shall be increased by the amount of the excess, if any, of the Net Overall Cap over the amount of the Estimated Surviving Trust Transaction Costs (the "Newco Payment").

     2. Joint Expenses. For purposes of determining EQR Expenses and Surviving Trust Transaction Expenses, all printing and mailing expenses which are incurred jointly by Wellsford and EQR shall be allocated 50% as Surviving Trust Transaction Costs and 50% as EQR Expenses. However, if a document is sent to the holders of Wellsford Common Shares with respect to the distribution of the shares of Newco to the holders of Wellsford Common Shares which is separate from the proxy statement sent to such holders with respect to the Merger ("Newco Information Statement"), the fees for printing any Proxy Statement and Newco Information Statement sent to holders of Wellsford Common Shares and EQR Common Shares will be allocated 60% as Surviving Trust Transaction Expense and 40% as EQR Expenses, and 100% of the costs of mailing the Proxy Statement and information statements or other documents with respect to the distribution of the shares of common stock of Newco to the holders of Wellsford Common Shares shall be a Surviving Trust Transaction Cost, and 100% of the costs of mailing the Proxy Statement to the holders of EQR Common Shares shall be an EQR Expense.

     3. Reimbursement Obligations. (a) From and after the Closing Date, Newco shall have a continuing obligation to reimburse the Surviving Trust for (a) any Surviving Trust Transaction Costs which exceed the Estimated Surviving Trust Transaction Costs, but only to the extent the sum of the aggregate Surviving Trust Transaction Costs paid or deemed to have been paid by EQR, Wellsford and the Surviving Trust plus the Newco Payment, if any, exceeds the Gross Overall Cap, and (b) any costs and expenses related to the Excluded Activities.

     (b) If, after all the Surviving Trust Transaction Costs have been paid, either (i) the actual Surviving Trust Transaction Costs plus the Newco Payment are less than the Net Overall Cap, or (ii) the actual Surviving Trust Transaction Costs, less the amount paid by Newco to the Surviving Trust on the Closing Date pursuant to Section 1(a), are less than the Net Overall Cap, then the Surviving Trust shall promptly pay such difference to Newco, together with interest thereon at the Interest Rate from the Closing Date to the date of such payment to Newco.

     4. Procedure. If the Surviving Trust receives a bill or otherwise becomes responsible for any Surviving Trust Transaction Costs in excess of the Gross Overall Cap and for which Newco has not previously reimbursed the Surviving Trust pursuant to this Agreement (the "Excess Costs"), the Surviving Trust shall invoice Newco therefor. Such invoice shall be accompanied by a copy of the bill giving rise to such Excess Costs. Newco shall pay the amount of such Excess Costs to the Surviving Trust within ten (10) days after the date it receives such invoice. If Newco fails to pay such Excess Costs when due, then such Excess Costs shall thereafter bear interest at the Interest Rate until paid in full. Such interest shall be in addition to all other rights and remedies to which the Surviving Trust may be entitled at law or in equity.

     5. Definitions. For purposes of this Agreement, the following terms shall have the following meaning (with terms defined in the singular having comparable meanings when used in the plural):

          "Closing Date" shall have the meaning set forth in the Merger
     Agreement.

          "Contribution Agreement" shall have the meaning set forth in the Merger Agreement.

          "Dividend Spread Accrual" shall mean an amount equal to Dividend Spread multiplied by a fraction, the numerator of which is the number of days in the calendar quarter in which the Merger occurs prior to the Closing Date and the denominator of which is the total number of days in such calendar quarter; provided, however, that the amount of the Dividend Spread Accrual shall be zero (0) if Wellsford has declared a dividend in the quarter in which the Closing Date occurs.

          "Dividend Spread" shall mean an amount equal to (a) the excess, if any, of $0.485 over the product of the Exchange Ratio multiplied by EQR's existing dividend of $0.625, (b) multiplied by the number of Wellsford Common Shares outstanding immediately prior to the Effective Time.

          "Effective Time" shall have the meaning set forth in the Merger Agreement.

          "EQR Expenses" shall mean:

               (a) any filing fees paid to the Securities and Exchange Commission with respect to the shares of beneficial interest of the Surviving Trust to be issued in the Merger;

               (b) 50% of the legal fees and expenses of Ballard Spahr Andrew & Ingersoll with respect to the Merger and the Spin-Off (but not the Excluded Activities) (whether incurred on behalf of EQR or Wellsford);

               (c) all legal and accounting fees and costs incurred by EQR, other than the fees of Ballard Spahr Andrew & Ingersoll described in clause (b) of this definition;

               (d) costs in excess of $100,000 for environmental reports and title insurance requested by EQR on the properties of Wellsford and the Wellsford Subsidiaries;

               (e) the charges of J. P. Morgan Securities, Inc. for rendering its fairness opinion to the Board of Directors of EQR;

               (f) EQR's share of the joint expenses provided for in Section 2;

               (g) the cost of applying for the private letter ruling from the Internal Revenue Service to change the Merger so that EQR will be the survivor of the Merger;

               (h) any transfer taxes payable as a result of the transactions contemplated by the Merger; and

               (i) any other costs and expenses incurred by EQR before the Effective Time which are not specifically enumerated as Surviving Trust Transaction Costs.

          "Exchange Ratio" shall have the meaning set forth in the Merger Agreement.

          "Excluded Activities" shall mean (i) all activities, operations, acquisitions, dispositions and business of Newco and the Newco Subsidiaries, including, without limitation those assets acquired and liabilities assumed pursuant to the Contribution Agreement, (ii) all indebtedness and other obligations incurred by Newco and the Newco Subsidiaries, (iii) all sales of equity interests in and indebtedness of Newco and the Newco Subsidiaries, other than the distribution by Wellsford of the common shares of Newco owned by Wellsford to the common shareholders of Wellsford in the Spin-Off, and (iv) any amount payable to William Cockrum, whether payable in cash or shares of Newco capital stock, or both.

          "Gross Overall Cap" shall mean $27,110,636, plus the Dividend Spread Accrual.

          "Interest Rate" shall mean a rate per annum equal to the prime rate of interest charged from time to time under EQR's principal bank unsecured line of credit.

          "Net Overall Cap" shall mean the Gross Overall Cap less the Dividend Accrual.

          "Newco Subsidiaries" shall mean the Subsidiaries of Newco.

          "Retention Program" shall have the meaning set forth in the Merger Agreement.

          "Wellsford Common Shares" shall have the meaning set forth in the Merger Agreement.

          "Subsidiaries" shall have the meaning set forth in the Merger
     Agreement.

          "Surviving Trust Transaction Costs" shall mean the following Transaction Costs:

               (a) $5,781,443, constituting the amount equal to the difference between $27.50 and the exercise price of each option to purchase Wellsford Common Shares outstanding on the date of the Merger Agreement multiplied by the number of Wellsford Common Shares subject to such option;

               (b) the obligation of Wellsford to issue any options to purchase Wellsford Common Shares as a result of the use by an optionee of Wellsford Common Shares to pay the exercise price under any option exercised by such optionee prior to the Effective Time, which obligation is satisfied through the issuance of options to purchase Wellsford Common Shares ("Reload Options"), which Reload Options shall be deemed to have a cost equal to the value of such options determined pursuant to the Merrill Lynch trading desk formula;

               (c) the cost to Wellsford of the use by optionees of Wellsford Common Shares to pay the exercise price under options exercised by them after the date of the Merger Agreement, such cost to be deemed to be the excess, if any, of the value of each Wellsford Common Share credited to the payment of such exercise price over $27.50;

               (d) the Retention Program (which shall be deemed to have a cost of $544,575 as of the Effective Time);

               (e) all severance payments payable under any employment agreements between Wellsford and its employees;

               (f) all income tax payments and excise tax payments, as grossed up, payable to Key Executives (as defined in the Merger Agreement) pursuant to the existing agreements with employees of Wellsford;

               (g) the issuance of 67,308 "Springing Shares" to executives of Wellsford prior to the Spin-Off, which shall be deemed to have a cost of $1,850,970 determined by multiplying $27.50 times 67,308;

               (h) the forgiveness of loans made to employees of Wellsford to finance the purchase of Wellsford Common shares, which for purposes of this Agreement shall be deemed to have a cost of zero (0);

               (i) the rental payments remaining unpaid under the lease of office spaces in New York, New York and Denver, Colorado, which for this purpose shall be deemed to have a cost of $1,665,184 as of the Closing Date, reduced by the net present value of base rental payments payable after the Closing Date under any sublease of the Denver, Colorado office space entered into by Wellsford prior to the Closing, determined using a rate of 8% per annum;

               (j) all fees and penalties payable as a result of any of the transactions contemplated by the Merger Agreement (including the transfers to ERP Operating Limited Partnership) under any loan agreement or mortgage to which Wellsford or any of the Wellsford Subsidiaries (other than Newco) is a party;

               (k) the investment banking fees and expenses payable to Merrill Lynch & Co. in connection with its fairness opinions regarding the Merger and its services as investment bankers with respect to the Merger, estimated to be $1,750,000 as of the date of the Merger Agreement plus expenses;

               (l) the cost of the premium for extending the existing directors' and officers' liability insurance policy of Wellsford after the Effective Time;

               (m) up to $100,000 of costs with respect to title insurance and environmental reports requested by EQR on the properties of Wellsford and the Wellsford Subsidiaries;

               (n) 50% of the legal fees and expenses of Ballard Spahr Andrew & Ingersoll with respect to the Merger and the Spin-Off (but not the Excluded Activities), whether incurred on behalf of Wellsford or EQR);

               (o) all legal and accounting fees and expenses incurred by Wellsford with respect to the Merger and the Spin-Off (and not with respect to any of the Excluded Activities), other than the fees of Ballard Spahr Andrew & Ingersoll described in clause (n) of this definition;

               (p) Wellsford's and Newco's portion of the joint expenses provided for in Section 2;

               (q) the assignment of the split dollar life insurance policies assigned to Newco pursuant to the Contribution Agreement, which shall be deemed to have a cost to the Surviving Trust of $200,000 as of the Closing Date; and

               (r) any other transaction costs incurred by Wellsford with respect to the Merger and the Spin-Off;

          provided, however, that Surviving Trust Transaction Costs shall exclude (i) any EQR Expenses, (ii) any liabilities and expenses related to the Excluded Activities and (iii) any payments under the Consulting Agreements (as defined in the Merger Agreement).

     6.   General.

          (a) Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

          if to EQR, Wellsford or
          the Surviving Trust, to:  Equity Residential Properties Trust
                                    Two North Riverside Plaza, Suite 400
                                    Chicago, Illinois  60606
                                    Attention: President
                                    Fax No. (312) 207-5243

          with a copy to:           Equity Residential Properties Trust
                                    Two North Riverside Plaza, Suite 400
                                    Chicago, Illinois  60606
                                    Attention: Bruce C. Strohm, Esq.
                                    Fax No. (312) 454-0039

                                    Rudnick & Wolfe
                                    203 N. LaSalle St., Suite 1800
                                    Chicago, Illinois  60601
                                    Attention: Errol R. Halperin, Esq.
                                    Fax No. (312) 236-7516
          if to Newco, to:          Wellsford Real Properties, Inc.
                                    610 Fifth Avenue, 7th Floor
                                    New York, New York  10020
                                    Attention: President
                                    Fax No. (212) 333-2323

          with a copy to:           Robinson Silverman Pearce Aronsohn &
                                    Berman LLP
                                    1290 Avenue of the Americas
                                    New York, New York  10104-0053
                                    Attention: Alan S. Pearce, Esq.
                                    Fax No. (212) 541-1411


     All notices shall be deemed given only when actually received.

          (b) Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

          (c) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

          (d) Entire Agreement; No Third-Party Beneficiaries.  This Agreement
     (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies.

          (e) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

          (f) Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          (g) Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Illinois or New York or in any Illinois or New York State court located in Illinois or New York, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any federal court located in the State of Illinois or New York or any Illinois or New York State court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

          (h) Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

          (i)  Non-Recourse.

               (1) This Agreement and all documents, agreements, understandings and arrangements relating hereto have been entered into or executed on behalf of Wellsford by the undersigned in his capacity as a trustee or officer of Wellsford, which has been formed as a Maryland real estate investment trust pursuant to an Amended and Restated Declaration of Trust of Wellsford dated as of November 2, 1992, as amended and restated, and not individually, and neither the trustees, officers nor shareholders of Wellsford shall be personally bound or have any personal liability hereunder. EQR and Newco shall look solely to the assets of Wellsford for satisfaction of any liability of Wellsford with respect to this Agreement and any other agreements to which it is a party. EQR and Newco will not seek recourse or commence any action against any of the shareholders of Wellsford or any of their personal assets, and will not commence any action for money judgments against any of the trustees or officers of Wellsford or seek recourse against any of their personal assets, for the performance or payment of any obligation of Wellsford hereunder or thereunder.

               (2) This Agreement and all documents, agreements, understandings and arrangements relating hereto have been entered into or executed on behalf of EQR by the undersigned in his capacity as a trustee or officer of EQR, which has been formed as a Maryland real estate investment trust pursuant to an Amended and Restated Declaration of Trust of EQR dated as of August 10, 1993, as amended and restated, and not individually, and neither the trustees, officers nor shareholders of EQR shall be personally bound or have any personal liability hereunder. Wellsford and Newco shall look solely to the assets of EQR for satisfaction of any liability of EQR with respect to this Agreement and any other agreements to which it is a party. Wellsford and Newco will not seek recourse or commence any action against any of the shareholders of EQR or any of their personal assets, and will not commence any action for money judgments against any of the trustees or officers of EQR or seek recourse against any of their personal assets, for the performance or payment of any obligation of EQR hereunder or thereunder.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed this _____ day of ________. 1997.


                                    WELLSFORD RESIDENTIAL PROPERTY TRUST


                                    By:_________________________________
                                    Its:________________________________



                                    EQUITY RESIDENTIAL PROPERTIES TRUST

                                    By:_________________________________
                                    Its:________________________________



                                    WELLSFORD REAL PROPERTIES, INC.


                                    By:_________________________________
                                    Its:________________________________

                                                                       EXHIBIT I

                               RETENTION PROGRAM
                               -----------------

________________________
________________________
________________________

Dear ________________:

     As you know, Equity Residential Properties Trust ("Equity") has acquired the assets and business of Wellsford Residential Properties Trust ("Wellsford"). The acquisition of the assets and business of Wellsford has been effected by the merger (the "Merger") of Equity and Wellsford with Wellsford as the surviving real estate investment trust (the "Surviving Trust"). You have previously been employed as the _______________________ of Wellsford. The purpose of this letter is to confirm our agreement that if you continue to be employed by the Surviving Trust on an at-will basis, upon the involuntary termination of your employment by the Surviving Trust for any reason (other than the involuntary termination for cause), or upon the date six months from the effective date of the Merger, which ever shall occur first, the Surviving Trust shall pay to you $___________, payable in a lump sum within five (5) business days after such termination or such date. Such payment shall not be paid if you voluntarily terminate your employment with the Surviving Trust. Such payment will also not be made to you if the Surviving Trust terminates your employment because you engaged in any act of dishonesty, including, but not limited to, an act which directly or indirectly results in your gain or personal enrichment at the expense of the Surviving Trust, or because you willfully substantially failed to perform the services requested of you by the Surviving Trust despite at least two notices of such failure or because you willfully substantially violated the Surviving Trust's company policies (referred to in this letter as "cause").

     This letter supersedes all previous communications with respect to your employment by the Surviving Trust. This letter does not constitute a contract for employment. If this letter is accepted by you, it shall constitute the entire understanding between us with respect to your employment by the Surviving Trust.

     If you are in agreement with the foregoing, please so indicate by signing the copy of this letter in the space provided below and returning it to the undersigned.

                                 Very truly yours,

                                 [The Surviving Trust]

                                 By:_____________________________
                                 Its:____________________________

Accepted and agreement to as of
this ___ day of ___________, 1997

____________________________________

                                                                       EXHIBIT J
                         PAYMENTS TO KEY EXECUTIVES/1/


     This Exhibit J, together with the Exhibits A(1)-A(5) of the Wellsford Disclosure Letter (the "Exhibits"), describe all payments to be made in connection with the Spin-off and the Merger to the individuals named in this Exhibit J (the "Executives"), and the trustees of Wellsford. The information provided in the Exhibits sets forth: (1) the amount of each severance payment payable to certain of the Executives, as described in Exhibit A(1); (2) all information concerning existing share loans and the amount of loan forgiveness upon a change in control, as described in Exhibit A(2); (3) all information with respect to the number of restricted Wellsford Common Shares, both vested and nonvested, which Executives will receive upon a change in control, as described in Exhibit A(3); (4) all information describing Wellsford Common Shares to be issued immediately prior to the Spin-off and the Merger, as described in Exhibit A(4); (5) information concerning existing options to purchase Wellsford Common Shares, as described in Exhibit A(5); and (6) information concerning the form of each option to purchase Newco common shares, as described in Exhibit A(5).
In the event of a discrepancy between the information in Exhibit J and the Exhibits, with respect to the information listed in clauses (1) through (6) of this paragraph, the Exhibits shall control. With respect to all other matters, the language of Exhibit J shall control.


1. Payments To J. Lynford, E. Lowenthal and Daniel Kelley ("Key Executives").
   -------------------------------------------------------------------------

     A. Payments Under Employment Agreements.

          (1) Income Tax Payment. J. Lynford and E. Lowenthal will be entitled to an income tax payment equal to all federal, local, and state income taxes payable with respect to all noncash compensation, including without limitation shares described in paragraph 1.E. below and loan forgiveness described in paragraph 1.C below, received in connection with a "change in control" in accordance with the provisions of their respective employment agreements in effect as of the date of this Agreement. The estimated amount of the income tax payment for each executive, and the underlying payments upon which such payment is based, are set forth in Exhibit A(1) of the Wellsford Disclosure Letter.

          (2) Excise Tax Payment. Pursuant to Section 10 of their respective employment agreements, each of J. Lynford and E. Lowenthal will be entitled to receive an "Additional Amount" equal to: (a) all taxes payable by the executive under section 4999 of the Internal Revenue Code of 1986, as amended ("Code") with respect to any "excess parachute payment" as defined in section 280G (b)(1) of the Code (or otherwise) and the Additional Amount, plus (b) all federal, state, and local income taxes payable with respect to the Additional Amount. The estimated amount of such payment, and the underlying payments upon which such payment is based, are set forth in Exhibit A(1) of the Wellsford Disclosure Letter.
---------------------
/1/ Except as specifically set forth in Exhibit J, all capitalized terms shall have the meaning provided in the Merger Agreement.

          (3) Time of Payment. The cash payments described in paragraphs 1.A.(1) and (2) above shall be paid to the Executives by the Surviving Trust on the date of the Merger.

     B. Split Dollar Life Insurance. The split dollar life insurance arrangements between Wellsford and J. Lynford and E. Lowenthal respectively shall be assumed by Newco pursuant to the terms of the Contribution Agreement, and Newco shall be responsible for any and all obligations arising pursuant to both arrangements.

     C. Share Loan and Acquisition Agreements. As set forth in Exhibit A(2) of the Wellsford Disclosure Letter, the entire outstanding loan balance of all notes relating to the Share Loan and Acquisition Agreements for each Key Executive shall be forgiven as a result of the change in control effectuated by the Merger.

     D. Restricted Share Grants. As set forth in Exhibit A(3) of the Wellsford Disclosure Letter, the Restricted Share Grants issued to J. Lynford and E. Lowenthal shall continue in effect and the nonvested portion of such grants shall remain subject to a risk of forfeiture in accordance with the terms of Exhibit A(3). All shares issued pursuant to a Restricted Share Grant, whether or not subject to a risk of forfeiture, shall participate pro rata in the Spin-off and the Merger.

     E. Change In Control Share Grants. In accordance with the terms of the Amendment To Change In Control Share Grant Letter Agreements in effect as of the date of this Agreement executed by each Key Executive, each Change In Control Share Grant shall be effective immediately prior to the occurrence of a change in control of Wellsford (and immediately prior to the occurrence of a spin-off that is effected in connection with a change in control of Wellsford) and will be made pursuant to Wellsford's Long-Term Management Incentive Plan. Accordingly, all such shares shall participate in both the Spin-off and the Merger as set forth in Exhibit A(4) of the Wellsford Disclosure Letter.

     F. Wellsford Options. Wellsford and the Key Executives shall enter into such exchange agreements and amendments to options as is necessary to obtain each Key Executive's agreement to the provisions of this paragraph 1.F. to the extent the provisions of this paragraph are inconsistent with the existing arrangements between Wellsford and each Key Executive.

          (1) Nonqualified Options.
              --------------------

               (a) Conversion of Nonvested Options. For each Key Executive, the nonvested portion of each option identified as a non-qualified Share Option Grant in Exhibit A(5) of the Wellsford Disclosure Letter shall be converted into an option to purchase Newco common shares upon a change in control effected by the Merger. The number of options to purchase Newco common shares issued in the conversion will be calculated by dividing the value of the nonvested options being converted by the value of an option to purchase one Newco common share. The method used to calculate the number of options to be received by each Key Executive upon conversion, together with the number of options to be received and the terms thereof, are set forth in Exhibit A(5). The exercise price specified in each such option shall be the Issuance Price (as defined in the Newco Stock Purchase Agreement).

               (b) Exercise of Vested Options. For each Key Executive, all vested options shall be exercised prior to the Merger by tendering existing Wellsford Common Shares in payment of the exercise price. The tendered shares shall be valued at $27.50 per share for purposes of payment of the exercise price, regardless of their actual value.

               (c) Reload Options. For each Key Executive, all vested options exercised by tendering shares as described in paragraph 1.F(1)(b) above shall be granted Reload Options which shall be converted into options to purchase Newco common shares by valuing the Reload Options and then dividing such value by the value of an option to purchase one Newco common share. The exercise price of each Reload Option shall be $27.50 per share for each option, and the term of each Reload Option shall equal the remaining term of the underlying option being exercised. The number and terms of each Newco option shall be in accordance with Exhibit A(5).

          (2)  Incentive Share Options.

               (a) Conversion of Nonvested Options. For each Key Executive, the value of the nonvested portion of each option listed in Exhibit A(5) of the Wellsford Disclosure Letter as an incentive share option shall be converted into an incentive share option to purchase Newco common shares. As set forth in Exhibit A(5), the exercise price of the options to purchase Newco common shares received in the conversion shall reflect the inherent value of these options prior to conversion, and shall have a term equal to the remaining term of the incentive share option to be converted, as required by Treasury Regulation
Section 1.425-1(a).

               (b) Exercise of Vested Options. For each Key Executive, all vested options shall be exercised prior to the Merger by tendering existing Wellsford Common Shares in payment of the exercise price. The value of the tendered shares shall be $27.50 per share for purposes of the payment of the exercise price, regardless of their actual value.

               (c) Reload Options. For each Key Executive, all vested options exercised by tendering shares as described in paragraph 1.F(2)(b) above shall be granted Reload Options which shall be converted into options to purchase Newco common shares by valuing the Reload Options and then dividing such value by the value of an option to purchase one Newco common share. The exercise price of each Reload Option shall be $27.50 per share for each option, and the term of each Reload Option shall equal the remaining term of the underlying option being exercised. The number and terms of each Newco option shall be in accordance with Exhibit A(5).

2.   Payments to D. MacKenzie, G. Hughes, and D. Strong ("Other Executives").
     -----------------------------------------------------------------------

     Except to the extent one or more of the Other Executives agree to convert Wellsford options into Newco options, or to defer or waive other payments or benefits arising under existing agreements between Wellsford and the Other Executive, in which event such Other Executives shall be eligible to convert the nonvested portion of existing options to purchase Wellsford Common Shares into options to purchase Newco common shares, convert Reload Options into options to purchase Newco common shares, and continue their Restricted Share Grants set forth on Exhibit A(3) in the same manner as the Key Executives, the following describes all payments to be made to the Other Executives.

     A.   Payments Under Employment Agreements.

          (1) Cash Severance Payment. Each Other Executive shall be entitled to a cash severance payment in the amount required under each Other Executive's respective employment agreement in effect as of the date of this Agreement. The amount of the payment to be made to each Other Executive is set forth in Exhibit A(1) of the Wellsford Disclosure Letter.

          (2) Excise Tax Payment. Pursuant to Section 10 of their respective employment agreements, each Other Executive will be entitled to receive an "Additional Amount" equal to: (a) all taxes payable by the executive under section 4999 of the Internal Revenue Code of 1986, as amended ("Code") (or otherwise) with respect to any "excess parachute payment" as defined in section 280G (b)(1) of the Code and the Additional Amount, plus (b) all federal, state, and local income taxes payable with respect to the Additional Amount. The estimated amount of such payments, and the underlying payments upon which each such payment is based, are set forth in Exhibit A(1) of the Wellsford Disclosure Letter.

          (3) Time of Payment. The cash payments described in paragraphs 2.A.(1) and (2) above shall be paid to the Other Executives by the Surviving Trust on the date of the Merger.

     B. Share Loan and Acquisition Agreements. As set forth in Exhibit A(2) of the Wellsford Disclosure Letter, the entire outstanding loan balance of all notes relating to the Share Loan and Acquisition Agreements for each Other Executive shall be forgiven as a result of the change in control effectuated by the Merger.

     C. Restricted Share Grants. As set forth in Exhibit A(3) of the Wellsford Disclosure Letter, the Restricted Share Grants issued to D. MacKenzie and G. Hughes shall be fully vested upon the change in control effected by the Merger. D. MacKenzie and G. Hughes shall receive EQR Common Shares in the Merger and Newco common shares in the Spin-off for the restricted Wellsford Common Shares as set forth in Exhibit A(3).

     D.   Wellsford Options.

          (1) Nonvested Options. For each Other Executive, the nonvested portion of every outstanding option to purchase Wellsford Common Shares set forth in Exhibit A(5) of the Wellsford Disclosure Letter shall become vested upon a change in control effected by the Merger pursuant to the terms of the underlying agreement under which the option was granted.

          (2) Wellsford To Use Best Efforts in seeking Exercise of Appreciation Rights. Prior to the Merger, Wellsford shall use its best efforts to obtain the consent of each Other Executive to relinquish all option rights in exchange for the cash payment of $27.50 per share for each option relinquished less the exercise price per share.

          (3) Vested Options. For each Other Executive who does not consent to the payment described in subsection (2) above, all existing options shall either be exercised prior to the Merger in accordance with the terms of the Plans, as applicable, or, if not exercised prior to the Merger, shall be converted in the Merger into options to purchase common shares in the Surviving Trust as adjusted pursuant to the dilution and adjustment provisions of the Plans for the Exchange Ratio. Wellsford shall use its best efforts to ensure that the Committee will make such adjustments in accordance with the provisions of the Plans. All adjustments shall be made subject to the commercially reasonable approval of the Surviving Trust.

          (4) Reload Options. For each existing share tendered in exercise of an existing option, the right to the issuance, exercise price, and term of any Reload Option shall be governed by the terms of the existing Plans, as applicable, including the adjustment for the Exchange Ratio.

3. Options of Trustees. All existing options to purchase Wellsford Common Shares granted to the trustees of Wellsford shall be converted into options to purchase Newco common shares. The number of options to purchase Newco common shares granted upon conversion shall be calculated by dividing the value of each trustee's existing options to purchase Wellsford Common Shares by the value of an option to purchase one Newco common share to be received in the exchange. The option to purchase Newco common shares shall be exercisable immediately, and shall have an initial term of six years, (regardless of whether or not the optionee remains a trustee or director of Newco) with a four-year extension if the optionee is a trustee or director of Newco at the end of four years. The exercise price of the option to purchase Newco common shares shall be the Issuance Price. The method used to calculate the number of options to be received by each trustee of Wellsford, together with the number of options to be received, are set forth in Exhibit A(5) of the Wellsford Disclosure Letter.

4. Option Grant To David Kelley. Prior to the Merger, Wellsford shall use its best efforts to enter into an agreement with David Kelley pursuant to which David Kelley's existing options to purchase Wellsford Common Shares will be relinquished in exchange for a cash payment of $27.50 per share for each option less the exercise price per share. If Wellsford does not obtain David Kelley's consent to such an exchange, David Kelley's options shall either be exercised prior to the Merger in accordance with the terms of the share option agreement between Wellsford and David Kelley dated December 13, 1994, pursuant to which the options were issued, or, if not exercised prior to the Merger, shall be converted into options to purchase common shares in the Surviving Trust as adjusted by Wellsford for the Exchange Ratio under the dilution and adjustment provisions of such share option agreement. All adjustments shall be made subject to the commercially reasonable approval of the Surviving Trust.

                                                                       EXHIBIT K

                          FORM OF CONSULTING AGREEMENT
                          ----------------------------


     THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into as of the ____ day of _____________, 1997, by and between ERP OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership ("ERP"), and __________________ ("Consultant").


                                    Recitals
                                    --------

     A. ERP's general partner intends to merge (the "Merger") with Roger, a Maryland real estate investment trust ("Roger"), pursuant to that certain Agreement and Plan of Merger dated January __, 1997 between ERP's general partner and Roger ("Merger Agreement").

     B. Immediately following the Merger, the assets of Roger will be transferred to ERP.

     C.  Prior to the Merger, Consultant was employed by Roger.

     D. ERP recognizes that the knowledge of Consultant will be beneficial in maintaining and improving the profitability of the assets of Roger transferred to ERP and that Consultant has significant real estate and business expertise that will be beneficial to ERP. Accordingly, ERP desires to retain Consultant to provide consulting services to ERP as provided herein, and Consultant desires to be so retained.

     E. Consultant may, as a consultant to ERP, have access to confidential information with respect to ERP and its affiliates, and has, as an employee of Roger, had access to confidential information of Roger and its subsidiaries.

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Duties. Consultant is hereby retained to serve as a senior management consultant to ERP, to answer questions and address issues concerning the operations, business strategies and marketing plans of ERP as may from time to time during the Term (as hereinafter defined) be reasonably requested by ERP. Such services shall be provided by Consultant solely to the senior executive officers of ERP at such times as shall be mutually convenient to Consultant and ERP; it being the parties' intention that Consultant be available to provide services regarding policies and strategy without becoming involved in the day-to-day operations of ERP. In no event will Consultant be required to perform services hereunder during any period while he is on vacation or is ill, or at times which conflict with other business commitments of Consultant.

     2. Term. The term for providing consulting services hereunder shall commence on the date the Effective Time (as defined in the Merger Agreement) occurs and shall continue, unless earlier terminated pursuant to Section 6 below, for five (5) years thereafter (the "Term").

     3. Compensation. As compensation for Consultant's services rendered under this Agreement, ERP shall pay Consultant at the rate of $200,000 per annum, payable monthly in arrears. The compensation set forth in Section 3 will be the sole compensation payable to Consultant for consulting services and no additional compensation or fee will be payable by ERP to Consultant by reason of any benefit gained by ERP directly or indirectly through Consultant's consulting efforts hereunder, nor shall ERP be liable in any way for any additional compensation or fee for consulting services unless ERP shall have expressly agreed thereto in writing. The foregoing shall not prohibit Consultant from receiving a director's fee for acting as a director of ERP if such fee would otherwise be payable to him.

     4. Reimbursement of Expenses. ERP shall reimburse Consultant for all reasonable out-of-pocket travel and other expenses incurred by Consultant at the request of ERP in rendering services required under the terms of this Agreement, such reimbursement to be on a monthly basis upon submission of a detailed monthly statement and reasonable documentation.

     5. Independent Contractor Status. Consultant is an independent contractor under this Agreement and shall in no way be considered to be an agent or employee of ERP and, accordingly, Consultant shall not be entitled to any benefits, coverages or privileges made available to employees of ERP, including without limitation, social security, unemployment or pension payments or contributions. Consultant shall only consult and render advice, and shall not undertake to commit ERP to any course of action in relation to third persons, except as requested by ERP. ERP shall not deduct any social security or income taxes from Consultant's payments set forth in Section 3.

     6.  Confidentiality.

          (a) Acknowledgement of Proprietary Interest. Consultant recognizes the proprietary interest of ERP in Confidential and Proprietary Information (as hereinafter defined) of ERP and its affiliates. Consultant acknowledges and agrees that any and all Confidential and Proprietary Information communicated to, learned of, developed or otherwise acquired by Consultant in performing his duties hereunder and during the time he was an employee of Roger shall be and is the property of ERP and its affiliates. Consultant further acknowledges and understands that his disclosure of any Confidential and Proprietary Information could result in irreparable injury and damage to ERP. As used herein, "Confidential and Proprietary Information" means, but is not limited to, research, marketing and sales programs, pricing formula, contracts analyses, and all other concepts, ideas, materials or information prepared or performed for, by or on behalf of Roger, ERP or any of its affiliates by the employees, officers, directors, agents, representatives or consultants of Roger, ERP or any affiliate thereof. "Confidential and Proprietary Information" shall exclude information that is available generally to the public or which is disclosed to Consultant by any person who is not an employee of ERP or any of its affiliates and who did not breach any obligations of confidentiality by disclosing such information to Consultant.

          (b) Covenant Not-To-Divulge Confidential and Proprietary Information. Consultant acknowledges and agrees that ERP is entitled to prevent the disclosure of Confidential and Proprietary Information. As a portion of the consideration for the retention of Consultant and for the compensation being paid to Consultant by ERP, Consultant agrees at all times to hold in strictest confidence and not to disclose to any person, firm or corporation, other than to persons engaged by ERP to further the business of ERP, and not to use except in the pursuit of the business of ERP, Confidential and Proprietary Information, without the prior written consent of ERP; provided, however, that notwithstanding the foregoing, Consultant shall not be obligated to keep secret and not to disclose Confidential and Proprietary Information generally known to the public through no wrongful act of Consultant. The foregoing shall not be deemed to include general know-how and business experience of the Consultant which apply to businesses generally. Notwithstanding the foregoing, any disclosure of Confidential and Proprietary Information may be made to the extent required by applicable law or regulation or judicial or regulatory process provided the Consultant gives ERP notice thereof and an opportunity to seek a protective order with respect to the information so required to be disclosed.

          (c) Return of Materials. In the event of any termination of this Agreement for any reason whatsoever, or at any time upon the request of ERP, Consultant will promptly deliver to ERP all documents, data and other information pertaining to Confidential and Proprietary Information.

     7. Termination. This Agreement and the consulting relationship created hereby shall terminate upon the earlier to occur of any of the following events:

          (a)  the expiration of the Term;

          (b)  the death of Consultant;

          (c) the disability of Consultant ("disability"), meaning Consultant's inability, because of mental or physical illness or incapacity, to perform his duties under this Agreement for a continuous period of 120 days, or for 120 days out of any 150-day period; or

          (d)  the written agreement of Consultant and ERP.

     Notwithstanding anything to the contrary in this Agreement, the provisions of Sections 3 and 6 shall survive any termination, for whatever reason, of Consultant's engagement under this Agreement. In addition, in the event of the termination of Consultant's engagement for any reason, Consultant shall be entitled to any unpaid expenses payable as provided in Section 4 above.

     8. Remedies. Consultant and ERP recognize and acknowledge that in the event of any default in, or breach of any of, the terms, conditions or provisions of this Agreement (either actual or threatened) by Consultant, ERP's remedies at law shall be inadequate. Accordingly, Consultant agrees that in such event, ERP shall have the right of specific performance and/or injunctive relief, without bond but upon due notice, in addition to all other remedies available to ERP at law or in equity.

     9. Notices. Any notices, consents, demands, requests, approvals and other communications to be given under this Agreement by either party to the other shall be deemed to have been duly given in writing and personally delivered or sent by facsimile, overnight air courier, mail, registered or certified, postage prepaid with return receipt requested, as follows:

          If to ERP:            ___________________________
                                ___________________________
                                ___________________________
                                Fax No.: __________________

          If to Consultant:     ___________________________
                                ___________________________
                                ___________________________
                                Fax No.: __________________

or to such other or additional address as either party may designate by giving written notice to the other party in accordance with this Agreement.

     Notices delivered personally shall be deemed communicated as of actual receipt; air couriered notices shall be deemed communicated on the next business day after delivery to such courier; faxed notices shall be deemed communicated when sent by facsimile with confirmed receipt (provided that a copy thereof is sent by mail or overnight air courier); and mailed notices shall be deemed communicated as of three days after mailing.

     10. Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter contained herein and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. No modification or amendment of any of the terms, conditions or provisions herein may be made otherwise than by written agreement signed by the parties hereto.

     11. Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed, construed and enforced in accordance with the laws of the State of Illinois (except the choice of law rules).

     12. Dispute Resolution. Any issue relating to the rights, duties, obligations and interpretations of this Agreement shall be resolved in accordance with the rules of the American Arbitration Association then in effect by a panel consisting of three individual members experienced in these matters, one member of which shall be selected by ERP and the remaining two members of which shall be selected by Consultant.

     13. Parties Bound. This Agreement and the rights and obligations of the parties hereto hereunder shall be binding upon and inure to the benefit of ERP and Consultant and their respective heirs, personal representatives, successors and assigns. ERP shall have the right to assign this Agreement to any of its affiliates or to its successor, except in no event shall such assignment terminate the obligations of ERP to pay to Consultant the compensation set forth in Section 3 above. The duties of Consultant hereunder are personal to him, and no such duties may be assigned by him. Consultant may not assign any of his rights and benefits hereunder, except the right to receive payment pursuant to
Section 3 may be assigned in whole (but not in part), to any entity owned solely by, or solely for the benefit of one or more of Consultant, the members of his immediate family, and [for Jeffrey Lynford's Agreement, insert Edward Lowenthal] [for Edward Lowenthal's Agreement, insert Jeffrey Lynford]; provided that no such assignment shall be effective until ten (10) days after written notice of such assignment has been delivered to ERP. In the event of an assignment pursuant to the preceding sentence, amounts otherwise payable to Consultant pursuant to Section 3 hereunder shall instead be payable to the permitted assignee.

     14. Estate. If Consultant dies prior to the payment of all sums owed, or to be owed, to Consultant pursuant to Section 3, then such sums, as they become due, shall be paid to Consultant's estate.

     15. Enforceability. If, for any reason, any provision in this Agreement should be held invalid in part by a court of competent jurisdiction, then it is the intent of each of the parties hereto that the balance of this Agreement be enforced to the fullest extent permitted by applicable law.

     16. Waiver of Breach. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party.

     17. Captions. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

     18. Costs. If it is necessary to enforce or interpret the terms of this Agreement by action at law or in equity, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which he or it may be entitled.

     19. Affiliate. As used herein, an "affiliate" of either party means any person, corporation, partnership or other entity controlling, controlled by or under common control with such party; provided, however, that for purposes of this Agreement, Newco and its subsidiaries shall not be deemed to be affiliates of ERP.

     20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, but only one of which need be produced.

     21. Attorneys' Fees. Notwithstanding anything to the contrary set forth in Section 18 hereof, if ERP fails to make the payments required pursuant to Section 3 and such failure continues unremedied for a period of 30 days after written notice of such failure was delivered to ERP, then ERP shall reimburse Consultant for reasonable attorneys' fees incurred by Consultant in connection with an arbitration proceeding commenced by Consultant to collect such amount, such reimbursement to be made on a monthly basis within 15 days after receipt of a copy of a detailed bill for such legal services for such month.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                               ERP OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership

                               By:  EQUITY RESIDENTIAL PROPERTIES TRUST, a
                                    Maryland real estate investment trust, its
                                    general partner


                                    By:______________________________________
                                     Its:____________________________________




                               ______________________________________________

                                                                       EXHIBIT L
                                                                       ---------

                      Equity Residential Properties Trust
                     Two North Riverside Plaza, Suite 400
                           Chicago, Illinois  60606


Rudnick & Wolfe                                     Robinson, Silverman, Pearce,
203 North LaSalle Street                             Aronsohn & Berman, LLP
Suite 1800                                          1290 Avenue of the Americas
Chicago, Illinois  60601                            New York, N.Y.  10104

     Re:  Tax Opinion for Merger - Officer Certificate
          --------------------------------------------

Ladies and Gentlemen:

     In connection with the merger of Equity Residential Properties Trust, a Maryland real estate investment trust ("EQR"), with and into Wellsford Residential Properties Trust, a Maryland real estate investment trust ("Wellsford"), which shall thereafter be named Equity Residential Properties Trust, pursuant to the Registration Statement on Form S-4 (File No. ________), filed with the Securities and Exchange Commission (the "Registration Statement"), and certain related transactions, Rudnick & Wolfe, as counsel for EQR, and Robinson, Silverman, Pearce, Aronsohn & Berman, LLP, as counsel for Wellsford, have each been requested to render an opinion concerning certain federal income tax consequences of the proposed merger (the "Merger") of EQR with and into Wellsford. Unless otherwise specifically defined herein, all capitalized terms have the meaning assigned to them in the Registration Statement.

     Prior to the consummation of the Merger, and pursuant to that certain Contribution, Distribution and Assumption Agreement, by and between Wellsford and Wellsford Realty Properties, Inc., a Maryland corporation which is a wholly-owned subsidiary of Wellsford ("Newco") (the "Contribution Agreement"), Wellsford shall contribute certain of its assets to Newco in exchange for common stock of Newco (the "Newco Common Stock"). Immediately prior to the consummation of the Merger, Wellsford shall distribute such Newco Common Stock to the holders of the Wellsford Common Shares, pro-rata, as a distribution taxable under
Section 301 of the Code (collectively, the "Spin-Off").

     Immediately after the consummation of the Spin-Off, the Merger will be consummated pursuant to (i) an Agreement of Merger, by and between Wellsford and EQR, dated as of January 16, 1997 (the "Merger Agreement"), and (ii) the Articles of Merger, by and between Wellsford and EQR (the "Plan of Merger"), dated as of __________, 1997.

     In connection with the issuance of your legal opinion as described above, EQR hereby makes the following representations (intending that Rudnick & Wolfe and Robinson, Silverman, Pearce, Aronsohn & Berman, LLP will rely on such representations in rendering its opinion):

     1. The Merger and Spin-Off are being effected for bona fide business reasons as described in the Joint Proxy Statement/Prospectus.

     2. The fair market value of the Surviving Trust Common Shares and other consideration received by each holder of EQR Common Shares will be approximately equal to the fair market value of the EQR Common Shares surrendered in the exchange.

     3. The fair market value of the Surviving Trust Preferred Shares and other consideration received by each holder of EQR Preferred Shares will be approximately equal to the fair market value of the EQR Preferred Shares surrendered in the exchange.

     4. There is no plan or intention by the shareholders of EQR who own one percent or more of the EQR Common Shares, and to the best of the knowledge of the management of EQR, there is no plan or intention on the part of the remaining shareholders to sell, exchange or otherwise dispose of a number of Surviving Trust Common Shares received in the Merger that would reduce the EQR shareholders' ownership of Surviving Trust Common Shares to a number of shares having an aggregate value, as of the Effective Date, of less than 50 percent of the value of all of the formerly outstanding EQR Common Shares as of the same date. For purposes of this paragraph, Surviving Trust Common Shares exchanged for cash in lieu of fractional Surviving Trust Common Shares will be treated as outstanding EQR Common Shares at the Effective Time. Moreover, EQR Common Shares and Surviving Trust Common Shares held by their respective shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger are taken into account for purposes of the calculations described in this paragraph.

     5. There is no plan or intention by the shareholders of EQR who own one percent or more of any class of EQR Preferred Shares and to the best of the knowledge of the management of EQR, there is no plan or intention on the part of the remaining holders of any class of EQR Preferred Shares to sell, exchange or otherwise dispose of a number of Surviving Trust Preferred Shares received in the Merger that would reduce the EQR shareholders' ownership of any class of Surviving Trust Preferred Shares to a number of shares having an aggregate value, as of the Effective Date, of less than 50 percent of the value of all of the outstanding EQR Preferred Shares of such class as of the same date. For purposes of this paragraph, Surviving Trust Preferred Shares exchanged for cash in lieu of fractional Surviving Trust Preferred Shares will be treated as outstanding EQR Preferred Shares at the Effective Time. Moreover, EQR Preferred Shares and Surviving Trust Preferred Shares held by their respective shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger are taken into account for purposes of the calculations described in this paragraph.

     6. Surviving Trust has no plan or intention to reacquire any of the Surviving Trust Common Shares or Surviving Trust Preferred Shares to be issued in the Merger.

     7. Surviving Trust has no plan or intention to sell or otherwise dispose of any of the assets of EQR acquired in the Merger, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C)./1/

     8. The liabilities of EQR assumed by Surviving Trust and the liabilities to which the transferred assets of EQR are subject were incurred by EQR in the ordinary course of its business.

     9. Following the Merger, Surviving Trust will continue the historic business of EQR and will use a significant portion of EQR's historic business assets in a business.

     10. Surviving Trust, EQR, and the shareholders of EQR will pay their respective expenses, if any, incurred in connection with the Merger.

     11. There is no intercorporate indebtedness existing between EQR and Wellsford that was issued, acquired or will be settled at a discount.

     12. Although EQR is an "investment company," as defined in Sections 368(a)(2)(F)(iii) and (iv), EQR is also a real estate investment trust, as defined in Section 856(a).

     13. EQR is not under the jurisdiction of a court in a title 11 or similar case within the meaning of Section 368(a)(3)(A).

     14. The fair market value of the assets of EQR transferred to Surviving Trust will equal or exceed the sum of the liabilities of EQR assumed by Surviving Trust plus the amount of liabilities, if any, to which the transferred assets are subject.

     15. None of the compensation received by any shareholder-employee of EQR will be separate consideration for, or allocable to, any of his or her EQR Common Shares or EQR Preferred Shares. The compensation paid to any shareholder-employee of EQR will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services. None of the Surviving Trust Common Shares or Surviving Trust Preferred Shares received by any shareholder-employee of EQR will be in exchange for, or in consideration of, services rendered to Surviving Trust, EQR or any other entity by such shareholder-employee.

     16. The payment of cash in lieu of fractional Surviving Trust Common Shares is solely for the purpose of avoiding the expense and inconvenience to Surviving Trust of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to EQR shareholders in lieu of issuing fractional Surviving Trust Common Shares will not exceed one percent of the total consideration that will be issued in the Merger to the EQR shareholders in exchange for their EQR Common Shares. The fractional share

----------------

/1/ Unless otherwise specifically indicated, all Section references are to the Internal Revenue Code of 1986, as amended (the "Code").

interests of each EQR shareholder will be aggregated, and no EQR shareholder will receive cash in an amount equal to or greater than the value of one full Surviving Trust Common Share.

     17. EQR has the corporate power and authority to make all of the representations contained herein.



                                            EQUITY RESIDENTIAL PROPERTIES TRUST,
                                            a Maryland real estate investment
                                            trust


                                            By:
                                               ---------------------------------
                                            Its:
                                                --------------------------------

                                                                       EXHIBIT M
                                                                       ---------

                      MATTERS TO BE ADDRESSED IN WELLSFORD
                          AND NEWCO OPINION OF COUNSEL


     1. Wellsford is a real estate investment trust duly organized, validly existing under the laws of the State of Maryland and is in good standing with the State Department of Assessment and Taxation in Maryland.

     2. Newco is a corporation duly incorporated, validly existing under the laws of the State of Maryland and is in good standing with the State Department of Assessment and Taxation in Maryland.

     3. The execution, delivery and performance of the Agreement and the Contribution Agreement have been duly and validly authorized by all necessary trust action on the part of Wellsford.

     4. The execution, delivery and performance of the Contribution Agreement, the Newco Stock Purchase Agreement, the Palomino Agreement, the Palomino Credit Enhancement Agreement and the Sonterra Right of First Offer Agreement have been duly and validly authorized by all necessary corporate action on the part of Newco.

     5. The Agreement and the Contribution Agreement have been duly executed and delivered and constitute the valid and legally binding obligations of Wellsford enforceable against Wellsford in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity and commercial reasonableness.

     6. The Contribution Agreement, the Newco Stock Purchase Agreement, the Palomino Agreement, the Palomino Credit Enhancement Agreement and the Sonterra Right of First Offer Agreement have been duly executed and delivered and constitute the valid and legally binding obligations of Newco enforceable against Newco in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity and commercial reasonableness.

     7. To our knowledge and belief without due inquiry, there are no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate Wellsford to issue, transfer or sell any shares of stock or equity interest of Wellsford except as disclosed in the Agreement, the Wellsford Disclosure Letter or which are immaterial in amount.

     8. To our knowledge and belief without due inquiry, there are no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate Wellsford to issue, transfer or sell any shares of stock or equity interest of Newco except as disclosed in
Schedule 3.3 of the Newco Stock Purchase Agreement or which are immaterial in amount.

     9. Neither the execution and delivery by Wellsford of the Agreement or the Contribution Agreement nor the consummation by Wellsford of the transactions contemplated thereby in accordance with the terms thereof, will conflict with or result in a breach of any provision of the Declaration of Trust or By-laws of Wellsford and to our knowledge and belief without due inquiry, will not violate, result in a breach of, or constitute a default under any contract, agreement or instrument to which Wellsford is a party or by which Wellsford or its properties is bound, which violation, breach or default individually or in the aggregate, should reasonably be expected to have a Material Adverse Effect.

     10. Neither the execution and delivery by Newco of the Newco Stock Purchase Agreement, the Palomino Agreement, the Palomino Credit Enhancement Agreement or the Sonterra Right of First Offer Agreement nor the consummation by Newco of the transactions contemplated thereby in accordance with the terms thereof, will conflict with or result in a breach of any provision of the Articles of Incorporation or By-laws of Newco and to our knowledge and belief without due inquiry, will not violate, result in a breach of, or constitute a default under any contract, agreement or instrument to which Newco is a party or by which Newco or its properties is bound, which violation, breach or default individually or in the aggregate, should reasonably be expected to have a Material Adverse Effect.

     11. To our knowledge and belief without due inquiry, and except as disclosed in the Wellsford SEC Documents or in Schedule 2.7 to the Wellsford Disclosure Letter, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of Wellsford and the Wellsford Subsidiaries which are covered by adequate insurance, there is no suit, action or proceeding pending or threatened in writing against or affecting Wellsford or any Wellsford Subsidiary that, individually or in the aggregate, could reasonably be expected to (i) have a Wellsford Material Adverse Effect or
(ii) prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Wellsford or any Wellsford Subsidiary having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

     Such counsel shall also state the following: In the course of serving as special counsel to Wellsford, we have participated in discussions with representatives of Wellsford during which the contents of drafts of the Form S-4 and the Proxy Statement/Prospectus were discussed and revised. Although we have made no independent investigation or verification of the correctness and completeness of the information included in the Form S-4 or the Proxy Statement/Prospectus, in the course of our participation in the preparation of the Form S-4, nothing has come to our attention that has caused us to believe that the Form S-4 and the prospectus included therein (except for the financial statements, supporting schedules and other financial, statistical and market data included therein, the section captioned "Management's Discussion and Analysis of Results of Operations and Financial Condition" relating to Wellsford and the information relating to and supplied by EQR, as to which we do not express any belief), at the time the Form S-4 became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Proxy Statement/Prospectus (except for the financial statements, supporting schedules and other financial, statistical and market data included therein, and the information relating to and supplied by EQR, as to which we do not express any belief), in each case at the time it was mailed to the respective shareholders of EQR and Wellsford, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                                                       EXHIBIT N
                                                                       ---------

                    Wellsford Residential Properties Trust
                        610 Fifth Avenue Seventh Floor
                             New York, N.Y. 10020


Robinson, Silverman, Pearce,                            Rudnick & Wolfe
 Aronsohn & Berman, LLP                                 203 North LaSalle Street
1290 Avenue of the Americas                             Suite 1800
New York, N.Y. 10104                                    Chicago, Illinois 60601

     Re:  Tax Opinion for Merger - Officer Certificate
          --------------------------------------------

Ladies and Gentlemen:

     In connection with the merger of Equity Residential Properties Trust, a Maryland real estate investment trust ("EQR"), with and into Wellsford Residential Properties Trust, a Maryland real estate investment trust ("Wellsford" or the "Surviving Trust"), which shall thereafter be named Equity Residential Properties Trust, pursuant to the Registration Statement on Form S-4 (File No. ________), filed with the Securities and Exchange Commission (the "Registration Statement"), and certain related transactions, Robinson, Silverman, Pearce, Aronsohn & Berman, LLP, as counsel to Wellsford, and Rudnick & Wolfe, as counsel to EQR, have each been requested to render an opinion concerning certain federal income tax consequences of the proposed merger (the "Merger") of EQR with and into Wellsford. Unless otherwise specifically defined herein, all capitalized terms have the meaning assigned to them in the Registration Statement.

     Prior to the consummation of the Merger, and pursuant to that certain Contribution, Distribution and Assumption Agreement, by and between Wellsford and Wellsford Realty Properties, Inc., a Maryland corporation which is a wholly-owned subsidiary of Wellsford ("Newco"), (the "Contribution Agreement"), Wellsford shall contribute certain of its assets to Newco in exchange for common stock of Newco (the "Newco Common Stock"). Immediately prior to the consummation of the Merger, Wellsford shall distribute such Newco Common Stock to the holders of the Wellsford Common Shares, pro-rata, as a distribution taxable under
Section 301 of the Code (collectively, the "Spin-Off").

     Immediately after the consummation of the Spin-Off, the Merger will be consummated pursuant to (i) an Agreement of Merger, by and between Wellsford and EQR, dated as of January 16, 1997 (the "Merger Agreement"), and (ii) the Articles of Merger, by and between Wellsford and EQR (the "Plan of Merger"), dated as of __________, 1997.

     In connection with the issuance of your legal opinion as described above, Wellsford hereby makes the following representations (intending that Robinson, Silverman, Pearce, Aronsohn & Berman, LLP and Rudnick & Wolfe will rely on such representations in rendering its opinion):

     1. The Merger and Spin-Off are being effected for bona fide business reasons as described in the Joint Proxy Statement/Prospectus.

     2. The fair market value of the Surviving Trust Common Shares and other consideration received by each holder of EQR Common Shares will be approximately equal to the fair market value of the EQR Common Shares surrendered in the exchange.

     3. The fair market value of the Surviving Trust Preferred Shares and other consideration received by each holder of EQR Preferred Shares will be approximately equal to the fair market value of the EQR Preferred Shares surrendered in the exchange.

     4. To the knowledge of Wellsford, Surviving Trust has no plan or intention to reacquire any of the Surviving Trust Common Shares or Surviving Trust Preferred Shares to be issued in the Merger.

     5. To the knowledge of Wellsford, Surviving Trust has no plan or intention to sell or otherwise dispose of any of the assets of EQR acquired in the Merger, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C)./1/

     6. To the knowledge of Wellsford, following the Merger, Surviving Trust will continue the historic business of EQR and will use a significant portion of EQR's historic business assets in a business.

     7. Wellsford will pay separately its own expenses, if any, incurred in connection with the Merger.

     8. There is no intercorporate indebtedness existing between EQR and Wellsford that was issued, acquired or will be settled at a discount.

     9. Although Wellsford is an "investment company," as defined in Sections 368(a)(2)(F)(iii) and (iv), Wellsford is also a real estate investment trust, as defined in Section 856(a).

     10. Wellsford is not under the jurisdiction of a court in a title 11 or similar case within the meaning of Section 368(a)(3)(A).

     11. The fair market value of the assets of EQR transferred to Surviving Trust will equal or exceed the sum of the liabilities of EQR assumed by Surviving Trust plus the amount of liabilities, if any, to which the transferred assets are subject.



-------------------

/1/ Unless otherwise specifically indicated, all Section references are to the Internal Revenue Code of 1986, as amended (the "Code").

     12. To the knowledge of Wellsford: (1) None of the compensation received by any shareholder-employee of EQR will be separate consideration for, or allocable to, any of his or her EQR Common Shares or EQR Preferred Shares, (2) the compensation paid to any shareholder-employee of EQR will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services, and (3) none of the Surviving Trust Common Shares or Surviving Trust Preferred Shares received by any shareholder-employee of EQR will be in exchange for, or in consideration of, services rendered to Surviving Trust, EQR or any other entity by such shareholder-employee.

     13. The payment of cash in lieu of fractional Surviving Trust Common Shares is solely for the purpose of avoiding the expense and inconvenience to Surviving Trust of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to Wellsford shareholders in lieu of issuing fractional Surviving Trust Common Shares will not exceed one percent of the total consideration that will be issued in the Merger to the Wellsford shareholders in exchange for their Wellsford Common Shares. The fractional share interests of each Wellsford shareholder will be aggregated, and no Wellsford shareholder will receive cash in an amount equal to or greater than the value of one full Surviving Trust Common Share.

     14. Wellsford has the corporate power and authority to make all of the representations contained herein.


                                                WELLSFORD RESIDENTIAL PROPERTIES
                                                TRUST, a Maryland real estate
                                                 investment trust


                                                By:
                                                   -----------------------------
                                                Its:
                                                    ----------------------------

                                                                       EXHIBIT O

               MATTERS TO BE ADDRESSED IN EQR OPINION OF COUNSEL


     1. EQR is a real estate investment trust duly organized, validly existing under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation in Maryland.

     2. ERP Operating Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Illinois.

     3. The execution, delivery and performance of the Agreement has been duly and validly authorized by all necessary trust action on the part of EQR.

     4. The execution, delivery and performance of the Newco Stock Purchase Agreement, the Palomino Agreement, the Palomino Credit Enhancement Agreement and the Sonterra Right of First Offer Agreement have been duly and validly authorized by all necessary partnership action on the part of ERP Operating Partnership.

     5. The Agreement has been duly executed and delivered and constitutes the valid and legally binding obligations of EQR enforceable against EQR in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity and commercial reasonableness.

     6. The Newco Stock Purchase Agreement, the Palomino Agreement, the Palomino Credit Enhancement Agreement and the Sonterra Right of First Offer Agreement have been duly executed and delivered and constitute the valid and legally binding obligations of ERP Operating Partnership enforceable against ERP Operating Partnership in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity and commercial reasonableness.

     7. To our knowledge and belief without due inquiry, there are no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate EQR to issue, transfer or sell any shares of stock or equity interest of EQR except as disclosed in the Agreement, the EQR Disclosure Letter or which are immaterial in amount.

     8. Neither the execution and delivery by EQR of the Agreement nor the consummation by EQR of the transactions contemplated thereby in accordance with the terms thereof, will conflict with or result in a breach of any provision of the Declaration of Trust or By-laws of EQR or the Partnership Agreement of ERP Operating Partnership and to our knowledge and belief without any duty of inquiry, will not violate, result in a breach of, or constitute a default under any contract, agreement or instrument to which EQR is a party or by which ERP or its properties is bound, which violation, breach or default individually or in the aggregate, should reasonably be expected to have a Material Adverse Effect.

     9. Neither the execution and delivery by ERP Operating Partnership of the Newco Stock Purchase Agreement, the Palomino Agreement, the Palomino Credit Enhancement Agreement or the Sonterra Right of First Offer Agreement nor the consummation by ERP Operating Partnership of the transactions contemplated thereby in accordance with the terms thereof, will conflict with or result in a breach of any provision of the Declaration of Trust or By-laws of ERP or the Partnership Agreement of ERP Operating Partnership and to our knowledge and belief without due inquiry, will not violate, result in a breach of, or constitute a default under any contract, agreement or instrument ERP Operating Partnership is a party or by which ERP Operating Partnership or its properties is bound, which violation, breach or default individually or in the aggregate, should reasonably be expected to have a Material Adverse Effect.

     10. To our knowledge and belief without due inquiry, and except as disclosed in the EQR SEC Documents or in Schedule 3.8 to the EQR Disclosure Letter and, other than personal injury and other routine tort litigation arising from the ordinary course of operations of EQR and the EQR Subsidiaries which are covered by adequate insurance, there is no suit, action or proceeding pending or threatened in writing against or affecting EQR or any EQR Subsidiary that, individually or in the aggregate, could reasonably be expected to (i) have a EQR Material Adverse Effect, or (ii) prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against EQR or any EQR Subsidiary having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

     Such counsel shall also state the following: In the course of serving as special counsel to EQR we have participated in discussions with representatives of EQR during which the contents of drafts of the Form S-4 and the Proxy Statement/Prospectus were discussed and revised. Although we have made no independent investigation or verification of the correctness and completeness of the information included in the Form S-4 or the Proxy Statement/Prospectus, in the course of our participation in the preparation of the Form S-4, nothing has come to our attention that has caused us to believe that the Form S-4 and the prospectus included therein (except for the financial statements, supporting schedules and other financial, statistical and market data included therein, the section captioned "Management's Discussion and Analysis of Results of Operations and Financial Condition" relating to EQR and the information relating to and supplied by Wellsford, as to which we do not express any belief), at the time the Form S-4 became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Proxy Statement/Prospectus (except for the financial statements, supporting schedules and other financial, statistical and market data included therein, and the information relating to and supplied by Wellsford, as to which we do not express any belief), in each case at the time it was mailed to the respective shareholders of EQR and Wellsford, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.